AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1998

                                                REGISTRATION NO. 333-60347
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            AMENDMENT NO. 1 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                               VAIL BANKS, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                      6712                 84-1250561
         COLORADO              (Primary Standard        (I.R.S. Employer
     (State or Other               Industrial        Identification Number)
     Jurisdiction of          Classification Code
     Incorporation or               Number)
      Organization)

                           108 S. FRONTAGE ROAD WEST
                                   SUITE 101
                             VAIL, COLORADO 81657
                                (970) 476-2002
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               E.B. CHESTER, JR.
                                   CHAIRMAN
                           108 S. FRONTAGE ROAD WEST
                                   SUITE 101
                             VAIL, COLORADO 81657
                                (970) 476-2002
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
             JAN M. DAVIDSON                      WILLIAM T. LUEDKE IV
         KILPATRICK STOCKTON LLP             BRACEWELL & PATTERSON, L.L.P.
    1100 PEACHTREE STREET, SUITE 2800          SOUTH TOWER PENNZOIL PLACE
         ATLANTA, GEORGIA 30309             711 LOUISIANA STREET, SUITE 2900
             (404) 815-6500                       HOUSTON, TEXAS 77002
          (404) 815-6555 (FAX)                       (713) 223-2900

                                                  (713) 221-1212 (FAX)

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE   AMOUNT OF
    SECURITIES TO BE          TO BE       OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED        REGISTERED(1)(2)  PER SHARE(3)   PRICE(4)      FEE(5)
---------------------------------------------------------------------------------
Common Stock, par value
 $1.00.................     1,840,000         $13.50     $24,840,000   $562.67

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Includes 240,000 shares subject to the exercise of the Underwriters' over-allotment option.

(2)Includes 1,426,000 shares with respect to which the filing fee was previously paid.

(3) Estimated solely for the purpose of calculating the registration fee.

(4)Includes previous Maximum Aggregate Offering Price of $22,816,000.

(5)A fee of $6,730.72 was previously paid.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH TSTATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DATED     , 1998

                             1,600,000 SHARES

                                Vail Banks, Inc.

                                  COMMON STOCK

                                  -----------

  Of the 1,600,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of Vail Banks, Inc. ("Vail Banks") offered hereby in its initial public offering (the "Offering"), 1,440,000 shares are being sold by Vail Banks and 160,000 shares are being sold by certain shareholders of Vail Banks (the "Selling Shareholders"). Prior to the Offering, there has been no public market for the Common Stock. It is currently anticipated that the Offering price of the Common Stock will be between $11.50 and $13.50 per share. See "Underwriting" for information relating to the factors considered in determining the Offering price. Vail Banks has filed an application for the Common Stock to be approved for quotation on The Nasdaq Stock Market's National Market ("Nasdaq National Market") under the symbol "VAIL."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ISSUANCE AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
 ("FEDERAL RESERVE"), THE OFFICE OF THE COMPTROLLER OF THE CURRENCY (THE "OCC"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), OR THE STATE OF COLORADO DIVISION OF BANKING (THE "CDB"), NOR HAS THE FEDERAL RESERVE,
  THE OCC, THE FDIC OR THE CDB PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THESE SECURITIES ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FDIC, THE BANK INSURANCE FUND, ANY OTHER GOVERNMENT AGENCY, OR
   OTHERWISE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       PRICE TO UNDERWRITING  PROCEEDS TO    PROCEEDS TO THE
                        PUBLIC  DISCOUNT(1)  VAIL BANKS(2) SELLING SHAREHOLDERS
-------------------------------------------------------------------------------
Per Share............    $          $            $                 $
-------------------------------------------------------------------------------
Total(3).............   $          $             $                $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Vail Banks and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by Vail Banks estimated to be approximately $850,000.

(3) Vail Banks has granted the Underwriters a 30-day over-allotment option to purchase up to 240,000 additional shares of Common Stock solely to cover over-allotments, if any, at the Price to Public, less the Underwriting Discount shown above on the same terms and conditions as set forth above. If the Underwriters exercise this option in full, the total Price to Public, Underwriting Discount, Proceeds to Vail Banks and Proceeds to the Selling Shareholders will be $ , $ , $ , and $ respectively. See "Underwriting."

                                  -----------

  The shares of Common Stock to be distributed to the public are offered by the Underwriters, subject to prior sale, when, as and if received and accepted by the Underwriters, subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and reject orders in whole or in part.

                                                                 HOEFER & ARNETT
A.G. EDWARDS & SONS, INC.               INCORPORATED

                    The date of this Prospectus is    , 1998

            [COLOR PICTURES OF CUSTOMERS IN BANK SETTINGS WITH

                       COLORADO SCENIC BACKGROUND]

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OF VAIL BANKS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. IN ADDITION, IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS (AND SELLING GROUP MEMBERS) ALSO MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET, IN ACCORDANCE WITH RULE 103 OF REGULATION M. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                    GATEFOLD

    [MAP OF COLORADO WITH INSET PICTURES OF BANK FACILITIES AT CERTAIN BANK
                LOCATIONS AND VAIL BANKS LOGO AT BANK LOCATIONS]

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VAIL BANKS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CRE-ATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VAIL BANKS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITA-TION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITA-TION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                               ----------------

                               TABLE OF CONTENTS

ITEM                                                                      PAGE
----                                                                      ----
Summary..................................................................   4
Risk Factors.............................................................   8
Recent and Proposed Mergers..............................................  13
Unaudited Pro Forma Combined Condensed Financial Statements..............  16
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  25
Business.................................................................  27
Selected Financial Data..................................................  33
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  35
Management...............................................................  56
Principal and Selling Shareholders.......................................  60
Certain Transactions.....................................................  61
Shares Eligible for Future Sale..........................................  63
Supervision and Regulation...............................................  64
Description of Capital Stock.............................................  67
Underwriting.............................................................  70
Legal Matters............................................................  71
Experts..................................................................  71
Additional Information...................................................  72
Index to Financial Statements............................................  73

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All share numbers in this Prospectus reflect a 10-for-one stock
split in the form of a share dividend effected on    , 1998, and the conversion
into Common Stock of Vail Banks' outstanding Series A Preferred Stock and Series I and Series II Convertible Notes ("Mandatorily Convertible Debentures"). Except as otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option. See "Underwriting."

                                  THE COMPANY

GENERAL

  Vail Banks is a bank holding company headquartered in Vail, Colorado with total assets of approximately $267 million at September 30, 1998. Vail Banks' wholly owned subsidiary, WestStar Bank ("WestStar"), is a Colorado state bank with 20 retail offices located primarily in the western slope region of Colorado. On July 31, 1998, Vail Banks merged with Independent Bankshares, Inc. ("Independent"), a bank holding company, and its subsidiary, Glenwood Independent Bank ("Glenwood"), a Colorado state bank, which serves Garfield County. In connection with the merger, Vail Banks issued an aggregate of 318,770 shares of its Common Stock and paid $3.8 million in cash to holders of Independent common stock.Vail Banks has entered into a merger agreement with Telluride Bancorp, Ltd. ("Telluride"), a bank holding company, which, through its subsidiaries, Bank of Telluride and Western Colorado Bank, both Colorado state banks, serves Ouray, San Miguel and Montrose Counties. As of September 30, 1998, Telluride had assets of approximately $126 million. See "Recent and Proposed Mergers." The merger of Telluride will close at approximately the same time as the Offering. Based on September 30, 1998 financial information, assuming an Offering price of $12.50 per share, if the merger of Telluride had closed on September 30, 1998, Vail Banks would have issued an aggregate of 897,444 shares of Common Stock and paid approximately $13.7 million in cash to the holders of Telluride common stock. Giving effect to the merger with Telluride and the Offering, as of September 30, 1998, the pro forma total assets of Vail Banks would have been approximately $409 million.


  WestStar was formed in 1977 as a community bank to serve the local residents and businesses of Vail, and in 1993, Vail Banks was formed as a bank holding company for WestStar. Vail Banks has maintained WestStar's position as an institution offering a broad range of convenient banking services, delivered with personalized customer service. WestStar currently has offices in the region of Colorado locally referred to as the "Western Slope" region, including Summit County (which includes the Breckenridge and Keystone ski resorts), Eagle County (which includes the Vail and Beaver Creek ski resorts), Delta County, Garfield County (which serves the Aspen and Snowmass ski resorts) and Montrose County, and offices in Denver. These areas of Colorado are home to a variety of commercial, recreational, entertainment, cultural and tourist enterprises. Upon completion of the merger with Telluride, Vail Banks' market will also include Ouray County and San Miguel County (which includes the town and ski resort of Telluride).


  The Western Slope has experienced significant growth in recent years, primarily as a result of an expanding market for first and second homes and summer and winter tourism. As the year-round population of this region has grown, local businesses have prospered by servicing this growth. Consequently, a large concentration of Vail Banks' business is in construction lending and providing banking services for small-to-medium size businesses in its markets. The acquisition of Western Colorado Bank, which is located in a more rural area and less dependent on customers involved in the tourism industry than WestStar, will diversify the economic base in which Vail Banks operates. To meet the growing needs of its customers and to prepare for future growth throughout the Western Slope, Vail Banks has developed its infrastructure by (i) expanding its capabilities in computer technology, (ii) entering emerging growth markets by building and staffing new facilities, and (iii) centralizing certain administrative, processing, accounting and other operations functions into regional facilities.

Although this investment in infrastructure has adversely affected net income since 1994, management believes that the desired infrastructure is now substantially in place to absorb growth in existing markets and to allow for the efficient integration of retail offices in new markets. Management also believes these expenses will be reduced in the future.

  Vail Banks' growth has been designed to maintain customer loyalty, through continuity of operations and personnel. Historically, shareholders of entities merged into Vail Banks, who are typically members of the local community, elect to hold ownership stakes in Vail Banks after the merger. Also, local executives and employees of banks and branches merged into Vail Banks are generally interested in and encouraged to continue their employment with Vail Banks. The addition of Bank of Telluride (founded in 1969), Western Colorado Bank (founded in 1950) and Glenwood (founded in 1955) will provide Vail Banks with the opportunity to expand its presence in Western Slope markets through established community banks that have significant local sponsorship. Several directors of WestStar, as well as its president, have been associated with WestStar for more than ten years. The director of Independent who has joined the Board of Vail Banks and one of the two directors of Telluride who will join the Board of Vail Banks have also been associated with those banks for more than ten years. Vail Banks anticipates that Bank of Telluride, Western Colorado Bank and WestStar (consolidated with Glenwood) will continue to operate as subsidiaries for the immediate future. As local acceptance of WestStar as a participant in the new markets increases and economically beneficial integration plans are developed, these subsidiaries may be consolidated with WestStar.

GROWTH STRATEGIES

  Vail Banks intends to enhance and solidify its position as a major provider of community banking services for individuals and small-to-medium size businesses on the Western Slope. As a result of its significant investment in retail offices, technology and administration infrastructure, management believes that Vail Banks' growth, both internally and by merger or acquisition, can be quickly and efficiently integrated.

  Vail Banks believes that it will continue to grow through expansion of its existing market, de novo establishment of retail offices and mergers and acquisitions. For example, Vail Banks' loan portfolio, excluding acquisitions, increased from $78.7 million to $137.4 million from December 31, 1995 to September 30, 1998, a compound average annual growth rate of 22.3%. During the same period, Vail Banks has opened five de novo branches. Upon consummation, the Telluride Merger will represent the third acquisition completed by Vail Banks since January 1, 1997. Vail Banks is not currently engaged in merger discussions with any entity other than Telluride.

                                  THE OFFERING

Common Stock offered by Vail
Banks...............................  1,440,000 shares

Common Stock offered by Selling
Shareholders........................  160,000 shares(1)

Common Stock to be outstanding
after the Offering..................  5,789,154 shares(2)

Use of Proceeds.....................
                                      To fund the cash portion of the purchase price of Telluride, and for general corporate purposes, which may include mergers and acquisitions of banking operations or other financial institutions.

Risk Factors........................  In addition to the other information contained in this Prospectus, prospective investors should consider carefully a number of factors that could affect Vail Banks' operations and financial results. See "Risk Factors" beginning on page 8 for a discussion of such factors.

Proposed Nasdaq National Market       VAIL
symbol..............................
--------

(1) VBI Employee Limited Partnership (hereinafter "VBILP"), a Selling Shareholder, will sell 120,000 shares of Common Stock in the Offering in order to repay indebtedness owed to E.B. Chester, Jr., the Chairman of Vail Banks, pursuant to the Promissory Note (as defined in "Certain Transactions"). James M. Griffin, a director of Vail Banks, will sell 40,000 shares of Common Stock in the Offering. See "Principal and Selling Shareholders."

(2) Assumes the issuance of 897,444 shares of Common Stock in the Telluride Merger (as defined in "Risk Factors") and excludes 319,000 shares of Common Stock issuable upon exercise of stock options outstanding under the Vail Banks Stock Incentive Plan. See "Recent and Proposed Mergers" and "Management--Stock Incentive Plan."

                                ----------------

  Vail Banks' principal executive offices are located at 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657, where its telephone number is (970) 476-2002.

                             SUMMARY FINANCIAL DATA
  The summary historical data set forth below should be read in conjunction with "Recent and Proposed Mergers," "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto and other financial data contained elsewhere in this Prospectus.

                           AS OF OR FOR THE
                              NINE MONTHS
                          ENDED SEPTEMBER 30,       AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                          --------------------  -----------------------------------------------------
                            1998       1997       1997       1996       1995       1994       1993
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
OPERATING DATA:
Interest income.........  $  15,329  $   9,989  $  14,022  $  11,655  $   8,582  $   5,041  $   4,417
Interest expense(1).....      5,663      3,243      4,514      4,210      3,045      1,452      1,256
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Net interest income....      9,666      6,746      9,508      7,445      5,537      3,589      3,161
Provision for loan loss-
 es.....................          0          0        232        154         40       (125)      (200)
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Net interest income af-
  ter provision for loan
  losses................      9,666      6,746      9,276      7,291      5,497      3,714      3,361
Noninterest income......      1,660        908      1,273      1,071        911        733      1,052
Noninterest expenses....      9,251      6,634      9,787      7,740      5,621      3,553      2,989
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Income before income
  taxes.................      2,075      1,020        762        622        787        894      1,424
Income tax expense......        730        380        288        257        266        377        271
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Net income.............      1,345        640        474        365        521        517      1,153
Income tax benefit of
 net operating loss
 carryforwards..........        687        358        274        242        264        368        271
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total increase in
 shareholders' equity
 after benefit of loss
 carryforwards..........  $   2,032  $     998  $     748  $     607  $     785  $     885  $   1,424
                          =========  =========  =========  =========  =========  =========  =========
COMMON SHARE DATA(2):
Earnings per common
 share (basic)..........  $    0.49  $    0.31  $    0.23  $    0.21  $    0.30  $    0.39  $    0.87
Earnings per share (di-
 luted).................       0.46       0.30       0.21       0.19       0.28       0.36       0.81
Book value per common
 share..................       7.35       6.01       5.91       5.29       5.16       3.95       3.75
Tangible book value per
 common share...........       4.41       5.30       4.19       4.35       4.14       3.95       3.75
Cash dividends per com-
 mon share..............       0.00       0.00       0.00       0.22       0.34       0.51       0.00
Weighted average common
 shares outstanding (ba-
 sic)...................  2,408,616  2,049,685  2,100,423  1,778,373  1,763,021  1,320,390  1,306,930
Weighted average common
 shares outstanding (di-
 luted).................  3,152,332  2,150,821  2,229,789  1,879,509  1,864,157  1,421,526  1,408,066
End of period common
 shares outstanding.....  2,809,130  2,250,980  2,250,980  1,782,510  1,766,050  1,320,390  1,306,930
BALANCE SHEET DATA (END
 OF PERIOD):
Total assets............  $ 267,396  $ 159,545  $ 231,191  $ 157,194  $ 136,931  $  82,366  $  75,165
Investment securities...     19,848     14,720     19,732     18,843     22,094     28,297     29,606
Net loans...............    182,909    116,077    153,549    105,963     78,067     31,896     28,467
Allowance for loan loss-
 es.....................      1,497        799      1,364        823        620        361        353
Deposits................    237,447    142,571    206,215    144,350    125,564     75,028     68,112
Note payable............      1,050      1,250      1,200      1,400      1,600      1,800      1,950
Shareholders' equity....     25,202     13,529     17,868      9,429      9,121      5,222      4,904
PERFORMANCE RATIOS:
Return on average as-
 sets(3)................       0.72%      0.55%      0.29%      0.26%      0.49%      0.70%      1.66%
Return on average share-
 holders' equity(3).....       8.82       7.17       3.71       3.94       5.78      10.21      18.52
Net interest margin(3)..       6.31       6.63       6.80       6.14       6.09       4.87       4.55
Operating efficiency ra-
 tio(4).................      81.68      85.37      89.54      84.56      83.84      82.21      70.95
Shareholders' equity to
 total assets...........       9.42       8.48       7.73       6.00       6.66       6.34       6.52
Loan to deposit ratio...      77.03      81.42      74.46      73.41      62.17      42.51      41.79
ASSET QUALITY RATIOS
 (END OF PERIOD):
Nonperforming assets to
 total assets(5)........       0.11%      0.03%      0.09%      0.04%      0.35%      0.03%      0.58%
Nonperforming loans to
 total loans(6).........       0.06       0.04       0.14       0.06       0.45       0.00       0.18
Net loan charge-offs
 (recoveries) to average
 total loans............       0.04       0.02       0.03      (0.05)     (0.05)     (0.43)     (0.79)
Allowance for loan
 losses to total loans..       0.81       0.68       0.88       0.77       0.79       1.12       1.22
Allowance for loan
 losses to nonperforming
 loans..................   1,279.49   1,630.61     637.38   1,266.15     174.16         NM*    666.04
CAPITAL RATIOS (END OF
 PERIOD)(7):
Leverage ratio..........       5.65%      7.27%      7.33%      6.23%      7.22%      9.11%      9.70%
Tier 1 risk-based capi-
 tal ratio..............       8.26      10.37       8.26       8.59       9.93      17.22      20.51
Total risk-based capital
 ratio..................       9.87      11.06      10.15       9.37      10.62      18.12      21.57

--------
* "NM" represents a number that is not calculable because there were no nonperforming loans.
(1) Includes expenses associated with Mandatorily Convertible Debentures.
(2) Adjusted for the 10-for-one stock split. Does not include conversion of the Series A Preferred Stock and the Mandatorily Convertible Debentures except in diluted computations.
(3) Interim periods annualized.
(4) Calculated by dividing total noninterest expenses, excluding intangible asset amortization, by net interest income plus noninterest income.
(5) Nonperforming assets consist of nonaccrual loans, loans past due 90 days or more, restructured loans and other real estate owned.
(6) Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more and restructured loans.
(7) Leverage and risk-based capital ratios are defined in "Supervision and Regulation."

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Common Stock. This Prospectus contains certain forward-looking statements concerning Vail Banks' proposed mergers, operations, performance and financial condition, including, in particular, the likelihood of Vail Banks' success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties, many of which are beyond the control of Vail Banks. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those set forth below.

RISKS INVOLVED IN MERGER AND ACQUISITION STRATEGY

  Vail Banks believes that a portion of its growth will come from mergers with and acquisitions of banks and other financial institutions. Vail Banks has not previously consummated mergers on the same scale as the recent and proposed mergers. Such mergers, including the merger of Telluride (the "Telluride Merger"), which will be consummated at approximately the same time as the closing of the Offering, and the merger of Independent (the "Independent Merger"), which was consummated on July 31, 1998, involve risks of changes in results of operations, unforeseen liabilities relating to the merged institutions or arising out of the merger transaction, asset quality problems of the merged entity and other conditions not within the control of Vail Banks, such as adverse personnel relations, loss of customers because of change of identity, deterioration in local economic conditions and other risks affecting the merged institutions. If any merger or acquisition is completed, there can be no assurance that such merger or acquisition will enhance Vail Banks' business, results of operations or financial condition, and such mergers or acquisitions may have an adverse effect upon Vail Banks' results of operations, particularly during periods in which the mergers or acquisitions are being integrated into Vail Banks' operations. Vail Banks must compete with a variety of individuals and institutions, including bank holding companies with resources greater than Vail Banks, for suitable merger and acquisition candidates. Furthermore, merger and acquisition candidates may not be available or available on terms favorable to Vail Banks. Such competition could affect Vail Banks' ability to pursue mergers and acquisitions. See "Recent and Proposed Mergers."

  In addition, as a result of the growth from mergers, Vail Banks' management must successfully integrate the operations of merged institutions with those of Vail Banks. Operational areas requiring significant integration include the consolidation of data processing operations, the combination of employee benefit plans, the creation of joint account and lending products, the development of unified marketing plans and other related areas. Accomplishment of these goals will require additional expenditures by Vail Banks which could negatively impact Vail Banks' net income. Completion of these tasks could divert management's attention from other important issues. In addition, the process of merging and acquiring banks and other financial institutions could have a material adverse effect on the operation of their businesses, which could have an adverse effect on combined operations. Vail Banks may also incur additional unexpected costs in connection with the integration of merged and acquired banks that could negatively impact Vail Banks' net income. See "Recent and Proposed Mergers."

NEED FOR ADDITIONAL FINANCING

  Vail Banks' ability to merge with and acquire banks and other financial institutions may depend on its ability to obtain additional debt and equity funding. Other than as described in this Prospectus, Vail Banks has no commitments for additional borrowings or sales of equity capital, and there can be no assurance that Vail Banks will be successful in consummating any such future financing transactions. Factors which could affect Vail Banks' access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of Vail Banks' business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial, competitive and other factors beyond Vail Banks' control. Borrowing restrictions contained in certain regulations which apply to Vail Banks and its subsidiary banks may also have an effect on Vail Banks' ability to obtain additional financing. Vail Banks' future credit facilities may significantly restrict Vail Banks' ability to incur additional indebtedness. Vail Banks' ability to repay any then outstanding indebtedness at maturity may depend on its ability to refinance such indebtedness, which could be adversely affected if Vail Banks does not have access to capital markets for the sale of additional debt or equity securities through public offerings or private placements on terms reasonably satisfactory to Vail Banks.

NO PRESENT INTENTION TO PAY DIVIDENDS; RESTRICTIONS ON ABILITY TO PAY
DIVIDENDS

  Vail Banks presently intends to retain its earnings to finance its growth and expansion and for general corporate purposes. In the future, the declaration and payment of dividends on the Common Stock, if any, will depend upon Vail Banks' profitability and financial condition, capital requirements, future growth plans and other factors deemed relevant by Vail Banks' Board of Directors. Further, certain regulations provide that a bank holding company should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries. See "Dividend Policy."

  Vail Banks' principal source of funds to pay dividends on the shares of Common Stock will be cash dividends that Vail Banks receives from WestStar and its future bank subsidiaries. Under regulations of the State of Colorado Division of Banking (the "CDB") and the Board of Governors of the Federal Reserve System (the "Federal Reserve"), approval of regulators is required if the total of all dividends declared by WestStar in any calendar year exceeds the total of its net profits of that year combined with its retained net profits of the preceding two years, less any required transfers to surplus or transfers to a fund for the retirement of preferred stock. As of September 30, 1998, an aggregate of approximately $502,000 was available for payment of dividends by WestStar to Vail Banks under applicable restrictions. See "Supervision and Regulation."

  The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, in conducting an activity, which could include the payment of dividends. See "Supervision and Regulation."

LOCAL ECONOMIC CONDITIONS

  The success of Vail Banks depends to a great extent upon general economic conditions in the communities it serves. Vail Banks primarily operates on the Western Slope, some parts of which are largely dependent on seasonal tourism that particularly affects small-to-medium size businesses, which are a significant portion of Vail Banks' borrowers. The seasonality of Vail Banks' business in those areas results in fluctuations in deposit and credit needs. In some of Vail Banks' markets (Eagle and Summit Counties), seasonal deposits can run as high as 15% to 20% of total deposits, with deposits peaking during the ski season--increasing in December and declining in April of each year. In addition, a decline in the economy of these areas could have a material adverse effect on Vail Banks' business, including the demand for new loans, refinancing activity, the ability of borrowers to repay outstanding loans and the value of loan collateral, and could adversely affect asset quality and net income. See "Business--General."

DEPENDENCE UPON KEY PERSONNEL

  The continued success of Vail Banks is substantially dependent upon the efforts of the directors and executive officers of Vail Banks, in particular E.B. Chester, Jr. and Lisa M. Dillon. The success of Vail Banks depends in large part on the retention of present key management personnel and upon the ability to hire and retain additional qualified personnel in the future. Neither Mr. Chester nor Ms. Dillon has employment agreements with Vail Banks, and Vail Banks does not maintain key-person life insurance coverage on either of them.

CERTAIN ANTI-TAKEOVER PROVISIONS

  Vail Banks' Articles of Incorporation and Bylaws contain certain provisions which may delay, discourage or prevent an attempted acquisition or change in control of Vail Banks. These provisions include (i) a Board of Directors classified into three classes of directors with the directors of each class having staggered, three-year terms and providing for the removal of directors only for cause, and (ii) noncumulative voting for directors. Vail Banks' Articles of Incorporation authorize the Board of Directors of Vail Banks to issue shares of preferred stock of Vail Banks without shareholder approval and upon such terms as the Board of Directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible mergers, acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in Vail Banks. See "Description of Capital Stock--Certain Provisions of Vail Banks' Articles of Incorporation and Bylaws."

GOVERNMENT REGULATION

  The banking industry is regulated by federal and state regulatory authorities. Vail Banks and its subsidiary bank are subject to supervision and regular examinations by the Federal Reserve and the CDB. In addition to the Federal Reserve and CDB, Telluride's subsidiary banks are subject to regulation by the FDIC. Under federal and state banking law, Vail Banks and its subsidiary bank are subject to supervision and limitations with respect to extending credit, purchasing securities, paying dividends, making acquisitions, branching and many other aspects of the banking business. Banking laws are designed primarily to protect depositors and customers, not investors, and include, among other things, minimum capital requirements, limitations on products and services offered, geographical limits, consumer credit regulations, community investment requirements and restrictions on transactions with affiliated parties. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is within the control of Vail Banks. This regulation substantially affects the business and financial results of all financial institutions and holding companies, including Vail Banks and its subsidiary bank, and Vail Banks is not able to predict the impact of changes in such regulations on Vail Banks' business and profitability, some of which may be materially adverse. See "Supervision and Regulation."

COMPETITION

  The banking business is highly competitive, and the profitability of Vail Banks depends principally upon Vail Banks' ability to compete in the market areas in which its banking operations are located. Vail Banks competes with other commercial banks, savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other nonfinancial institutions, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing alternatives than Vail Banks. Many of such competitors may have greater financial and other resources than Vail Banks. Vail Banks has been able to compete effectively with other financial institutions by emphasizing customer service, technology and local office decision-making, by establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers. Although Vail Banks has been able to compete effectively in the past, no assurance may be given that Vail Banks will continue to be able to compete effectively in the future. Further, changes in government regulation of banking, particularly recent legislation which removes restrictions on interstate banking and permits interstate branching, are likely to increase competition by out-of-state banking organizations or by other financial institutions in Vail Banks' market areas. See "Business--Competition."

CONTROL BY MANAGEMENT

  Following completion of the Offering the directors and officers of Vail Banks (excluding one nominee for director that will be added to Vail Banks' Board of Directors shortly after the Telluride Merger is consummated) will beneficially own approximately 41% of the outstanding Common Stock (approximately 39% if the Underwriters' over-allotment option is exercised in full). Furthermore, following the Offering, E. B. Chester, Jr.,

Chairman of Vail Banks' Board of Directors will beneficially own approximately 21% of the outstanding Common Stock (approximately 20% if the Underwriters' over-allotment option is exercised in full). Accordingly, these persons will have substantial influence over the business, policies and affairs of Vail Banks, including the ability potentially to control the election of directors and other matters requiring shareholder approval by simple majority vote. See "Principal and Selling Shareholders."

NO PRIOR TRADING MARKET; NO GUARANTEE OF LIQUID MARKET

  Prior to the Offering, there has been no public market for the shares of Common Stock. Application has been made for the shares of Common Stock to be approved for quotation on the Nasdaq National Market under the symbol "VAIL." The Representatives of the Underwriters (the "Representatives") have advised Vail Banks that they intend to make a market in the Common Stock as long as the volume of trading activity in the Common Stock and certain other market making conditions justify doing so. Nonetheless, there can be no assurance that an active public market will develop or be sustained after the Offering or that if such a market develops, investors in the Common Stock will be able to resell their shares at or above the Offering price. Making a market involves maintaining bid and asked quotations for the Common Stock and being available as principal to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of the Common Stock at any given time, which presence is dependent upon the individual decisions of investors over which neither Vail Banks, the Representatives nor any market maker has any control.

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. Upon consummation of the Offering, Vail Banks will have a total of 5,789,154 shares of Common Stock outstanding (6,029,154 if the Underwriters' over-allotment option is exercised in full). Of these shares, the 1,600,000 shares offered hereby (1,840,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restrictions under the Securities Act, unless acquired by affiliates. All of the remaining shares are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act and will be eligible for sale in compliance with Rule 144 volume and other requirements. Shares held by a nonaffiliate for at least two years prior to sale are freely tradeable under Rule 144(k) without compliance with the volume and other restrictions of Rule 144. In addition, (i) Vail Banks will enter into an agreement with the holders of 897,444 shares (subject to adjustment in accordance with the Telluride Agreement) to be issued in the Telluride Merger to register those shares for resale (the "Resale Registration") immediately following consummation of the Offering and the Telluride Merger, (ii) Vail Banks currently intends to register for resale the 161,512 shares of Common Stock outstanding less than two years prior to the Offering (excluding shares issued in the Independent Merger) in connection with the Resale Registration, and (iii) Vail Banks currently intends to register, pursuant to the Resale Registration, the 318,770 shares of Common Stock issued in the Independent Merger. The number of outstanding shares of Common Stock available for sale in the public market will be limited by lock-up agreements under which Vail Banks, its executive officers, directors, the related interests of such directors and executive officers and its principal shareholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of the Underwriters. Vail Banks also intends to register for issuance or resale approximately 800,000 shares of Common Stock reserved for issuance under the Stock Incentive Plan on a registration statement on Form S-8 approximately 30 days after the date of this Prospectus. Although Vail Banks has filed an application for its Common Stock to be approved for quotation on the Nasdaq National Market, there can be no assurance that an active trading market for the Common Stock will develop or be sustained after the Offering. Following the Offering, sales of substantial amounts of Common Stock in the public market, pursuant to Rule 144, the Resale Registration, or otherwise, or even the potential of such sales, could adversely affect the prevailing market price of the Common Stock or impair Vail Banks' ability to raise additional capital through equity issuances. See "Management--Stock Incentive Plan," "Shares Eligible for Future Sale" and "Underwriting."

DETERMINATION OF MARKET PRICE AND POSSIBLE VOLATILITY OF STOCK PRICE

  The Offering price of the shares of Common Stock will be determined by negotiations between Vail Banks and the Representatives and will not necessarily bear any relationship to Vail Banks' book value, past operating results, financial condition or other established criteria of value and may not be indicative of the market price of the Common Stock after the Offering. Among the factors considered in such negotiations were prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that Vail Banks and the Representatives believed to be comparable to Vail Banks, the results of operations of Vail Banks in recent periods, the current financial position of Vail Banks, estimates of business potential of Vail Banks and the present state of Vail Banks' development and the availability for sale in the market of a significant number of shares of Common Stock. Additionally, consideration was given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made. The stock market has from time to time, and particularly in recent months, experienced price and volume volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of the Common Stock. There can be no assurance that the market price of the Common Stock will not decline below the Offering price. See "Underwriting."

IMMEDIATE DILUTION

  Based on an assumed Offering price of $12.50 per share, purchasers of Common Stock in the Offering will incur dilution of $3.55 per share in shareholders' equity, or book value per share, and $7.43 in the tangible book value of a share of Common Stock immediately following the Offering. Current shareholders will receive an increase in the net tangible and net book value of their shares as a result of the Offering. If Vail Banks issues additional Common Stock in the future, including shares that may be issued in connection with mergers, acquisitions and stock options, purchasers of Common Stock in the Offering may experience further dilution in net book value and net tangible book value per share of the Common Stock. See "Dilution."

INTEREST RATE RISK

  Vail Banks' earnings depend to a great extent on its net interest income, which is the difference between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. The net interest margin is highly sensitive to many factors that are beyond Vail Banks' control, including general economic conditions and the policies of various governmental and regulatory authorities. Increases in the discount rate by the Federal Reserve usually lead to rising interest rates, which affect Vail Banks' interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of Vail Banks. The nature, timing and effect of any future changes in federal monetary and fiscal policies on Vail Banks and its results of operations are not predictable.

YEAR 2000 COMPLIANCE

  The advent of the year 2000 presents significant issues regarding how a company's software and operating systems will deal with the numerical value representing the year 2000 ("Y2K"). This issue extends beyond individual companies to include the effect on other companies with which they do business, or by which they may be affected. Vail Banks has responded proactively to address this issue with respect to its own information technology ("IT") systems and has already converted critical mainframe and PC based operating systems and software. Vail Banks expects to incur approximately $200,000 in Y2K related expenses, approximately $130,000 of which have already been incurred. In addition, Vail Banks has tested its mission critical non-IT systems and processes, and management believes them to be Y2K-compliant. Management believes that all Vail Banks' operations affected by Y2K issues will be tested and compliant in advance of the year 2000. There can be no assurance, however, that there will not be any Y2K operating problems or expenses that will arise with Vail Banks' IT systems or non-IT systems and processes or in connection with Vail Banks' interface with the computer systems and software of its suppliers, clients and other financial institutions with which it interacts. Because such third-party systems or software may not be Y2K-compliant, Vail Banks could be required to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on Vail Banks' business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of the Year 2000 Issue."

                          RECENT AND PROPOSED MERGERS

  The information contained in this Prospectus with respect to the mergers described below is qualified in its entirety by reference to the complete text of the respective merger agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  Vail Banks will use up to a maximum of approximately $14.5 million of the proceeds of the Offering to fund the cash portion of the purchase price for the Telluride Merger, which Vail Banks anticipates consummating at approximately the same time as the Offering. Vail Banks completed the Independent Merger on July 31, 1998 and the merger with Cedaredge Financial Services, Inc. ("Cedaredge" and the "Cedaredge Merger") in December 1997. Each merger is described below. Management of Vail Banks believes that the mergers will (i) expand Vail Bank's market area to desirable locations; (ii) broaden the base of operations for Vail Banks and diversify risks that may exist in Vail Banks' markets; (iii) improve profitability as a result of the economies of scale achieved in the combination of resources; (iv) result in a larger organization that should better enable management to attract well-qualified employees and provide opportunities to broaden access to capital markets and merger opportunities; and (v) allow each of Vail Banks' subsidiary banks to access products, services, talents and capabilities of the other subsidiary banks and their management and employees. See "Business--Growth Strategies."

TELLURIDE BANCORP, LTD. MERGER

  Vail Banks and Telluride entered into a Merger Agreement and Plan of Reorganization (the "Telluride Merger Agreement"), pursuant to which Telluride will merge with and into Vail Banks, with Vail Banks being the surviving corporation and Bank of Telluride and Western Colorado Bank becoming wholly-owned subsidiaries of Vail Banks. Under the terms of the Telluride Merger Agreement, all applicable regulatory approvals must be received prior to consummation. Those approvals have been received. Following the Telluride Merger, Vail Banks expects to continue operations of Bank of Telluride and Western Colorado Bank, Telluride's wholly-owned banking subsidiaries, in a manner substantially consistent with past practice and plans to retain their existing management. Pursuant to the Telluride Merger Agreement, Garner F. Hill, Chairman of the Board of Directors of Telluride and one other person who is either a former Telluride shareholder or a member of its management, will be nominated for election to the Board of Directors of Vail Banks.

  Telluride began operations as a bank holding company for Bank of Telluride in October 1988. It owns all of the issued and outstanding capital stock of Bank of Telluride, which it acquired in 1988, and Western Colorado Bank, which it acquired in 1991. Bank of Telluride, with assets of approximately $79 million at September 30, 1998, engages in commercial and consumer banking activities primarily in San Miguel County. Western Colorado Bank, with assets of approximately $48 million at September 30, 1998, engages in commercial and consumer banking activities primarily in Ouray and Montrose Counties.

  BUSINESS OF BANK OF TELLURIDE AND WESTERN COLORADO BANK. Both Bank of Telluride and Western Colorado Bank provide a wide range of commercial and consumer banking products and services for small-to-medium size businesses and consumers. At September 30, 1998, Bank of Telluride's loan portfolio was comprised approximately as follows: commercial, financial and agricultural (15%); real estate--construction (18%); real estate--mortgage (63%); and installment loans (4%). At the same date, Western Colorado Bank's loan portfolio was comprised as follows: commercial, financial and agricultural (35%); real estate--construction (8%); real estate--mortgage (50%); and installment loans (7%). The lending activities of Bank of Telluride are principally in San Miguel County, and the lending activities of Western Colorado Bank are principally in Ouray and Montrose Counties. Both Bank of Telluride and Western Colorado Bank provide their customers with a competitive variety of deposit products and services, installment and home equity line of credit loans, credit cards and other customary banking services.

  Bank of Telluride owns its main office, which consists of approximately 12,000 square feet and is located at 238 East Colorado in Telluride. Western Colorado Bank moved into a new 10,000 square foot banking headquarters in August 1998. Western Colorado Bank operates two other retail offices--one in Norwood and one in a grocery store in Montrose--which offices consist of 8,500, and 450 square feet, respectively.

Management believes that Bank of Telluride's and Western Colorado Bank's respective facilities are adequate to meet its foreseeable needs. As of September 30, 1998, Telluride, Bank of Telluride and Western Colorado Bank employed an aggregate of 73 persons, 50 on a full-time basis and 23 on a part-time basis.

  TERMS OF THE TELLURIDE MERGER. Pursuant to the Telluride Merger, the shareholders of Telluride will receive aggregate consideration consisting of both cash and Common Stock. At September 30, 1998, based on an assumed Offering price of $12.50 per share, approximately $13.71 million in cash would be paid to the Telluride shareholders from the net proceeds of the Offering and 897,444 shares of Common Stock would be issued to the Telluride shareholders. The amount of cash and shares to be issued in the Telluride Merger may vary, depending on the shareholders' equity of Telluride on the date of closing and the Offering price.

  The amount of cash and Common Stock to be delivered to the shareholders of Telluride will be based, subject to either the upward or downward adjustments described below, on the lesser of (i) 300% of Telluride's shareholders' equity or (ii) $33 million ("Telluride Assumed Value"). The assumed value of one share of Common Stock to be received by the Telluride shareholders will be equal to (i) 250% of Vail Banks' shareholders' equity as of the day immediately preceding the consummation of the Telluride Merger Agreement and including the proceeds of the Offering divided by (ii) the fully diluted number of shares of Common Stock outstanding (including the shares issued in this Offering) immediately prior to consummation (the "Vail Banks Assumed Per Share Value").

  The Telluride Merger Agreement provides that 45% of the Telluride Assumed Value will be delivered to the Telluride shareholders in cash (the "Cash Portion") and that the remainder of the Telluride Assumed Value will be delivered to the Telluride shareholders in Common Stock valued at the Vail Banks Assumed Per Share Value, subject to the following adjustments in the order stated: (i) if the price per share of this Offering (the "Offering Price") is $13.50 or more and if, and to the extent the value of the Common Stock to be delivered based upon the Offering Price (the "Stock Portion") is less than 45% of the sum of the Cash Portion and the Stock Portion, Telluride shareholders will receive additional Common Stock; (ii) if the Offering Price is between $13.50 and $12.00, the Cash Portion will be ratably reduced and the Stock Portion will be ratably increased (up to a maximum adjustment of $975,000); (iii) if and to the extent the Stock Portion is less than 45% of the sum of the Cash Portion and the Stock Portion, the Cash Portion will be ratably reduced and the Stock Portion will be ratably increased (up to a maximum aggregate reduction of the Cash Portion of 10.07%); (iv) if and to the extent the Stock Portion is less than 45% of the sum of the Cash Portion and the Stock Portion, the Stock Portion will be increased; and (v) the Cash Portion and Stock Portion will be proportionally reduced by an amount equal to the unreserved-against appreciation in Telluride's Phantom Stock Plan which will be assumed by Vail Banks.

  Under the terms of the Telluride Merger Agreement, at the closing of the Telluride Merger, Vail Banks will enter into a Registration Rights Agreement with each Telluride shareholder who receives Vail Banks Common Stock. The Registration Rights Agreement provides that promptly after the effective date of the Registration Statement filed by Vail Banks with respect to this Offering, of which this Prospectus is part, Vail Banks will use its best efforts to cause the Resale Registration statement to become effective, which will include all of the shares of Vail Banks Common Stock delivered to the Telluride shareholders under the terms of the Telluride Merger Agreement.

  The Telluride Merger Agreement provides that prior to the closing of the Telluride Merger Agreement Vail Banks will have entered into two year employment agreements with seven employees of Telluride, which will provide that Vail Banks will maintain each employee's level of compensation during the two year term. Under the terms of the employment agreements, Vail Banks will pay annual aggregate salaries to such employees of $505,000. The agreements provide that Vail Banks' obligation to pay each employee's salary continues unless that employee's employment is terminated by Vail Banks for cause.

  The Telluride Merger Agreement contains customary representations and warranties of both parties, including due organization, due authorization, capitalization and financial statements and other matters. The Telluride Merger Agreement also contains customary covenants obligating Telluride, Bank of Telluride and Western Colorado Bank to conduct their operations pending closing of the Telluride Merger in the ordinary course of business and in compliance with various restrictions intended to protect their financial condition.

INDEPENDENT BANKSHARES, INC. MERGER

  On July 31, 1998, Vail Banks and Independent consummated both the merger of Independent into Vail Banks and the merger of Glenwood, the wholly-owned banking subsidiary of Independent, into WestStar, pursuant to a Merger Agreement and Plan of Reorganization dated March 10, 1998, by and among Vail Banks, Independent, WestStar, Glenwood and the shareholders of Independent (the "Independent Merger Agreement"). Under the terms of the Independent Merger Agreement, the shareholders of Independent received an aggregate of 318,770 shares of Vail Banks Common Stock and $3.8 million in cash. The Company currently intends to register the resale of the Common Stock issued to the Independent shareholders pursuant to the Resale Registration. Vail Banks retained existing management of Independent and Glenwood, and Donald L. Vanderhoof, the former Chairman of the Board of Independent, was elected to the Board of Directors of Vail Banks by virtue of the Independent Agreement.


  Prior to the Independent Merger, Glenwood provided a wide range of commercial and consumer banking products and services for small-to-medium size businesses, consumers and professionals. At June 30, 1998, Glenwood's loan portfolio was comprised as follows: commercial, financial and agricultural (12%); real estate--construction (8%); real estate--mortgage (53%); and installment loans (27%). Glenwood provided its customers with a competitive variety of deposit products and services, installment and home equity loans, credit cards and other customary banking services. A majority of Glenwood's business was originated in Garfield County, which includes Glenwood Springs.





CEDAREDGE FINANCIAL SERVICES, INC. MERGER

  In the Cedaredge Merger, consummated on December 1, 1997, Vail Banks purchased all of the issued and outstanding capital stock of Cedaredge for $3.25 million in cash, and assumed $1.6 million of Cedaredge's Mandatorily Convertible Debentures and $550,000 in other obligations. Cedaredge was merged into Vail Banks, with Vail Banks being the surviving corporation, and Western Community Bank, Cedaredge's wholly-owned subsidiary, was merged into WestStar, with WestStar being the survivor.

                         UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements set forth the consolidated balance sheet at September 30, 1998 and the consolidated income statements of Vail Banks for the nine month period ended September 30, 1998 and for the year ended December 31, 1997, and adjustments reflecting (i) the Cedaredge Merger, (ii) the 10-for-one Common Stock split to
be effective on       1998, (iii) the Independent Merger, consummated in July
1998, (iv) the Telluride Merger, expected to be consummated contemporaneously with the Offering, (v) the effects of the Offering and the application of the proceeds thereof, and (vi) the pro forma combined information following all such transactions. The Independent Merger was and the Telluride Merger will be accounted for as a purchase, and the assets acquired and liabilities assumed in the Independent Merger was and the Telluride Merger will be recorded at their estimated fair values, with the excess of the respective purchase prices over the net fair values recorded as an intangible asset. None of the pro forma income statement information regarding Vail Banks for the year ended December 31, 1997 has been adjusted to reflect the merger of VNB Building Corp. into Vail Banks in December 1997 which, in the opinion of Vail Banks' management, did not have a material effect on Vail Banks from a financial viewpoint. See "Certain Transactions." The information with respect to Vail Banks and Telluride as of September 30, 1998 and the pro forma information are unaudited. The pro forma balance sheet assumes that the Independent Merger and the Telluride Merger and the Offering were consummated on the balance sheet date. The pro forma income statements assume that the Independent Merger and the Telluride Merger and the Offering were consummated at the beginning of the period indicated. For purposes of the pro forma financial statements, (i) Vail Banks valued the shares issued in the Independent Merger at $10.00 per share, the same per share price as the shares issued in the $2.0 million private offering consummated in July 1998, and (ii) the Company has valued the shares to be issued in the Telluride Merger at $12.50 per share (the midpoint of the estimated Offering range). The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. The pro forma combined balance sheet and statements of income are not necessarily indicative of the combined financial position at consummation of the Telluride Merger or the results of operation following consummation of the Independent Merger, the Telluride Merger and the Offering.

                                VAIL BANKS, INC.

                PRO FORMA COMBINED CONDENSED BALANCE SHEET

                        COMBINED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                      PRO FORMA
                                                   ADJUSTMENTS (A)
                               VAIL                ------------------    PRO FORMA
                               BANKS    TELLURIDE   DEBIT     CREDIT     COMBINED
                             --------------------- -------    -------    ---------
ASSETS
Cash and due from banks.....   $17,088  $  6,536   $15,890(D) $14,026(B)  $23,945
                                                                1,050(D)
                                                                  493(C)
Federal funds sold..........    13,900     9,245                           23,145
Investment securities.......    19,848    23,530                           43,378
Loans.......................   184,406    76,973                          261,379
Less allowance for loan
 losses.....................    (1,497)     (831)                          (2,328)
                             ---------  --------   -------    -------    --------
                               182,909    76,142                          259,051
Bank premises and
 equipment..................    21,006     9,137       526(B)              30,669
Accrued interest
 receivable.................     1,490       965                            2,455
Intangible assets...........     8,246       --     14,225(B)              22,471
Investment in subsidiary....       --        --     25,711(B)  25,711(B)      --
Other assets................     2,909       808                            3,717
                             ---------  --------   -------    -------    --------
                              $267,396  $126,363   $56,352    $41,280    $408,831
                             =========  ========   =======    =======    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits..................  $237,447  $113,312                         $350,759
  Note payable by Vail
   Banks....................     1,050       --     $1,050(D)                 --
  Federal funds purchased
   and repurchased
   agreements...............     1,235       --                             1,235
  Other liabilities.........     1,883     2,091              $   467(B)    4,441
                             ---------  --------   -------    -------    --------
    Total liabilities.......   241,615   115,403     1,050        467     356,435
Minority interest...........       579       --                               579
Shareholders' equity
  Series A Preferred Stock..     2,960       --      2,960(C)                 --
  Series B Preferred Stock..       --        --                               --
  Mandatorily Convertible
   Debentures...............     1,600       --      1,600(C)                 --
  Common Stock..............     2,809        19        19(B)     897(B)    5,789
                                                                  643(C)
                                                                1,440(D)
Capital in excess of par
 value......................    16,312     2,320     2,320(B)  10,321(B)   45,000
                                                                3,917(C)
                                                               14,450(D)
Retained earnings...........     1,440     8,400     8,400(B)                 947
                                                       493(C)
Accumulated other
 comprehensive income.......        81       221       221(B)                  81
                             ---------  --------   -------    -------    --------
    Total shareholders'
     equity.................    25,202    10,960    16,013     31,668      51,817
                             ---------  --------   -------    -------    --------
    Total liabilities and
     shareholders' equity...  $267,396  $126,363   $17,063    $32,135    $408,831
                             =========  ========   =======    =======    ========

   See notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                VAIL BANKS, INC.

            PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

                   NINE MONTHS ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                        PRO FORMA
                                                       ADJUSTMENTS
                                                           (A)
                          VAIL                         ---------------   PRO FORMA
                          BANKS  INDEPENDENT TELLURIDE DEBIT    CREDIT   COMBINED
                         ------- ----------- --------- -----    ------   ---------
Interest income
  Interest and fees on
   loans................ $13,394   $1,159     $6,058                      $20,611
  Interest on investment
   securities...........     815      236        859                        1,910
  Interest on federal
   funds sold and
   deposits in banks....   1,120       41        228                        1,389
                         -------   ------     ------                      -------
    Total interest
     income.............  15,329    1,436      7,145                       23,910
Interest expense
  Deposits..............   5,440      563      2,656                        8,659
  Other borrowings......     223        8         46             $197(G)       80
                         -------   ------     ------                      -------
    Total interest
     expense............   5,663      571      2,702                        8,739
                         -------   ------     ------                      -------
Net interest income.....   9,666      865      4,443                       15,171
Provision for loan
 losses.................      --        9        101                          110
                         -------   ------     ------                      -------
    Net interest income
     after provision
     for loan losses....   9,666      856      4,342                       15,061
Other income............   1,660      263        710                        2,633
                                                       $537(E)
                                                         10(F)
Other expenses..........   9,251      694      3,824    500(H)             14,816
                         -------   ------     ------                      -------
    Income before income
     taxes..............   2,075      425      1,228                        2,878
Income tax expense......     730      147        358              106(I)    1,129
                         -------   ------     ------                      -------
    NET INCOME..........   1,345      278        870                        1,749
Income tax benefit of
 net operating loss
 carryforwards..........     687      --         --      76(I)                611
                         -------   ------     ------                      -------
  TOTAL INCREASE IN
   SHAREHOLDERS' EQUITY
   AFTER BENEFIT OF LOSS
   CARRYFORWARDS........ $ 2,032   $  278     $  870                      $ 2,360
                         =======   ======     ======                      =======
Net income per common
 share.................. $  0.49   $27.81     $49.75                 (J)  $  0.30
Diluted net income per
 common share...........    0.46    27.81      49.07                 (J)     0.30
Common shares
 outstanding (in
 thousands)
  Weighted average
   shares...............   2,409       10         17                 (J)    5,789
  Dilutive shares.......   3,152       10         18                 (J)    5,890

   See notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                VAIL BANKS, INC.

            PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                   PRO FORMA
                                                                  ADJUSTMENTS
                                                                      (A)
                           VAIL                                   ---------------   PRO FORMA
                           BANKS  CEDAREDGE INDEPENDENT TELLURIDE DEBIT    CREDIT   COMBINED
                          ------- --------- ----------- --------- -----    ------   ---------
Interest income
  Interest and fees on
   loans................  $12,570  $3,060     $1,850     $7,272                      $24,752
  Interest on investment
   securities...........      956     276        370      1,230                        2,832
  Interest on federal
   funds sold and
   deposits in banks....      496      32         54        137                          719
                          -------  ------     ------     ------                      -------
    Total interest
     income.............   14,022   3,368      2,274      8,639                       28,303
Interest expense
  Deposits..............    4,251   1,248        836      3,031                        9,366
  Other borrowings......      263     144         46        256             $274(G)      435
                          -------  ------     ------     ------                      -------
    Total interest
     expense............    4,514   1,392        882      3,287                        9,801
                          -------  ------     ------     ------                      -------
Net interest income.....    9,508   1,976      1,392      5,352                       18,502
Provision for loan loss-
 es.....................      232      79        --         164                          475
                          -------  ------     ------     ------                      -------
    Net interest income
     after provision for
     loan losses........    9,276   1,897      1,392      5,188                       18,027
Other income............    1,273     574        437        897                        3,181
                                                                  $908(E)
                                                                    25(F)
Other expenses..........    9,787   2,218      1,146      4,871    500(H)             19,455
                          -------  ------     ------     ------                      -------
    Income before income
     taxes..............      762     253        683      1,214                        1,753
Income tax expense......      288      50        171        360               85(I)      784
                          -------  ------     ------     ------                      -------
    NET INCOME..........      474     203        512        854                          969
Income tax benefit of
 net operating loss
 carryforwards..........      274     --         --         --                12(I)      286
                          -------  ------     ------     ------                      -------
    TOTAL INCREASE IN
     SHAREHOLDERS'
     EQUITY AFTER
     BENEFIT OF LOSS
     CARRYFORWARDS......  $   748  $  203     $  512     $  854                      $ 1,238
                          =======  ======     ======     ======                      =======
Net income per common
 share..................  $  0.23  $ 6.92     $51.24     $49.19                 (J)  $  0.17
Diluted net income per
 common share...........     0.21    (J)       51.24      48.67                 (J)     0.17
Common shares
 outstanding
 (in thousands)
  Weighted average
   shares...............    2,100      29         10         17                 (J)    5,754
  Dilutive shares.......    2,230    (J)          10         18                 (J)    5,855

   See notes to Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A) Effective December 1, 1997, Vail Banks purchased all of the outstanding common stock of Cedaredge. The pro forma condensed statement of earnings for the year ended December 31, 1997 reflects the operations of Cedaredge for the eleven month period prior to the acquisition. Thus, Vail Banks' condensed statement of operations for the year ended December 31, 1997 includes one month of operations after the purchase of Cedaredge. On July 31, 1998, Vail Banks purchased all of the outstanding common stock of Independent. The pro forma condensed statement of earnings for the nine months ended September 30, 1998 reflects the operations of Independent for the seven month period prior to the Independent Merger. Thus, Vail Banks' condensed statement of operations for the nine months ended September 30, 1998 includes two months operations after the Independent Merger.

(B)  Merger of Independent and Telluride as follows:

                                SEPTEMBER 30, 1998       DECEMBER 31, 1997
                                ------------------ -----------------------------
                                    TELLURIDE      INDEPENDENT TELLURIDE  TOTAL
                                ------------------ ----------- --------- -------
   CONSIDERATION PAID (IN
    THOUSANDS):
   Cash
     Paid to sellers..........       $13,711         $3,816     $13,711  $17,527
     Additional direct merger
      costs (estimated).......           315            100         315      415
                                     -------         ------     -------  -------
                                      14,026          3,916      14,026   17,942
   Liability assumed under
    Phantom Stock Plan........           467            --          467      467
   Common stock issued to
    (giving effect to 10-for-
    one stock split)
     Independent shareholders
      (318,770 shares valued
      for accounting purposes
      at $10.00 per share)....           --           3,188         --     3,188
     Telluride shareholders
      (897,444 shares valued
      for accounting purposes
      at $12.50 per share)....        11,218            --       11,218   11,218
                                     -------         ------     -------  -------
                                      11,218          3,188      11,218   14,406
                                     -------         ------     -------  -------
       Total cost of the merg-
        ers...................        25,711          7,104      25,711   32,815
   Less equity................        10,960          2,304       9,414   11,718
                                     -------         ------     -------  -------
   Excess cost................       $14,751         $4,800     $16,297  $21,097
                                     =======         ======     =======  =======
   ALLOCATION OF EXCESS COST
    (IN THOUSANDS):
     Land.....................           135             10         135      145
     Depreciable assets and
      other...................           391            156         391      547
     Intangible assets........        14,225          4,634      15,771   20,405
                                     -------         ------     -------  -------
                                     $14,751         $4,800     $16,297  $21,097
                                     =======         ======     =======  =======

  The computations reflected above with respect to Telluride are preliminary. The actual amounts at which the transaction will be recorded are dependent upon the determination of the purchase price (see "Recent and Proposed Mergers"), the equity of Telluride as of the date of acquisition and the allocation of the cost in excess of the net assets of Telluride.

  Entries have been made to reflect consolidating adjustments for Independent and Telluride eliminating equity accounts of acquirees and Vail Banks' investment.

(C) Conversion of Series A Preferred Stock and the Mandatorily Convertible Debentures into shares of Common Stock, 342,580 and 300,000 shares, respectively.

  In connection with the conversion of Series A Preferred Stock into Common Stock, Vail Banks will pay a special dividend (See "Certain Transactions"). The amount of dividends payable subsequent to September 30, 1998 is approximately $493,000.

(D) Net proceeds from the Offering of $15,890,000 are based on an assumed sale by Vail Banks of 1,440,000 shares of Common Stock at a price of $12.50 per share (the midpoint of the estimated Offering range), net of underwriting discounts and commissions of $1,260,000, and other Offering expenses of $850,000.

  Vail Banks will utilize a portion of the proceeds from the Offering to retire a note payable.

(E) Estimated amortization of intangible assets acquired in mergers (in thousands):

                                SEPTEMBER 30, 1998                DECEMBER 31, 1997
                            --------------------------- -------------------------------------
                            INDEPENDENT TELLURIDE TOTAL CEDAREDGE INDEPENDENT TELLURIDE TOTAL
                            ----------- --------- ----- --------- ----------- --------- -----
   Amortization for period
    based on a 25 year
    life..................     $110       $427    $537     $92       $185       $631    $908
                               ====       ====    ====     ===       ====       ====    ====

(F) Depreciation on the excess of the estimated fair market value of bank premises and equipment over the net book value (in thousands):

   Nine months ended September 30, 1998.................................... $10
                                                                            ===
   Year ended December 31, 1997............................................ $25
                                                                            ===

(G) Adjustments to interest expense to reflect the effect of pro forma adjustments (in thousands):

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1998          1997
                                                     ------------- ------------
   Elimination of interest expense on Mandatorily
    Convertible Debentures converted into Common
    Stock...........................................     $114          $151
   Elimination of interest expense on note payable
    retired with proceeds of the Offering...........       83           123
                                                         ----          ----
                                                         $197          $274
                                                         ====          ====

(H) Estimated one-time expenses related to the Telluride Merger of $500,000.


(I) Adjustments to income tax expense represent the tax effect of the above adjustments, except for amortization of intangibles which is not deductible for tax purposes. Income tax loss carryforwards available to offset pro forma taxable income of Telluride will be restricted. Pro forma adjustments to the income tax benefit of net operating loss carryforwards take this factor into account. Pro forma income tax expense was computed based on 34% of estimated pro forma taxable income.

(J) Pro forma common shares and weighted average and diluted common shares (used in the determination of earnings per share) for Vail Banks are as follows:


  PRO FORMA COMMON SHARES (excludes 319,000 shares of Common Stock reserved for outstanding stock options)
  Actual shares outstanding as of September 30, 1998................. 2,809,130
  Conversion of Series A Preferred Stock into shares of Common
   Stock.............................................................   342,580
  Conversion of Mandatorily Convertible Debentures into shares of
   Common Stock......................................................   300,000
  Common Stock issued to shareholders of Telluride...................   897,444
  Common Stock issued in connection with Offering.................... 1,440,000
                                                                      ---------
  Pro forma shares of Common Stock outstanding after the Offering.... 5,789,154
                                                                      =========

  WEIGHTED AVERAGE AND DILUTED COMMON
   SHARES
                                        SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                        ------------------- -------------------
                                         ACTUAL   PRO FORMA  ACTUAL   PRO FORMA
                                        --------- --------- --------- ---------
  Actual average shares outstanding
   (1)................................. 2,408,616 2,809,130 2,100,423 2,250,980
  Shares issued in July 1998 in a
   private offering (1)................       --        --        --    204,540
  Conversion of Series A Preferred
   Stock into shares of Common Stock
   (1).................................       --    342,580       --    342,580
  Conversion of Mandatorily Convertible
   Debentures into shares of Common
   Stock (1)...........................       --    300,000       --    300,000
  Common Stock issued to shareholders
   of acquirees: (1)
    Independent........................       --        --        --    318,770
    Telluride..........................       --    897,444       --    897,444
  Common Stock issued in connection
   with the Offering (1)...............       --  1,440,000       --  1,440,000
                                        --------- --------- --------- ---------
  Weighted average Common Shares
   outstanding......................... 2,408,616 5,789,154 2,100,423 5,754,314
  Conversion of Series A Preferred
   Stock into shares of Common Stock...   342,580       --     28,230       --
  Conversion of Mandatorily Convertible
   Debentures into shares of Common
   Stock...............................   300,000       --        --        --
  Stock options computed under the
   treasury stock method (2)...........   101,136   101,136   101,136   101,136
                                        --------- --------- --------- ---------
  Diluted Common Shares outstanding.... 3,152,332 5,890,290 2,229,789 5,855,450
                                        ========= ========= ========= =========

  --------

  (1) For pro forma calculations, shares are assumed to be outstanding during the entire period.

  (2) Stock options were granted in April 1998 to acquire 319,000 shares of Common Stock. Shares of Common Stock outstanding for the computation of diluted earnings per share include shares of Common Stock to be issued under stock options, computed under the treasury stock method, assuming repurchase at $12.50 per share (the midpoint of the estimated Offering range).

  Diluted net income per share for Cedaredge for the eleven months ended November 30, 1997 has not been presented because SFAS No. 128 was not applicable during that period.

                                USE OF PROCEEDS

  The net proceeds to Vail Banks at an assumed Offering price of $12.50 per share (the midpoint of the estimated Offering range) are estimated to be approximately $15.9 million (approximately $18.7 million if the Underwriters' over-allotment option is exercised in full) after deduction of the underwriting discount and estimated Offering expenses payable by Vail Banks. The Common Stock constitutes "Tier 1" capital under applicable regulatory definitions.

  Vail Banks intends to use up to approximately $14.5 million of the net proceeds of the Offering to fund the cash portion of the purchase price for the Telluride Merger. The remainder of the net proceeds will be used for general corporate purposes, including for working capital and to finance growth, which may include retail office openings and mergers and acquisitions of other financial institutions. Vail Banks has no agreements or understandings and is not presently engaged in discussions relating to any other possible mergers or acquisitions. See "Recent and Proposed Mergers." Vail Banks will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Principal and Selling Shareholders."

  Pending application of the net proceeds as described above, Vail Banks will invest the net proceeds in a money market account at WestStar.

                                DIVIDEND POLICY

  Holders of Common Stock will be entitled to receive dividends when, as and if declared by Vail Banks' Board of Directors out of funds legally available therefor. Vail Banks presently intends to retain its earnings to finance its growth and expansion and for use in general corporate purposes. It has not paid cash dividends on its Common Stock since 1996. The final determination of the timing, amount and payment of dividends on the Common Stock is at the discretion of the Board of Directors and will depend on conditions then existing, including Vail Banks' profitability, financial condition, capital requirements, future growth plans and other relevant factors. The principal source of Vail Banks' income is dividends from WestStar and the other banking subsidiaries. The payment of dividends by WestStar is subject to certain restrictions imposed by the federal and state banking laws and regulations. See "Supervision and Regulation."

  Vail Banks' ability to pay cash dividends on the Common Stock is also subject to statutory restrictions, including banking regulations, and restrictions arising under the terms of securities or indebtedness which may be issued or incurred in the future. The terms of such securities or indebtedness may restrict payment of dividends on Common Stock until required payments and distributions are made on such securities or indebtedness. Under regulations of the CDB and the Federal Reserve, approval of the regulators will be required if the total of all dividends declared by WestStar in any year exceeds the total of its net profits of that year combined with its retained net profits of the preceding two years.

                                CAPITALIZATION

  The following table sets forth, as of September 30, 1998, (i) the actual consolidated capitalization of Vail Banks, and (ii) the pro forma consolidated capitalization of Vail Banks giving effect to the Telluride Merger and the Offering at an anticipated Offering price of $12.50 per share (the midpoint of the estimated Offering range) and the application of the net proceeds from the Offering. The data set forth below should be read in conjunction with "Selected Financial Data," "Recent and Proposed Mergers," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto and the other financial data included elsewhere in this Prospectus.

                                                      SEPTEMBER 30, 1998
                                                    --------------------------
                                                                   PRO FORMA
                                                     ACTUAL       AS ADJUSTED
                                                    -----------  -------------
                                                    (DOLLARS IN THOUSANDS)
Indebtedness:
  Notes payable.................................... $     1,050    $       --
  Federal funds purchased and repurchase
   agreements......................................       1,235          1,235
  Accrued interest payable and other liabilities...       1,883          4,441
                                                    -----------    -----------
Total indebtedness.................................       4,168          5,676
Shareholders' equity:
  Series A Preferred Stock.........................       2,960            --
  Series B Preferred Stock.........................         --             --
  Mandatorily Convertible Debentures...............       1,600            --
  Common Stock--$1.00 par value; 20,000,000 shares
   authorized, 2,809,130 shares issued and
   outstanding, 5,789,154 shares issued and
   outstanding as adjusted(1)......................       2,809          5,789
  Capital in excess of par value...................      16,312         45,000
  Retained earnings................................       1,440            947
  Accumulated other comprehensive income...........          81             81
                                                    -----------    -----------
Total shareholders' equity.........................      25,202         51,817
                                                    -----------    -----------
  Total capitalization............................. $    29,370    $    57,493
                                                    ===========    ===========
Regulatory capital ratios:
  Total capital to risk-weighted assets............        9.87%         11.49%
  Tier 1 capital to risk-weighted assets...........        8.26          10.65
  Tier 1 capital to tangible assets................        5.65           7.35

--------
(1) Does not include 319,000 shares of Common Stock reserved for issuance upon exercise of options granted under Vail Banks' Stock Incentive Plan.

                                   DILUTION

  At September 30, 1998, the per share shareholders' equity, or book value per share, of Vail Banks was $8.26 per share, and tangible book value was $4.77 per share. Book value per share represents Vail Banks' total assets less total liabilities divided by the total number of shares of Common Stock outstanding. Tangible book value reflects book value under generally accepted accounting principles reduced by $8,246,000 in intangible assets.

  Book value dilution per share represents the difference between the amount per share paid by the purchasers of Common Stock in the Offering and the pro forma book value per share of Common Stock immediately after the completion of the Offering and the Telluride Merger. After giving effect to the Telluride Merger, including approximately $14.2 million of intangible assets, the sale by Vail Banks of 1,440,000 shares of Common Stock offered hereby at the Offering price of $12.50 per share (the midpoint of the estimated Offering range), and the application by Vail Banks of the proceeds therefrom, the pro forma book value per share and tangible book value per share of Vail Banks at September 30, 1998, would have been $8.95 per share and $5.07 per share, respectively. This represents an immediate decrease in book value per share of $3.55 per share and an immediate decrease in tangible book value per share of $7.43 per share to purchasers of shares in the Offering, as illustrated by the following tables:

               DILUTION IN BOOK VALUE PER SHARE TO NEW INVESTORS

Offering price per share (the midpoint of the estimated Offering
 range)..........................................................       $12.50
Book value per share at September 30, 1998(1).................... $8.26
Increase in pro forma book value per share attributable to new
 investors in the Offering.......................................   .69
                                                                  -----
Pro forma book value per share after the Offering................         8.95
                                                                        ------
Dilution in book value per share to new investors................       $ 3.55
                                                                        ======

        DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE TO NEW INVESTORS

Offering price per share (the midpoint of the estimated Offering
 range).........................................................         $12.50
Net tangible book value per share at September 30, 1998(2)......  $4.77
Decrease in net tangible book value per share attributable to the Telluride Merger(3)........................................  (1.68)
Increase in pro forma net tangible book value per share
 attributable to new investors in the Offering..................   1.98
                                                                  -----
Pro forma net tangible book value per share after the Offering..           5.07
                                                                         ------
Dilution in net tangible book value per share to new investors..         $ 7.43
                                                                         ======

--------

(1) Per share amount reflects the conversion of Series A Preferred Stock and the Mandatorily Convertible Debentures into Common Stock, the payment of special dividends of $493,000 on Series A Preferred Stock and the Telluride Merger.

(2) Per share amount reflects the conversion of Series A Preferred Stock and the Mandatorily Convertible Debentures into Common Stock and the payment of special dividends on $493,000 on Series A Preferred Stock.

(3) Per share amount reflects the issuance of an estimated 897,444 shares of Common Stock in the Telluride Merger for a total value of $11,218,000 less total intangible assets of $14,225,000.

  The foregoing computations do not take into account the possible exercise of outstanding stock options granted under Vail Banks Stock Incentive Plan, or
the possible issuance of up to an additional 240,000 shares o     f Common
Stock to new investors pursuant to the exercise of an option granted by Vail Banks to the Underwriters solely to cover over-allotments, if any, in connection with the Offering. See "Underwriting." Options to purchase a total of 319,000 shares of Common Stock were outstanding under Vail Banks' Stock Incentive Plan at September 30, 1998, none of which were exercisable. See "Management--Stock Incentive Plan." If the 240,000 shares of Common Stock issuable pursuant to the Underwriters' over-allotment option were included in the foregoing calculation, the pro forma book and net tangible book value of the Common Stock would be $9.06 and $5.33 per share, respectively, and the per share dilution to new investors would be $3.44 and $7.17, respectively. Vail Banks' present shareholders will have an increase in the book value and net tangible book value of their shares as a result of the Offering. The Telluride Merger will result in a dilution in the net tangible book value of Vail Banks' present shareholders although such dilution will be less than the dilution to new investors.

                                   BUSINESS

GENERAL

  Vail Banks is a bank holding company headquartered in Vail, Colorado with total assets of approximately $267 million at September 30, 1998. Vail Banks' wholly owned subsidiary, WestStar, is a Colorado state bank with 20 retail offices located primarily in the western slope region of Colorado. On July 31, 1998, Vail Banks merged with Independent, a bank holding company, and its subsidiary, Glenwood, a Colorado state bank, which serves Garfield County. In connection with the merger, Vail Banks issued an aggregate of 318,770 shares of its Common Stock and paid $3.8 million in cash to holders of Independent common stock. Vail Banks has entered into a merger agreement with Telluride, a bank holding company, which, through its subsidiaries, Bank of Telluride and Western Colorado Bank, both Colorado state banks, serves Ouray, San Miguel and Montrose Counties. As of September 30, 1998, Telluride had assets of approximately $126 million. See "Recent and Proposed Mergers." The merger of Telluride will close at approximately the same time as the Offering. Based on September 30, 1998 financial information, assuming an Offering price of $12.50 per share, if the merger of Telluride had closed on September 30, 1998, Vail Banks would have issued an aggregate of 897,444 shares of Common Stock and paid approximately $13.7 million in cash to the holders of Telluride common stock. Giving effect to the merger with Telluride and the Offering, as of September 30, 1998, the pro forma total assets of Vail Banks would have been approximately $409 million.

  WestStar was formed in 1977 as a community bank to serve the local residents and businesses of Vail, and in 1993, Vail Banks was formed as a bank holding company for WestStar. Vail Banks has maintained WestStar's position as an institution offering a broad range of convenient banking services, delivered with personalized customer service. WestStar currently has offices in the region of Colorado locally referred to as the "Western Slope" region, including Summit County (which includes the Breckenridge and Keystone ski resorts), Eagle County (which includes the Vail and Beaver Creek ski resorts), Delta County, Garfield County (which serves the Aspen and Snowmass ski resorts) and Montrose County, and offices in Denver. These areas of Colorado are home to a variety of commercial, recreational, entertainment, cultural and tourist enterprises. Upon completion of the merger with Telluride, Vail Banks' market will also include Ouray County and San Miguel County (which includes the town and ski resort of Telluride).



  The Western Slope has experienced significant growth in recent years, primarily as a result of an expanding market for first and second homes and summer and winter tourism. As the year-round population of this region has grown, local businesses have prospered by servicing this growth. Consequently, a large concentration of Vail Banks' business is in construction lending and providing banking services for small-to-medium size businesses in its markets. The acquisition of Western Colorado Bank, which is located in a more rural area and is less dependent on customers involved in the tourism industry than WestStar, will diversify the economic base in which Vail Banks operates. To meet the growing needs of its customers and to prepare for future growth throughout the Western Slope, Vail Banks has developed infrastructure by (i) expanding its capabilities in computer technology, (ii) entering emerging growth markets by building and staffing new facilities, and (iii) centralizing certain administrative, processing, accounting and other operations functions into regional facilities. Although this investment in infrastructure has adversely affected net income since 1994, management believes that the desired infrastructure is now substantially in place to absorb growth in existing markets and to allow for the efficient integration of retail offices in new markets. Management also believes these expenses will be reduced in the future.

  Vail Banks' growth has been designed to maintain customer loyalty through continuity of operations and personnel. Historically, shareholders of entities merged into Vail Banks, who are typically members of the local community, elect to hold ownership stakes in Vail Banks after the merger. Also, local executives and employees of banks and branches merged into Vail Banks are generally interested in and encouraged to continue their employment with Vail Banks. The additions of Bank of Telluride (founded in 1969), Western Colorado Bank (founded in 1950) and Glenwood (founded in 1955) will provide Vail Banks with the opportunity to expand its presence in Western Slope markets through established community banks that have significant local sponsorship. Several directors of WestStar, as well as its president, have been associated with WestStar for more than ten years. The director of Independent who has joined the Board of Vail Banks and one of the two directors of Telluride who will join the Board of Vail Banks have also been associated with those banks for more than ten years. Vail Banks anticipates that Bank of Telluride, Western Colorado Bank and WestStar (consolidated with Glenwood) will continue to operate as subsidiaries for the immediate future. As local acceptance of WestStar as a participant in the new markets increases and economically beneficial integration plans are developed, these subsidiaries may be consolidated with WestStar.

GROWTH STRATEGIES

  Vail Banks intends to enhance and solidify its position as a major provider of community banking services for individuals and small-to-medium size businesses on the Western Slope. As a result of its significant investment in retail offices, technology and administration infrastructure, management believes that Vail Banks' growth, both internally and by merger or acquisition, can be quickly and efficiently integrated.

  Vail Banks believes that it will continue to grow through expansion of its existing market shares, de novo establishment of retail offices and mergers and acquisitions. For example, Vail Banks' loan portfolio, excluding acquisitions, has increased from $78.7 million to $137.4 million from December 31, 1995 to September 30, 1998, a compound average annual growth rate of 22.3%. During the same period, Vail Banks has opened five de novo branches. Upon consummation, the Telluride Merger will represent the third acquisition completed by Vail Banks since January 1, 1997.

  EXPANSION OF EXISTING MARKET SHARE. Vail Banks intends to continue to increase its overall market share in its markets by solidifying relationships with current customers and attracting new customers who desire a local banking relationship. Management believes that this can be accomplished by (i) evaluating the needs of its existing and potential customers to determine ways to enhance services and products, (ii) continuing a focus on training and motivating its employees, (iii) providing personalized customer service, and
(iv) further implementing technological advances to make banking more efficient and convenient.

  DE NOVO ESTABLISHMENT OF RETAIL OFFICES. Vail Banks intends to continue to expand its existing business by opening new retail offices in markets where it identifies the potential for growth. Management believes that initially establishing a small presence in a growing community positions Vail Banks to expand with the community, thereby fostering a local identity with existing businesses and consumers in the community as well as offering new customers an alternative to impersonal, institutional banks.

  MERGERS AND ACQUISITIONS. Vail Banks' merger and acquisition strategy is to increase its overall market share in its markets by utilizing the existing operations of acquired banking operations and to enter new markets by merging with well established community banks. In assessing potential mergers, Vail Banks focuses on prospects of the merger candidate, credit quality, past financial performance, market share, management, location, community demographics, relative health of the local economy and the terms of the transaction. Management believes that there are a number of community banks that meet Vail Banks' criteria and whose owners may be interested in selling their banks to a community-based organization like Vail Banks. Additionally, management believes that merging with established banks and then methodically integrating their operations and retail offices into Vail Banks allows Vail Banks to offer its broad range of services while maintaining the merged bank's reputation and community ties. Vail Banks' underlying strategy is to streamline operations judiciously, in order to optimize the balance between the potentially conflicting effects of operational integration (which may provide cost savings) and individual community-focused service (which may provide market share and revenue growth).

COMMUNITY BANKING PHILOSOPHY

  WestStar is a community bank that provides a broad range of banking services to consumers and businesses in all of the communities served by its retail offices. WestStar and its retail offices are operated with the goal of offering individualized customer service and providing superior financial services. Many administrative operations, such as data processing, loan paperwork and documentation, account reconciliation and maintenance, accounting, compliance and overall policy decisions are centralized or will be centralized in order to ensure consistency, accuracy and efficiency and to free retail office personnel to concentrate on providing superior customer service. The managers and employees of each retail office focus on day-to-day customer service, including providing financial services to existing customers, evaluating and working with customers to help choose loan and account options and striving to present a favorable impression of WestStar to the community to attract new customers. Management of Vail Banks believes that this organizational structure allows retail offices to offer the friendly, individualized customer service of a community bank, while maximizing the benefits of technological expertise, operating synergies and other cost saving administrative efficiencies.

  Management also believes that community banks should invest a portion of their financial and human resources in the communities within which they operate. Executive officers and market managers live in the communities served by their retail offices, and WestStar encourages board members, bank officers and retail office managers to become actively involved in civic and public service activities in their communities. Management believes that this involvement and the substantial resources available at the retail office level for close interaction with customers results in a stronger community and increases WestStar's visibility in the community, thereby enhancing WestStar's marketing efforts and growth strategies.

HISTORY

  In December 1993, Vail Banks commenced operations by acquiring 100% of the outstanding shares of WestStar, which opened in December 1977. Since that time, Vail Banks has grown through a combination of internal growth, including the establishment of retail offices in selected Western Slope communities, and external growth, including the acquisition of community banks. In 1994, WestStar converted from a national bank to a state bank. In January 1994, WestStar opened a retail office in Avon to begin serving that growing community located west of Vail. In June 1995, Vail Banks acquired Snow Bancorp, a bank holding company located in Dillon, and merged its bank subsidiary into WestStar. Also in 1995, taking advantage of changes to Colorado bank branching laws that permitted subsidiary banks of Colorado bank holding companies to branch into additional locations, WestStar applied for regulatory approval to open retail offices in Frisco and Edwards, which opened in mid-1996. Opportunities to serve more of the Western Slope prompted the merger in 1997 with Cedaredge, a bank holding company owning retail offices in Basalt, Cedaredge, Delta and Montrose that were converted to WestStar retail offices. WestStar's Gypsum, Breckenridge and Eagle retail offices were opened in 1997. The acquisition of Independent added retail offices in Glenwood Springs and New Castle, and the acquisition of Telluride will add Bank of Telluride and Western Colorado Bank, with retail offices in Telluride, Norwood and Montrose. See "Recent and Proposed Mergers."

SERVICES AND PRODUCTS

  Through WestStar and its retail offices, Vail Banks serves the banking needs of its business and consumer customers by providing a broad range of commercial and consumer banking products and services in all of the communities served by its retail offices. These services include short-term and medium-term loans, revolving credit facilities, inventory and accounts receivable financing, equipment financing, short-term commercial mortgage lending, installment loans, home improvement loans, short-term loans for the purchase or refinancing of principal residences or second homes, personal banking through computer and telephone access, safe deposit box services and various savings accounts, money market accounts, time certificates of deposit and checking accounts, automated teller machines and night depository services.

  LENDING. Vail Banks offers loans for business and consumer purposes and focuses its lending activities on individuals and small-to-medium size businesses in its market areas. Lending activities are funded primarily from WestStar's core deposit base gathered from the local community. Loan products are concentrated in relatively short-term, variable rate loans, and a majority of the loans at September 30, 1998 have a committed term of less than two years. At September 30, 1998 approximately 40% of loans had an average term greater than one and less than five years, and less than 16% percent of loans had a term greater than five years. Collateral for loans is concentrated in real estate, operating business assets and other personal and business assets. Prior to the Independent Merger and the Telluride Merger, lending was primarily focused on small-to-medium size businesses; however, these acquisitions are expected to foster continued expansion in consumer loan activity. Vail Banks also participates in many Small Business Administration ("SBA") programs. It has experienced significant growth in its SBA lending division since 1995, and on February 13, 1997 the SBA designated WestStar as one of the top 25 SBA lenders in Colorado during 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition."

  DEPOSITS. Vail Banks offers the usual and customary range of depository products provided by commercial banks to both consumers and businesses, including checking, savings and money market accounts and certificates of deposit. Deposits are insured by the Federal Deposit Insurance Corporation up to statutory limits. Generally, deposits are short-term in nature with approximately 65% of deposits having a term in excess of three months, and approximately 20% having a term in excess of one year. Within ranges set by policies determined on a centralized basis, retail office managers have local authority to determine the type, mix and pricing of the depository products offered to best compete in a retail office's particular marketplace and to provide appropriate funding for Vail Banks' assets. Additionally, because some of Vail Banks' markets (Eagle and Summit Counties) are located in resort areas, seasonality of deposits can run as high as 15% to 20% of deposits, with deposits peaking during the ski season, increasing in December and declining in April of each year. Management believes that deposits in non-resort, Western Slope markets, including the Montrose market in which Vail Banks will have a greater presence after the Telluride Merger, will serve to reduce the overall impact of such seasonality.

  OTHER SERVICES. WestStar's centralized administrative operations and use of advanced technology allow it to offer its customers the option and flexibility of monitoring their loan and account activity and conducting some banking transactions 24 hours a day through personal computers from their home or business. Telephone access allows customers to receive up-to-the-minute account balances, deposit status, checks paid, withdrawals made, loan status, loan amounts due and other specifics relating to services provided by WestStar. WestStar has a total of 12 automated teller machines available to its customers, six of which are located at retail offices and six of which are located elsewhere in WestStar's market area. Through agreements with other banks and ATM networks, customers have access to automated teller machines throughout the world.

ADMINISTRATION OF WESTSTAR

  WestStar and its retail offices operate through a customer driven organization. Market managers and retail office managers operate with significant customer service-oriented local autonomy, within criteria established by WestStar, to provide financial services to existing customers, to make lending decisions with respect to potential customers, to price deposit products and to present a favorable impression of WestStar to the community in order to attract new customers. Many functions that can be centralized with common administration have been placed in operations centers.

  At the operations facilities (currently located in Dillon, Vail, Delta and Avon), WestStar offers administrative services, oversight and support to the retail offices, including data processing, accounting services, investments, credit policy formulation, loan documentation and a customer service center to provide PC banking and other customer service assistance. In early 1999, Vail Banks intends to further consolidate administrative functions at a new 30,800 square foot facility being built by Vail Banks in Gypsum. See "--Facilities."

  Management believes that by standardizing products, services and systems and providing appropriate holding company support, WestStar's market managers, retail office managers and other personnel can concentrate on individual customer service and community relations. Management also believes that continued centralization of services provided by WestStar will benefit the individual retail offices by lowering expenses of administration and data processing services, by streamlining credit policy formulation and supervision and by facilitating compliance with the requirements of increasingly complex banking regulations. Ultimately, such standardization and centralization is intended to contribute to Vail Banks' acquisition strategy by improving the results of operations of acquired banks and retail offices. Vail Banks believes that autonomy at the retail office level allows WestStar to better serve customers in the respective communities, and thus enhances WestStar's business opportunities and operations. This structure also has served in the past to ease the integration of banks acquired by Vail Banks because it allows WestStar generally to maintain customer familiarity (by maintaining existing management and retail office culture), while at the same time transitioning new retail offices into WestStar's policies and procedures (by utilizing WestStar's centralized administrative operations and management personnel) and providing a higher level of service and expertise through operating efficiencies generated by centralization.

TECHNOLOGY

  WestStar's use of advanced technology enables it to offer customers fast, efficient services and connects all of Vail Banks' financial service representatives with on-line, real-time access to information concerning all customer account data. Additionally, advanced hardware and software has been installed in Dillon, Avon and Delta and will be installed in the new operations facility in Gypsum by early 1999 that will "image" or photograph all items (checks, deposit tickets and payments, etc.) in each local market at the end of each day. The images will then be transmitted for centralized processing where the various accounts and items will be balanced and processed. Once processed, the images of checks and deposit tickets will be simultaneously associated with the appropriate customer's account, where they will be stored indefinitely and retrieved to be printed on multi-check pages for statements on a monthly basis. The imaging system also will allow, via WestStar's data network, instant access at all retail offices to current and, on a going forward basis, loan files, customer signature cards and other data that is available currently only on an originating retail office basis. Independent's data processing systems have been integrated into this imaging system, and Telluride's banks have recently converted to a similar, centralized imaging system. Vail Banks believes that its technology platform is and will be among the most advanced for banks of Vail Banks' size in Colorado and provides Vail Banks with the resources to continue to offer leading edge services to current and new customers. Vail Banks believes that the integrity of client information is well protected by its data security system and its off-site disaster back-up storage facilities.

COMPETITION

  The banking business is highly competitive, and the profitability of Vail Banks depends principally upon Vail Banks' ability to compete in the markets in which its banking operations are located. The financial services industry is currently highly fragmented, but consolidation in the industry has begun to reduce the number of independent banks. Vail Banks competes with other commercial banks, savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, asset-based non-bank lenders and certain other nonfinancial institutions, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing than Vail Banks. Many competitors of Vail Banks have much greater financial resources, greater name recognition and more offices than Vail Banks. Some of these entities and institutions are not subject to the same regulatory restrictions as Vail Banks. Vail Banks believes it has been able to compete effectively with other financial institutions by emphasizing customer service, technology and local office decision-making, by establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers.

  Legislation permitting full nationwide interstate banking and branching was recently enacted by Congress. The Colorado legislature has passed a law permitting interstate branching (the acquisition of a bank in Colorado by an out-of-state bank without the requirement of maintaining a Colorado banking charter) that became effective in 1997. These new laws may lead to increased competition from out-of-state banks in Vail Banks' markets. See "Supervision and Regulation."

  Management believes that WestStar will be able to continue to compete successfully in its respective communities. Vail Banks believes its competitive strengths include the reputation it has for developing and continuing banking relationships, responsiveness to customer needs and individualized customer service, and skilled and resourceful personnel. Management believes that large, institutional banks cannot or are unwilling to offer a high level of individualized customer service, and that WestStar's customers and potential customers in its markets choose to bank with WestStar in order to take advantage of this attention while also receiving a range of banking services at competitive prices. The factors affecting competition include banking and financial services provided, customer service and responsiveness, customer convenience and office location. Vail Banks further believes that the community commitment and involvement of its personnel and its commitment to providing quality banking and financial services are factors that should allow it to continue to maintain and improve its competitive position.

  Vail Banks also faces competition in acquiring financial institutions. Colorado has recently experienced a significant consolidation of its banking industry, and many large holding companies with greater resources than Vail Banks (including several out-of-state holding companies) are actively pursuing acquisitions in Colorado. This competition affects the acquisition opportunities for Vail Banks and can affect the cost of such acquisitions.

FACILITIES

  The following table sets forth information about Vail Banks' banking offices, including retail offices to be acquired in the Telluride and Independent Mergers.

     LOCATION   DEPOSITS AT SEPTEMBER 30, 1998
     --------   ------------------------------
                    (DOLLARS IN THOUSANDS)
     Avon.........................$29,601
     Basalt.........................2,437
     Breckenridge...................5,159
     Cedaredge--South Grand........23,530
     Cedaredge--Mercantile.............**
     Delta.........................12,829
     Denver--17th Street...........15,655
     Denver--Stout Street...........1,435
     Dillon........................24,898
     Eagle..........................4,098
     Edwards........................6,772
     Frisco........................12,992
     Glenwood Springs..............21,521
     Glenwood Springs--City Market..4,164
     Gypsum.........................6,035
     Montrose--City Market..........3,780
     Montrose--City Market*.........3,600
     Montrose*.....................20,207
     New Castle.....................1,681
     Norwood*......................20,413
     Telluride*....................69,114
     Vail--Main Office.............59,858
     Vail--West Vail................1,219
     Vail--Vail Village................20

--------

 *To be acquired in the Telluride Merger

**Deposits included in Cedaredge--South Grand

  WestStar is in the process of constructing a 30,800 square foot operations facility in Gypsum. After the Telluride Merger, all of WestStar's administrative operations in Dillon, Vail, Avon and Glenwood will be centralized in the new Gypsum facility. Administrative operations of WestStar located in Delta and those of Telluride may be centralized in Western Colorado Bank's new 6,000 square foot operations facility in Montrose.

EMPLOYEES

  As of September 30, 1998 Vail Banks and its subsidiary employed 200 persons, 190 on a full-time basis and 10 on a part-time basis. Following the Telluride Merger, Vail Banks and its subsidiaries will employ approximately 274 persons, 243 on a full-time basis and 31 on a part-time basis. Neither Vail Banks nor WestStar is a party to any collective bargaining agreement, and Vail Banks believes that its employee relations are good. See "Management--Employee Agreements."

LEGAL PROCEEDINGS

  Vail Banks and WestStar periodically are parties to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans and other issues incident to WestStar's business. Management does not believe that there is any pending or threatened proceeding against Vail Banks or WestStar which, if determined adversely, would have a material effect on the business, results of operations, or financial position of Vail Banks or WestStar.

                            SELECTED FINANCIAL DATA

  The following table sets forth selected financial data for Vail Banks. The selected historical statements of operations data as of and for each of the years ended December 31, 1997, 1996, 1995, 1994 and 1993, and the selected historical balance sheet data as of and for the periods then ended have been derived from the consolidated financial statements audited by Fortner, Bayens, Levkulich & Co., P.C., independent public accountants ("Fortner, Bayens"); such financial statements as of and for each of the years December 31, 1997, 1996 and 1995 appear elsewhere in this Prospectus. The selected historical statements of operations data as of and for the nine months ended September 30, 1998 and 1997 have been derived from Vail Banks unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data as of such dates and for such periods. The financial statements as of and for the nine months ended September 30, 1998 have been reviewed by Fortner, Bayens, whose report on such financial statements is included elsewhere in this Prospectus. Operating results for interim periods are not necessarily indicative of results for the full fiscal year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto and other financial data included elsewhere in this Prospectus.

                           AS OF OR FOR THE
                           NINE MONTHS ENDED             AS OF OR FOR THE YEAR ENDED
                             SEPTEMBER 30,                      DECEMBER 31,
                          ------------------- --------------------------------------------------
                            1998      1997      1997      1996      1995      1994       1993
                          --------- --------- --------- --------- --------- ---------  ---------
                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
OPERATING DATA:
Interest income.........  $  15,329 $   9,989 $  14,022 $  11,655 $   8,582 $   5,041  $   4,417
Interest expense(1).....      5,663     3,243     4,514     4,210     3,045     1,452      1,256
                          --------- --------- --------- --------- --------- ---------  ---------
 Net interest income....      9,666     6,746     9,508     7,445     5,537     3,589      3,161
Provision for loan
 losses.................          0         0       232       154        40      (125)      (200)
                          --------- --------- --------- --------- --------- ---------  ---------
 Net interest income
  after provision for
  loan losses...........      9,666     6,746     9,276     7,291     5,497     3,714      3,361
Noninterest income......      1,660       908     1,273     1,071       911       733      1,052
Noninterest expenses....      9,251     6,634     9,787     7,740     5,621     3,553      2,989
                          --------- --------- --------- --------- --------- ---------  ---------
 Income before income
  taxes.................      2,075     1,020       762       622       787       894      1,424
Income tax expense......        730       380       288       257       266       377        271
                          --------- --------- --------- --------- --------- ---------  ---------
 Net income.............      1,345       640       474       365       521       517      1,153
Income tax benefit of
 net operating loss
 carryforwards..........        687       358       274       242       264       368        271
                          --------- --------- --------- --------- --------- ---------  ---------
Total increase in
 shareholders' equity
 after benefit of loss
 carryforwards..........  $   2,032 $     998 $     748 $     607 $     785 $     885  $   1,424
                          ========= ========= ========= ========= ========= =========  =========
COMMON SHARE DATA(2):
Earnings per common
 share (basic)..........  $    0.49 $    0.31 $    0.23 $    0.21 $    0.30 $    0.39  $    0.87
Earnings per share
 (diluted)..............       0.46      0.30      0.21      0.19      0.28      0.36       0.81
Book value per common
 share..................       7.35      6.01      5.91      5.29      5.16      3.95       3.75
Tangible book value per
 common share...........       4.41      5.30      4.19      4.35      4.14      3.95       3.75
Cash dividends per
 common share...........       0.00      0.00      0.00      0.22      0.34      0.51       0.00
Weighted average common
 shares outstanding
 (basic)................  2,408,616 2,049,685 2,100,423 1,778,373 1,763,021 1,320,390  1,306,930
Weighted average common
 shares outstanding
 (diluted)..............  3,152,332 2,150,821 2,229,789 1,879,509 1,864,157 1,421,526  1,408,066
End of period common
 shares outstanding.....  2,809,130 2,250,980 2,250,980 1,782,510 1,766,050 1,320,390  1,306,930

                          AS OF OR FOR THE
                          NINE MONTHS ENDED          AS OF OR FOR THE YEAR ENDED
                            SEPTEMBER 30,                    DECEMBER 31,
                          ------------------  ----------------------------------------------
                            1998      1997      1997      1996      1995     1994     1993
                          --------  --------  --------  --------  --------  -------  -------
                                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE SHEET DATA (END
 OF PERIOD):
Total assets............  $267,396  $159,545  $231,191  $157,194  $136,931  $82,366  $75,165
Investment securities...    19,848    14,720    19,732    18,843    22,094   28,297   29,606
Net loans...............   182,909   116,077   153,549   105,963    78,067   31,896   28,467
Allowance for loan
 losses.................     1,497       799     1,364       823       620      361      353
Deposits................   237,447   142,571   206,215   144,350   125,564   75,028   68,112
Note payable............     1,050     1,250     1,200     1,400     1,600    1,800    1,950
Shareholders' equity....    25,202    13,529    17,868     9,429     9,121    5,222    4,904
PERFORMANCE RATIOS:
Return on average
 assets(3)..............      0.72%     0.55%     0.29%     0.26%     0.49%    0.70%    1.66%
Return on average
 shareholders'
 equity(3)..............      8.82      7.17      3.71      3.94      5.78    10.21    18.52
Net interest margin(3)..      6.31      6.63      6.80      6.14      6.09     4.87     4.55
Operating efficiency
 ratio(4)...............     81.68     85.37     89.54     84.56     83.84    82.21    70.95
Shareholders' equity to
 total assets...........      9.42      8.48      7.73      6.00      6.66     6.34     6.52
Loan to deposit ratio...     77.03     81.42     74.46     73.41     62.17    42.51    41.79
ASSET QUALITY RATIOS
 (END OF PERIOD):
Nonperforming assets to
 total assets(5)........      0.11%     0.03%     0.09%     0.04%     0.35%    0.03%    0.58%
Nonperforming loans to
 total loans(6).........      0.06      0.04      0.14      0.06      0.45     0.00     0.18
Net loan charge-offs
 (recoveries) to average
 total loans............      0.04      0.02      0.03     (0.05)    (0.05)   (0.43)   (0.79)
Allowance for loan
 losses to total loans..      0.81      0.68      0.88      0.77      0.79     1.12     1.22
Allowance for loan
 losses to nonperforming
 loans..................  1,279.49  1,630.61    637.38  1,266.15    174.16       NM*  666.04
CAPITAL RATIOS (END OF
 PERIOD)(7):
Leverage ratio..........      5.65%     7.27%     7.33%     6.23%     7.22%    9.11%    9.70%
Tier 1 risk-based
 capital ratio..........      8.26     10.37      8.26      8.59      9.93    17.22    20.51
Total risk-based capital
 ratio..................      9.87     11.06     10.15      9.37     10.62    18.12    21.57

--------
* "NM" represents a number that is not calculable because there were no nonperforming loans.
(1) Includes expenses associated with Mandatorily Convertible Debentures.
(2) Adjusted for the 10-for-one stock split. Does not include conversion of the Series A Preferred Stock and the Mandatorily Convertible Debentures except in diluted computations.
(3) Interim periods annualized.
(4) Calculated by dividing total noninterest expenses, excluding intangible asset amortization, by net interest income plus noninterest income.
(5) Nonperforming assets consist of nonaccrual loans, loans past due 90 days or more, restructured loans and other real estate owned.
(6) Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more and restructured loans.
(7) Leverage and risk-based capital ratios are defined in "Supervision and Regulation."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BASIS OF PRESENTATION

  The following discussion and analysis provides information regarding Vail Banks' historical results of operations and financial condition as of or for the nine months ended September 30, 1998 and 1997 and as of or for the years ended December 31, 1997, 1996 and 1995. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

  Effective December 1, 1997, Vail Banks consummated the Cedaredge Merger by paying cash of $3.25 million, and assuming certain obligations of $550,000 and the Mandatorily Convertible Debentures totaling approximately $1.6 million. As of the date of the merger, Cedaredge had total assets of $45.5 million, loans of $34.3 million, total deposits of $42.0 million and equity capital of $3.0 million. The merger has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of the merger. The consolidated statements of income include only the income and expenses of Cedaredge since the date of the Cedaredge Merger. The excess of purchase price over net assets acquired has been recorded as an intangible asset, which is amortized over 25 years. The effect on results of operations for the first eleven months of 1997, had the purchase transaction occurred at the beginning of the year, would have been material. See "Recent and Proposed Mergers" for further information on this transaction.

  Effective July 31, 1998, Vail Banks consummated the Independent Merger by paying cash of $3.8 million and issuing 318,770 shares of Vail Banks Common Stock. As of the merger date, Independent had total assets of $30.3 million, net loans of $17.0 million, total deposits of $27.4 million and equity capital of $2.6 million. The merger has been accounted for under the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of the merger. The consolidated statements of income include only the income and expense of Independent since the date of the Independent Merger. The excess of purchase price over net assets has been recorded as an intangible asset, which is amortized over 25 years. The effect on results of operations for the first seven months of 1998, had the purchase transaction occurred at the beginning of the year, would have been material. See "Recent and Proposed Mergers" for further information on this transaction.

  The Telluride Merger, which Vail Banks expects to be consummated at approximately the same time as the Offering, will substantially affect Vail Banks' future operations and should have a positive impact on comparisons of income, expense, and balance sheet items for the 1997 to 1998 fourth quarter period and 1998 to 1999 first, second and third quarter periods. As a result of the merger, Vail Banks will experience a material increase in goodwill, goodwill amortization and intangible assets as a percentage of total equity. Management believes that following the aforementioned merger Vail Banks will be "well capitalized" for purposes of various banking regulations.

OVERVIEW

  Vail Banks' net income for the nine months ended September 30, 1998 increased $705,000, or 110.2%, to $1,345,000 from $640,000 for the nine months ended September 30, 1997. Net income for the year ended December 31, 1997 increased $109,000, or 29.9%, to $474,000 from $365,000 in 1996. Net income for the year ended December 31, 1996 decreased $156,000, or 29.9%, to $365,000 from $521,000 in 1995.

  Total assets at September 30, 1998 increased $107.9 million, or 67.6%, to $267.4 million from $159.5 million at September 30, 1997. Total assets at December 31, 1997 increased $74.0 million, or 47.1%, from $157.2 million at December 31, 1996, which was an increase of $20.3 million, or 14.8%, over the total assets at December 31, 1995.

  The annualized return on average assets was 0.72% for the nine months ended September 30, 1998 compared to 0.55% for the nine months ended September 30, 1997. The return on average assets was 0.29% for the year ended December 31, 1997 compared to 0.26% and 0.49% for the years ended December 31, 1996 and 1995, respectively.

  The annualized return on average equity was 8.82% for the nine months ended September 30, 1998 compared to 7.17 % for the nine months ended September 30, 1997. The return on average equity was 3.71% for the year ended December 31, 1997 compared to 3.94% and 5.78% for the years ended December 31, 1996 and 1995, respectively.

  Vail Banks is utilizing its tax loss carryforward position, obtained from a merger in 1993, by taking funds that would normally have been used to pay taxes and using those funds to expand its banking business and facilities. Under GAAP requirements, however, net income must be reported net of an equivalent expense which would have been paid for taxation. Therefore, both the expenses associated with these investments and the "equivalent taxation" amount reduce net income. These investments, such as de novo retail offices, advanced real-time information technology networks and item imaging systems, have increased expenses and put downward pressure on returns on assets and equity in the current and immediate historical periods. Vail Banks believes such investments will yield significant returns in future periods.

RESULTS OF OPERATIONS

  Net Interest Income. Vail Banks' net income is derived primarily from net interest income. Net interest income is the difference between interest income, principally from loans, investment securities and federal funds sold; and interest expense, principally on customer deposits. Changes in net interest income result from changes in volume, net interest spread and net interest margin. Volume refers to average dollar levels of interest-earning assets and interest-bearing liabilities. Net interest spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities. Net interest margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets, interest-bearing liabilities and noninterest-bearing liabilities.

  The following table sets forth the average balances, net interest income and expense and average yields and rates for Vail Banks' earning assets and interest-bearing liabilities for the periods indicated on a nontax-equivalent basis.

                           NET INTEREST INCOME

                               NINE MONTHS ENDED SEPTEMBER 30,
                   ---------------------------------------------------------
                              1998                         1997                         1997
                   ---------------------------- ---------------------------- ----------------------------
                             INTEREST  AVERAGE            INTEREST  AVERAGE            INTEREST  AVERAGE
                   AVERAGE   EARNED OR YIELD OR AVERAGE   EARNED OR YIELD OR AVERAGE   EARNED OR YIELD OR
                   BALANCE     PAID      COST   BALANCE     PAID      COST   BALANCE     PAID      COST
                   --------  --------- -------- --------  --------- -------- --------  --------- --------
                                                                             (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning
assets:
Federal funds
sold.............  $ 27,901   $1,120     5.35%  $ 10,333   $  404     5.21%  $  9,396   $   496    5.28%
Investment
securities
 Taxable.........    16,185      708     5.83     16,283      704     5.77     15,780       934    5.92
 Tax exempt (1)..     3,107      107     4.61        220        9     5.58        482        22    4.56
Loans (2)........   160,714   13,384    11.11    106,611    8,872    10.79    115,179    12,570   10.91
Allowance for
loan losses......    (1,371)                        (826)                        (848)
                   --------   ------            --------   ------            --------   -------
Total interest-
earning assets...   206,536   15,329     9.90%   135,601    9,989     9.82%   139,989    14,022   10.02%
Noninterest-
earning assets...    40,910                       20,079                       22,039
                   --------                     --------                     --------
Total assets.....  $247,446                     $155,680                     $162,028
                   ========                     ========                     ========
LIABILITIES AND
SHAREHOLDERS' EQ-
UITY
Interest-bearing
liabilities:
Interest-bearing
deposits
 Demand,
 interest-
 bearing.........  $101,843   $2,886     3.78%  $ 71,845   $2,026     3.76%  $ 73,651   $ 2,752    3.74%
 Savings.........    14,538      302     2.77      7,713      155     2.68      8,099       219    2.70
 Certificates of
 deposit.........    52,256    2,252     5.75     21,200      886     5.57     22,775     1,280    5.62
                   --------   ------            --------   ------            --------   -------
Total interest-
bearing
deposits.........   158,637    5,440     4.30%   100,758    3,067     4.06%   104,525     4,251    4.07%
Federal funds
sold and
securities sold
under repurchase
agreements.......       829       24     3.94%     1,657       78     6.33%     1,665        88    5.29%
Note payable.....     1,117       83     9.92      1,317       97     9.83      1,275       123    9.65
Other
liabilities......        28        2     8.10         16        1     4.98        392        39    9.82
                   --------   ------            --------   ------            --------   -------
Total interest-
bearing
liabilities (3)
(4)..............   170,611    5,549     4.34%   103,748    3,243     4.17%   107,857     4,501    4.17%
                              ------                       ------                       -------
Noninterest-
bearing
liabilities......    56,509                       40,027                       41,388
                   --------                     --------                     --------
Total liabilities
(3)..............   227,120                      143,775                      149,245
                   --------                     --------                     --------
Shareholders'
equity (3).......    20,326                       11,905                       12,783
                   --------                     --------                     --------
Total liabilities
and shareholders'
equity...........  $247,446                     $155,680                     $162,028
                   ========                     ========                     ========
Net interest
income (4).......             $9,780                       $6,746                       $ 9,521
                              ======                       ======                       =======
Net interest
margin...........                        6.31%                        6.63%                        6.80%
                                        =====                        =====                        =====
Net interest
spread...........                        5.56%                        5.65%                        5.84%
                                        =====                        =====                        =====
Ratio of average
interest-earning
assets to average
interest-bearing
liabilities......    121.06%                      130.70%                      129.79%
                    YEAR ENDED DECEMBER 31,
                   ---------------------------------------------------------
                              1996                         1995
                   ---------------------------- ----------------------------
                             INTEREST  AVERAGE            INTEREST  AVERAGE
                   AVERAGE   EARNED OR YIELD OR AVERAGE   EARNED OR YIELD OR
                   BALANCE     PAID      COST   BALANCE     PAID      COST
                   --------- --------- -------- --------- --------- --------
ASSETS
Interest-earning
assets:
Federal funds
sold.............  $  6,609   $   343    5.19%  $ 11,734  $     802   6.83%
Investment
securities
 Taxable.........    23,482     1,300    5.54     26,072      1,431   5.49
 Tax exempt (1)..       349        19    5.44        394         27   6.85
Loans (2)........    91,583     9,993   10.91     53,172      6,322  11.89
Allowance for
loan losses......      (680)                        (498)
                   --------- ---------          --------- ---------
Total interest-
earning assets...   121,343    11,655    9.61%    90,874      8,582   9.44%
Noninterest-
earning assets...    21,497                       16,205
                   ---------                    ---------
Total assets.....  $142,840                     $107,079
                   =========                    =========
LIABILITIES AND
SHAREHOLDERS' EQ-
UITY
Interest-bearing
liabilities:
Interest-bearing
deposits
 Demand,
 interest-
 bearing.........  $ 66,089   $ 2,476    3.75%  $ 47,139  $ . 1,774   3.76%
 Savings.........     8,227       231    2.81      6,901        216   3.13
 Certificates of
 deposit.........    18,595     1,035    5.57     14,363        779   5.42
                   --------- ---------          --------- ---------
Total interest-
bearing
deposits.........    92,911     3,742    4.03%    68,403      2,769   4.05%
Federal funds
sold and
securities sold
under repurchase
agreements.......     4,096       210    5.13%     1,467        113   7.70%
Note payable.....     1,500       144    9.60      1,700        163   9.59
Other
liabilities......     2,087       114    5.47          0          0    --
                   --------- ---------          --------- ---------
Total interest-
bearing
liabilities (3)
(4)..............   100,594     4,210    4.19%    71,570      3,045   4.25%
                             ---------                    ---------
Noninterest-
bearing
liabilities......    32,973                       26,490
                   ---------                    ---------
Total liabilities
(3)..............   133,566                       98,060
                   ---------                    ---------
Shareholders'
equity (3).......     9,274                        9,020
                   ---------                    ---------
Total liabilities
and shareholders'
equity...........  $142,840                     $107,080
                   =========                    =========
Net interest
income (4).......             $ 7,445                     $   5,537
                             =========                    =========
Net interest
margin...........                        6.14%                        6.09%
                                       ========                     ========
Net interest
spread...........                        5.42%                        5.19%
                                       ========                     ========
Ratio of average
interest-earning
assets to average
interest-bearing
liabilities......    120.63%                      126.97%

--------
(1) Yields are calculated using stated rates, not tax-equivalent rates.

(2) Loans are net of unearned discount. Nonaccrual loans are included in average loans outstanding. Loan fees are included in interest income as follows: September 30, 1998--$1,379,000; September 30, 1997--$816,000;
    December 31, 1997--$1,143,000; December 31, 1996--$960,000; December 31,
    1995--$783,000.
(3) Mandatorily Convertible Debentures are included in the "Shareholders' equity" account as the Offering will require automatic conversion to Common Stock.

(4) Expenses associated with the Mandatorily Convertible Debentures are not reflected in interest expense in this table as the Mandatorily Convertible Debentures will be converted in connection with the Offering.

  Net interest income, on a nontax-equivalent basis, was $9.8 million for the nine months ended September 30, 1998, an increase of $3.0 million, or 45.0%, from $6.7 million for the same period in 1997. Interest income for the nine month periods ended September 30, 1998 and 1997 was $15.3 million and $10.0 million, respectively. The $5.3 million increase is primarily due to growth of the loan portfolio. The Cedaredge Merger in December 1997 added approximately $34.4 million of the $46.3 million increase in average loans reported as of September 30, 1998, with retail office expansion and internal growth accounting for the remainder of the increase. A balanced blend of fixed and variable rate loans in the portfolio and relatively stable interest rates over the past twelve months served to minimize changes due to rate in favor of changes due to volume. The average yield on interest-earning assets increased to 9.90% during the first nine months of 1998, from 9.82% during the same period in 1997.

  Interest expense increased $2.3 million, or 71.1%, to $5.5 million for the nine months ended September 30, 1998, compared to $3.2 million for the same period in 1997. Increases in the volume of interest-bearing demand deposits and certificates of deposit accounted for the majority of the increase in interest expense. The Cedaredge Merger added approximately $10.8 million of the $26.8 million increase in the average interest-bearing demand deposit accounts and approximately $15.9 million of the $26.3 million increase in average certificates of deposit. The balance of the increase is attributable to retail office expansion and internal growth. The average cost of interest-bearing liabilities increased to 4.34% for the nine months ended September 30, 1998, from 4.17% in the same period of 1997.

  The net interest margin and net interest spread for the nine months ended September 30, 1998 were 6.31% and 5.56%, respectively, compared to 6.63% and 5.65%, respectively for the same period in 1997. The combination of the improvement in loan yields being offset by a larger increase in the cost of interest-bearing liabilities and a smaller ratio of interest-bearing assets to interest-earning liabilities caused a decline in the net interest margin, when comparing the nine month periods of 1998 and 1997. However, the net interest spread narrowed by a lessor extent, due to loan yield improvement.

  Net interest income, on a nontax-equivalent basis, was $9.5 million for the year ended December 31, 1997, an increase of $2.1 million, or 28.4%, from $7.4 million in 1996. Interest income for the years ended December 31, 1997 and 1996 was $14.0 million and $11.7 million, respectively. The increase in interest income from 1996 to 1997 of $2.4 million is primarily due to an increase in size of the loan portfolio. The Cedaredge Merger added $2.9 million of the $23.6 million increase in average loans to the December 31, 1997 figure, with retail office expansion and internal growth contributing the remainder of the increase over the periods. The average yield on interest-earning assets increased to 10.02% in 1997 from 9.61% in 1996.

  Interest expense increased $291,000, or 6.9%, to $4.5 million for the year ended December 31, 1997 compared to $4.2 million for 1996. Increases in the volume of interest-bearing demand deposit accounts and certificates of deposit accounted for the majority of the increase in interest expense over the periods. The Cedaredge Merger added approximately $900,000 of the $7.6 million increase in average interest-bearing demand deposit accounts and approximately $1.3 million of the $4.2 million increase in average certificates of deposit over the periods. The balance of the increases is attributable to retail office expansion and internal growth. The increase in interest expense on deposits was partially offset by reductions in other interest expense due to a partial retirement of securities sold under repurchase agreements and other liabilities. Retirement of these liabilities continued through the nine months ended September 30, 1998. The average cost of interest-bearing liabilities decreased to 4.17% in 1997 from 4.19% in 1996.

  Net interest income, on a nontax-equivalent basis, was $7.4 million for the year ended December 31, 1996, an increase of $1.9 million, or 34.5%, from $5.5 million in 1995. Interest income for the years ended December 31, 1996 and 1995 was $11.7 million and $8.6 million, respectively. The increase in interest income from 1995 to 1996 of $3.1 million is primarily due to an increase in the size of the loan portfolio. Loan growth during this period is largely attributable to Vail Banks merging with Snow Bancorp in mid-1995, adding $18.5 million in total loans, and opening two de novo branches in mid-1996, increasing its market breadth and share. The average yield on interest-earning assets increased to 9.61% in 1996 from 9.44% in 1995.

  Interest expense increased $1.2 million, or 38.3%, to $4.2 million for the year ended December 31, 1996 compared to $3.0 million for 1995. Increases in the volume of interest-bearing demand deposit accounts accounted for the majority of increase in interest expense over the periods. The merger with Snow Bancorp in mid-1995, adding $25.4 in total deposits, and the opening of two de novo branches in mid-1996, are the primary factors in this increase. The average cost of interest-bearing liabilities decreased to 4.19% in 1996 from 4.25% in 1995.

  The net interest margin and net interest spread for 1997 were 6.80% and 5.84%, respectively, compared to 6.14% and 5.42%, respectively, for 1996. The net interest margin and net interest spread for 1996 were 6.14% and 5.42%, respectively, compared to 6.09% and 5.19%, respectively for 1995.

  The following table illustrates, for the periods indicated, the changes in Vail Banks' net interest income, on a nontax-equivalent basis, due to both volume and rate changes. Changes in net interest income due to both volume and rate have been allocated to both volume and rate in proportion to the relationship of the absolute dollar amounts of the change in each.

               RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

                            FOR THE NINE MONTHS          FOR THE YEAR ENDED         FOR THE YEAR ENDED
                          ENDED SEPTEMBER 30, 1998       DECEMBER 31, 1997          DECEMBER 31, 1996
                              COMPARED TO 1997            COMPARED TO 1996           COMPARED TO 1995
                          --------------------------  --------------------------  ------------------------
                           INCREASES (DECREASES)       INCREASES (DECREASES)      INCREASES (DECREASES)
                           IN NET INTEREST INCOME      IN NET INTEREST INCOME     IN NET INTEREST INCOME
                             DUE TO CHANGES IN           DUE TO CHANGES IN          DUE TO CHANGES IN
                          --------------------------  --------------------------  ------------------------
                           VOLUME    RATE    TOTAL     VOLUME    RATE    TOTAL    VOLUME    RATE    TOTAL
                          --------- ------- --------  --------  ------  --------  -------- ------  -------
                                                   (DOLLARS IN THOUSANDS)
INTEREST INCOME:
Federal funds sold......  $    687  $   29  $    716  $    145  $   8   $    153  $  (350) $ (109) $  (459)
Investment securities
 Taxable................        (3)      7         4      (426)    60       (366)    (142)     11     (131)
 Tax exempt.............       118     (20)       98         7     (4)         3       (3)     (5)      (8)
Loans...................     4,136     386     4,522     2,575      2      2,577    4,567    (896)   3,671
                          --------  ------  --------  --------  -----   --------  -------  ------  -------
 Total interest income..     4,938     402     5,340     2,301     66      2,367    4,072    (999)   3,073
                          --------  ------  --------  --------  -----   --------  -------  ------  -------
INTEREST EXPENSE:
Interest-bearing
 deposits
 Demand, interest-
  bearing...............       846      14       860       283     (7)       276      713     (11)     702
 Savings................       137      10       147        (4)    (8)       (12)      42     (27)      15
 Certificates of
  deposit...............     1,298      68     1,366       233     12        245      230      26      256
Federal funds purchased
 and securities sold
 under repurchase
 agreements.............       (39)    (15)      (54)     (125)     3       (122)     203    (106)      97
Note payable............       (15)      1       (14)      (22)     1        (21)     (19)    --       (19)
Other liabilities.......         1       0         1       (93)    18        (75)     114     --       114
                          --------  ------  --------  --------  -----   --------  -------  ------  -------
 Total interest
  expense:..............     2,228      78     2,306       272     19        291    1,283    (118)   1,165
                          --------  ------  --------  --------  -----   --------  -------  ------  -------
Change in net interest
 income.................  $  2,710  $  324  $  3,034  $  2,029  $  47   $  2,076  $ 2,789   $(881) $ 1,908
                          ========  ======  ========  ========  =====   ========  =======  ======  =======

  Provision for Loan Losses. The amount of the provision for loan losses is based on quarterly evaluations of the loan portfolio, with particular attention directed toward nonperforming and other potential problem loans. During these evaluations, consideration is also given to such factors as management's evaluation of specific loans, the level and composition of nonperforming loans, historical loan loss experience, results of examinations by regulatory agencies, an internal asset review process, the market value of collateral, the strength and availability of guarantees, concentrations of credit and other judgmental factors.

  Vail Banks recorded no provision for loan losses for the nine months ended September 30, 1998 or September 30, 1997. Vail Banks recorded a $232,000 provision for the year ended December 31, 1997 as compared to $154,000 for the year ended December 31, 1996 and $40,000 for the year ended December 31, 1995. Provisions for these periods were increased to reflect growth in the loan portfolio and to maintain a target allowance to total loans ratio of .75% to 1.50%.

  Noninterest Income. The following table sets forth Vail Banks' noninterest income for the periods indicated.

                            NONINTEREST INCOME

                                                NINE MONTHS
                                                   ENDED         YEAR ENDED
                                               SEPTEMBER 30,    DECEMBER 31,
                                               --------------------------------
                                                1998   1997   1997   1996  1995
                                               ------- ------------ ------ ----
                                                    (DOLLARS IN THOUSANDS)
Service charges............................... $   330 $ 240 $  335 $  320 $275
NSF and returned check charges................     643   422    581    470  396
Other fee income..............................     286   178    220    144  163
Rental income.................................     346     0     12      0    0
Other income..................................      55    68    125    137   77
                                               ------- ----- ------ ------ ----
  Total noninterest income.................... $ 1,660 $ 908 $1,273 $1,071 $911
                                               ======= ===== ====== ====== ====

  During the nine months ended September 30, 1998, total noninterest income increased $752,000, or 82.8%, to $1.7 million from $908,000 for the comparable period in 1997 due primarily to increases in service charges and fees on demand deposit accounts in approximate proportion to growth in those deposit amounts. Also contributing to the increase was rental income from third parties. Noninterest income for the year ended December 31, 1997 compared to 1996 increased $202,000, or 18.9%, due primarily to increases in service charges and fees on demand deposit accounts in approximate proportion to growth in those deposit amounts.

  Noninterest income the year ended December 31, 1996 totaled $1.1 million, an increase of $160,000, from $911,000 for the year ended December 31, 1995. The primary reason for this increase is due to increases in service charges and fees on demand deposit accounts in approximate proportion to growth in those deposit amounts.

  Noninterest Expenses. The following table sets forth Vail Banks' noninterest expenses for the indicated periods.

                           NONINTEREST EXPENSES

                                              NINE MONTHS
                                                 ENDED          YEAR ENDED
                                             SEPTEMBER 30,     DECEMBER 31,
                                             ------------- --------------------
                                              1998   1997   1997   1996   1995
                                             ------ ------ ------ ------ ------
                                                   (DOLLARS IN THOUSANDS)
Salaries and employee benefits.............. $4,922 $3,353 $5,086 $3,670 $2,511
Occupancy...................................  1,167  1,028  1,325  1,185    959
Furniture and equipment.....................    824    556    852    492    343
Service fees................................    431    237    366    207     99
Professional fees...........................    216    191    238    178    238
Supplies and printing.......................    293    236    342    336    207
Telephone...................................    266    149    209    130    124
Marketing and promotions....................    172    211    399    255    256
Postage and freight.........................    142    101    137    125    105
Other.......................................    818    572    833  1,162    779
                                             ------ ------ ------ ------ ------
  Total noninterest expenses................ $9,251 $6,634 $9,787 $7,740 $5,621
                                             ====== ====== ====== ====== ======

  During the nine months ended September 30, 1998, noninterest expenses increased $2.6 million, or 39.4%, to $9.3 million from $6.6 million for the comparable period in 1997. This increase is primarily due to salaries and employee benefits increasing $1.6 million as a result of the addition of eight retail offices, one through expansion, four from the Cedaredge Merger and three from the Independent Merger. Furniture and equipment expense increased $268,000, or 48.2%, due to the expansion and acquisition of operating facilities. Service fees increased $194,000, or 81.9%, due to courier services required to move documents to and from the new facilities, which now serve a much broader geographical area, and central backroom operations. Other expenses increased $246,000, or 43.0% primarily as a result of expansion of operations, the Cedaredge Merger and the Independent Merger. Specific "other" expenses which increased over the period were travel, training, ATM interchange, insurance, software depreciation and conversion, and goodwill amortization.

  During the year ended December 31, 1997, noninterest expenses increased $2.0 million, or 26.4%, to $9.8 million from $7.7 million in 1996, primarily as a result of salaries and employee benefits increasing by $1.4 million due to the addition of seven retail offices, three through expansion and four from the Cedaredge Merger. The balance of the increase is generally due to continued growth of the existing operations combined with internal growth.

  During the year ended December 31, 1996, total noninterest expenses increased $2.1 million, or 37.7%, from $5.6 million in 1995. Increases in noninterest expenses over this period are primarily attributable to the opening of two de novo branches and the internal growth of existing operations. The increase in the "other" category is primarily due to an unusual charge of $406,000 taken in 1996 as a result of a variance in the cash and due reconciliation.

  Federal Income Tax. For approximately five years, Vail Banks has utilized a tax loss carryforward obtained from a 1993 merger. Under GAAP requirements, net income includes an equivalent expense which would be paid for taxation. A federal taxation rate of 34% is used for this purpose. The taxes saved by use of the tax loss carryforward is then added back to net income "below the line" to arrive at the "net addition to shareholders' equity." This results in a depressed retained earnings and an increased capital surplus.

FINANCIAL CONDITION

  Loan Portfolio Composition. The following table sets forth the composition of Vail Banks' loan portfolio by type of loan at the dates indicated. Management believes that the balance sheet information as of the dates indicated should be read in conjunction with the average balance information in the tables above under "--Net Interest Income." Vail Banks has followed a policy to manage the loan portfolio composition to hedge risks in specific markets by diversifying the loan portfolio. However, Vail Banks does have a concentration of loans in the commercial market. As a result of trends in the retail, service and real estate markets, balances of Vail Banks' commercial loans may fluctuate significantly. The mergers with Independent and Telluride are expected to initially increase the mix of loans in the installment category. This initial change in loan type mix, however, may only be temporary as increased lending capacity is utilized across all markets and loan types. Therefore, the data below is not necessarily indicative of trends within a particular category.

                        LOAN PORTFOLIO COMPOSITION

                               SEPTEMBER 30,           DECEMBER 31,
                               --------------  ------------------------------
                                    1998            1997            1996
                               --------------  --------------  --------------
                                AMOUNT    %     AMOUNT    %     AMOUNT    %
                               -------- -----  -------- -----  -------- -----
                                          (DOLLARS IN THOUSANDS)
Commercial, financial and
 agricultural................. $ 88,551  48.0% $ 77,801  50.2% $ 46,850  43.9%
Real estate--construction.....   34,899  18.9    25,163  16.2    23,852  22.3
Real estate--mortgage.........   35,607  19.3    31,618  20.4    31,815  29.8
Installment...................   25,349  13.7    20,331  13.1     4,269   4.0
                               -------- -----  -------- -----  -------- -----
 Total loans.................. $184,406 100.0% $154,913 100.0% $106,786 100.0%
                               ======== =====  ======== =====  ======== =====
                                               DECEMBER 31,
                               ----------------------------------------------
                                    1995            1994            1993
                               --------------  --------------  --------------
                                AMOUNT    %     AMOUNT    %     AMOUNT    %
                               -------- -----  -------- -----  -------- -----
                                          (DOLLARS IN THOUSANDS)
Commercial, financial and
 agricultural.................  $33,995  43.2%  $14,954  46.7%  $12,424  43.1%
Real estate--construction.....   19,524  24.8     8,197  25.6     7,010  24.3
Real estate--mortgage.........   21,479  27.3     7,844  24.5     8,438  29.3
Installment...................    3,690   4.7     1,011   3.2       949   3.3
                               -------- -----  -------- -----  -------- -----
 Total loans..................  $78,688 100.0%  $32,006 100.0%  $28,821 100.0%
                               ======== =====  ======== =====  ======== =====

  As of September 30, 1998, loans were $184.4 million, which was an increase of $29.5 million, or 19.0%, over $154.9 million as of December 31, 1997. All categories of loans increased over this period, primarily due to the acquisition of Glenwood ($17.2 million in loans), the cyclical increase in construction lending during the first two quarters of the year, as well as core business growth. This increase was partially offset by the cyclical pay-down of credit lines by commercial customers at the end of their peak season, which occurs in the late first quarter and early second quarter. Loans as of December 31, 1997 were up $48.1 million, or 45.1%, compared to December 31, 1996, primarily due to increases in commercial loans resulting from Vail Banks' new retail offices and the Cedaredge Merger.

  Commercial, financial and agricultural loans principally include loans to service, real estate and retail businesses. These loans are primarily secured by real estate and operating business assets. Commercial, financial and agricultural loans are made on the basis of the financial strength and repayment ability of the borrower as well as the collateral securing the loans. As of September 30, 1998, commercial, financial and agricultural loans represented the largest class of loans at $88.6 million or 48.0% of total loans, up from $77.8 million or 50.2% of total loans at December 31, 1997. Commercial, financial and agricultural loans as of December 31, 1997 were up $31.0 million compared to December 31, 1996, representing an increase in share of the total loan portfolio of 6.3% from 43.9% at December 31, 1996.

  Real estate--construction loans principally include short-term loans to fund the construction of buildings and residences and/or to purchase land for planned and near-term commercial or residential development. These loans are primarily non-revolving lines of credit and secured by real estate, typically well margined with a first security lien. As of September 30, 1998, real estate--construction loans totaled $34.9 million or 18.9% of total loans, up from $25.2 million or 16.2% of total loans at December 31, 1997. Real estate-- construction loans as of December 31, 1997 were up $1.3 million compared to December 31, 1996, representing a decrease in the share of the total loan portfolio of 6.1% from 22.3% at December 31, 1996.

  Real estate--mortgage loans principally include short-term financing for existing one to four family residences. The majority of these loans have maturities of less than one year. These loans are secured by the subject real estate, typically well margined with a first lien position. As of September 30, 1998, real estate--mortgage loans totaled $35.6 million or 19.3% of total loans up from $31.6 million or 20.4% of total loans at December 31, 1997. Real estate--mortgage loans as of December 31, 1997 were down $197,000 compared to December 31, 1996, representing a decrease in share of the total loan portfolio of 9.4% from 29.8% at December 31, 1996.

  Installment loans to individuals principally include one to five year loans for consumer items, such as automobiles, snowmobiles, motor homes and other goods. These loans are secured, at minimum, by the value of the item being financed. As of September 30, 1998, installment loans totaled $25.3 million or 13.7% of total loans, up from $20.3 million or 13.1% of total loans at December 31, 1997. Installment loans as of December 31, 1997 were up $16.1 million compared to December 31, 1996, representing an increase in share of the total loan portfolio of 9.1% from 4.0% at December 31, 1996. The primary reason for this increase is loans acquired in the Cedaredge Merger.

  Vail Banks rarely makes loans at its legal lending limit. Lending officers are assigned various levels of loan approval authority based upon their respective levels of experience and expertise. Secured loans exceeding $750,000 and unsecured loans exceeding $250,000 are evaluated and acted upon by the Directors' Loan Committee of WestStar, which meets once a week, and are reported to the Board of Directors. Vail Banks' strategy for approving or disapproving loans is to follow a conservative loan policies and underwriting practice which includes (i) granting loans on a sound and collectible basis;
(ii) investing funds for the benefit of shareholders and the protection of depositors; (iii) serving the needs of the community and Vail Banks' general market area while obtaining a balance between maximum yield and minimum risk;
(iv) ensuring that primary and secondary sources of repayment are adequate in relation to the amount of the loan; (v) developing and maintaining diversification of the loan portfolio as a whole and of the loans within each loan category; and (vi) ensuring that each loan is properly documented and, if appropriate, insurance coverage is adequate. Vail Bank's loan review and compliance personnel interact daily with commercial and consumer lenders to identify potential underwriting or technical exception variances. In addition, Vail Banks has placed increased emphasis on early identification of problem loans to aggressively seek resolution of the situations. Management believes that this strict adherence to conservative loan policy guidelines has contributed to Vail Banks' below average level of loan losses compared to its industry peer group.

  Loan Maturities. The following tables present, at September 30, 1998 and December 31, 1997, loans by maturity in each major category of Vail Banks' loan portfolio. Actual maturities may differ from the contractual repricing maturities shown below as a result of renewals and prepayments. Loan renewals are evaluated in the same manner as new credit applications.

                             LOAN MATURITIES

                                                 SEPTEMBER 30, 1998
                         -------------------------------------------------------------------
                                       AFTER ONE YEAR
                                     THROUGH FIVE YEARS        AFTER FIVE YEARS
                                  ------------------------ ------------------------
                         ONE YEAR
                         OR LESS  FIXED RATE FLOATING RATE FIXED RATE FLOATING RATE  TOTAL
                         -------- ---------- ------------- ---------- ------------- --------
                                               (DOLLARS IN THOUSANDS)
Commercial, financial
 and agricultural....... $32,741   $16,412      $21,679     $ 7,776      $ 9,943    $ 88,551
Real estate--
 construction...........  29,974       990        3,935           0            0      34,899
Real estate--mortgage...   8,938    11,783        6,379       1,458        7,049      35,607
Installment.............   8,919    12,536          857       1,228        1,809      25,349
                         -------   -------      -------     -------      -------    --------
  Total loans........... $80,572   $41,721      $32,850     $10,462      $18,801    $184,406
                         =======   =======      =======     =======      =======    ========
                                                  DECEMBER 31, 1997
                         -------------------------------------------------------------------
                                       AFTER ONE YEAR
                                     THROUGH FIVE YEARS        AFTER FIVE YEARS
                                  ------------------------ ------------------------
                         ONE YEAR
                         OR LESS  FIXED RATE FLOATING RATE FIXED RATE FLOATING RATE  TOTAL
                         -------- ---------- ------------- ---------- ------------- --------
                                               (DOLLARS IN THOUSANDS)
Commercial, financial
 and agricultural....... $29,593   $17,010      $15,632     $ 8,503       $7,063    $ 77,801
Real estate--
 construction...........  23,679       909          575           0            0      25,163
Real estate--mortgage...  15,861     9,313        3,295       2,302          847      31,618
Installment.............   7,254    10,752          656       1,412          257      20,331
                         -------   -------      -------     -------      -------    --------
  Total loans........... $76,387   $37,984      $20,158     $12,217       $8,637    $154,913
                         =======   =======      =======     =======      =======    ========

  Nonperforming Assets. Nonperforming assets consist of loans 90 days or more delinquent and still accruing interest, nonaccrual loans, restructured loans and other real estate owned. When, in the opinion of management, a reasonable doubt exists as to the collectibility of interest, regardless of the delinquency status of the loan, the accrual of interest income is discontinued and interest accrued during the current year is reversed through a charge to current year's earnings. While the loan is on nonaccrual status, interest income is recognized only upon receipt and then only if, in the judgment of management, there is no reasonable doubt as to the collectibility of the principal balance. Loans 90 days or more delinquent generally are changed to nonaccrual status unless the loan is in the process of collection and management determines that full collection of principal and accrued interest is probable.

  Restructured loans are those for which concessions, including reduction of interest rate below a rate otherwise available to the borrower or the deferral of interest or principal, have been granted due to the borrower's weakened financial condition. Interest on restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur. Vail Banks currently has no restructured loans.

  The following table sets forth information concerning the nonperforming assets of Vail Banks as of the dates indicated.

                           NONPERFORMING ASSETS

                                                        DECEMBER 31,
                                    SEPTEMBER 30, ----------------------------
                                        1998      1997  1996  1995  1994  1993
                                    ------------- ----  ----  ----  ----  ----
                                            (DOLLARS IN THOUSANDS)
Nonaccrual loans..................      $ 78      $136  $  0  $353  $  0  $ 53
Other loans 90 days past due......        39        78    65     3     0     0
Other real estate owned...........       179         0     0   128    23   386
                                        ----      ----  ----  ----  ----  ----
Total nonperforming assets........      $296      $214  $ 65  $484  $ 23  $439
                                        ====      ====  ====  ====  ====  ====
Nonaccrual and other loans 90 days
 past due to total loans..........      0.06%     0.14% 0.06% 0.45% 0.00% 0.18%
Nonperforming assets to total
 loans plus other real estate.....      0.16%     0.14% 0.06% 0.61% 0.07% 1.50%
Nonperforming assets to total
 assets...........................      0.11%     0.09% 0.04% 0.35% 0.03% 0.58%

  Nonperforming assets as a percentage of total loans plus other real estate outstanding as of September 30, 1998 was 0.16%, compared to 0.14%, 0.06%, and 0.61% as of December 31, 1997, 1996, and 1995, respectively. The $51,000 in nonaccrual loans as of September 30, 1998, is made up of several small loans, with the largest of these equaling $35,404. Management believes Vail Banks is adequately collateralized to recover the majority of the balance of these nonaccrual loans. Other real estate owned is made up of one property with a book value of $178,587 and a recently appraised value of $248,000. Management generally obtains and maintains appraisals on real estate collateral. Management is not aware of any adverse trends relating to Vail Banks' loan portfolio.

  As of September 30, 1998, there was no significant balance of loans excluded from nonperforming loans set forth above, where known information about possible credit problems of borrowers causes management to have doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in such loans becoming nonperforming.

  Analysis of Allowance for Loan Losses. The allowance for loan losses represents management's recognition of the risks of extending credit and its evaluation of the loan portfolio. The allowance is maintained at a level considered adequate to provide for anticipated loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions, historical loss experience, evaluation of the quality of the underlying collateral, and holding and disposal costs. The allowance is increased by additional charges to operating income and reduced by loans charged off, net of recoveries.

  The following table sets forth information regarding changes in the allowance for loan losses for Vail Banks for the periods indicated.

                     ALLOWANCE FOR LOAN LOSS ANALYSIS

                                              NINE MONTHS     YEAR ENDED
                                                 ENDED       DECEMBER 31,
                                             SEPTEMBER 30, ------------------
                                                 1998        1997      1996
                                             ------------- --------  --------
                                                 (DOLLARS IN THOUSANDS)
Average total loans........................    $160,714    $115,179  $ 91,583
                                               ========    ========  ========
Total loans at end of period...............    $184,406    $154,913  $106,786
                                               ========    ========  ========
Allowance at beginning of year.............    $  1,364    $    823  $    620
Charge-offs:
  Commercial, financial and agricultural...           0           6        83
  Real estate--construction................           0           0         0
  Real estate--mortgage....................           0           0         0
  Installment..............................          86          52        39
                                               --------    --------  --------
    Total charge-offs......................          86          58       122
Recoveries:
  Commercial, financial and agricultural...          18          17       167
  Real estate--construction................           0           0         0
  Real estate--mortgage....................           0           0         0
  Installment..............................           9           7         4
                                               --------    --------  --------
    Total recoveries.......................          27          24       171
                                               --------    --------  --------
Net charge-offs (recoveries)...............          59          34       (49)
Allowance for loan loss--merger............         192         343         0
Provision for loan losses..................           0         232       154
                                               --------    --------  --------
Allowance at end of period.................    $  1,497    $  1,364  $    823
                                               ========    ========  ========
Net charge-offs (recoveries) to average
 total loans...............................        0.04%       0.03%    (0.05)%
Allowance to total loans at end of period..        0.81%       0.88%     0.77 %
Allowance to nonperforming loans...........    1,279.49%     637.38% 1,266.15 %

                     ALLOWANCE FOR LOAN LOSS ANALYSIS

                                                 YEAR ENDED DECEMBER 31,
                                                 ---------------------------
                                                  1995      1994      1993
                                                 -------   -------   -------
                                                 (DOLLARS IN THOUSANDS)
Average total loans............................. $73,183   $30,586   $28,425
                                                 =======   =======   =======
Total loans at end of period.................... $78,688   $32,006   $28,821
                                                 =======   =======   =======
Allowance at beginning of year.................. $   361   $   353   $   113
Charge-offs:
  Commercial, financial and agricultural........      31         0         0
  Real estate--construction.....................       0         0         0
  Real estate--mortgage.........................       0         0         0
  Installment...................................       7         6        17
                                                 -------   -------   -------
    Total charge-offs...........................      38         6        17
Recoveries:
  Commercial, financial and agricultural........      54        29       210
  Real estate--construction.....................       0         0         0
  Real estate--mortgage.........................      20       106         6
  Installment...................................       3         4        26
                                                 -------   -------   -------
    Total recoveries............................      77       139       242
                                                 -------   -------   -------
Net charge-offs (recoveries)....................     (39)     (133)     (225)
Allowance for loan loss--merger.................     180         0       215
Provision for loan losses.......................      40      (125)     (200)
                                                 -------   -------   -------
Allowance at end of period...................... $   620   $   361   $   353
                                                 =======   =======   =======
Net charge-offs (recoveries) to average total
 loans..........................................   (0.05)%   (0.43)%   (0.79)%
Allowance to total loans at end of period.......    0.79 %    1.13 %    1.22 %
Allowance to nonperforming loans................  174.16 %      NM *  666.04 %

--------
* "NM" represents a number that is not calculable because there were no nonperforming loans.

  Net charge-offs for the nine months ended September 30, 1998 totaled $59,000 or 0.04% of average loans. Net charge-offs during 1997 totaled $34,000 or 0.03% of average loans compared to recoveries of $49,000 or 0.05% of average loans in 1996.

  Vail Banks' lending personnel are responsible for ongoing reviews of the quality of the loan portfolio. Vail Banks' Credit Committee meets weekly to review all loans over 15 days past due. A list containing any potential problem loans is updated monthly and reviewed by management and the Board of Directors monthly. These reviews assist in the identification of potential and probable losses, and also in the determination of the level of the allowance for loan losses. The allowance for loan losses is based primarily on management's estimates of possible loan losses from the foregoing processes and historical experience. These estimates involve ongoing judgments and may be adjusted over time depending on economic conditions, changing historical experience and changing mix of the loan portfolio between the different types of loans.

  State and federal regulatory agencies, as an integral part of their examination process, review Vail Banks' loans and its allowance for loan losses. Management believes that Vail Banks' allowance for loan losses is adequate to cover anticipated losses. There can be no assurance, however, that management will not need to increase the allowance for loan losses or that regulators, when reviewing Vail Banks' loan portfolio in the future, will not require Vail Banks to increase such allowance, either of which could adversely affect Vail Banks' earnings. Further, there can be no assurance that Vail Banks' actual loan losses will not exceed its allowance for loan losses.

  The following table sets forth an allocation of the allowance for loan losses by loan category as of the dates indicated. Portions of the allowance have been allocated to specific categories based on the analysis of the loan loss history of particular loan categories; however, a significant portion of the allowance is utilized as a single unallocated allowance available for all loan types. Vail Banks' loan portfolio contains a significant number of loans that are real estate--construction and commercial loans, and management assigns general risks to the portfolio that are common to both categories. These risks include the economic conditions in the building industry that could effect a slowdown in the market, resulting in fewer building permits and lower absorption of newly developed sites, fluctuating land values, building moratoriums by municipalities, and the overall general economy of Vail Banks' area of operations. The allocation table should not be interpreted as an indication of the specific amounts, by loan category, to be charged to the allowance.

                    ALLOWANCE FOR LOAN LOSS ALLOCATION

                                                                DECEMBER 31,
                             SEPTEMBER 30,      ---------------------------------------------
                                  1998                   1997                   1996
                         ---------------------- ---------------------- ----------------------
                                     LOANS IN               LOANS IN               LOANS IN
                                   CATEGORY AS            CATEGORY AS            CATEGORY AS
                                   A PERCENTAGE           A PERCENTAGE           A PERCENTAGE
                         AMOUNT OF   OF TOTAL   AMOUNT OF   OF TOTAL   AMOUNT OF   OF TOTAL
                         ALLOWANCE    LOANS     ALLOWANCE    LOANS     ALLOWANCE    LOANS
                         --------- ------------ --------- ------------ --------- ------------
                                                (DOLLARS IN THOUSANDS)
Allocated:
  Commercial, financial
   and agricultural.....  $  374       48.01%    $  110       50.23%     $ 41        43.87%
  Real estate--
   construction.........     148       18.93        334       16.24       675        22.34
  Real estate--
   mortgage.............     222       19.31         55       20.41        68        29.79
  Installment...........     116       13.75        141       13.12        32         4.00
Unallocated:............     637                    724                     7
                          ------      ------     ------      ------      ----       ------
  Total allowance for
   loan losses..........  $1,497      100.00%    $1,364      100.00%     $823       100.00%
                          ======      ======     ======      ======      ====       ======

                                                     DECEMBER 31,
                         --------------------------------------------------------------------
                                  1995                   1994                   1993
                         ---------------------- ---------------------- ----------------------
                                     LOANS IN               LOANS IN               LOANS IN
                                   CATEGORY AS            CATEGORY AS            CATEGORY AS
                                   A PERCENTAGE           A PERCENTAGE           A PERCENTAGE
                         AMOUNT OF   OF TOTAL   AMOUNT OF   OF TOTAL   AMOUNT OF   OF TOTAL
                         ALLOWANCE    LOANS     ALLOWANCE    LOANS     ALLOWANCE    LOANS
                         --------- ------------ --------- ------------ --------- ------------
                                                (DOLLARS IN THOUSANDS)
Allocated:
  Commercial, financial
   and agricultural.....   $  0        43.20%     $201        46.72%     $130        43.11%
  Real estate--
   construction.........    351        24.81         0        25.61         0        24.32
  Real estate--
   mortgage.............     84        27.30        28        24.51        85        29.28
  Installment...........    154         4.69         0         3.16        10         3.29
Unallocated:............     31                    132                    128
                           ----       ------      ----       ------      ----       ------
  Total allowance for
   loan losses..........   $620       100.00%     $361       100.00%     $353       100.00%
                           ====       ======      ====       ======      ====       ======

  Investments. Vail Banks' investment policy is designed primarily to ensure liquidity and to meet pledging requirements and secondarily to provide acceptable investment income. Investments are managed centrally to maximize compliance and effectiveness of overall investment activities. Management's focus is on maintaining a high quality investment portfolio oriented toward U.S. Treasury and U.S. government agency securities. None of the securities in the investment portfolio is classified as "high-risk" as defined by the Federal Financial Institutions Examinations Council. The determination of the amount and maturity of securities purchased is a function of liquidity and income projections based on the existing, and expected, balance sheet and interest rate forecasts.

  Vail Banks accounts for securities according to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. At the date of purchase, Vail Banks is required to classify debt and equity securities into one of three categories: held to maturity, trading or available for sale. At each reporting date, the appropriateness of each classification is reassessed. Investments in debt securities are classified as held to maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the statements with unrealized gains and losses included in earnings. Investments not classified as either held to maturity or trading are classified as available for sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of shareholders' equity until realized. The following table sets forth information regarding the investment composition of Vail Banks as of the dates indicated.

                          INVESTMENT COMPOSITION

                                                       DECEMBER 31,
                          SEPTEMBER 30,  -------------------------------------------
                              1998           1997           1996           1995
                          -------------  -------------  -------------  -------------
                          AMOUNT    %    AMOUNT    %    AMOUNT    %    AMOUNT    %
                          ------- -----  ------- -----  ------- -----  ------- -----
                                          (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
 SECURITIES
Estimated market value
U. S. Treasury..........  $ 5,296  44.2% $ 1,865  19.4% $     0   0.0% $     0   0.0%
U.S. government
 agencies...............    1,710  14.3    3,843  40.0    3,496  83.1    6,981  94.2
State and municipal.....    3,637  30.4    2,978  31.0        0   0.0        0   0.0
Federal Home Loan Bank
 stock..................      707   5.9      500   5.2      433  10.3      227   3.1
Federal Reserve stock...      534   4.5      371   3.9      280   6.7      199   2.7
Other equity
 investments............       99   0.8       50   0.5        0   0.0        0   0.0
                          ------- -----  ------- -----  ------- -----  ------- -----
 Total available for
  sale..................  $11,983 100.0% $ 9,607 100.0% $ 4,209 100.0% $ 7,407 100.0%
                          ======= =====  ======= =====  ======= =====  ======= =====
HELD TO MATURITY
 SECURITIES
Amortized cost
U. S. Treasury..........  $ 5,980  76.0% $ 7,960  78.6% $11,921  81.5% $10,248  69.8%
U.S. government
 agencies...............        0   0.0        0   0.0        0   0.0    1,127   7.7
State and municipal.....       85   1.1       85   0.8      220   1.5      455   3.1
Mortgage-backed
 securities.............    1,800  22.9    2,080  20.5    2,493  17.0    2,857  19.5
Other...................        0   0.0%       0   0.0%       0   0.0%       0   0.0%
                          ------- -----  ------- -----  ------- -----  ------- -----
 Total held to
  maturity..............  $ 7,865 100.0% $10,125 100.0% $14,634 100.0% $14,687 100.0%
                          ======= =====  ======= =====  ======= =====  ======= =====

  Investment Maturities and Yield. The following table sets forth the estimated market value and approximate yield of the securities in the investment portfolio by type and maturity at September 30, 1998.

                          INVESTMENT MATURITIES

                            SEPTEMBER 30, 1998

                                            AFTER ONE BUT   AFTER FIVE BUT
                                                WITHIN          WITHIN
                          WITHIN ONE YEAR     FIVE YEARS      TEN YEARS        AFTER TEN YEARS       TOTAL
                          ----------------  --------------  ----------------   ----------------  -------------
                           AMOUNT   YIELD   AMOUNT  YIELD   AMOUNT   YIELD      AMOUNT   YIELD   AMOUNT  YIELD
                          -------- -------  ------- ------  -------  -------   -------- -------  ------- -----
                                                     (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
 SECURITIES
U.S. Treasury...........  $  4,122   5.93%  $ 1,174  6.01%   $     0    0.00%  $      0   0.00%  $ 5,296 5.94%
U.S. government
 agencies...............       200   4.85     1,094  4.30          0    0.00          0   0.00     1,295 4.38
State and municipal.....     1,034   5.01     2,193  4.95        310    4.95        100   6.25     3,637 5.00
Mortgage-backed
 securities.............         0   0.00         0  0.00         92    7.84        325   6.16       416 6.53
Equity securities(1)....         0   0.00         0  0.00          0    0.00      1,340   0.00     1,340  --
                          --------          -------          -------           --------          -------
 Total available for
  sale..................  $  5,356          $ 4,461          $   402           $  1,765          $11,984
                          ========          =======          =======           ========          =======
Weighted average yield..             5.71%           5.07%              5.61%             6.18%          5.46%
HELD TO MATURITY
 SECURITIES
U.S. Treasury...........  $  1,992   5.00%  $ 3,988  5.25%   $     0    0.00%  $      0   0.00%  $ 5,980 5.17%
State and municipal.....        85   5.56         0  0.00          0    0.00          0   0.00        85 5.56
Mortgage-backed
 securities.............         0   0.00         0  0.00        524    6.50      1,276   7.00     1,800 6.85
                          --------          -------          -------           --------          -------
 Total held to
  maturity..............  $  2,077          $ 3,988          $   524           $  1,276          $ 7,865
                          ========          =======          =======           ========          =======
Weighted average yield..             5.02%           5.25%              6.50%             7.00%          5.56%

--------
(1) Equity securities do not have stated maturity dates.

  Deposits. Vail Banks' primary source of funds has historically been customer deposits, which have experienced significant growth from year to year. Deposit products are concentrated in business and personal checking accounts, including interest-bearing and noninterest-bearing accounts. Generally, deposits are short-term in nature with approximately 65% of deposits having a committed term in excess of three months and approximately 20% having a committed term of more than one year. Vail Banks' resort locations experience a seasonality of deposits. The percentage decrease in deposits from the year's high, typically in the first few months of the year, to the low, typically in mid-year, has been 17.2%, 18.1% and 19.6% for 1997, 1996 and 1995, respectively. Deposits in nonresort-oriented markets serve to reduce such seasonality. Management expects the effect of the Independent Merger and the Telluride Merger will further reduce such seasonality because each has locations in nonresort areas.

  Total deposits were $237.4 million as of September 30, 1998, an increase of $31.2 million, or 15.2%, from the December 31, 1997 amount. The merger with Glenwood contributed total deposits of $27.4 million. Deposits were $206.2 million as of December 31, 1997, an increase of $61.9 million, or 42.9%, over the December 31, 1996 amount of $144.4 million. As of September 30, 1998, noninterest-bearing deposits comprised 23.1% of total deposits.

  The following table sets forth the distribution of Vail Banks' deposits by type as of September 30, 1998, December 31, 1997, 1996 and 1995.

                           DEPOSIT COMPOSITION

                                                         DECEMBER 31,
                         SEPTEMBER 30,   ----------------------------------------------
                              1998            1997            1996            1995
                         --------------  --------------  --------------  --------------
                          AMOUNT    %     AMOUNT    %     AMOUNT    %     AMOUNT    %
                         -------- -----  -------- -----  -------- -----  -------- -----
                                           (DOLLARS IN THOUSANDS)
Demand, noninterest-
 bearing................ $ 54,949  23.1% $ 56,929  27.6% $ 43,747  30.3% $ 35,534  28.3%
Demand, interest-bear-
 ing....................  101,756  42.9    94,779  46.0    74,147  51.4    65,719  52.3
Savings.................   16,063   6.8    13,537   6.6     7,890   5.5     8,058   6.4
Time, $100,000 and
 over...................   35,678  15.0    18,961   9.2     7,442   5.2     3,783   3.0
Other time..............   29,001  12.2    22,009  10.7    11,124   7.7    12,525  10.0
                         -------- -----  -------- -----  -------- -----  -------- -----
  Total................. $237,447 100.0% $206,215 100.0% $144,350 100.0% $125,619 100.0%
                         ======== =====  ======== =====  ======== =====  ======== =====

  The following table sets forth the amount and maturity of time deposits that had balances equal to or greater than $100,000 at September 30, 1998.

             TIME DEPOSITS EQUAL TO OR GREATER THAN $100,000

REMAINING MATURITY                                            SEPTEMBER 30, 1998
------------------                                            ------------------
                                                                (IN THOUSANDS)
Three months or less.........................................      $ 8,268
Between three months and six months..........................       21,203
Between six months and one year..............................        1,726
Over one year................................................        4,481
                                                                   -------
  Total......................................................      $35,678
                                                                   =======

CAPITAL RESOURCES

  Shareholders' equity as of September 30, 1998 increased $11.7 million, or 86.3%, to $25.2 million from $13.5 million as of September 30, 1997. This increase was due to the Common Stock issued in connection with the Cedaredge Merger and the Independent Merger, purchase of bank facilities real estate using preferred stock, the retention of current period earnings, and a private offering of $3.0 million in Common Stock, for general corporate purposes, which increased capital in excess of par. As part of the Cedaredge Merger, Vail Banks assumed $1.6 million of the Mandatorily Convertible Debentures. Vail Banks issued $2.96 million of preferred stock, plus $300,000 in cash, to purchase the remaining ownership interest (72%) in Vail Banks' Vail office building. After netting the effects of the tax loss carryforward and the "equivalent taxation" entry, the total increase in shareholders' equity due to retention of earnings was $2.0 million at September 30, 1998, up $1.0 million from $1.0 million as of September 30, 1997.

  Shareholders' equity as of December 31, 1997 increased $8.4 million, or 89.5%, to $17.9 million from $9.4 million as of December 31, 1996. The primary reason for this increase was also the aforementioned Cedaredge Merger and bank facility acquisition. The majority, $274,000, of the remainder of the increase in capital in excess of par is attributable to the tax savings created by the use of the tax loss carryforwards. After netting the effects of the tax loss carryforward and the "equivalent taxation" entry, the total increase in shareholders' equity due to retention of earnings was $748,000 for the year ended December 31, 1997, up $141,000 from $607,000 for the year ended 1996.

  Shareholders' equity as of December 31, 1996 increased $308,000, or 3.4%, to $9.4 million from $9.1 million as of December 31, 1995. This increase was primarily due to the retention of current year earnings, net of the tax loss carryforward benefit and the absence of dividend payments in 1997.

  Vail Banks is subject to various regulatory capital requirements administered by the various governmental banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on Vail Banks' financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Vail Banks must meet specific guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Vail Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. See "Supervision and Regulation" for explanations of these terms and requirements.

  Vail Banks currently maintains, and intends to continue to maintain, Tier 1 capital and leverage (Tier 1 capital to average total assets) ratios in excess of the minimum for a "well capitalized" rating. As a result of the Independent Merger, Vail Banks' total capital ratio dipped slightly below the minimum to attain the "well capitalized" rating. Vail Banks expects the total capital ratio to rise above, and continue to remain above, 10.0% subsequent to the closing of this Offering and the Telluride Merger. See "Unaudited Pro Forma Combined Condensed Financial Statements". Subsequent to the aforementioned transactions, Vail Banks expects to continue to be rated "well capitalized" by the Federal Reserve. The following table sets forth Vail Banks' capital ratios and capital to assets ("leverage") ratios as of the indicated dates.

                        RISK-BASED CAPITAL RATIOS

                                SEPTEMBER 30,           DECEMBER 31,
                                --------------  ------------------------------
                                     1998            1997            1996
                                --------------  --------------  --------------
                                 AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                -------- -----  -------- -----  -------- -----
                                           (DOLLARS IN THOUSANDS)
Tier 1 capital................  $ 15,854  8.26% $ 12,925  8.26% $  9,098  8.59%
Tier 1 capital minimum
 requirement..................     7,681  4.00     6,260  4.00     4,236  4.00
                                -------- -----  -------- -----  -------- -----
Excess........................  $  8,173  4.26% $  6,665  4.26% $  4,862  4.59%
                                ======== =====  ======== =====  ======== =====
Total capital.................  $ 18,952  9.87% $ 15,889 10.15% $  9,924  9.37%
Total capital minimum
 requirement..................    15,362  8.00    12,521  8.00     8,471  8.00
                                -------- -----  -------- -----  -------- -----
Excess........................  $  3,590  1.87% $  3,368  2.15% $  1,453  1.37%
                                ======== =====  ======== =====  ======== =====
Total risk adjusted assets....  $192,024        $156,508        $105,890
                                ========        ========        ========
                                                DECEMBER 31,
                                ----------------------------------------------
                                     1995            1994            1993
                                --------------  --------------  --------------
                                 AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                -------- -----  -------- -----  -------- -----
                                           (DOLLARS IN THOUSANDS)
Tier 1 capital................  $  8,855  9.93% $  6,914 17.22% $  6,825 20.51%
Tier 1 capital minimum re-
 quirement....................     3,567  4.00     1,606  4.00     1,331  4.00
                                -------- -----  -------- -----  -------- -----
Excess........................  $  5,288  5.93% $  5,308 13.22% $  5,494 16.51%
                                ======== =====  ======== =====  ======== =====
Total capital.................  $  9,475 10.62% $  7,275 18.12% $  7,178 21.57%
Total capital minimum require-
 ment.........................     7,135  8.00     3,212  8.00     2,662  8.00
                                -------- -----  -------- -----  -------- -----
Excess........................  $  2,340  2.62% $  4,063 10.12% $  4,516 13.57%
                                ======== =====  ======== =====  ======== =====
Total risk adjusted assets....  $ 89,183        $ 40,148        $ 33,281
                                ========        ========        ========

                             LEVERAGE RATIOS

                                                           DECEMBER 31,
                                   SEPTEMBER 30,   ------------------------------
                                        1998            1997            1996
                                   --------------  --------------  --------------
                                    AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                   -------- -----  -------- -----  -------- -----
                                              (DOLLARS IN THOUSANDS)
Tier 1 capital.................... $ 15,854 5.65%  $ 12,925 7.33%  $  9,098 6.23%
Minimum requirement...............    8,423 3.00      5,292 3.00      4,383 3.00
                                   -------- ----   -------- ----   -------- ----
Excess............................ $  7,431 2.65%  $  7,633 4.33%  $  4,715 3.23%
                                   ======== ====   ======== ====   ======== ====
Average total assets.............. $280,765        $176,390        $146,099
                                   ========        ========        ========
                                                   DECEMBER 31,
                                   ----------------------------------------------
                                        1995            1994            1993
                                   --------------  --------------  --------------
                                    AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                   -------- -----  -------- -----  -------- -----
                                              (DOLLARS IN THOUSANDS)
Tier 1 capital.................... $  8,855 7.22%  $  6,914 9.11%  $  6,825 9.70%
Minimum requirement...............    3,679 3.00      2,278 3.00      2,112 3.00
                                   -------- ----   -------- ----   -------- ----
Excess............................ $  5,176 4.22%  $  4,636 6.11%  $  4,713 6.70%
                                   ======== ====   ======== ====   ======== ====
Average total assets.............. $122,635        $ 75,929        $ 70,395
                                   ========        ========        ========

IMPACT OF THE YEAR 2000 ISSUE

  Generally, the year 2000 risk involves computer programs and computer hardware that are not able to perform without interruption into the year 2000. The arrival of the year 2000 poses a unique worldwide challenge to the ability of all systems to correctly recognize the date change from December 31, 1999 to January 1, 2000. If Vail Banks' systems did not correctly recognize such a date change, computer applications that rely on the date field could fail or create erroneous results. Such erroneous results could affect interest, payment or due dates or could cause the temporary inability to process transactions, send invoices or engage in similar normal business activities. If it is not adequately addressed by Vail Banks or its suppliers and borrowers, the year 2000 issue could result in a material adverse impact on Vail Banks' financial condition and results of operations.

  Vail Banks' State of Readiness. Since 1995, Vail Banks has been assessing its year 2000 readiness. It has formed a committee charged with the task of identifying and remediating date recognition problems in both information technology ("IT") and non-IT systems that include microcontrollers and other embedded computer technology. Guided by requirements of and examination by banking regulators, the committee has developed a comprehensive plan to assess Vail Banks' year 2000 readiness with respect to both IT and non-IT systems. Its inventory of such systems is complete, and Vail Banks believes its IT systems are year 2000 compliant. Primarily for operational reasons, Vail Banks replaced critical mainframe and PC-based systems in 1996 and 1997, incurring a capital expenditure of approximately $2 million. The systems vendor certified to Vail Banks that the system is year 2000 compliant, and Vail Banks is currently in the process of validation. Vail Banks' inventory of the year 2000 compliance of its non-IT systems is also complete, and no mission critical systems were found to be deficient.

  Vail Banks has completed the remediation or replacement of its systems. Testing has occurred in 1998, and further testing will occur during 1999. Vail Banks believes that it has identified all major internal business and operational functions that will be impacted by the year 2000 date change.

  Costs to Address Year 2000 Issues. Vail Banks does not anticipate that the year 2000 related costs (excluding the $2 million expenditure for the IT system mentioned above) will be material to its financial condition or results of operations. Excluding that $2 million expenditure, Vail Banks estimates that its total costs for the evaluation, remediation and testing of its IT and non-IT systems in connection with the year 2000 issue will range from $180,000 to $200,000, $130,000 of which has been incurred to date. All of the expected expenditures are present in Vail Banks' 1998 and 1999 internal budgets.

  Risks of Third-Party Year 2000 Issues. The impact of year 2000 non-compliance by outside parties with whom Vail Banks transacts business cannot be accurately gauged. Vail Banks has surveyed its major business partners to ascertain their year 2000 readiness. Although all are not year 2000 compliant at this date, Vail Banks has received certain assurances that such third parties will be ready for the year 2000 date change by the end of 1999. Vail Banks relies upon the Federal Reserve for electronic funds transfers and check clearing and understands that the Federal Reserve expects its systems to be year 2000 compliant by year end 1998. If the Federal Reserve does not successfully complete all modifications required by the date change and is forced to interrupt automated services to Vail Banks, Vail Banks could experience significant difficulties. Vail Banks is also aware that its credit card processing vendor's systems do not yet recognize credit card expiration dates after 1999, and it must manually process authorizations for such cards. Vail Banks has received reasonable assurances from the vendor that its systems will correctly recognize the date change by year end 1998.

  Vail Banks has embarked upon a program to educate its depositors and borrowers regarding year 2000 issues. Vail Banks' educational programs focus on emphasizing the contractual obligations of its customers despite year 2000 issues.

  Vail Banks' Contingency Plans. Vail Banks has finalized its contingency planning with respect to the year 2000 date change and believes that should its own systems fail, it could convert to a manual entry system for a period of approximately six months without significant losses. The Company believes any mission critical systems could be recovered and operating within approximately seven days.

  In addition, Vail Banks' preliminary contingency plan takes into account the risk that the Federal Reserve will not make the necessary modifications that will enable it to handle electronic funds transfers and check clearing by the year 2000. So long as Vail Banks is able to obtain the necessary information from the Federal Reserve in some manner, such as by telephone or facsimile transmissions, and manually post transactions, Vail Banks does not expect the resulting impact on its financial condition or result of operations to be material, unless protracted. In addition, the preliminary contingency plan of Vail Banks calls for Vail Banks to continue to manually authorize transactions by credit cards having a date of 2000 or later if its processing vendor does not appropriately remediate its systems.


LIQUIDITY

  Sources of Liquidity. Vail Banks manages its liquidity to provide the ability to generate funds to support asset growth, meet deposit withdrawals (both anticipated and unanticipated), fund customer's borrowing needs, satisfy maturities of short-term borrowings and maintain reserve requirements. Vail Banks' liquidity needs can be managed using assets or liabilities, or both. On the asset side, Vail Banks maintains an investment portfolio containing U.S. government securities and state and municipal securities. On the liabilities side, liquidity needs are met through the discretionary acquisition of funds on the basis of interest rate competition. These funds may be obtained from customer deposits, credit available from third party lenders or capital markets.

  Customer deposits are the primary source of funds. Deposits grew $61.9, or 42.9%, to $206.2 million during the year ended December 31, 1997 and increased by $31.2 million, or 15.2%, to $237.4 million during the nine months ended September 30, 1998. Those funds are held in various forms with varying degrees of liquidity. Vail Banks generally does not accept brokered deposits. Vail Banks' securities portfolio, federal funds sold, and cash and due from banks serve as the primary sources of liquidity, providing adequate funding for loans during periods of high loan demand. During periods of decreased lending, funds obtained from the maturing or sale of investments, loan payments, and new deposits are invested in short-term earning assets, such as federal funds sold, to serve as a source of funding for future loan growth. Management believes that Vail Banks' available sources of funds, including short-term borrowings, will provide adequate liquidity for its operations in the foreseeable future.

  Asset and Liability Management. The liquidity position of Vail Banks is monitored by the Asset/Liability Committee of the Board of Directors of WestStar. A principal function of asset/liability management is to coordinate the levels of interest-sensitive assets and liabilities to minimize net interest income fluctuations in times of fluctuating market interest rates. Interest-sensitive assets and liabilities are those that are subject to repricing in the near term, including both variable rate instruments and those fixed rate instruments which are approaching maturity. Changes in net yield on interest-sensitive assets occur when interest rates on those assets, such as loans and investment securities, change in a different time period from that of the interest rates on liabilities, such as deposits. Changes in net yield on interest-sensitive assets result from changes in the mix and volumes of earning assets and interest-bearing liabilities. These differences, or "gaps," provide an indication of the extent that net interest income may be affected by future changes in interest rates.

  A positive gap exists when interest-sensitive assets exceed interest-sensitive liabilities and indicates that a greater volume of assets than liabilities will reprice during a given time period. With a positive gap, rising rate environments may enhance earnings, while a declining rate environment may depress earnings. Conversely, a negative gap exists when interest-sensitive liabilities exceed interest-sensitive assets. With a negative gap, rising rate environments may depress earnings, while declining rate environments may enhance earnings.

  The following table sets forth the interest rate sensitivity of Vail Banks' assets and liabilities as of September 30, 1998, and sets forth the repricing dates of Vail Banks' interest-earning assets and interest-bearing liabilities as of that date, as well as Vail Banks' interest rate sensitivity gap percentages for the periods presented. The table is based on assumptions as to when assets and liabilities will reprice in a changing interest rate environment, and since such assumptions can be no more than estimates, certain assets and liabilities indicated as maturing or otherwise repricing within a stated period may, in fact, mature or reprice at different times and at different volumes than those estimated. Also, the renewal or repricing of certain assets and liabilities can be discretionary and subject to competitive and other pressures. Therefore, the following table does not and cannot necessarily indicate the actual future impact of general interest rate movements on Vail Banks' net interest income.

    MATURITY AND REPRICING OF INTEREST EARNING ASSETS AND LIABILITIES

                                             SEPTEMBER 30, 1998
                          ---------------------------------------------------------
                           THREE      OVER THREE     OVER ONE
                           MONTHS   MONTHS THROUGH YEAR THROUGH    OVER
                          OR LESS      ONE YEAR     FIVE YEARS  FIVE YEARS  TOTAL
                          --------  -------------- ------------ ---------- --------
                                           (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold....  $ 13,900     $      0      $     0     $     0   $ 13,900
  Investment
   securities...........     2,961        6,315        7,605       2,967     19,848
  Loans.................   103,294       26,739       43,798      10,497    184,328
                          --------     --------      -------     -------   --------
    Total interest-
     earning assets.....   120,155       33,054       51,403      13,464    218,076
Interest-bearing
 liabilities:
  Deposits
    Demand, interest-
     bearing............    40,702       40,702       20,352           0    101,756
    Savings.............     6,425        6,425        3,213           0     16,063
    Certificates of
     deposit............    16,401       36,292       11,865         121     64,679
  Securities sold under
   repurchase
   agreements...........     1,235            0            0           0      1,235
  Note payable..........     1,050            0            0           0      1,050
  Other liabilities.....         0            0            0         127        127
                          --------     --------      -------     -------   --------
    Total interest-
     bearing
     liabilities........  $ 65,814     $ 83,420      $35,429     $   248   $184,910
                          --------     --------      -------     -------   --------
Interest rate gap.......  $ 54,341     $(50,366)     $15,974     $13,216   $ 33,166
                          ========     ========      =======     =======   ========
Cumulative interest rate
 gap at September 30,
 1998...................  $ 54,341     $  3,976      $19,950     $33,166
                          ========     ========      =======     =======
Cumulative interest rate
 gap to total assets....     20.32%        1.49%        7.46%      12.40%
                          ========     ========      =======     =======

EFFECTS OF INFLATION AND CHANGING PRICES

  The banking industry is unique in that substantially all of the assets and liabilities are of a monetary nature. As a result, interest rates have a more profound effect on a bank's performance than does inflation. Although there is not always a direct relationship between the movement in the prices of goods and services and changes in interest rates, increases in inflation generally lead to increases in interest rates. However, in short periods of time interest rates may not move in the same direction or magnitude as inflation.

RECENT ACCOUNTING PRONOUNCEMENTS

  Comprehensive Income. Vail Banks adopted Financial Accounting Standards Board ("SFAS") No. 130, Reporting Comprehensive Income ("SFAS No. 130"), effective January 1, 1998. SFAS No. 130 establishes standards for reporting comprehensive income and its components (revenues, expenses, gains, and losses). Components of comprehensive income are net income and all other non-owner changes in equity. The statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Vail Banks has chosen to disclose comprehensive income in a separate income statement. The only component of comprehensive income consists of unrealized holding gains on securities with no related tax effects.

  Earnings Per Share. SFAS 128, Earnings per Share ("SFAS No. 128"), replaces primary and fully diluted earnings per share with basic and diluted earnings per share. Under the new requirements, the dilutive effect of stock options is excluded from the calculation of basic earnings per share. Diluted earnings per share are calculated similarly to the fully diluted earnings per share. SFAS No. 128 became effective for Vail Banks' 1997 year-end financial statements. All prior period earnings per share data presented have been restated to conform to the provisions of this statement.

  Operating Segments. Vail Banks adopted Financial Accounting Standards Board Statement No. 131, Disclosures About Segments of an Enterprise and Related Information ("SFAS No. 131") effective January 1, 1998. This statement establishes standards for reporting information about segments in annual and interim financial statements. SFAS No. 131 introduces a new model for segment reporting called the "management approach". The management approach is based on the way the chief operating decision-maker organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any other in which management disaggregates a company. Based on the "management approach" model, Vail Banks has determined that its business is comprised of a single operating segment and that SFAS No. 131 therefore has no impact on its financial statements.

  Accounting for Derivative Instruments and Hedging Activities. In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because Vail Banks has not engaged in the use of derivatives and does not conduct hedging activities, management does not anticipate that the adoption of the new statement will have a significant effect on earnings or the financial position of Vail Banks.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of Vail Banks are as follows:

          NAME           AGE                       POSITION
          ----           ---                       --------
E.B. Chester,             55 Chairman of the Board of Directors of Vail Banks and
 Jr.(1)(2)(3)...........     WestStar
Lisa M. Dillon(1)(3)....  45 President and Chief Executive Officer and Director
                             of Vail Banks and WestStar
Joseph S. Dillon........  40 Senior Executive Vice President and Chief Financial
                             Officer of Vail Banks
James C. Allen(3).......  63 Director
Kay H. Chester..........  51 Director
James G. Flaum..........  54 Director
S. David Gorsuch(3).....  60 Director
James M. Griffin........  52 Director
Martin T. Hart(2).......  62 Director
Garner F. Hill, II(4)...  60 Director
Robert L. Knous,          51 Director
 Jr.(3).................
Kent Myers..............  49 Director
Byron A. Rose(1)(2).....  57 Director
Donald L. Vanderhoof....  67 Director
E. William Wilto(2).....  52 Director

--------
(1) Member of the Executive Committee
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee

(4) Nominee for the Board of Directors to be added shortly after consummation of the Telluride Merger.

  Mr. Chester, who formed Vail Banks through a series of acquisitions, has served as Chairman of the Board of Directors of Vail Banks since 1993 and the Chairman of the Board of Directors of WestStar since 1989. Mr. Chester is also currently the President of Vail Valley Jet Center, a business involved in private and commercial aviation, and Manager of King Creek Ranch LLC, a ranching business. From 1986 to 1997, Mr. Chester served as the Chief Executive Officer of First Carolina Cable TV, LP, a cable television company, and from 1987 to 1997 served as the Chief Executive Officer of the corporate general partner of Outdoor East, LP, an outdoor advertising firm.

  Ms. Dillon has served as the President and Chief Executive Officer and director of Vail Banks since 1993. Ms. Dillon, who started her career with WestStar in 1979, also has served as President and Chief Executive Officer of WestStar since 1989.

  Mr. Dillon has served as the Senior Executive Vice President and Chief Financial Officer of Vail Banks since June 1998. Mr. Dillon is currently the Chairman, President and Chief Executive Officer of Dillon Technologies, Inc., a business consulting firm, and an associate of Dillon Schramm Associates, Ltd., also a business consulting firm. Mr. Dillon served as Chief Financial Officer, Secretary and Treasurer at Oread, Inc., a pharmaceutical company, where he was employed from 1996 to 1997, and was employed by Hoechst Marion Roussel, also a pharmaceutical company, from 1988 to 1996, where he held various management positions within finance.

  Mr. Allen has been a director of Vail Banks since 1997. Mr. Allen, a retired industrialist and investor, was Chairman of the Board of Directors and Chief Executive Officer of Falcon Manufacturing Inc., a building insulation manufacturer, from 1962 to 1997.

  Mrs. Chester has been a director of Vail Banks since 1993 and a director of WestStar since 1992. Mrs. Chester has been active in investing since 1989.

  Mr. Flaum has been a director of Vail Banks and WestStar since 1996. Mr. Flaum has been the President of Slifer, Smith & Frampton/Vail Associates Real Estate, a real estate firm, since 1997. Mr. Flaum started his career with Slifer, Smith & Frampton/Vail Associates Real Estate in 1987.

  Mr. Gorsuch has been a director of Vail Banks since 1993 and has been a director of WestStar since 1977. Mr. Gorsuch is the President of Gorsuch Ltd., a retail clothing and ski equipment business.

  Mr. Griffin has been a director of Vail Banks since 1993. Mr. Griffin was employed by the Estee Lauder Companies in 1979. Before leaving the company in 1996, he served as Executive Vice President and Chief Operating Officer of Lauder Investments Inc., an investment company affiliated with the Estee Lauder Companies. Mr. Griffin also served as Senior Vice President and Chief Operating Officer of First Spring Corporation during 1996. Since 1996 he has been an independent investor.

  Mr. Hart has been a director of Vail Banks since 1997. Since 1969, Mr. Hart has been an independent investor. Mr. Hart is also a director of T. Netix, PJ America, MassMutual Corporate Investors, MassMutual Participation Investors, Schuler Homes, Inc., Optical Securities Corp., and Pacific National Financial Group.

  Mr. Hill will become a nominee for director of Vail Banks upon the consummation of the Telluride Merger. Mr. Hill is currently a self employed investor and the Vice President of Ferris Corporation, a company involved in real estate. Mr. Hill has also served as the Chairman of the Board of Telluride and the Bank of Telluride since 1988 and has served as the Chairman of the Board of Western Colorado Bank since 1991.

  Mr. Knous has been a director of Vail Banks and WestStar since 1997. Mr. Knous is the Managing Partner of East West Partners of Summit County, a real estate development company, where he has worked since 1993.

  Mr. Myers has been a director of Vail Banks and WestStar since 1997. Mr. Myers, an independent investor, served as Senior Vice President and Chief Operating Officer of Vail Resorts, a resort management company, where he worked from 1988 to 1997.

  Mr. Rose has been a director of Vail Banks since 1993 and a director of WestStar since 1989. Mr. Rose, who retired in 1987, served as a Managing Director of Morgan Stanley & Co. from 1978 to 1987.

  Mr. Vanderhoof has served as a director of Vail Banks since August 1998. Mr. Vanderhoof was formerly the Chairman of Glenwood, where he had been employed since 1956.

  Mr. Wilto has been a director of Vail Banks since 1993 and a director of WestStar since 1985. Mr. Wilto is a realtor and has owned RE/MAX Vail, Inc., a real estate firm, since 1991.

  Mr. and Mrs. Chester are husband and wife, and Mr. and Ms. Dillon are brother and sister. In addition to Mr. Hill, another person will be nominated by Telluride for director immediately following the consummation of the Telluride Merger.

BOARD COMMITTEES

  Vail Banks' Board of Directors has established three committees, an Audit Committee, a Compensation Committee and an Executive Committee.

  The Audit Committee presently consists of four directors, including three independent directors, and is responsible for reviewing and monitoring Vail Banks' financial reports and accounting practices. The Audit Committee is also responsible for reviewing related party transactions and potential conflicts of interest involving officers, directors, employees or affiliates of Vail Banks.

  The Compensation Committee presently consists of five directors, including three independent directors, and is responsible for determining the compensation of Vail Banks' executive officers. The Compensation Committee is also authorized to administer Vail Banks' Stock Incentive Plan.

  The Executive Committee presently consists of three directors, of which one is an independent director, and is authorized to consider any matter that may be brought before a meeting of the full Board of Directors, subject to restrictions under Colorado law.

EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding the annual compensation for services in all capacities to Vail Banks for the year ended December 31, 1997 with respect to Vail Banks' Chairman and President and Chief Executive Officer (the "Named Executive Officers"). No other Vail Banks' executive officer earned more than $100,000 in salary and bonus during such fiscal year:

                                                                   LONG-TERM
                                     ANNUAL COMPENSATION         COMPENSATION
                              --------------------------------- ---------------
NAME AND                                         OTHER ANNUAL      ALL OTHER
PRINCIPAL POSITION             SALARY  BONUS(1) COMPENSATION(2) COMPENSATION(3)
------------------            -------- -------- --------------- ---------------
E.B. Chester, Jr............. $118,000 $30,000      $10,770         $2,018
 Chairman
Lisa M. Dillon...............  116,000  30,000       10,770          2,043
 President and Chief
 Executive Officer

--------
(1) Reflects fair market value of stock awarded as bonus for the fiscal year.
(2) Reflects cash paid for the payment of taxes.
(3) Reflects 401(k) matching contributions.

  No options were granted by Vail Banks to its executive officers during the year ended December 31, 1997, and none was exercised.

DIRECTORS COMPENSATION

  Each member of the Board of Directors is paid a $2,500 annual retainer, $200 per board meeting at which such member is in attendance, and each member, other than Mr. Chester and Ms. Dillon, receives $100 per committee meeting at which such member is in attendance.

STOCK INCENTIVE PLAN

  In April 1998, Vail Banks adopted its Stock Incentive Plan (the "Plan") to provide selected employees, directors and other persons providing services to Vail Banks or its subsidiaries an opportunity to purchase Common Stock of Vail Banks. The Plan promotes the success and enhances the value of Vail Banks by linking the personal interests of participants to those of Vail Banks' shareholders, and by providing participants with an incentive for outstanding performance. Awards under the Plan may be structured in a variety of ways, including as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"), non-qualified stock options and restricted stock awards.

  Incentive stock options ("ISOs") may be granted only to employees of Vail Banks, including its subsidiaries. All other awards may be granted to any person employed by or performing services for Vail Banks or its subsidiaries. The Plan provides for the issuance of options and awards for up to 15% of the issued and outstanding shares of Common Stock as of the date the option or award is granted, of which up to 506,000 shares may be subject to ISOs.

  ISOs are subject to certain limitations prescribed by the IRC, including the requirement that such options be granted with an exercise price no less than the fair market value of the Common Stock at the date of grant and that the value of stock with respect to which ISOs are exercisable by a participant for the first time in any year under the terms of the Plan (and any other incentive stock option plans of Vail Banks and its subsidiaries) may not exceed $100,000, based on the fair market value of the stock at the date of grant. In addition, ISOs may not be granted to employees who own more than 10% of the combined voting power of all classes of voting stock of Vail Banks, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option and unless the option is exercisable for no more than five years from the grant date.

  The Compensation Committee or a subcommittee thereof of the Board of Directors of Vail Banks has discretion, subject to ratification by the full Board, to set the terms and conditions of options and other awards, including the term, exercise price and vesting conditions, if any, to select the persons who receive such grants and awards, and to interpret and administer the Plan.

  As of the date of this Prospectus, options to purchase an aggregate of 319,000 shares of Common Stock have been granted under the Plan and were outstanding, including options for 113,000 shares of Common Stock issued to Mr. Chester and 87,000 shares of Common Stock issued to Ms. Dillon. Ms. Dillon's options have an exercise price of $8.54 per share, determined by the Board of Directors to be the fair market value on the date of the grant, and Mr. Chester's options have an exercise price of 110% of $8.54 per share or $9.39.

                      PRINCIPAL AND SELLING SHAREHOLDERS

  The table below sets forth certain information regarding the beneficial ownership of the Common Stock, as of the date of this Prospectus by (i) each person known to Vail Banks to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director, or proposed director, of Vail Banks; (iii) each Named Executive Officer; (iv) all directors and executive officers of Vail Banks as a group; and (v) the Selling Shareholders, which will sell 160,000 shares of Common Stock in the Offering, of which 120,000 shares of Common Stock will be sold by VBILP in order to repay indebtedness owed to E.B. Chester, Jr. pursuant to the Promissory Note (as defined in "Certain Transactions"). Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                          SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                          OWNED PRIOR TO THE                    OWNED AFTER THE
                              OFFERING(1)         NUMBER          OFFERING(2)
                          ----------------------OF SHARES     --------------------------
    BENEFICIAL OWNER        NUMBER    PERCENT   TO BE SOLD      NUMBER        PERCENT
    ----------------      ----------- --------------------    -----------     ----------
E.B. Chester,
 Jr.(3)(4)..............    1,403,774    40.34%        0        1,222,231        21.01%
Kay H. Chester(4)(5)....    1,403,774    40.34%        0        1,222,231        21.01%
Byron A. Rose(6)........      268,076     7.76%        0          268,070         4.30%
VBILP(7)................      181,543     5.26%  120,000           61,543         1.06%
C. David Smith(8).......      174,742     5.06%        0          174,742         3.02%
James M. Griffin(9).....      167,822     4.87%   40,000          127,822         2.10%
Donald L. Vanderhoof....      161,040     4.67%        0          161,040         2.78%
James C. Allen(10)......       80,840     2.34%        0           80,840         1.40%
Martin T. Hart(11)......       80,840     2.34%        0           80,840         1.40%
Lisa M. Dillon(12)......       68,353     1.97%        0          129,896         2.24%
Kent Myers(13)..........       17,170        *         0           17,170            *
S. David Gorsuch(14)....       12,983        *         0           12,983            *
Robert L. Knous, Jr.(15)
 .......................       10,210        *         0           10,210            *
James G. Flaum(16)......        5,510        *         0            5,510            *
E. William Wilto(17)....        3,183        *         0            3,183            *
Joseph S. Dillon........        1,000        *         0            1,000            *
Garner F. Hill, II(18)..            0        *         0           41,917(19)        *
All directors and
 executive officers as a
 group (14 persons).....    2,463,342    70.10%   40,000(20)    2,346,129(21)    40.51%

--------
 *  Denotes less than 1%

 (1) Assumes 3,451,710 shares outstanding immediately prior to the Offering, which includes 300,000, 342,580, 204,540 and 318,770 shares issuable upon conversion of the Mandatorily Convertible Debentures, issuable upon conversion of the Series A Preferred Stock, issued in the private offering, and issued in the Independent Merger, respectively.

 (2) Percentage of shares beneficially owned after the Offering assumes 5,789,154 shares outstanding, which includes 318,770 shares of Common Stock issued on July 31, 1998 in the Independent Merger and 897,444 Shares of Common Stock to be issued in the Telluride Merger.

 (3) Includes (i) 432,879 shares owned by Mr. Chester's wife, Kay H. Chester, of which 1,250 are options exercisable January 1, 1999, as to which he disclaims beneficial ownership, (ii) 181,543 shares beneficially owned by VBILP, with respect to which shares Mr. Chester holds a proxy to vote until the 120,000 shares of VBILP are sold in this Offering, (iii) 274,064 shares of Series A Preferred Stock which, upon the consummation of the Offering, will be converted into 274,064 shares of Common Stock, and (iv) options for 28,250 shares exercisable January 1, 1999.
 (4) Mr. and Mrs. Chester's address is care of Vail Banks, Inc., 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657.

 (5) Includes 970,895 shares beneficially owned by Mrs. Chester's husband, E.B. Chester, Jr., as to which she disclaims beneficial ownership.

 (6) Includes 68,516 shares of Series A Preferred Stock which, upon the consummation of the Offering, will be converted into 68,516 shares of Common Stock, and options for 1,250 shares exercisable January 1, 1999. Mr. Rose's address is care of Vail Banks, Inc., 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657.
 (7) The address of VBILP is 108 South Frontage Road West, Vail, Colorado 81657. Mr. Chester holds a proxy to vote all shares owned by VBILP. Ms. Dillon serves as general partner of VBILP and Mr. Flaum and certain employees of WestStar serve as limited partners of VBILP.

 (8) Mr. Smith's address is care of Vail Banks, Inc., 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657.

 (9) Includes options for 1,250 shares exercisable January 1, 1999. Mr. Griffin's address is care of Vail Banks, Inc., 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657.

(10) Includes options for 1,250 shares exercisable January 1, 1999.

(11) Includes options for 1,250 shares exercisable January 1, 1999.

(12) Ms. Dillon owns 249,896 shares, of which 181,543 shares are held by VBILP. Currently, Mr. Chester controls the vote of VBILP and thus has beneficial ownership of VBILP's shares. VBILP intends to repay Mr. Chester with proceeds from the sale of 120,000 shares through this Offering, at which point Ms. Dillon will gain beneficial ownership as VBILP's general partner. Ms. Dillon also owns options for 21,750 shares exercisable January 1, 1999 and options for 65,250 shares exercisable at later dates, which options for the 65,250 shares are not included herein for the purpose of beneficial ownership. See "Certain Transactions."

(13) Includes options for 1,250 shares exercisable January 1, 1999, 1,500 shares held by Mr. Myers as custodian for his daughter, Allison Myers, and 1,500 shares held by Mr. Myers as custodian for his son, Brad Myers.

(14) Includes options for 1,250 shares exercisable January 1, 1999.

(15) Includes options for 1,250 shares exercisable January 1, 1999.

(16) Includes options for 1,250 shares exercisable January 1, 1999, and 3,000 shares owned jointly with Mr. Flaum's wife, Ronna J. Flaum. Does not include shares owned by VBILP in which Mr. Flaum holds a 6.61% interest.

(17) Includes options for 1,250 shares exercisable January 1, 1999.


(18) Mr. Hill will be a nominee for the Board of Directors of Vail Banks to be added shortly after the consummation of the Telluride Merger.

(19) Assumes the issuance by Vail Banks of 897,444 shares of Common Stock for the Telluride Merger and that Mr. Hill will not elect to receive a greater amount of cash and less stock as consideration for his Telluride shares.

(20) Excludes the 120,000 shares of Common Stock to be sold by VBILP, in which certain employees and a director have an interest and over which Mr. Chester has voting power until after the Offering.

(21) Assumes 15 persons compose all of the directors and officers as a group.

                             CERTAIN TRANSACTIONS

  On December 1, 1997, VNB Building Corp. ("VNB"), owned by E.B. Chester, Jr., Chairman of Vail Banks, and Byron A. Rose, a principal shareholder of Vail Banks, merged into Vail Banks. As a result of the merger, Vail Banks acquired the building and property of the main office of WestStar and a 53% interest in the building and property of the Avon retail office. As consideration in the merger, Vail Banks issued shares of its Series A Preferred Stock to Messrs. Chester and Rose. Upon consummation of the Offering, Messrs. Chester's and Rose's shares of Series A Preferred Stock will be converted into 274,060 and 68,516 shares of Common Stock, respectively, and dividends of $394,127 and $98,532 will be paid to Messrs. Chester and Rose, respectively. During 1997 and 1996, Vail Banks made rental payments, excluding common area maintenance and taxes, of $362,465 and $337,070 to limited partnerships of which VNB was the general partner for the Vail and Avon bank facilities.

  In July 1997, Lisa M. Dillon, President and Chief Executive Officer of Vail Banks and WestStar, entered into an Agreement of Limited Partnership which formed VBI Employee Limited Partnership (defined elsewhere in this Prospectus as "VBILP") and was designated general partner, with James G. Flaum, a director, and several other employees of WestStar as limited partners. VBILP acquired from E.B. Chester, Jr. 181,543 shares of Common Stock in consideration for VBILP's promissory note dated July 8, 1997 (the "Promissory Note"). The Promissory Note, in the principal amount of $1.275 million, bears interest at a floating rate equal to the U.S. Bank reference rate plus 0.125%, currently equal to 8.625% per annum. Accrued interest on the Promissory Note is payable by the employee general and limited partners of VBILP to Mr. Chester quarterly, and the principal on the Promissory Note is due in a lump sum on September 20, 1999. VBILP will sell 120,000 shares of Common Stock in the Offering in order to fulfill its obligations to Mr. Chester pursuant to the Promissory Note. VBILP has granted to Mr. Chester a proxy to vote Common Stock owned by VBILP until the Promissory Note in favor of Mr. Chester is paid in full.

  Vail Banks has entered into an agreement with Dillon Schramm Associates Ltd. ("DSAL"), pursuant to which DSAL will render certain consulting services in connection with the Offering, the Telluride Merger and certain other matters. Joseph S. Dillon is an associate of DSAL. Through October 30, 1998, Vail Banks had paid fees and expenses of approximately $89,400 to DSAL, a portion of which was paid by DSAL to Mr. Dillon. On June 25, 1998, Mr. Dillon was elected by the Board of Directors as Senior Executive Vice President and Chief Financial Officer of Vail Banks. As of October 21, 1998, Mr. Dillon commenced receiving a salary in connection with his position. Vail Banks will pay DSAL a fee of 1% of the gross proceeds of the Offering plus 0.5% of the acquisition price of the Telluride Merger if the Offering is completed prior to the closing of the Telluride Merger, or 1.1% of the acquisition price of the Telluride Merger if the Offering is not completed prior to the closing of the Telluride Merger, as compensation for its services (the "IPO Fee"). The monthly fees paid to DSAL through the date of consummation of the Offering will be credited against the IPO Fee.

  In July 1998, pursuant to a private offering of 204,540 shares of Common Stock at $10.00 per share, primarily to existing shareholders, Vail Banks sold an aggregate of 81,780 shares of Common Stock to 12 executive officers and directors of Vail Banks. The purpose of the offering was to raise capital to maintain Vail Banks' capital ratios at the well capitalized level after the Independent Merger.

  Pursuant to the Independent Merger consummated on July 31, 1998, Vail Banks issued 161,040 shares of Common Stock to Mr. Vanderhoof, a director of Vail Banks, who owned approximately 48% of Independent.

  Vail Banks and WestStar have had, and expect to have in the future, banking transactions in the ordinary course of business with, directors and officers of Vail Banks and WestStar and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as then prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, Vail Banks will have outstanding 5,789,154 shares of Common Stock (6,029,154 shares if the Underwriters' over-allotment option is exercised in full). Of such shares, the 1,600,000 shares sold in the Offering (1,840,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restrictions or further registration under the Securities Act, unless acquired by "affiliates" of Vail Banks, as that term is defined in Rule 144 under the Securities Act ("Rule 144"), in which case these shares will be subject to the resale limitations of Rule 144. In addition, Vail Banks, upon closing the Telluride Merger, will enter into an agreement with the holders of the 897,444 shares (subject to adjustment pursuant to the Telluride Merger Agreement) to be issued in the Telluride Merger to register those shares in the Resale Registration immediately following the consummation of the Offering and the Telluride Merger and currently intends to register the resale of the remaining shares of Common Stock outstanding less than two years prior to the Offering pursuant to the Resale Registration, including the shares issued in the Independent Merger.

  The outstanding shares of Common Stock not sold in the Offering were issued and sold by Vail Banks in private transactions in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and are restricted securities under Rule 144. These shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including the exemption pursuant to Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after the Offering, a person who has beneficially owned any such shares for at least one year, including "affiliates" of Vail Banks, would be entitled to sell in broker's transactions or to market makers within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (estimated to be 57,891 shares after completion of this Offering, or 60,291 shares if the Underwriters' over-allotment option is exercised in full) or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning Vail Banks. A person (or persons whose shares are aggregated) who is not an "affiliate" of Vail Banks at any time during the 90 days preceding a sale, and who has beneficially owned such shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the availability of current public information, volume limitations, manner of sale provisions, or notice requirements. The above is a summary of Rule 144 and is not intended to be a complete description thereof.

  Vail Banks, its executive officers and directors, the related interests of such directors and executive officers, and principal shareholders of Vail Banks have agreed that they will enter into lock-up agreements generally providing that they will not, directly or indirectly, offer, pledge, sell, contract to sell, or otherwise dispose of or grant any options or other rights with respect to, any shares of Common Stock or any securities that are convertible into or exchangeable or exercisable for Common Stock owned by them for a period of 120 days after the date of this Prospectus, without the prior written consent of the Underwriters. See "Underwriting."

  Prior to the Offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that sales of Common Stock by existing shareholders in reliance upon Rule 144 or otherwise will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price. Such sales may also make it more difficult for Vail Banks to sell equity securities or equity-related securities in the future at a time and price that it deems appropriate.

                          SUPERVISION AND REGULATION

  The following discussion of statutes and regulations affecting bank holding companies and banks is a summary thereof and is qualified in its entirety by reference to such statutes and regulations.

  GENERAL. Vail Banks is a registered one bank holding company, and upon the Telluride Merger, will be a registered multi-bank holding company subject to regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "Act"). Vail Banks is required to file financial information with the Federal Reserve periodically and is subject to periodic examination by the Federal Reserve.

  The Act requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the Federal Reserve, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve has determined by regulation or order to be closely related to banking are: making or servicing loans and certain types of leases; performing certain data processing services; acting as fiduciary or investment or financial advisor; providing discount brokerage services; underwriting bank eligible securities; underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and making investments in corporations or projects designed primarily to promote community welfare.

  Vail Banks must also register with the CDB and file periodic information with the CDB. As part of such registration, the CDB requires information with respect to, among other matters, the financial condition, operations, management and intercompany relationships of Vail Banks and its subsidiaries. The CDB may also require such other information as is necessary to ascertain whether the provisions of Colorado law and the regulations and orders issued thereunder by the CDB have been complied with, and the CDB may examine Vail Banks and its subsidiary.

  Vail Banks is an "affiliate" of WestStar under the Federal Reserve Act which imposes certain restrictions on (i) loans by WestStar to Vail Banks; (ii) investments in the stock or securities of Vail Banks by WestStar; (iii) WestStar's taking the stock or securities of an "affiliate" as collateral for loans by WestStar to a borrower; and (iv) the purchase of assets from Vail Banks by WestStar. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

  WestStar is a member of the Federal Reserve Bank of Kansas City and is subject to the supervision of and is regularly examined by the Federal Reserve. Furthermore, WestStar, as a state banking association organized under Colorado law, is subject to the supervision of, and is regularly examined by the CDB. Both the Federal Reserve and the CDB must grant prior approval of any merger, consolidation or other corporation reorganization involving WestStar. A bank can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly-controlled institution.

  PAYMENT OF DIVIDENDS. Vail Banks is a legal entity separate and distinct from WestStar. Most of the revenues of Vail Banks result from dividends paid to it by WestStar. There are statutory and regulatory requirements applicable to the payment of dividends by WestStar, as well as by Vail Banks to its shareholders.

  WestStar is a state chartered bank regulated by the CDB and the Federal Reserve. Under the regulations of the CDB and the Federal Reserve, approval of the regulators will be required if the total of all dividends declared by such state bank in any calendar year shall exceed the total of its net profits of that year combined with its retained net profits of the preceding two years, less any required transfers to a fund for the retirement of any preferred stock.

  The payment of dividends by Vail Banks and WestStar may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. In addition to the formal statutes and regulations, regulatory authorities consider the adequacy of a bank's total capital in relation to its assets. Capital adequacy considerations could further limit the availability of dividends to WestStar. At September 30, 1998, net assets available from WestStar to pay dividends without prior approval from regulatory authorities totaled approximately $502,000.

  MONETARY POLICY. The results of operations of WestStar are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of WestStar.

  CAPITAL ADEQUACY. The Federal Reserve and the FDIC have implemented substantially identical risk-based rules for assessing bank and bank holding company capital adequacy. These regulations establish minimum capital standards in relation to assets and off-balance sheet exposures as adjusted for credit risk. Banks and bank holding companies are required to have (i) a minimum level of total capital (as defined) to risk-weighted assets of 8%;
(ii) a minimum Tier 1 Capital (as defined) to risk-weighted assets of 4%; and
(iii) a minimum shareholders' equity to risk-weighted assets of 4%. In addition, the Federal Reserve and the FDIC have established a minimum 3% leverage ratio of Tier 1 Capital to total assets for the most highly-rated banks and bank holding companies. "Tier 1 Capital" generally consists of common equity not including unrecognized gains and losses on securities, minority interests in equity accounts of consolidated subsidiaries and certain perpetual preferred stock less certain intangibles. The Federal Reserve and the FDIC will require a bank holding company and a bank, respectively, to maintain a leverage ratio greater than 3% if either is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve. The Federal Reserve and the FDIC use the leverage ratio in tandem with the risk-based ratio to assess the capital adequacy of banks and bank holding companies. The FDIC, and the Federal Reserve have amended effective January 1, 1997 the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio, requiring banks with greater interest rate risk to maintain greater capital for the risk.

  In addition, Section 38 to the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches 2%. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser capital ratios.

  The FDIC and the Federal Reserve have adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios
(i) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based ratio of at least 6% and a leverage ratio of at least 5%; (ii) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier 1 risk-based ratio of at least 4% and a leverage ratio of at least 4%; (iii) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier 1 risk-based ratio of under 4% or a leverage ratio of under 4%; (iv) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier 1 risk-based ratio of under 3% or a leverage ratio of under 3%; and (v) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The Federal Reserve regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital. Under the Federal Reserve's regulations, WestStar exceeded "well capitalized" minimum requirements in terms of Tier 1 capital and "adequately capitalized" in terms of total capital at September 30, 1998.

  Set forth below are pertinent capital ratios for Vail Banks as of September 30, 1998:

                                         MINIMUM CAPITAL   REQUIRED FOR
                                           REQUIREMENT   WELL CAPITALIZED ACTUAL
                                         --------------- ---------------- ------
   Tier 1 Capital to Risk Based
    Assets.............................       4.00%            6.00%       8.26%
   Total Capital to Risk Based Assets..       8.00%           10.00%       9.87%
   Leverage Ratio (Tier 1 Capital to
    Average Total Assets)..............       3.00%            5.00%       5.65%

  On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulation contains three evaluation tests (i) a lending test, which will compare an institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals; (ii) a services test, which will evaluate the provisions of services that promote the availability of credit to low- and moderate-income areas; and (iii) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulations are designed to reduce some paperwork requirements of the previous regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rules became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion.

  Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

  On March 8, 1994 the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified (i) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis; (ii) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and (iii) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

  On September 23, 1994, Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act") was signed. The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements.

  FDIC INSURANCE AND FICO ASSESSMENTS FOR WESTSTAR. WestStar is subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). Currently the deposit insurance premium for healthy banks is zero but the assessment for the riskiest banks can be as high as $.27 per $100 of deposits which is determined based upon a sliding scale depending on their placement in supervisory categories.

  On September 29, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 was enacted (the "1996 Act"). The 1996 Act's chief accomplishment was to provide for the recapitalization of the Savings Association Insurance Fund ("SAIF") by levying a one-time special assessment on SAIF deposits to bring it up to a statutory goal of a reserve ratio equal to $.25 per $100 of insured deposits and to provide that beginning in 1997, BIF assessments would be used to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation ("FICO") bonds issued in the late 1980s as part of the government rescue of the thrift industry. The 1996 Act provides that BIF assessments for FICO bond payments must be set at a rate equal to 20% of the SAIF rates for such assessments in 1997, 1998 and 1999. After 1999, all FDIC insured institutions will pay the same assessment rates. For 1997, the assessment for the FICO bond payments were $.0132 per $100 of deposits for BIF deposits and $.0648 per $100 of deposits for SAIF deposits. The premiums for 1997 for deposit insurance assessments ranged from $0 to $.27 per $100 of deposits with 94% of banks paying nothing for deposit insurance and there have been no announced changes for 1998. As a result, WestStar will pay no premium for deposit insurance, and a FICO bond assessment of $23,500. The 1996 Act also provided for certain limited regulatory relief and modifications to certain out-of-date regulations.

                         DESCRIPTION OF CAPITAL STOCK

  Upon consummation of the Offering, the authorized capital stock of Vail Banks will consist of 20,000,000 shares of Common Stock, $1.00 par value and 2,250,000 shares of Preferred Stock, $0.10 par value. Upon completion of the Offering, and giving effect to the consummation of the Independent Merger (pursuant to which 318,770 shares of Common Stock were issued) and the Telluride Merger (assuming the issuance of 897,444 shares of Common Stock in such merger, which is subject to adjustment under the Telluride Merger Agreement), 5,789,154 shares of Common Stock will be issued and outstanding (assuming an Offering price of $12.50 per share), and no shares of Preferred Stock will be issued and outstanding.

  The following summary of Vail Banks' capital stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation, as amended and restated, and Bylaws, as amended and restated of Vail Banks that are included as exhibits to the Registration Statement of which this Prospectus forms a part, and the applicable provisions of the Colorado Business Corporation Act.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on any issue submitted to a vote of the shareholders and do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. Subject to any outstanding shares of Preferred Stock, all shares of Common Stock are entitled to share equally in such dividends as the Board of Directors of Vail Banks may, in its discretion, declare out of sources legally available therefor. See "Dividend Policy." Upon dissolution, liquidation, or winding up of Vail Banks, holders of Common Stock are entitled to receive on a ratable basis, after payment or provision for payment of all debts and liabilities of Vail Banks and any preferential amount due with respect to outstanding shares of Preferred Stock, if any, all assets of Vail Banks available for distribution, in cash or in kind. Holders of shares of Common Stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund. All currently outstanding shares of Common Stock are, and the shares offered hereby (when sold in the manner contemplated by this Prospectus) will be, fully paid and nonassessable.

PREFERRED STOCK

  Pursuant to Vail Banks' Articles of Incorporation, the Board of Directors, from time to time, may authorize the issuance of shares of Preferred Stock in one or more series, may establish the number of shares to be included in any such series, and may fix the designations, powers, preferences, and rights (including voting rights) of the shares of each such series and any qualifications, limitations, or restrictions thereon. No shareholder authorization is required for the issuance of shares of Preferred Stock unless imposed by then applicable law. Shares of Preferred Stock may be issued for any general corporate purposes, including mergers and acquisitions. The Board of Directors could issue a series of Preferred Stock with rights more favorable with regard to dividends and liquidation than the rights of holders of Common Stock. Such a series of Preferred Stock also could be used for the purpose of preventing a hostile takeover of Vail Banks that is considered to be desirable by the holders of the Common Stock, could otherwise adversely affect the voting power of the holders of Common Stock, and could serve to perpetuate the directors' control of Vail Banks under certain circumstances. No transaction is now contemplated that would result in the issuance of any such shares of Preferred Stock.

CERTAIN PROVISIONS OF VAIL BANKS' ARTICLES OF INCORPORATION AND BYLAWS

  Staggered Board of Directors; Removal; Filling Vacancies. The Articles of Incorporation provide that the Board of Directors will consist of between 10 and 18 directors. The Board currently consists of 13 directors, 10 of whom are not employees of Vail Banks, and it is currently contemplated that two additional directors will be added as a result of the Telluride Merger. Upon the consummation of the Offering, the Board of Directors will be divided into three classes of directors serving staggered three-year terms. In addition, directors may be removed by the shareholders only for cause. The classification of directors and the limitation on removal only for cause has the effect of making it more difficult for shareholders to change the composition of the Board of Directors. Vail Banks believes, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of Vail Banks' management and policies. The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of Vail Banks' stock or attempting to obtain control of Vail Banks, even though such an attempt might be beneficial to Vail Banks and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case. See "Risk Factors--Certain Anti-Takeover Provisions." The shareholders will be entitled to vote on the election or removal of directors, with each share entitled to one vote.

  The Bylaws provide that, unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director may be removed only with cause by the vote of the holders of a majority of the shares entitled to vote for the election of directors at a meeting of the shareholders called for the purpose of removing such director. A vacancy resulting from an increase in the number of directors may be filled by action of the Board of Directors.

INDEMNIFICATION AND LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

  Vail Banks' Articles of Incorporation provide for indemnification of directors to the full extent permitted by Colorado law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to Vail Banks and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Vail Banks pursuant to the foregoing provisions, Vail Banks has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, Vail Banks may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado law. Vail Banks has entered into indemnification agreements with its directors and executive officers pursuant to which Vail Banks has agreed to indemnify such persons in certain circumstances.

  Vail Banks' Bylaws also provide that Vail Banks shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Vail Banks, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of Vail Banks' subsidiaries or, at the request of Vail Banks, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether Vail Banks would have the power to indemnify such person against such liability under Colorado law. Vail Banks intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

REGISTRATION RIGHTS

  Vail Banks has granted best efforts registration rights to certain employee shareholders. Such registration rights grant the holders thereof the right to have Vail Banks use its best efforts to register the Common Stock in connection with any registration statements (including the Registration Statement of which this Prospectus is part) filed by the Company. All such holders of the aforementioned shares of Common Stock have signed a waiver which precludes utilization of the best efforts registration rights pursuant to this Prospectus.

  In addition, Vail Banks, upon the closing of the Telluride Merger, will use its best efforts to register for resale the Common Stock issued in exchange for Telluride common stock as a result of the Telluride Merger. See "Risk Factors--Shares Eligible for Future Sale."

OTHER MATTERS

  Vail Banks has applied for quotation of the Common Stock on the Nasdaq National Market upon notice of issuance, under the proposed symbol "VAIL."

  The transfer agent and registrar for Vail Banks' Common Stock is American Securities Transfer & Trust, Inc., Denver, Colorado.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement between Vail Banks, the Selling Shareholders and the Representatives on behalf of the Underwriters, the Underwriters have agreed severally to purchase from Vail Banks and the Selling Shareholders the following respective number of shares of Common Stock at the Offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

                                                                        NUMBER
        NAME                                                           OF SHARES
        ----                                                           ---------
   A.G. Edwards & Sons, Inc...........................................
   Hoefer & Arnett, Incorporated......................................
                                                                       ---------
     Total............................................................ 1,600,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all such shares of the Common Stock if any of such shares are purchased. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any are taken.

  Vail Banks has been advised by the Representatives that the Underwriters propose to offer such shares of Common Stock to the public at the Offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession not in excess of $   per share. The Underwriters
may allow, and such dealers may re-allow, a concession not in excess of $ per share to certain other dealers. After the Offering, the Offering price and other selling terms may be changed by the Underwriters.

  Pursuant to the Underwriting Agreement, Vail Banks has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 240,000 additional shares of Common Stock at the Offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments. To the extent that the Underwriters exercise such option, the Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares in such table, and Vail Banks will be obligated, pursuant to the option, to sell such shares to the Underwriters.

  Vail Banks and each of its directors and executive officers, the related interests of such directors and executive officers, the holders of 5% or more of the Common Stock and the Selling Shareholders have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of the Representatives, except that Vail Banks may issue shares of Common Stock upon the exercise of currently outstanding options. See "Risk Factors--Shares Eligible for Future Sale" and "Shares Eligible for Future Sale."

  Vail Banks and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  Until the distribution of the Common Stock is completed, rules of the Commission (as defined herein) may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell a greater aggregate number of shares of Common Stock than is set forth on the cover page of this Prospectus, the Underwriters may reduce the short position by purchasing shares of Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Common Stock in the open market to reduce the selling group members' short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the selling group members who sold those shares of Common Stock as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither Vail Banks nor the Representatives make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither Vail Banks nor the Representatives make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Prior to the Offering, there has been no public market for the Common Stock. Consequently, the Offering price for the Common Stock has been determined by negotiations between Vail Banks and the Representatives. Among the factors considered in such negotiations were prevailing market and general economic conditions, the market capitalization, trading histories and stages of development of other traded companies that Vail Banks and the Representatives believed to be comparable to Vail Banks, the results of operations of Vail Banks in recent periods, the current financial position of Vail Banks, estimates of the business potential of Vail Banks and the present state of Vail Banks' development and the availability for sale in the market of a significant number of shares of Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made.

  Application has been made for approval of the shares of Common Stock for quotation on the Nasdaq National Market.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for Vail Banks by Kilpatrick Stockton LLP, Atlanta, Georgia. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

  The audited financial statements of Vail Banks at December 31, 1995, 1996 and 1997 in this Prospectus and elsewhere in the Registration Statement have been audited by Fortner, Bayens, Levkulich & Co., P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon giving said reports and upon the authority of said firm as experts in accounting and auditing. The financial statements of Vail Banks for the nine months ended September 30, 1998 have been reviewed by Fortner, Bayens, Levkulich & Co., P.C. as stated in their report included herein.

  The audited financial statements of Cedaredge at November 30, 1997 in this Prospectus and elsewhere in the Registration Statement have been audited by Dalby, Wendland & Co., P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon giving said reports and upon the authority of said firm as experts in accounting and auditing.

  The audited financial statements of Independent at December 31, 1996 and 1997 in this Prospectus and elsewhere in the Registration Statement have been audited by GRA, Thompson, White & Co., P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon giving said reports and upon the authority of said firm as experts in accounting and auditing.

  The audited financial statements of Telluride at December 31, 1996 and 1997 in this Prospectus and elsewhere in the Registration Statement have been audited by Dalby, Wendland & Co., P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon giving said reports and upon the authority of said firm as experts in accounting and auditing. The financial statements of Telluride for the nine months ended September 30, 1998 and 1997 have been reviewed by Dalby, Wendland & Co., P.C., as stated in their report included herein.

                            ADDITIONAL INFORMATION

  Vail Banks has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to Vail Banks and the Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the contents of any contract or any other document are not necessarily complete. With respect to each such contract or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. A copy of the Registration Statement, including the exhibits thereto, is available on the Commission's Internet web site. The address of that site is http://www.sec.gov.

  Prior to filing the Registration Statement of which this Prospectus is a part, Vail Banks was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the Registration Statement, Vail Banks will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements, and other information with the Commission. Such periodic reports, proxy statements, and other information will be available for inspection and copying at the public reference facilities and other regional offices and the Commission's Internet web site referred to above. Vail Banks intends to register the securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its shareholders with annual reports containing audited financial statements and such other reports as may be required from time to time by law or The Nasdaq Stock Market.

                       INDEX TO THE FINANCIAL STATEMENTS

VAIL BANKS, INC.
Independent Auditors' Report..............................................   F-1
Accountants' Review Report................................................   F-2
Consolidated Balance Sheets at September 30, 1998 (reviewed) (unaudited)
 and December 31, 1997 and 1996...........................................   F-3
Consolidated Statements of Income for the Nine Months Ended September 30,
 1998 (reviewed) (unaudited) and 1997 (unaudited) and the Years Ended
 December 31, 1997, 1996 and 1995.........................................   F-4
Consolidated Statements of Comprehensive Income for the Nine Months Ended
 September 30, 1998 (reviewed) (unaudited) and 1997 (unaudited) and the
 Years Ended December 31, 1997, 1996 and 1995.............................   F-5
Consolidated Statement of Shareholders' Equity for the Years Ended
 December 31, 1995, 1996 and 1997 and for the Nine Months Ended September
 30, 1998 (reviewed) (unaudited)..........................................   F-6
Consolidated Statements of Cash Flows of the Nine Months Ended September
 30, 1998 (reviewed) (unaudited) and 1997 (unaudited) and the Years Ended
 December 31, 1997, 1996 and 1995.........................................   F-7
Notes to Consolidated Financial Statements................................   F-8
CEDAREDGE FINANCIAL SERVICES, INC.
Independent Auditor's Report..............................................  F-35
Consolidated Statements of Financial Condition at November 30, 1997 and
 December 31, 1996 (restated).............................................  F-36
Consolidated Statement of Income for the Period Ended November 30, 1997...  F-37
Consolidated Statement of Changes in Shareholders' Equity for the Period
 Ended November 30, 1997..................................................  F-38
Consolidated Statement of Cash Flows for the Period Ended November 30,
 1997.....................................................................  F-39
Notes to the Consolidated Statements of Financial Condition...............  F-40
INDEPENDENT BANKSHARES, INC.
Independent Auditors' Report..............................................  F-52
Consolidated Balance Sheets at June 30, 1998 and 1997 (unaudited) and
 December 31, 1997........................................................  F-53
Consolidated Statements of Income and Comprehensive Income for the Six
 Months Ended June 30, 1998 and 1997 (unaudited) and the Years Ended
 December 31, 1997 and 1996...............................................  F-54
Consolidated Statements of Shareholders' Equity for the Years Ended
 December 31, 1996 and 1997 and the Six Months Ended June 30, 1998
 (unaudited)..............................................................  F-55
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
 1998 and 1997 (unaudited) and the Years Ended December 31, 1997 and
 1996.....................................................................  F-56
Notes to Consolidated Financial Statements................................  F-57
TELLURIDE BANCORP, LTD.
Report of Independent Auditors'...........................................  F-64
Accountants' Review Report................................................  F-65
Consolidated Statements of Financial Condition at September 30, 1998 and
 1997 (reviewed) (unaudited), December 31, 1997 and 1996..................  F-66
Consolidated Statement of Income and Comprehensive Income for the Nine
 Months Ended September 30, 1998 and 1997 (reviewed) (unaudited) and the
 Years Ended December 31, 1997 and 1996...................................  F-67
Consolidated Statements of Changes in Stockholders' Equity for the Years
 Ended December 31, 1996 and 1997 and the Nine Months Ended September 30,
 1998 (reviewed) (unaudited)..............................................  F-68
Consolidated Statements of Cash Flows for the Nine Months Ended September
 30, 1998 and 1997 (reviewed) (unaudited) and the Years Ended December 31,
 1997 and 1996............................................................  F-69
Notes to Consolidated Financial Statements................................  F-71

                       INDEPENDENT AUDITORS' REPORT

Board of Directors

Vail Banks, Inc.

Vail, Colorado

  We have audited the accompanying consolidated balance sheets of Vail Banks, Inc. and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Vail Banks' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vail Banks, Inc., and Subsidiary at December 31, 1997 and 1996, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

February 20, 1998

                        ACCOUNTANTS' REVIEW REPORT

Board of Directors

Vail Banks, Inc.

Vail, Colorado

  We have reviewed the accompanying consolidated balance sheet of Vail Banks, Inc. and Subsidiary as of September 30, 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements in the representation of the management of Vail Banks, inc.

  A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

November 5, 1998

                        VAIL BANKS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                              DECEMBER 31,
                                             SEPTEMBER 30, --------------------
                                                 1998        1997       1996
                                             ------------- --------  ----------
                                              (REVIEWED)             (RESTATED)
                                              (UNAUDITED)
                   ASSETS
Cash and due from banks.....................   $ 17,088    $ 16,680   $ 17,452
Federal funds sold..........................     13,900      17,063      5,035
Investment securities
  Available for sale........................     11,983       9,607      4,209
  Held to maturity..........................      7,865      10,125     14,634
Loans.......................................    184,406     154,913    106,786
Less allowance for loan losses..............     (1,497)     (1,364)      (823)
                                               --------    --------   --------
                                                182,909     153,549    105,963
Bank premises and equipment.................     21,006      17,836      5,964
Investment in real estate partnership.......        --          --         685
Accrued interest receivable.................      1,490       1,377      1,029
Deferred income taxes.......................        436         403        370
Intangible assets...........................      8,246       3,883      1,680
Other assets................................      2,473         668        173
                                               --------    --------   --------
                                               $267,396    $231,191   $157,194
                                               ========    ========   ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
    Demand, non-interest bearing............   $ 54,949    $ 56,929   $ 43,747
    Demand, interest bearing................    101,756      94,779     74,147
    Savings.................................     16,063      13,537      7,890
    Time, $100,000 and over.................     35,678      18,961      7,442
    Other time..............................     29,001      22,009     11,124
                                               --------    --------   --------
                                                237,447     206,215    144,350
  Note payable..............................      1,050       1,200      1,400
  Federal funds purchased and securities
   sold under repurchase agreements.........      1,235         308      1,647
  Accrued interest payable and other
   liabilities..............................      1,883       5,034        368
                                               --------    --------   --------
      Total liabilities.....................    241,615     212,757    147,765
Minority interest...........................        579         566        --
Stockholders' equity
  Series A preferred stock--50,000 shares
   authorized, 34,258 shares issued and
   outstanding..............................      2,960       2,960        --
  Series B preferred stock--authorized
   200,000 shares, no shares issued.........        --          --         --
  Mandatorily convertible debentures........      1,600       1,600        --
  Common stock--$1 par value; 20,000,000
   shares authorized, 2,809,130, 2,250,980
   and 1,782,510 shares issued and
   outstanding at September 30, 1998 and
   December 31, 1997 and 1996, respectively
   (note X).................................      2,809       2,251      1,782
  Capital in excess of par value............     16,312      10,778      7,871
  Retained earnings.........................      1,440         253       (221)
  Accumulated other comprehensive income....         81          26         (3)
                                               --------    --------   --------
                                                 25,202      17,868      9,429
                                               --------    --------   --------
                                               $267,396    $231,191   $157,194
                                               ========    ========   ========

        The accompanying notes are an integral part of these statements.

                      VAIL BANKS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF INCOME

                          (AMOUNTS IN THOUSANDS)

                              NINE MONTHS ENDED
                                SEPTEMBER 30,        YEARS ENDED DECEMBER 31,
                           ----------------------- -----------------------------
                              1998        1997      1997      1996       1995
                           ----------- ----------- ------- ---------- ----------
                           (REVIEWED)  (UNAUDITED)         (RESTATED) (RESTATED)
                           (UNAUDITED)
Interest income
  Interest and fees on
   loans.................    $13,394     $8,872    $12,570   $9,993     $6,322
  Interest on investment
   securities
  Taxable................        708        704        934    1,300      1,431
  Tax exempt.............        107          9         22       19         27
Interest on federal funds
 sold and deposits in
 banks...................      1,120        404        496      343        802
                             -------     ------    -------   ------     ------
    Total interest
     income..............     15,329      9,989     14,022   11,655      8,582
Interest expense
  Demand deposits........      2,886      2,026      2,752    2,476      1,774
  Savings deposits.......        302        155        219      231        216
  Time deposits..........      2,252        886      1,280    1,035        779
  Note payable...........         83         97        123      144        163
  Mandatory convertible
   debentures............        114        --          13      --         --
  Interest on federal
   funds purchased and
   other borrowed funds..         26         79        127      324        113
                             -------     ------    -------   ------     ------
    Total interest
     expense.............      5,663      3,243      4,514    4,210      3,045
                             -------     ------    -------   ------     ------
Net interest income......      9,666      6,746      9,508    7,445      5,537
Provision for loan
 losses..................        --         --         232      154         40
                             -------     ------    -------   ------     ------
    Net interest income
     after provision for
     loan losses.........      9,666      6,746      9,276    7,291      5,497
Other income
  Service charges on
   deposit accounts......        973        662        916      790        671
  Other income...........        687        246        357      281        240
                             -------     ------    -------   ------     ------
                               1,660        908      1,273    1,071        911
Other expenses
  Salaries and employee
   benefits..............      4,922      3,353      5,086    3,670      2,511
  Occupancy expenses of
   premises..............      1,167      1,028      1,325    1,185        959
  Furniture and equipment
   expense...............        824        556        852      492        343
  Other operating
   expenses..............      2,338      1,697      2,524    2,393      1,808
                             -------     ------    -------   ------     ------
                               9,251      6,634      9,787    7,740      5,621
                             -------     ------    -------   ------     ------
Income before income
 taxes...................      2,075      1,020        762      622        787
Income tax expense.......        730        380        288      257        266
                             -------     ------    -------   ------     ------
NET INCOME...............      1,345        640        474      365        521
Income tax benefit of net
 operating loss
 carryforwards...........        687        358        274      242        264
                             -------     ------    -------   ------     ------
TOTAL INCREASE IN
 SHAREHOLDERS' EQUITY
 AFTER BENEFIT OF LOSS
 CARRYFORWARDS...........    $ 2,032     $  998    $   748   $  607     $  785
                             =======     ======    =======   ======     ======
Net income applicable to
 common equity...........    $ 1,345     $  640    $   474   $  365     $  521
                             =======     ======    =======   ======     ======
Net income per common
 share (note P)..........    $  0.49     $ 0.31    $  0.23   $ 0.21     $ 0.30
Diluted net income per
 common share (note P)...    $  0.46     $ 0.30    $  0.21   $ 0.19     $ 0.28

     The accompanying notes are an integral part of these statements.

                        VAIL BANKS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (AMOUNTS IN THOUSANDS)

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,       YEARS ENDED DECEMBER 31,
                             ----------------------- --------------------------
                                1998        1997     1997    1996       1995
                             ----------- ----------- ---- ---------- ----------
                             (REVIEWED)  (UNAUDITED)      (RESTATED) (RESTATED)
                             (UNAUDITED)
Net income..................   $1,345       $640     $474    $365       $521
Other comprehensive income
  Unrealized gains (losses)
   on investment securities
   available for sale.......       55          1       29      14        (73)
                               ------       ----     ----    ----       ----
Comprehensive income........   $1,400       $641     $503    $379       $448
                               ======       ====     ====    ====       ====





        The accompanying notes are an integral part of these statements.

                        VAIL BANKS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      THREE YEARS ENDED DECEMBER 31, 1997

      AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (REVIEWED) (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                              ACCUMULATED
                          SERIES A   MANDATORY           CAPITAL                 OTHER
                          PREFERRED CONVERTIBLE COMMON IN EXCESS OF RETAINED COMPREHENSIVE
                            STOCK   DEBENTURES  STOCK   PAR VALUE   EARNINGS    INCOME      TOTAL
                          --------- ----------- ------ ------------ -------- ------------- -------
Balance at January 1,
 1995...................   $   --     $   --    $1,320   $ 3,953     $ (107)     $ 56      $ 5,222
Issuance of 11,380
 shares of common stock
 for services...........      --         --         11        34        --        --            45
Sale of 434,280 shares
 of common stock........      --         --        435     3,307        --        --         3,742
Dividends paid--$.34 per
 share..................      --         --        --        --        (600)      --          (600)
Comprehensive income
  Net income............      --         --        --        --         521       --           521
  Other comprehensive
   income...............      --         --        --        --         --        (73)         (73)
Income tax benefit
 credited to capital
 surplus................      --         --        --        264        --        --           264
                           ------     ------    ------   -------     ------      ----      -------
Balance at December 31,
 1996...................      --         --      1,766     7,558       (186)      (17)       9,121
Issuance of 16,460
 shares of common stock
 for services...........      --         --         16        71        --        --            87
Dividends paid and
 accrued--$.22 per
 share..................      --         --        --        --        (400)      --          (400)
Comprehensive income
  Net income............      --         --        --        --         365       --           365
  Other comprehensive
   income...............                                                           14           14
Income tax benefit
 credited to capital
 surplus................      --         --        --        242        --        --           242
                           ------     ------    ------   -------     ------      ----      -------
Balance at December 31,
 1996...................      --         --      1,782     7,871       (221)       (3)       9,429
Issuance of 13,580
 shares of common stock
 for services...........      --         --         14        62        --        --            76
Sale of 454,890 shares
 of common stock........      --         --        455     2,571        --        --         3,026
Debentures assumed in
 acquisition of
 Cedaredge Financial
 Services, Inc..........      --       1,600       --        --         --        --         1,600
Issuance of 34,258
 shares of preferred
 stock..................    2,960        --        --        --         --        --         2,960
Comprehensive income
  Net income............      --         --        --        --         474       --           474
  Other comprehensive
   income...............                                                           29           29
Income tax benefit
 credited to capital
 surplus................      --         --        --        274        --        --           274
                           ------     ------    ------   -------     ------      ----      -------
Balance at December 31,
 1997...................    2,960      1,600     2,251    10,778        253        26       17,868
Issuance 34,840 shares
 of common stock for
 bonuses accrued as of
 December 31, 1997......      --         --         35       172        --        --           207
8% cash dividends paid
 on preferred stock.....      --         --        --        --        (158)      --          (158)
Issuance of 204,540
 shares of common stock
 at $10 per share, less
 selling expenses of
 $36,000................      --         --        204     1,806        --        --         2,010
Issuance of 318,770
 shares of common stock
 in connection with the
 acquisition of
 Independent Bankshares,
 Inc....................      --         --        319     2,869        --        --         3,188
Comprehensive income
  Net income............      --         --        --        --       1,345       --         1,345
  Other comprehensive
   income...............                                                           55           55
Income tax benefit
 credited to capital
 surplus................      --         --        --        687        --        --           687
                           ------     ------    ------   -------     ------      ----      -------
Balance at September 30,
 1998...................   $2,960     $1,600    $2,809   $16,312     $1,440      $ 81      $25,202
                           ======     ======    ======   =======     ======      ====      =======

         The accompanying notes are an integral part of this statement.

                        VAIL BANKS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                             NINE MONTHS ENDED
                               SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                          ----------------------- -------------------------------
                             1998        1997       1997       1996       1995
                          ----------- ----------- --------  ---------- ----------
                          (REVIEWED)  (UNAUDITED)           (RESTATED) (RESTATED)
                          (UNAUDITED)
Cash flows from
 operating activities
 Net income.............   $  1,345    $    640   $    474   $    365   $    521
 Adjustments to
  reconcile net income
  to net cash provided
  from operating
  activities
 Amortization of
  intangible assets.....        168         105        126        120         70
 Depreciation...........        947         558        885        497        354
 Provision for loan
  losses................        --          --         232        154         40
 Net (discount
  accretion) premium
  amortization on
  investment
  securities............        (14)        (32)       (82)      (102)       264
 Stock dividends
  received..............        (26)        (15)       (34)       (24)       --
 Equity in operations of
  partnership...........        --          --         (18)        (6)        63
 Income tax benefit of
  net operating loss
  carryforwards.........        687         358        274        242        264
 Common stock issued for
  services..............        207          76         76         87         45
 Changes in deferrals
  and accruals, net of
  acquisitions accounted
  for under the purchase
  method of accounting
  Accrued interest
   receivable...........         82          11         77       (221)       203
  Other assets, net.....     (1,058)       (242)        20        (31)       (60)
  Accrued interest
   payable and other
   liabilities..........     (3,381)        268      4,210         61        (26)
                           --------    --------   --------   --------   --------
Net cash provided by
 (used in) operating
 activities.............     (1,043)      1,727      6,240      1,142      1,738
Cash flows from
 investing activities
 Net (increase) decrease
  in federal funds
  sold..................      5,513       3,150    (10,403)     5,340       (343)
 Purchase of investments
  held to maturity......        --          --         --      (9,810)    (4,201)
 Purchase of investments
  available for sale....       (344)       (119)      (174)      (263)      (208)
 Proceeds from
  maturities of
  investments held to
  maturity..............      2,280       4,289        450      3,500     14,830
 Proceeds from
  maturities of
  investments available
  for sale..............      5,281         --       4,610      9,964        --
 Net (increase) decrease
  in loans..............    (12,543)    (10,114)   (13,943)   (28,386)   (28,127)
 Purchases of property
  and equipment.........     (3,091)     (1,654)    (2,215)    (2,065)    (1,505)
 Proceeds from the sale
  of property and
  equipment.............        --          --                    355         11
 Proceeds from sale of
  real estate acquired
  through foreclosure...        --          --                    464         59
 Acquisition costs and
  other intangible
  assets................       (245)        --        (764)       --         --
 Acquisition of
  companies under the
  purchase method of
  accounting, net of
  cash and due from
  banks acquired........     (1,404)        --      (1,353)       --        (404)
                           --------    --------   --------   --------   --------
Net cash used in
 investing activities...     (4,553)     (4,448)   (23,792)   (20,901)   (19,888)
Cash flows from
 financing activities
 Net increase (decrease)
  in deposits...........      3,829      (1,779)    19,858     18,786     25,821
 Net increase (decrease)
  in securities sold
  under repurchase
  agreements............        927         (88)    (1,339)     1,308        338
 Issuance of common
  stock for cash........      2,010       3,026      3,026        --       3,742
 Deferred stock offering
  costs.................       (454)        --         --         --         --
 Dividends paid on
  common stock..........        --          --         --        (400)      (672)
 Dividends paid on
  preferred stock.......       (158)        --         --         --         --
 Payments on notes
  payable...............       (150)       (150)    (4,765)      (200)      (200)
                           --------    --------   --------   --------   --------
Net cash provided by
 financing activities...      6,004       1,009     16,780     19,494     29,029
                           --------    --------   --------   --------   --------
Net increase (decrease)
 in cash and due from
 banks..................        408      (1,712)      (772)      (265)    10,879
Cash and due from banks
 at beginning of
 period.................     16,680      17,452     17,452     17,717      6,838
                           --------    --------   --------   --------   --------
Cash and due from banks
 at end of period.......   $ 17,088    $ 15,740   $ 16,680   $ 17,452   $ 17,717
                           ========    ========   ========   ========   ========
Supplemental disclosures
 of cash flow
 information
Cash paid during the
 year for:
 Interest expense.......   $  5,494    $  3,235   $  4,360   $  4,412   $  3,024
 Income taxes...........         52           8          8         18          5

        The accompanying notes are an integral part of these statements.

                        VAIL BANKS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE A--SUMMARY OF ACCOUNTING POLICIES

 Organization and Basis of Presentation

  Vail Banks, Inc. ("VBI") owns 100% of the outstanding common stock of WestStar Bank ("the Bank"). The entities are collectively referred to as "the Company". The accompanying consolidated financial statements include the consolidated totals of the accounts of VBI and the Bank. Intercompany accounts and transactions have been eliminated in consolidation.

 Basis of Financial Statement Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Significant estimates and assumptions are disclosed in the accompanying notes.

 Interim Financial Statements

  The unaudited interim financial statements as of and for the nine months ended September 30, 1997 have been prepared in conformity with generally accepted accounting principles and include all adjustments which are, in the opinion of management, normal and recurring in nature and necessary to a fair presentation of the interim period presented. Results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.

 Investment Securities

  The designation of a security as held to maturity or available for sale is made at the time of acquisition. The held to maturity classification includes debt securities that the Company has the positive intent and ability to hold to maturity which are carried at amortized cost. The available for sale classification includes debt and equity securities that are carried at fair value. Unrealized gains and losses on securities available for sale are included as a separate component of shareholders' equity. Gains or losses on sales of securities are recognized by the specific identification method.



 Loans and Allowance for Loan Losses

  The Company provides a full range of banking and mortgage services to individual and corporate customers principally in the Eagle, Summit and Delta County areas, as well as, in the Denver area. The Company has a diversified loan portfolio, and a substantial portion of its loans is underwritten based on the value of real estate in these communities. The value of real estate in these areas is dependent on factors not directly associated with borrowers and these communities.

  The accrual of interest on loans is discontinued when management believes that interest or principal may not be collectible or recoverable. Generally, loans that are 90 days past due as to interest, principal, or both; loans that are not 90 days past due but where the likelihood of collecting the interest, principal, or both within 90 days is unlikely; and loans which have been partially charged off will be placed on nonaccrual status. When placing a loan in nonaccrual status, interest accrued to date is generally reversed unless the net realizable value of the underlying collateral is sufficient to cover principal and accrued interest. When such a reversal is made, interest accrued during prior years is charged to the allowance for loans losses. All other interest reversed on nonaccrual loans is charged against current year interest income. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful. Restructured loans are those on which concessions in terms have been made as a result of deterioration in a borrower's financial condition. Interest on these loans is accrued under the new terms.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE A--SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)

  Impaired loans are all specifically identified commercial and real estate loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement. Included in impaired loans are all nonaccrual and restructured loans. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. The valuation allowance is a component of the allowance for loan losses.

  Generally, commercial and real estate loans that are 180 days past due as to principal, interest, or both, or are not 180 days past due, but collection of either principal or interest within 180 days is not probable, or the loans on nonaccrual status for 90 days will be charged off. Consumer loans that are 90 days past due as to principal, interest, or both will generally be charged off. Any excess of the carrying value of impaired loans over amounts realized from the liquidation of collateral and other sources is charged to the allowance for loan losses.

  Loan fees and commitment fees are recognized as income when received since a major portion of these represent recoveries of direct origination costs.

  Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers' operations and the liquidation of loan collateral.

  Management believes that the allowance for loans losses is adequate. While management uses available information to recognize loan losses, changes in economic conditions may necessitate revisions in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additional losses based on the facts surrounding any given loan at the time of their examination.

  The Company provides for possible loan losses by a charge to current year income based on the character of the loan portfolio, current economic conditions, and such other factors as, in management's best judgment, deserve current recognition in estimating loan losses. Recoveries realized on loans previously charged off are credited to the allowance for possible loan losses.


 Premises and Equipment

  Premises and equipment are stated at cost. Depreciation and amortization is provided for in amounts, principally on the straight-line method, sufficient to relate the cost of depreciable assets to operations over their estimated service lives.

 Income Taxes

  Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. A deferred tax asset is included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE A--SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)

tax assets and liabilities are adjusted through the provision for income taxes. The Bank files consolidated tax returns with VBI.

 Investment in Real Estate Partnership

  The Company has accounted for its investment in Vail 108 Limited on the equity method. Under this method, the investment is stated at initial cost and adjusted for the Company's share of undistributed earnings from the date of acquisition.

 Intangible Assets

  Included in intangible assets is the cost in excess of fair value of the net assets acquired in purchase transactions. Amortization is computed on the straight-line method over 25 years. Capitalized costs and accumulated amortization for costs in excess of fair value of net assets acquired are as follows (in thousands):

                                                                 DECEMBER 31,
                                                   SEPTEMBER 30, --------------
                                                       1998       1997    1996
                                                   ------------- ------  ------
   Capitalized costs..............................    $8,347     $3,626  $1,869
   Accumulated amortization.......................      (464)      (315)   (189)
                                                      ------     ------  ------
                                                      $7,883     $3,311  $1,680
                                                      ======     ======  ======

 Deferred Stock Issuance Costs

  The Company has recorded in other assets direct costs incurred in connection with its initial public offering of common stock. If the offering is successful, these costs will be charged to equity against the proceeds of the offering. If the offering is not successful, these costs will be charged to operations.

 Statement of Cash Flows

  For purposes of the Statement of Cash Flows, the Company has defined cash equivalents as those amounts included in the balance sheet caption "Cash and Due from Banks."

 Stock-Based Compensation

  The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123).

 Per Share Calculations

  Basic earnings per share is calculated by dividing net income (less preferred stock dividends) by the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated by adjusting income and outstanding shares, assuming conversion of all potentially dilutive securities, using the treasury stock method.

                     VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE B--ACCOUNTING CHANGES

 Comprehensive Income

  The Company adopted Financial Accounting Standards Board No. 130, Reporting Comprehensive Income (SFAS No. 130), effective January 1, 1998. SFAS No. 130 establishes standards for reporting comprehensive income and its components (revenues, expenses, gains, and losses). Components of comprehensive income are net income and all other non-owner changes in equity. The statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

  The Company has chosen to disclose comprehensive income in a separate income statement.

  The only component of comprehensive income consists of unrealized holding gains on securities with no related tax effects.

 Earnings Per Share

  SFAS 128, Earnings per Share, replaces primary and fully diluted earnings per share with basic and diluted earnings per share. Under the new requirements, the dilutive effect of stock options is excluded from the calculation of basic earnings per share. Diluted earnings per share are calculated similarly to the fully diluted earnings per share. SFAS 128 became effective for the Company's 1997 year-end financial statements. All prior period earnings per share data presented have been restated to conform to the provisions of this statement.

 Operating Segments

  The Company adopted Financial Accounting Standards Board Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, (SFAS No.
131) effective January 1, 1998. This statement establishes standards for reporting information about segments in annual and interim financial statements. SFAS No. 131 introduces a new model for segment reporting called the "management approach". The management approach is based on the way the chief operating decision-maker organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any other in which management disaggregates a company. Based on the "management approach" model, the Company has determined that its business is comprised of a single operating segment and that SFAS No. 131 therefore has no impact on its financial statements.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE C--INVESTMENT SECURITIES

  The Company had securities with the following amortized cost and estimated fair market values (in thousands):

                                                SEPTEMBER 30, 1998
                                     -----------------------------------------
                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED  MARKET
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
   Securities available for sale
     U.S. Treasury..................  $ 5,269     $ 27       $--      $ 5,296
     U.S. government agencies.......    1,270       24        --        1,294
     State and municipal............    3,610       27        --        3,637
     Mortgage backed securities.....      414        2        --          416
     Federal Home Loan Bank and
      Federal Reserve Bank stock....    1,340      --         --        1,340
                                      -------     ----       ----     -------
                                      $11,903     $ 80       $--      $11,983
                                      =======     ====       ====     =======
   Securities held to maturity
     U.S. Treasury securities.......  $ 5,980     $ 56       $--      $ 6,036
     State and municipal............       85      --         --           85
     Mortgage backed securities.....    1,800       47        --        1,847
                                      -------     ----       ----     -------
                                       $7,865     $103       $  0      $7,968
                                      =======     ====       ====     =======
                                                 DECEMBER 31, 1997
                                     -----------------------------------------
                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED  MARKET
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
   Securities available for sale
     U.S. Treasury..................  $ 1,864     $  1       $--      $ 1,865
     U.S. government agencies.......    3,843      --         --        3,843
     State and municipal............    2,953       25        --        2,978
     Federal Home Loan Bank and
      Federal Reserve Bank stock....      921      --         --          921
                                      -------     ----       ----     -------
                                      $ 9,581     $ 26       $--      $ 9,607
                                      =======     ====       ====     =======
   Securities held to maturity
     U.S. Treasury securities.......  $ 7,960     $--        $(22)    $ 7,938
     State and municipal............       85        1        --           86
     Mortgage backed securities.....    2,080       24        --        2,104
                                      -------     ----       ----     -------
                                      $10,125     $ 25       $(22)    $10,128
                                      =======     ====       ====     =======

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE C--INVESTMENT SECURITIES--(CONTINUED)

                                                 DECEMBER 31, 1996
                                     -----------------------------------------
                                                 GROSS      GROSS    ESTIMATED
                                     AMORTIZED UNREALIZED UNREALIZED  MARKET
                                       COST      GAINS      LOSSES     VALUE
                                     --------- ---------- ---------- ---------
   Securities available for sale
     U.S. government agencies.......  $ 3,499     $ 1       $  (4)    $ 3,496
     Federal Home Loan Bank and
      Federal Reserve Bank stock....      713     --          --          713
                                      -------     ---       -----     -------
                                      $ 4,212     $ 1       $  (4)    $ 4,209
                                      =======     ===       =====     =======
   Securities held to maturity
     U.S. Treasury securities.......  $11,921     $21       $ (98)    $11,844
     State and municipal............      220       4         --          224
     Mortgage backed securities.....    2,493       1         (30)      2,464
                                      -------     ---       -----     -------
                                      $14,634     $26       $(128)    $14,532
                                      =======     ===       =====     =======

  The carrying value and estimated market value of debt securities by contractual maturity are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 SEPTEMBER 30, 1998
                                       ---------------------------------------
                                       AVAILABLE FOR SALE   HELD TO MATURITY
                                       ------------------- -------------------
                                                 ESTIMATED           ESTIMATED
                                       AMORTIZED  MARKET   AMORTIZED  MARKET
                                         COST      VALUE     COST      VALUE
                                       --------- --------- --------- ---------
Due in one year or less...............  $ 5,345   $ 5,356   $ 2,077   $ 2,086
Due after one year through five
 years................................    4,395     4,461     3,988     4,035
Due after five years through ten
 years................................      309       310       --        --
Due after ten years...................      100       100       --        --
Mortgage backed securities............      414       416     1,800     1,847
                                        -------   -------   -------   -------
                                        $10,563   $10,643   $ 7,865   $ 7,968
                                        =======   =======   =======   =======
                                                  DECEMBER 31, 1997
                                       ---------------------------------------
                                       AVAILABLE FOR SALE   HELD TO MATURITY
                                       ------------------- -------------------
                                                 ESTIMATED           ESTIMATED
                                       AMORTIZED  MARKET   AMORTIZED  MARKET
                                         COST      VALUE     COST      VALUE
                                       --------- --------- --------- ---------
Due in one year or less...............  $ 5,460   $ 5,356   $ 2,035   $ 2,038
Due after one year through five
 years................................    3,200     3,330     6,010     5,986
Mortgage backed securities............      --        --      2,080     2,104
                                        -------   -------   -------   -------
                                        $ 8,660   $ 8,686   $10,125   $10,128
                                        =======   =======   =======   =======

  The Company realized no gains or losses on the sales of investment securities during 1998, 1997, 1996, or 1995.

  Securities included in the accompanying balance sheet at September 30, 1998, December 31, 1997 and 1996 with a carrying value of $9,073,000, $14,084,000 and $12,413,000, respectively, are pledged as collateral for public deposits and for other purposes as permitted or required by law.

  Securities sold under repurchase agreements of $1,494,000, $309,000 and $339,000 as of September 30, 1998, December 31, 1997 and 1996, respectively, were fully collateralized by related securities.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE D--LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

  Loans consisted of the following (in thousands):

                                                               DECEMBER 31,
                                               SEPTEMBER 30, -----------------
                                                   1998        1997     1996
                                               ------------- -------- --------
   Commercial, financial and agricultural.....   $ 88,551    $ 77,801 $ 46,850
   Real estate, construction..................     34,899      26,056   24,312
   Real estate, mortgage......................     35,607      30,725   31,355
   Installment................................     25,349      20,331    4,269
                                                 --------    -------- --------
                                                 $184,406    $154,913 $106,786
                                                 ========    ======== ========

  Transactions in the allowance for loan losses are summarized as follows (in thousands):

                                             NINE MONTHS     YEARS ENDED
                                                ENDED       DECEMBER 31,
                                            SEPTEMBER 30, -------------------
                                                1998       1997   1996   1995
                                            ------------- ------  -----  ----
Beginning balance..........................    $1,364     $  823  $ 620  $361
Provision for loan losses..................       --         232    154    40
Recoveries on loans previously charged
 off.......................................        27         27    171    77
Loans charged off..........................       (86)       (58)  (122)  (38)
Allowance of banks assumed through
 acquisitions..............................       192        340    --    180
                                               ------     ------  -----  ----
Ending balance.............................    $1,497     $1,364  $ 823  $620
                                               ======     ======  =====  ====

  At September 30, 1998, December 31, 1997 and 1996, the principal balance of loans with payments delinquent more than sixty days amounted to approximately $139,000, $227,000 and $118,000, respectively. The Company had no restructured loans as of September 30, 1998, December 31, 1997, 1996 or 1995.

  Nonaccrual loans at September 30, 1998, December 31, 1997, 1996 and 1995 amounted to approximately $78,000, $136,000, $0, $353,000, respectively.

  Information relative to impaired loans as follows (in thousands):

                                                                  DECEMBER 31,
                                                   SEPTEMBER 30, --------------
                                                       1998      1997 1996 1995
                                                   ------------- ---- ---- ----
  Total impaired loans at end of period...........     $ 78      $136 $--  $353
  Average impaired loans during the period........      104       140  352  346
  Allowance for loan losses relative to impaired
   loans..........................................        8         6  --     2
  Amount of impaired loans for which no allowance
   for loan losses is recorded because of the net
   realizable value of loan collateral and other
   factors........................................       70       130  --   351

  No material amounts of interest income were recognized on these loans during the period that they were impaired.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE E--PREMISES AND EQUIPMENT

  Premises and equipment, less accumulated depreciation, consisted of the following (in thousands):

                                                        SEPTEMBER 30, 1998
                                                   -----------------------------
                                                           ACCUMULATED  NET BOOK
                                                    COST   DEPRECIATION  VALUE
                                                   ------- ------------ --------
   Furniture, fixtures and equipment.............. $ 6,971    $3,710    $ 3,261
   Leasehold improvements.........................   3,733       924      2,809
   Buildings......................................  11,447       663     10,784
   Land...........................................   4,152       --       4,152
                                                   -------    ------    -------
                                                   $26,303    $5,297    $21,006
                                                   =======    ======    =======
                                                         DECEMBER 31, 1997
                                                   -----------------------------
                                                           ACCUMULATED  NET BOOK
                                                    COST   DEPRECIATION  VALUE
                                                   ------- ------------ --------
   Furniture, fixtures and equipment.............. $ 5,872    $2,845    $ 3,027
   Leasehold improvements.........................   3,242       843      2,399
   Buildings......................................   9,962       712      9,250
   Land...........................................   3,160       --       3,160
                                                   -------    ------    -------
                                                   $22,236    $4,400    $17,836
                                                   =======    ======    =======
                                                         DECEMBER 31, 1996
                                                   -----------------------------
                                                           ACCUMULATED  NET BOOK
                                                    COST   DEPRECIATION  VALUE
                                                   ------- ------------ --------
   Furniture, fixtures and equipment.............. $ 4,849    $2,478    $ 2,371
   Leasehold improvements.........................   2,393       735      1,658
   Buildings......................................   1,917       510      1,407
   Land...........................................     528       --         528
                                                   -------    ------    -------
                                                   $ 9,687    $3,723    $ 5,964
                                                   =======    ======    =======

NOTE F--DEPOSITS

  The scheduled maturities of time deposits are as follows (in thousands):

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------
   1998..............................................    $16,401      $31,621
   1999..............................................     38,356        7,988
   2000..............................................      6,064        1,361
   2001..............................................      1,468          --
   2002..............................................      1,504          --
   2003..............................................        765          --
   Thereafter........................................        121          --
                                                         -------      -------
                                                         $64,679      $40,970
                                                         =======      =======

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE G--FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO
        REPURCHASE

  Federal funds purchased and securities sold under agreements to repurchase, which are classified as borrowings, generally mature within one to four days from the transaction date.

  Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company monitors the fair value of the underlying securities on a daily basis. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                              1998        1997        1996
                                           ----------  ----------  ----------
   Average balance during the period...... $  829,000  $1,519,000  $  817,000
   Average interest rate during the
    period................................       3.94%       5.22%       4.15%
   Maximum month-end balance during the
    period................................ $1,335,000  $1,559,000  $1,183,000

NOTE H--INVESTMENT IN REAL ESTATE PARTNERSHIP

  Through November 1997, the Company had a limited partnership interest of approximately 28% in Vail 108 Limited (Vail 108) which it acquired for a cash contribution to the partnership of $750,000. VNB Building Corp. (VNB) contributed net rental property assets to the partnership in exchange for an interest of approximately 72% (including a 1% general partnership interest). The owners of VNB are also shareholders and directors of the Company.

  The Company's cash contribution and the appraised value of net rental property assets were the basis for determining the relative ownership of Vail
108. Information relative to the Company's investment in Vail 108 based on the historical cost of the assets contributed to the partnership as of December 31, 1996 (in thousands) follows:

   Equity in net assets................................................... $750
   Equity in loss of subsidiary...........................................  (65)
                                                                           ----
                                                                           $685
                                                                           ====

  Amortization of the excess of cost over net book value of assets acquired was based on depreciation of the excess of the appraised value of the rental building over its historical cost basis. The principal components of the building had a remaining life of approximately 25 years as of the date of formation of the partnership.

  The Company leased space for its main facility from Vail 108.

  Vail 108 acquired a limited partnership interest of approximately 53% in Avon 56 Limited (Avon 56) for a cash contribution of $750,000. VNB acquired a 1% general partnership interest for a cash contribution of $14,141. The partnership was formed to construct, own, and operate a commercial rental property in Avon, Colorado. The Company leases space for a branch facility from Avon 56.

  As discussed in note N, as of December 1, 1997, VNB was merged into the Company and was liquidated. Assets of VNB included the remaining 72% interest in Vail 108. As of the date of the merger, Vail 108 was dissolved.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE I--RELATED PARTY TRANSACTIONS

  The Company had net loans receivable from directors, officers and principal shareholders (more than ten percent ownership through attribution) of the Company and their related business interests as follows (in thousands):

                                                                      DECEMBER
                                                                         31,
                                                        SEPTEMBER 30, ---------
                                                            1998      1997 1996
                                                        ------------- ---- ----
Directors and principal shareholders of parent company
 stock................................................     $  358     $398 $183
Officers..............................................      1,032      423  135
                                                           ------     ---- ----
                                                           $1,390     $821 $318
                                                           ======     ==== ====

  Other related party transactions are described in notes H and N.

NOTE J--LEASE COMMITMENTS

  The Company leases facilities and equipment under leases that expire through the year 2010. A number of the leases have renewal options. Approximate future minimum annual rental commitments under the leases as of December 31, 1997 are as follows (in thousands):

                                                     FACILITIES EQUIPMENT TOTAL
                                                     ---------- --------- ------
   1998.............................................   $  870     $ 37    $  907
   1999.............................................      827       37       864
   2000.............................................      728       30       758
   2001.............................................      687       20       707
   2002.............................................      648      --        648
   Thereafter.......................................    3,479      --      3,479
                                                       ------     ----    ------
                                                       $7,239     $124    $7,363
                                                       ======     ====    ======

  Total rental expense for 1998, 1997, 1996 and 1995 was $889,000, $988,000,
$790,000 and $643,000, respectively.

  The Company has not entered into any significant leases since December 31, 1997.

NOTE K--INCOME TAXES

  As of December 31, 1997, the Company had net operating loss carryforwards totaling approximately $5,500,000, the components of which expire in the years 2004 through 2007. The Company accrued alternative minimum tax expense of $43,000, $14,000, $15,000 and $2,000 in 1998, 1997, 1996, and 1995,
respectively. This tax may be carried forward as a credit against taxes on income in the future years.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE K--INCOME TAXES--(CONTINUED)

  Deferred income taxes relate to temporary differences in tax bases for financial reporting and income tax purposes. Components of deferred income taxes are as follows (in thousands):

                                                                 DECEMBER 31,
                                                  SEPTEMBER 30, ---------------
                                                      1998       1997    1996
                                                  ------------- ------  -------
Deferred tax assets
  Net operating loss carryforwards...............    $1,177     $1,894  $ 2,264
  Other..........................................        43         10      --
                                                     ------     ------  -------
                                                      1,220      1,904    2,264
Valuation allowance..............................      (272)      (989)  (1,202)
                                                     ------     ------  -------
    Total deferred tax assets....................       948        915    1,062
Deferred tax liabilities
  Allowance for loan losses......................       307        307      502
  Basis of bank premises.........................       185        185      184
  Other..........................................        20         20        6
                                                     ------     ------  -------
    Total deferred tax liabilities...............       512        512      692
                                                     ------     ------  -------
Net deferred tax asset...........................    $  436     $  403  $   370
                                                     ======     ======  =======

  The deferred tax assets reflect a portion of the benefit of loss carryforwards to the extent that they offset estimated future income during the following one-year period. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Management believes that the recorded deferred tax asset will be realized.

  Cherry Creek National Bank--17th Street (CCNB) was merged into the Company effective January 1, 1993. CCNB had effected a quasi reorganization under which its assets and liabilities were adjusted to estimated fair values and the deficit in its undivided profit account was charged to the capital surplus account. The Company's net operating loss carryforwards are attributable to the past operations of CCNB.

  The Company has recognized tax benefits of loss carryforwards of $687,000, $274,000, $242,000 and $264,000 as an addition to capital surplus in 1998, 1997, 1996 and 1995, respectively. Also presented herein on the Statement of Income is the effect of such loss carryforward as it combines with net income to increase total shareholders' equity.

NOTE L--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit.

  Those instruments involve, to a varying degree, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

  The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE L--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK--(CONTINUED)

conditional obligations as it does for on-balance sheet instruments. These commitments are as follows (in thousands):

                                                                DECEMBER 31,
                                                 SEPTEMBER 30, ---------------
                                                     1998       1997    1996
                                                 ------------- ------- -------
   Financial instruments whose contract amounts
    represent credit risk
     Commitments to extend credit..............     $23,363    $30,620 $30,847
     Letters of credit.........................       1,720      1,086     822
                                                    -------    ------- -------
                                                    $25,083    $31,706 $31,669
                                                    =======    ======= =======

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and income producing commercial properties.

  Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE M--DIVIDENDS

  The approval of the Bank's primary regulator is required for the Bank to pay dividends in any calendar year which exceed the Bank's net profit for that year combined with its retained profits for the preceding two years. Permissible dividends may be further limited, however, by the minimum capital constraints imposed on all banks by state and/or federal regulatory authorities.

NOTE N--ACQUISITIONS

 Independent Bankshares, Inc.

  On July 31, 1998, the Company purchased all of the outstanding stock of Independent Bankshares, Inc. ("Independent ") and its wholly-owned subsidiary, Glenwood Independent Bank. These entities were merged into the Company. The Company paid cash of $3,816,000 and issued 318,770 shares of its common stock (on a post-stock split basis) to shareholders of Independent. The issued stock was valued by the Company at $10 per share (on a post-stock split basis).

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE N--ACQUISITIONS--(CONTINUED)

  The acquisition has been accounted for under the purchase method of accounting, and accordingly, the purchase price has generally been allocated to the assets acquired and the liabilities assumed based on the estimated fair value at the date of acquisition. The excess of purchase price over the net assets acquired has been recorded as an intangible asset, which is amortized over 25 years. The estimated fair values of assets and liabilities acquired are summarized as follows:

                                                                (IN THOUSANDS)
                                                                --------------
   Cash and due from banks.....................................    $  2,412
   Federal funds sold..........................................       2,350
   Investment securities.......................................       7,238
   Loans.......................................................      17,189
   Less allowance for loan losses..............................        (193)
                                                                   --------
                                                                     16,996
   Bank premises and equipment.................................       1,171
   Other assets................................................         272
   Goodwill....................................................       4,298
   Deposits....................................................     (27,403)
   Other liabilities...........................................        (230)
                                                                   --------
   Cash paid, direct costs of acquisition and value of common
    stock issued...............................................    $  7,104
                                                                   ========

 Cedaredge Financial Services, Inc.

  Effective December 1, 1997, the Company purchased all of the outstanding stock of Cedaredge Financial Services, Inc. ("Cedaredge") and its wholly-owned subsidiary, Western Community Bank. These entities were merged into the Company. The Company paid cash of $3,250,000 and assumed Cedaredge's mandatorily convertible debentures totaling approximately $1,600,000 (see note
M).

  The acquisition has been accounted for under the purchase method of accounting, and accordingly, the purchase price has generally been allocated to the assets acquired and the liabilities assumed based on the estimated fair value at the date of acquisition. The excess of purchase price over the net assets acquired has been recorded as an intangible asset, which is amortized over 25 years. The estimated fair values of assets and liabilities acquired are summarized as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
   Cash and due from banks.......................................    $  2,197
   Federal funds sold............................................       1,625
   Investment securities.........................................       5,629
   Loans.........................................................      34,217
   Less allowance for loan losses................................        (342)
                                                                     --------
                                                                       33,875
   Bank premises and equipment...................................       1,579
   Other assets..................................................         580
   Goodwill......................................................       1,831
   Deposits......................................................     (42,008)
   Other liabilities.............................................        (458)
   Mandatorily convertible debentures............................      (1,600)
                                                                     --------
   Cash paid.....................................................    $  3,250
                                                                     ========

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE N--ACQUISITIONS--(CONTINUED)

  The Company has entered into consulting and non-compete agreements with two of Cedaredge's executives. Under the agreements, a total of $110,000 is payable annually to these individuals for five years. Payments commenced in 1997. For financial reporting purposes, the Company has included the discounted present value of this obligation ($470,000) as a component of the purchase price. This obligation is included in accrued interest payable and other liabilities on the accompanying consolidated balance sheet. Future maturities of the remaining obligation are as follows:

         YEAR ENDING                                   PRINCIPAL
         DECEMBER 31,                                  MATURITIES INTEREST TOTAL
         ------------                                  ---------- -------- -----
                                                            (IN THOUSANDS)
    1998.............................................     $ 79      $31    $110
    1999.............................................       86       24     110
    2000.............................................       93       17     110
    2001.............................................      102        8     110
                                                          ----      ---    ----
                                                          $360      $80    $440
                                                          ====      ===    ====

 VNB Building Corp.

  In 1994, the Company purchased a 28% interest in Vail 108 Limited ("Vail 108"), the only asset owned at the time by VNB Building Corp. ("VNB") for $750,000, which valued Vail 108, and therefore VNB, at approximately $2,679,000.

  As of December 1, 1997, the Company increased its ownership in Vail 108 from 28% to 100%, through a merger with VNB. The owners of VNB are also shareholders and directors of the Company.

  The Company paid cash to the sellers of $300,000 and issued 34,258 shares of Series A Preferred stock (convertible into 342,580 shares on a post-stock split basis) with a value of $2,960,000. The purchase price was determined based on the fair market value of the net assets acquired. The number of shares of preferred stock issued was determined based on the same ratio of sales price to book value as the shares of common stock which were sold for cash earlier in 1997.

  Vail 108 owned rental property in which the Company's main facility is located. Vail 108 also owned a 53% partnership interest in Avon 56 Limited ("Avon 56"). Avon 56 owns rental property in which a branch banking facility is located. The Company has recorded the fair market value of the assets acquired and liabilities assumed and has recognized the minority interest of other investors in Avon 56. These are summarized as follows:

                                                               (IN THOUSANDS)
                                                               --------------
   Property and equipment, net of previously recorded
    investment in Vail 108....................................    $ 8,288
   Other assets and liabilities, net..........................        102
   Real estate mortgages......................................     (4,565)
   Minority interest..........................................       (565)
   Series A Preferred stock...................................     (2,960)
                                                                  -------
     Cash paid................................................    $   300
                                                                  =======

  The fair value of the real estate exceeds the net book value of these assets by approximately $1,588,000. In December 1997, the Company repaid the mortgages on the real estate.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE N--ACQUISITIONS--(CONTINUED)

 Pro Forma Results of Operations

  The operating results of the Independent, Cedaredge and VNB acquisitions are included in the Company's consolidated results of operations from the dates of acquisition. The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition of Independent had occurred at the beginning of 1997 and as if the acquisitions of Cedaredge and VNB had occurred at the beginning of 1996, after giving effect to certain adjustments, including depreciation, amortization of intangible assets, debt repayment, dividends on preferred stock and income taxes. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                  NINE MONTHS    YEAR ENDED
                                                     ENDED      DECEMBER 31,
                                                 SEPTEMBER 30, ---------------
                                                     1998       1997    1996
                                                 ------------- ------- -------
                                                        (IN THOUSANDS)
   Interest income..............................    $16,765    $19,664 $14,728
   Interest expense.............................      6,234      7,005   5,867
                                                    -------    ------- -------
   Net interest income..........................     10,531     12,659   8,861
   Provision for loan losses....................          9        311     383
                                                    -------    ------- -------
   Net interest income after provision for
    possible loan losses........................     10,522     12,348   8,478
   Other income.................................      1,923      3,124   2,792
   Other expenses...............................     10,055     13,783  10,238
                                                    -------    ------- -------
   Income before income taxes...................      2,390      1,689   1,032
   Income tax expense...........................        877        703     431
                                                    -------    ------- -------
   NET INCOME...................................      1,513        986     601
   Income tax benefit of net operating loss
    carryforwards...............................        862        689     416
                                                    -------    ------- -------
   TOTAL INCREASE IN SHAREHOLDERS' EQUITY AFTER
    BENEFIT OF LOSS CARRYFORWARDS...............    $ 2,375    $ 1,675 $ 1,017
                                                    =======    ======= =======

 Snow Bank, N.A.

  Effective June 1, 1995, the Company purchased all of the outstanding stock of Snow Bancorp, Inc. for $3,597,190. Snow Bancorp, Inc. was then liquidated. The remaining asset, 91.2% of the common stock of The Snow Bank, N.A. (Snow
Bank), was contributed to the Bank. Simultaneously, the Bank purchased 8.8% of Snow Bank common stock from other shareholders for $348,000. The Snow Bank was merged into the Bank and became a branch facility.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE N--ACQUISITIONS--(CONTINUED)

  The acquisition has been accounted for under the purchase method of accounting, and accordingly, the purchase price has generally been allocated to the assets acquired and the liabilities assumed based on the estimated fair value at the date of acquisition. The excess of purchase price over the net assets acquired has been recorded as goodwill, which is amortized over 25 years. The estimated fair values of assets and liabilities acquired are summarized as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
   Cash and due from banks.......................................    $  3,541
   Investment securities.........................................       4,555
   Loans.........................................................      18,393
   Less allowance for loan losses................................        (182)
                                                                     --------
                                                                       18,211
   Bank premises and equipment...................................       1,918
   Other assets..................................................         279
   Goodwill......................................................       1,795
   Deposits......................................................     (24,715)
   Other liabilities.............................................      (1,639)
                                                                     --------
     Cash paid...................................................    $  3,945
                                                                     ========

  The operating results of this acquisition are included in the Company's consolidated results of operations from the date of acquisition. The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had occurred at the beginning of 1995, after giving effect to certain adjustments, including depreciation, amortization of goodwill and income taxes. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1995
                                                                --------------
                                                                (IN THOUSANDS)
   Interest income.............................................     $9,436
   Interest expense............................................      3,312
                                                                    ------
   Net interest income.........................................      6,124
   Provision for loan losses...................................        (40)
                                                                    ------
   Net interest income after provision for possible loan
    losses.....................................................      6,084
   Other income................................................      1,087
   Other expenses..............................................      6,334
                                                                    ------
   Income before income taxes..................................        837
   Income tax expense..........................................        266
                                                                    ------
     NET INCOME................................................        571
   Income tax benefit of net operating loss carryforwards......        264
                                                                    ------
     TOTAL INCREASE IN SHAREHOLDERS' EQUITY AFTER BENEFIT OF
      LOSS CARRYFORWARDS.......................................     $  835
                                                                    ======

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

NOTE O--EQUITY ACCOUNTS

  Significant matters related to certain equity accounts are as follows:

 Preferred Stock

  Series A Preferred Stock has a par value equal to 135% of the book value of a share of common stock at the time of its issuance. Dividends on the stock are payable quarterly at the rate of 8% in either cash or in shares of Series B Preferred Stock at the option of the Board of Directors.

  Each share of preferred stock, both Series A and B, will be mandatorily converted into one share of common stock upon the occurrence of certain events including an initial public offering of common stock or a sale to or merger with another company. Holders of mandatorily convertible preferred stock, which has been outstanding for less than three years, are entitled to receive, as a minimum, an amount equal to three full years of dividends, less dividend payments actually paid during such three-year period. At the option of the Board of Directors, the payment may be made in cash or shares of Series B Preferred Stock, each share of which will have a par value equal to 75% of the book value of a share of common stock at the time of issuance.

  Each share of preferred stock has one vote in any matter voted on by the holders of common stock and, for the purposes of any such vote, the total shares outstanding are the sum of the outstanding common and preferred shares.

  Preferred stock has preference over common stock in liquidation.

 Mandatorily Convertible Debentures

  In connection with its acquisition of Cedaredge Financial Services, Inc. ("CFS"), the Company assumed mandatorily convertible debentures totaling approximately $1,600,000. Under an agreement entered into at the time of the merger, which amended the existing debenture agreement, the debentures are subject to mandatory conversion to 300,000 shares of the Company's common stock on a post-stock split basis. The conversion date is defined as the earliest of the following occurrences:

  . ten years,

  . any public offering of common stock,

  . a sale of all or substantially all of the assets or stock of the Company,

  . a sale of all or substantially all of the shares of the Company owned by the Company's Chairman, his wife, or his lineal descendants, or

  . any merger, consolidation, or other reorganization which results in the shareholders of the Company owning less than fifty percent of the outstanding stock of the surviving entity.

 Private Placement

  In July, 1998, the Company sold 204,540 shares of common stock under a private placement at a price of $10 per share on a post-stock split basis.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE P--EARNINGS PER SHARE

  The components of earnings per share were:

                               NINE MONTHS ENDED               YEARS ENDED
                                 SEPTEMBER 30,                 DECEMBER 31,
                             ----------------------- --------------------------------
                                1998        1997        1997       1996       1995
                             ----------  ----------- ---------- ---------- ----------
                             (REVIEWED)  (UNAUDITED)
                                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
   Earnings per share
    Net income.............  $    1,345  $      640  $      474 $      365 $      521
    Preferred dividends....        (158)        --          --         --         --
                             ----------  ----------  ---------- ---------- ----------
     Net income to common
      shareholders.........  $    1,187  $      640  $      474 $      365 $      521
                             ==========  ==========  ========== ========== ==========
    Average shares
     outstanding...........   2,408,616   2,049,685   2,100,423  1,778,373  1,763,021
                             ==========  ==========  ========== ========== ==========
    Earnings per share.....  $     0.49  $     0.31  $     0.23 $     0.21 $     0.30
                             ==========  ==========  ========== ========== ==========
   Diluted earnings per
    share
    Net income.............  $    1,345  $      640  $      474 $      365 $      521
    Interest expense on
     convertible
     securities............         114         --          --         --         --
                             ----------  ----------  ---------- ---------- ----------
     Net income to common
      shareholders.........  $    1,459  $      640  $      474 $      365 $      521
                             ==========  ==========  ========== ========== ==========
    Average shares
     outstanding...........   2,408,616   2,049,685   2,100,423  1,778,373  1,763,021
    Conversion of preferred
     stock.................     342,580         --       28,230        --         --
    Other convertible
     securities............     300,000         --          --         --         --
    Stock options computed
     under the treasury
     stock method..........     101,136     101,136     101,136    101,136    101,136
                             ----------  ----------  ---------- ---------- ----------
     Dilutive common shares
      outstanding..........   3,152,332   2,150,821   2,229,789  1,879,509  1,864,157
                             ==========  ==========  ========== ========== ==========
   Diluted earnings per
    share..................  $     0.46  $     0.30  $     0.21 $     0.19 $     0.28
                             ==========  ==========  ========== ========== ==========

  Share amounts have been adjusted to reflect a planned ten for one common stock split.

  Stock options were granted in April 1998 to acquire a total of 319,000 shares of common stock. Options for 206,000 shares have an exercise price of $8.537 per share, and options for 113,000 shares have an exercise price of $9.391 per share. Common shares outstanding for the computation of diluted earnings per share during each of the periods include shares to be acquired under stock options, computed under the treasury stock method, assuming repurchase at $12.50 per share (the public offering price).

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE Q--FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following summary presents the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. The Company operates as a going concern and except for its investment portfolio, no active market exists for its financial instruments. Much of the information used to determine fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise. The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change. Since the fair value is estimated as of the balance sheet date, the amounts which will actually be realized or paid upon settlement or maturity of the various financial instruments could be significantly different.

 Cash and Cash Equivalents

  For these short-term instruments, the carrying amount approximates fair value.

 Investments

  For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying amount of accrued interest receivable approximates its fair value.

 Loans

  The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For variable rate loans, the carrying amount is a reasonable estimate of fair value. For loans where collection of principal is in doubt, an allowance for losses has been estimated. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

 Deposits

  The fair value of demand deposits, savings accounts, NOW accounts, and certain money market deposits is the amount payable on demand at the reporting date (i.e. their carrying amount). The fair value of fixed maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

 Short-term Borrowings

  For short-term borrowings, the carrying amount is a reasonable estimate of fair value.

 Long-term Borrowings

  The fair value of long-term borrowings is estimated by discounting the future cash flows using the current rate at which a similar loan could be financed.

 Commitments to Extend Credit, Standby Letters of Credit and Lines of Credit

  The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparts. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparts at the reporting date.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE Q--FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

  Financial instruments for which the carrying amount differs from estimated fair value are as follows (in thousands):

                                                        DECEMBER 31,
                                             -----------------------------------
                             SEPTEMBER 30,
                                  1998             1997              1996
                            ---------------- ----------------- -----------------
                            CARRYING  FAIR   CARRYING   FAIR   CARRYING   FAIR
                             AMOUNT   VALUE   AMOUNT   VALUE    AMOUNT   VALUE
                            -------- ------- -------- -------- -------- --------
   Financial assets
     Investment securities
      held to maturity..... $ 7,865  $ 7,968 $ 10,125 $ 10,128 $ 14,634 $ 14,533
     Loans, less allowance
      for loan losses...... 182,909  183,436  153,549  153,730  105,963  106,102
   Financial liabilities
     Deposits with stated
      maturities...........  64,679   65,237   40,970   40,979   18,566   18,566

  There is no material difference between the notional amount and the estimated fair value of loan commitments and letters of credit. In addition, fees collected from these arrangements are considered immaterial.

NOTE R--STOCK AGREEMENTS

 Shareholders' Agreement

  The Company and certain of its shareholders have entered into Shareholder Agreements containing terms and conditions affecting the ownership of shares covered by such Agreements. Agreements with non-employee shareholders provide that employees may acquire shares not to exceed five percent of the outstanding shares of the Company provided such employee shareholders own such shares subject to an Employee Shareholder Agreement. Such Employee Shareholder Agreements provide the Company the option to reacquire such stock should such employee cease employment with the Company. Such Employee Shareholder Agreements include restrictions related to sales, assignment or pledging of shares owned thereunder.

  In 1997, 1996, and 1995, shares of common stock totaling 13,580, 16,460, and 11,380, respectively, were issued for services on a post-stock split basis. The services were valued at the book value of the stock issued; $76,000, $87,000, and $45,000, respectively. These amounts were charged to current year income. Additionally, as of December 31, 1997, the Company accrued $208,000 for stock bonuses. A total of 34,840 shares of common stock were issued in 1998 on a post-stock split basis as payment for these awards. The agreement expires in 2004.

 Stock Incentive Plan

  In January 1998, the Company adopted a Stock Incentive Plan. The Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock awards, and performance share awards to certain employees, directors and others that perform services for the Company. The Compensation Committee of the Board of Directors will determine which individuals are eligible to receive awards, subject to Board ratification.

  The number of shares available for grant of awards under the Plan, if any, will be determined by the Company's shareholders. If granted, outstanding options will be counted against the authorized pool of shares, regardless of their vested status.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE R--STOCK AGREEMENTS--(CONTINUED)

  The option price for each grant of a stock option will not be less than the fair market value on the date the option is granted. The committee may determine the restrictions and conditions under which options may be exercised. Options must be exercised within ten years of the date granted, except that options issued to owners of 10% or more of the outstanding Common Stock must be exercised within five years of the date granted.

  The Plan provides for the grant of restricted stock awards subject to restrictions, which the committee may determine. The restrictions would typically require continued employment in order to vest in the restricted stock. Vesting may also be based upon attainment of certain performance measures.

 Options Granted (Unaudited)

  On April 21, 1998, the Board of Directors, subject to shareholder approval, granted 319,000 options (after giving effect to the ten for one stock split). Options for 206,000 shares have an exercise price of $8.537 per share, the estimated fair market value of the Company's common stock on the dated granted. Options for 113,000 shares have an exercise price of $9.391 per share (110% of the estimated fair market value of the Company's common stock). The options vest at 25% per year over a four-year period commencing January 1, 1998.

  Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for the nine months ended September 30, 1998:

   Risk-free interest rate................................................ 5.43%
   Dividend yield......................................................... 0.00%
   Average expected life in years.........................................    4

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's unaudited pro forma net earnings and earnings per share for the nine months ended September 30, 1998 are as follows:

                                                   AS REPORTED     PRO FORMA
                                                  -------------   ------------
                                                    (THOUSANDS OF DOLLARS
                                                  EXCEPT PER SHARE AMOUNTS)
   Net income....................................   $      1,345   $      1,235
   Net income per common share...................           0.49           0.45
   Diluted net income per common share...........           0.46           0.36

NOTE S--NOTE PAYABLE TO BANK

  The note bears interest at one percent above the prime rate. Principal payments of $50,000 plus interest are due quarterly. The note matures in December 1998. The note is collateralized by all of the common stock of WestStar Bank.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE T--REGULATORY MATTERS

  The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 1998 and December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

  The most recent notification from the Federal Reserve categorized the Company as "well capitalized" under the regulatory framework. To be categorized as "well capitalized" the Company must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios as set forth in the table. As of September 30, 1998, the Company was in the "adequately capitalized" category.

                                                                            ADEQUATELY
                                    ACTUAL                                  CAPITALIZED
                                 -------------  -----------------------------------------------------------------
                                 AMOUNT  RATIO             AMOUNT                             RATIO
                                 ------- -----  ---------------------------------  ------------------------------
                                                           (AMOUNTS IN THOUSANDS)
   As of September 30, 1998
     Total capital (to risk
     weighted assets)..........  $18,952  9.9%  (greater than or equal to)$15,362 (greater than or equal to)8.0%
     Tier 1 capital (to risk
     weighted assets)..........   15,854  8.3   (greater than or equal to)  7,681 (greater than or equal to)4.0
     Tier 1 capital (to average
      assets)..................   15,854  5.6   (greater than or equal to) 11,231 (greater than or equal to)4.0
   As of December 31, 1997
     Total capital (to risk
     weighted assets)..........  $15,889 10.2%  (greater than or equal to)$12,521 (greater than or equal to)8.0%
     Tier 1 capital (to risk
     weighted assets)..........   12,925  8.3   (greater than or equal to)  6,260 (greater than or equal to)4.0
     Tier 1 capital (to average
      assets)..................   12,925  7.3   (greater than or equal to)  7,056 (greater than or equal to)4.0
   As of December 31, 1996
     Total capital (to risk
      weighted assets).........  $ 9,924  9.4%  (greater than or equal to)$ 8,471 (greater than or equal to)8.0%
     Tier 1 capital (to risk
      weighted assets).........    9,098  8.6   (greater than or equal to)  4,236 (greater than or equal to)4.0
     Tier 1 capital (to average
      assets)..................    9,098  6.2   (greater than or equal to)  5,844 (greater than or equal to)4.0



                                                               WELL
                                                            CAPITALIZED
                                 -----------------------------------------------------------------
                                           AMOUNT                           RATIO
                                 ---------------------------------  ------------------------------
                                                    (AMOUNTS IN THOUSANDS)
   As of September 30, 1998
     Total capital (to risk
     weighted assets)..........  (greater than or equal to)$19,202 (greater than or equal to)10.0%
     Tier 1 capital (to risk
     weighted assets)..........   (greater than or equal to)11,521  (greater than or equal to)6.0
     Tier 1 capital (to average
      assets)..................   (greater than or equal to)14,038  (greater than or equal to)5.0
   As of December 31, 1997
     Total capital (to risk
     weighted assets)..........  (greater than or equal to)$15,651 (greater than or equal to)10.0%
     Tier 1 capital (to risk
     weighted assets)..........  (greater than or equal to)  9,390 (greater than or equal to) 6.0
     Tier 1 capital (to average
      assets)..................  (greater than or equal to)  8,820 (greater than or equal to) 5.0
   As of December 31, 1996
     Total capital (to risk
      weighted assets).........  (greater than or equal to)$10,589 (greater than or equal to)10.0%
     Tier 1 capital (to risk
      weighted assets).........  (greater than or equal to)  6,353  (greater than or equal to)6.0
     Tier 1 capital (to average
      assets)..................  (greater than or equal to)  7,305  (greater than or equal to)5.0




  The Federal Reserve Board requires banks to maintain reserve balances composed of cash on hand and balances maintained at the Federal Reserve Bank. These reserve balances are based primarily on deposit levels and totaled approximately $4,500,000 and $3,407,000 at September 30, 1998 and December 31, 1997, respectively.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE U--PARENT COMPANY FINANCIAL INFORMATION

  Condensed parent company only financial information follows:

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                SEPTEMBER 30, ------------------
                                                    1998       1997      1996
                                                ------------- ------- ----------
                                                 (REVIEWED)           (RESTATED)
   Assets
     Cash......................................    $   236    $   127  $    34
     Investment in subsidiary..................     25,396     18,917   10,775
     Deferred stock offering costs.............        454        --       --
     Other assets..............................        223        366       50
                                                   -------    -------  -------
                                                   $26,309    $19,410  $10,859
                                                   =======    =======  =======
   Liabilities
     Note payable..............................    $ 1,050    $ 1,200  $ 1,400
     Other liabilities.........................         57        342       30
                                                   -------    -------  -------
                                                     1,107      1,542    1,430
   Shareholders' equity........................     25,202     17,868    9,429
                                                   -------    -------  -------
                                                   $26,309    $19,410  $10,859
                                                   =======    =======  =======


                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                           NINE MONTHS ENDED     YEARS ENDED
                                             SEPTEMBER 30,       DECEMBER 31,
                                         --------------------------------------
                                            1998       1997    1997 1996  1995
                                         ----------- -------------- ----- -----
                                         (REVIEWED)(UNAUDITED)      (RESTATED)
   Revenue
     Equity in earnings of subsidiary..  $     1,657 $     949 $996 $ 713 $ 831
     Interest income...................          --        --   --    --     98
                                         ----------- --------- ---- ----- -----
                                               1,657       949  996   713   929
   Expenses
     Interest..........................          194        94  136   144   163
     Salaries, benefits and other
      compensation.....................          209       265  404   263   206
     Other expenses....................           65       106  250   120   171
                                         ----------- --------- ---- ----- -----
                                                 468       465  790   527   540
                                         ----------- --------- ---- ----- -----
   Income before income taxes..........        1,189       484  206   186   389
   Income tax benefit..................          156       156  268   179   132
                                         ----------- --------- ---- ----- -----
       NET INCOME......................  $     1,345 $     640 $474 $ 365 $ 521
                                         =========== ========= ==== ===== =====

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE U--PARENT COMPANY FINANCIAL INFORMATION--(CONTINUED)

                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                 NINE MONTHS ENDED           YEARS ENDED
                                   SEPTEMBER 30,            DECEMBER 31,
                               -----------------------  -----------------------
                                  1998        1997       1997    1996    1995
                               ----------  -----------  -------  -----  -------
                               (REVIEWED)(UNAUDITED)              (RESTATED)
   Operating activities
     Net income..............  $    1,345  $       640  $   474  $ 365  $   521
     Adjustments to reconcile
      net income to net cash
      provided from operation
      activities
     Equity in earnings of
      subsidiary, less than
      (in excess of)
      dividends received.....       1,797         (739)    (786)   290      301
     Income tax benefit......        (156)        (156)    (268)  (179)    (132)
     Depreciation and
      amortization...........          27            6       10     13       16
     Common stock issued for
      services...............         --            76       76     87       45
     Change in other assets
      and accrued
      liabilities............         (76)         (15)     (19)     5       (7)
                               ----------  -----------  -------  -----  -------
       Net cash provided by
        (used in)
        operating activities..      2,937         (188)    (513)   581      744
   Investing activities
     Purchases of property
      and equipment..........         (15)          (9)     (47)    (5)     (30)
     Capital investment in
      subsidiary.............      (3,816)      (1,900)  (1,900)   --    (3,638)
     Acquisition costs and
      other intangible
      assets.................        (245)        (140)    (260)   --       --
     Investment in joint
      venture................         --           --       (13)   --       --
                               ----------  -----------  -------  -----  -------
       Net cash used in
        investing
        activities...........      (4,076)      (2,049)  (2,220)    (5)  (3,668)
   Financing activities
     Payments on note
      payable................        (150)        (150)    (200)  (200)    (200)
     Issuance of common stock
      for cash...............       2,010        3,026    3,026    --     3,742
     Deferred stock offering
      costs..................        (454)         --       --     --       --
     Dividends paid..........        (158)         --       --    (400)    (672)
                               ----------  -----------  -------  -----  -------
       Net cash provided by
        (used in)
        financing activities..      1,248        2,876    2,826   (600)   2,870
                               ----------  -----------  -------  -----  -------
   Net increase (decrease) in
    cash.....................         109          639       93    (24)     (54)
   Cash--beginning of
    period...................         127           34       34     58      112
                               ----------  -----------  -------  -----  -------
   Cash--end of period.......  $      236  $       673  $   127  $  34  $    58
                               ==========  ===========  =======  =====  =======

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)

         === === === === ===

NOTE V--OPERATIONAL LOSSES

  The Bank detected unusual operational losses which occurred in 1996 and 1995 totaling $406,000 and $139,000, respectively. These losses related primarily to reconciling items for due from bank and other accounts that were not cleared in the normal course of business and could not be cleared. Of the 1996 operational losses, $123,000 was identified in 1997. The 1996 and 1995 financial statements have been restated to give effect to these additional losses as follows (in thousands):

                                                      YEARS ENDED
                                                     DECEMBER 31,
                                        ----------------------------------------
                                               1996                 1995
                                        -------------------  -------------------
                                            AS                   AS
                                        PREVIOUSLY    AS     PREVIOUSLY    AS
                                         REPORTED  RESTATED   REPORTED  RESTATED
                                        ---------- --------  ---------- --------
   Total interest income..............   $11,655   $11,655    $ 8,582   $ 8,582
   Total interest expense.............    (4,210)   (4,210)    (3,045)   (3,045)
                                         -------   -------    -------   -------
   Net interest income................     7,445     7,445      5,537     5,537
   Provision for loan losses..........      (154)     (154)       (40)      (40)
                                         -------   -------    -------   -------
     Net interest income after
      provision for loan losses.......     7,291     7,291      5,497     5,497
   Other income.......................     1,071     1,071        911       911
   Other expenses.....................    (7,617)   (7,740)    (5,482)   (5,621)
                                         -------   -------    -------   -------
   Income before income taxes.........       745       622        926       787
   Income tax expense.................      (299)     (257)      (313)     (266)
                                         -------   -------    -------   -------
   NET INCOME.........................       446       365        613       521
   Income tax benefit of net operating
    loss carryforwards................       284       242        312       264
                                         -------   -------    -------   -------
   TOTAL INCREASE IN SHAREHOLDERS'
    EQUITY AFTER BENEFIT OF LOSS
    CARRYFORWARDS.....................   $   730   $   607    $   925   $   785
                                         =======   =======    =======   =======
   Net income per common share........   $   .25   $   .21    $   .35   $   .30
   Diluted net income per common
    share.............................       .23       .19        .32       .27

  These operational losses have been included in other operating expenses in the Consolidated Statements of Income for 1996 and 1995.

NOTE W--PROPOSED ACQUISITION







  In April 1998, the Company entered into an agreement to acquire Telluride Bancorp, Ltd. ("Telluride"), a bank holding company with two wholly-owned subsidiaries, Bank of Telluride and Western Colorado Bank. The agreement was amended in October, 1998.

  The purchase price will be determined based on formulas included in the amended agreement. An amount equaling 45% of the purchase price will be paid in cash and the remainder with the issuance of the Company's common stock. The Company has also agreed to continue Telluride's Phantom Stock Plan, substituting the Company's common stock for Telluride common stock. Amounts accruable under the Plan will directly reduce the cash and stock components of the purchase price. For purposes of the acquisition, the value of the stock issued by the Company will be at the initial public offering price.

  The merger will be accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of Telluride will be recorded at their fair values, with the remaining purchase price allocated to intangible assets.

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE W--PROPOSED ACQUISITIONS (UNAUDITED)--(CONTINUED)

  The merger has received regulatory approval. The Company estimates that the transaction will close in December 1998.

  The following are balance sheets of Telluride as of September 30, 1998 and December 31, 1997 and statements of income for the nine months ended September 30, 1998 and year ended December 31, 1997:

                           CONDENSED BALANCE SHEETS
                            (AMOUNTS IN THOUSANDS)

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------
                                                       (REVIEWED)
   ASSETS
   Cash and due from banks...........................   $  6,536      $  5,963
   Federal funds sold................................      9,245           240
   Investment securities.............................     23,530        17,491
   Loans, net........................................     76,142        70,974
   Property and equipment, net.......................      9,137         7,772
   Other assets......................................      1,773         1,901
                                                        --------      --------
                                                        $126,363      $104,341
                                                        ========      ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities
     Deposits........................................   $113,312      $ 93,747
     Other liabilities...............................      2,091         1,180
                                                        --------      --------
       Total liabilities.............................    115,403        94,927
   Shareholders' equity..............................     10,960         9,414
                                                        --------      --------
                                                        $126,363      $104,341
                                                        ========      ========

                        VAIL BANKS, INC. AND SUBSIDIARY

         (INFORMATION AS OF SEPTEMBER 30, 1998 HAS BEEN REVIEWED)
NOTE W--PROPOSED ACQUISITIONS (UNAUDITED)--(CONTINUED)


                        CONDENSED STATEMENTS OF INCOME

                            (AMOUNTS IN THOUSANDS)

                                                     NINE MONTHS      YEAR
                                                        ENDED        ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1998          1997
                                                    ------------- ------------
                                                     (REVIEWED)
   Interest income.................................    $7,145        $8,639
   Interest expense................................     2,702         3,287
                                                       ------        ------
     Net interest income...........................     4,443         5,352
   Provision for loan losses.......................       101           164
                                                       ------        ------
     Net interest income after provision for loan
      losses.......................................     4,342         5,188
   Other income....................................       710           897
   Other expenses..................................     3,824         4,871
                                                       ------        ------
     Income before income taxes....................     1,228         1,214
   Income tax expense..............................       358           360
                                                       ------        ------
     Net income....................................    $  870        $  854
                                                       ======        ======

NOTE X--STOCK SPLIT

  As part of its strategy in completing an initial public offering of common stock, the Company has increased the number of authorized shares of its common stock to 20,000,000 shares and has approved a plan to affect a ten-for-one stock split. The Company plans to affect the stock split immediately prior to the issuance of stock under the public offering. References in the accompanying financial statements to numbers of shares of common stock, convertible securities, and per share amounts have been retroactively restated to reflect the stock split.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cedaredge Financial Services, Inc.

  We have audited the accompanying consolidated statements of financial condition of Cedaredge Financial Services, Inc. and its subsidiary as of November 30, 1997 and December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the eleven months ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our report dated September 22, 1997, we expressed an opinion that the Company's December 31, 1996 statement of financial condition did not fairly present its financial position in conformity with generally accepted accounting principles because the Company understated its estimate of future loan losses by $149,103. As described in Note 16, the Company has changed its method of accounting for these estimates and has restated its December 31, 1996 statement of financial condition to conform with generally accepted accounting principles. Accordingly, our present opinion on the Company's statement of financial condition as of December 31, 1996, as presented herein, is different from that expressed in our previous report.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cedaredge Financial Services, Inc. and its subsidiary as of December 31, 1996 and November 30, 1997, and the consolidated results of their operations and cash flows for the eleven months ended November 30, 1997 in conformity with generally accepted accounting principles.

/s/ Dalby, Wendland & Co., P.C.

Montrose, Colorado
December 30, 1997

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                       12/31/96
                                                           11/30/97   AS RESTATED
                                                          ----------- -----------
                         ASSETS
Cash and due from banks.................................. $ 2,197,207 $ 2,747,882
Federal funds sold.......................................   1,625,000         --
Securities held to maturity..............................   5,594,435   5,553,580
Equity securities available for sale.....................      60,905      45,762
Loans receivable net of allowance for loan losses and
 deferred loan fees......................................  33,874,920  31,802,919
Accrued interest receivable..............................     425,893     312,781
Property, equipment and leasehold improvements net of
 accumulated depreciation................................   1,465,701   1,633,478
Prepaid income taxes.....................................      48,397       3,968
Intangible assets net of amortization....................      82,538      94,667
Repossessions and other real estate owned and in process
 of foreclosure..........................................      19,606     331,961
Deferred tax asset.......................................      39,000      44,000
Other assets.............................................      40,060      91,219
                                                          ----------- -----------
    TOTAL ASSETS......................................... $45,473,662 $42,662,217
                                                          =========== ===========
          LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS
  Demand deposits--noninterest bearing...................   8,776,049   7,649,445
  Demand deposits--interest bearing......................  10,831,614   8,003,776
  Savings................................................   6,465,744   6,860,603
  Certificates of deposits...............................  15,934,315  15,828,799
                                                          ----------- -----------
    TOTAL DEPOSITS.......................................  42,007,722  38,342,623
OTHER LIABILITIES
  Federal funds purchased................................         --    1,070,000
  Accrued interest payable...............................     254,760     249,618
  Deferred insurance commissions.........................     137,500     134,005
  Other liabilities......................................     113,686     118,129
                                                          ----------- -----------
    TOTAL LIABILITIES....................................  42,513,668  39,914,375
                                                          ----------- -----------
SHAREHOLDERS' EQUITY
  Common stock, no par value, 100,000 shares authorized,
   29,340 shares issued and outstanding..................     293,400     293,400
  Mandatorily convertible debentures.....................   1,600,099   1,600,099
  Paid in capital........................................     374,727     374,727
  Retained earnings......................................     672,394     469,221
  Net unrealized gains on securities available for sale
   net of applicable deferred taxes of $11,500 and
   $5,300, respectively..................................      19,374      10,395
                                                          ----------- -----------
    TOTAL SHAREHOLDERS' EQUITY...........................   2,959,994   2,747,842
                                                          ----------- -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........... $45,473,662 $42,662,217
                                                          =========== ===========

        The accompanying notes are an integral part of these statements.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                         PERIOD ENDED NOVEMBER 30, 1997

INTEREST INCOME
 Loans receivable................................................... $3,060,280
 Securities held to maturity........................................    276,316
 Federal funds sold.................................................     31,577
                                                                     ----------
    TOTAL INTEREST INCOME...........................................  3,368,173
                                                                     ----------
INTEREST EXPENSE
 Deposits...........................................................  1,247,643
 Debentures.........................................................    138,167
 Federal funds purchased............................................      6,627
                                                                     ----------
    TOTAL INTEREST EXPENSE..........................................  1,392,437
                                                                     ----------
      NET INTEREST INCOME...........................................  1,975,736
PROVISION FOR LOAN LOSSES...........................................     78,669
                                                                     ----------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...............  1,897,067
                                                                     ----------
NONINTEREST INCOME
 Service charges and fees...........................................    620,921
 Rental income......................................................      1,640
 Gain on sale of assets.............................................     36,795
 Loss on disposition of assets......................................    (85,569)
 Other income.......................................................         37
                                                                     ----------
    TOTAL OTHER INCOME..............................................    573,824
                                                                     ----------
NONINTEREST EXPENSES
 Salaries and employee benefits.....................................  1,164,567
 General and administrative.........................................    683,283
 Occupancy..........................................................    358,035
 Amortization of intangibles........................................     12,129
                                                                     ----------
    TOTAL OTHER EXPENSES............................................  2,218,014
                                                                     ----------
   INCOME BEFORE INCOME TAXES.......................................    252,877
PROVISION FOR INCOME TAXES..........................................     49,704
                                                                     ----------
      NET INCOME.................................................... $  203,173
                                                                     ==========

         The accompanying notes are an integral part of this statement.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                         PERIOD ENDED NOVEMBER 30, 1997

                                                                           NET UNREALIZED
                                                                               GAINS
                          COMMON STOCK    MANDATORY  ADDITIONAL            ON SECURITIES
                         --------------- CONVERTIBLE  PAID IN   RETAINED     AVAILABLE
                         SHARES  AMOUNT  DEBENTURES   CAPITAL   EARNINGS      FOR SALE      TOTAL
                         ------ -------- ----------- ---------- ---------  -------------- ----------
BALANCE--December 31,
 1996................... 29,430 $293,400 $1,600,099   $374,727  $ 569,324     $10,395     $2,847,945
 Adjustment to restate
  prior period..........    --       --         --         --    (100,103)        --        (100,103)
                         ------ -------- ----------   --------  ---------     -------     ----------
 Restated balances
  December 31, 1996..... 29,430  293,400  1,600,099    374,727    469,221      10,395      2,747,842
 Net income.............    --       --         --         --     203,173         --         203,173
 Net change in
  unrealized gains and
  losses on available
  for sale securities,
  net of taxes of
  $6,200................    --       --         --         --         --        8,979          8,979
                         ------ -------- ----------   --------  ---------     -------     ----------
BALANCE--November 30,
 1997................... 29,430 $293,400 $1,600,009   $374,727  $ 672,394     $19,374     $2,959,994
                         ====== ======== ==========   ========  =========     =======     ==========



         The accompanying notes are an integral part of this statement.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         PERIOD ENDED NOVEMBER 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income....................................................... $   203,173
                                                                   -----------
 Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses.......................................      78,669
  Provision for depreciation......................................     152,469
  Provision for deferred tax......................................      (1,200)
  Amortization of premium and discount on investments.............       4,524
  Amortization of core deposits...................................      12,129
  Gain on sale of assets..........................................     (35,359)
  Gain on sale of OREO............................................      (1,436)
  Loss on disposition of assets...................................      85,569
  Change in assets and liabilities:
   Decrease in other assets.......................................      51,159
   Increase in accrued interest receivable........................    (113,112)
   Increase in prepaid taxes......................................     (44,429)
   Increase in interest payable...................................       5,142
   Increase in deferred income....................................       3,495
   Decrease in other liabilities..................................      (4,443)
                                                                   -----------
   Total adjustments..............................................     193,177
                                                                   -----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES.....................     396,350
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of held to maturity securities..........................  (1,005,379)
 Proceeds from maturities of available for sale securities........          36
 Proceeds from maturities of held to maturity securities..........     960,000
 Purchase of property and equipment...............................    (103,273)
 Proceeds from sale of assets.....................................     404,174
 Net change in loans made to customers............................  (2,172,682)
                                                                   -----------
    NET CASH USED BY INVESTING ACTIVITIES.........................  (1,917,124)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in deposits.............................................   3,665,099
 Redemption of federal funds purchased............................  (1,070,000)
                                                                   -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES.....................   2,595,099
                                                                   -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........................   1,074,325
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR....................   2,747,882
                                                                   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......................... $ 3,822,207
                                                                   ===========
 Cash and cash equivalents are classified in the balance sheet as follows:
  Cash and due from banks......................................... $ 2,197,207
  Federal funds sold..............................................   1,625,000
                                                                   -----------
   Total cash and cash equivalents................................ $ 3,822,207
                                                                   ===========
SUPPLEMENTAL INFORMATION:
 Interest paid on deposits........................................ $ 1,230,927
 Interest paid on debentures......................................     149,741
 Income taxes paid................................................      96,000

         The accompanying notes are an integral part of this statement.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

          NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Cedaredge Financial Services, Inc. (the Company) was incorporated in the State of Colorado on November 19, 1982. The Company became a bank holding company in June of 1983, when it acquired 100% of the outstanding stock of the First National Bank of Cedaredge. In 1993 the Company's subsidiary changed its name to Western Community Bank (the Bank). The Bank has offices in Cedaredge, Basalt, Delta and Montrose, Colorado. The Bank is state chartered and a member of the Federal Deposit Insurance Corporation (FDIC).

  A summary of significant accounting policies applied in preparation of the Company's financial statements is as follows:

 Principles of Consolidation

  The consolidated financial statements include the accounts of Cedaredge Financial Services, Inc. and its subsidiary, Western Community Bank. Significant intercompany accounts and transactions have been eliminated.

 Cash

  The Company's subsidiary has deposit accounts with the Federal Reserve Bank and other correspondent institutions. At times some of those deposits are in excess of the portion insured by the FDIC. Uninsured deposits were approximately $1,100,000 at November 30, 1997 and $1,589,000 at December 31, 1996.

 Investment Securities

  Trading Securities: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

  Securities Held to Maturity: Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

  Securities Available for Sale: Available for sale securities consist of investment securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

  Declines in the fair value of individually held to maturity and available for sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

  As of November 30, 1997 and December 31, 1996 all securities, other than equity securities, held by the Company or its subsidiary were classified as held to maturity. During the years ended November 30, 1997 and December 31, 1996, no securities were classified as trading securities.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--
(CONTINUED)

 Loans Receivable

  Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

  Loan origination and commitment fees are deferred and amortized as a yield adjustment over the lives of the related loans using straight-line methods. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

  Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

  The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

 Property, Equipment and Leasehold Improvements

  Property, equipment and leasehold improvements are stated at cost less accumulated depreciation, with one exception. The building occupied by the subsidiary's Delta branch is recorded at fair market value. Costs include the net amount of interest costs associated with significant capital additions. Gains and losses on dispositions are reflected in current operations.

  Expenditures which materially add to the useful lives of property and equipment are capitalized. All other maintenance and repair costs are charged to current operations.

  Depreciation for financial accounting purposes is computed using straight-line or accelerated methods over the estimated useful life of each asset. Estimated useful lives range from 3 to 40 years.

  For income tax purposes, accelerated methods of depreciation are generally used; deferred income taxes are provided for the difference between depreciation expense for financial accounting purposes and for income tax purposes.

 Other Real Estate Owned and Repossessed Assets

  Real estate and other assets acquired by actual or in-substance foreclosure are carried at cost or fair value, whichever is lower. Fair value is based on independent appraisals and other relevant factors. At the time of acquisition, any excess of cost over fair value is charged to the allowance for loan losses. Subsequent declines in fair value are charged to current income and credited to the carrying value of the properties. Operating expenses are charged to other noninterest expense.

  Gains on sales of other real estate are recognized at the time of sale or deferred for recognition in future periods, as appropriate, based on the nature of the transaction. Losses on such sales are recognized at the time of the sale.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--
(CONTINUED)

 Core Deposits and Branch Acquisition Costs

  In 1993, the Bank acquired assets and liabilities of the institution which became the Montrose Branch of Western Community Bank. $82,284 of the purchase price was allocated to the core deposit base acquired, while $57,478 was allocated to branch acquisition costs. These costs are being amortized over an estimated useful life of 10 years.

 Income Taxes

  For income tax purposes, the Company files a consolidated income tax return with its subsidiary. An agreement between the Company and its subsidiary provides that any current tax liability of its subsidiary, computed on a separate entity basis, will be paid by the subsidiary to the Company. Tax refunds attributable to the operations of the subsidiary will be refunded to the subsidiary to the extent it can offset income of the Consolidated Group.

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credit carryforwards that may be used to reduce future tax liabilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Effect of New Accounting Standards

  On January 1, 1996, the Company adopted Financial Accounting Standards Board
(FASB) Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (FAS 121). The statement prescribes the accounting for the impairment of long-lived assets and goodwill related to those assets. The new rules specify when assets should be reviewed for impairment, how to determine whether an asset or group of assets is impaired, how to measure an impairment loss, and what financial statement disclosures are necessary. Also prescribed is the accounting for long-lived assets and identifiable intangibles of which a company plans to dispose, other than those that are a part of a discontinued operation. Any impairment of a long-lived asset resulting from management's review is to be recognized as a component of noninterest expense. The adoption of FAS 121 did not have a material effect on the Company's consolidated financial statements.

  In June 1996, the FASB issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (FAS
125). The standard provides that, following a transfer of financial assets, an entity is to recognize the financial and servicing assets it controls and the liabilities it has incurred, derecognize financial assets when control has been surrendered, and derecognize liabilities when extinguished. The Statement is effective for transactions occurring after December 31, 1996. The FASB also subsequently issued FAS No. 127 that delayed until January 1, 1998, the effective date of certain provisions of FAS 125. Transactions subject to the later effective date include securities lending, repurchase agreements, dollar rolls, and similar secured financing arrangements. Application of the new rules is not expected to have a material impact on the Company's consolidated financial statements.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 2--DEBT AND EQUITY SECURITIES

  The amortized cost and estimated fair value of securities at November 30, 1997 are as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                      COST      GAINS      LOSSES     VALUE
                                   ---------- ---------- ---------- ----------
   Held to Maturity Securities:
     U.S. Treasury securities..... $1,948,686  $15,923    $ (1,468) $1,963,141
     Obligations of U.S.
      government agencies.........    346,908      --       (3,928)    342,980
     Obligations of state and
      political subdivisions......  3,298,841   15,988     (10,094)  3,304,735
                                   ----------  -------    --------  ----------
                                   $5,594,435  $31,911    $(15,490) $5,610,856
                                   ----------  -------    --------  ----------
   Available for Sale Securities:
     Equity securities............ $   30,031  $30,874    $    --   $   60,905
                                   ==========  =======    ========  ==========

  The amortized cost and estimated fair value of securities at December 31, 1996 are as follows:

                                                  GROSS     GROSS
                                     UNREALIZED UNREALIZED   FAIR
                                        COST      GAINS     LOSSES     VALUE
                                     ---------- ---------- --------  ----------
   Held to Maturity Securities:
     U.S. Treasury securities......  $2,198,384  $ 8,688   $(12,982) $2,194,090
     Obligations of U.S. government
      agencies.....................     100,000      --      (3,000)     97,000
     Obligations of state and
      political subdivisions.......   3,255,196   21,232    (23,816)  3,252,612
                                     ----------  -------   --------  ----------
                                     $5,553,580  $29,920   $(39,798) $5,543,702
                                     ----------  -------   --------  ----------
   Available for Sale Securities:
     Equity securities.............  $   30,067  $15,695   $    --   $   45,762
                                     ==========  =======   ========  ==========

  Equity securities include 200 shares of Delta Federal Savings owned by the Company and 737 shares of common stock in Bankers Bank of the West Bancorp, Inc. (BBWB) owned by Western Community Bank. The stock of BBWB is not publicly traded and its market value is not readily available. Currently, if Western Community Bank chose to sell its stock back to BBWB, it would be entitled to receive current book value for each of its shares as valued by BBWB. The fair market value of these equity securities is reported at the book value of BBWB stock at September 30, 1997 and December 31, 1996.

  The Company's policy prohibits its subsidiary bank from owning investment derivatives.

  The Company had pledged, as collateral for public funds on deposit, securities in the principal amount of $2,910,000 as of November 30, 1997 and $1,946,000 as of December 31, 1996.

  The amortized cost and estimated market value of securities (other than equity securities), by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                   AT NOVEMBER 30, 1997  AT DECEMBER 31, 1996
                                   --------------------- ---------------------
                                   AMORTIZED     FAIR    AMORTIZED     FAIR
                                      COST      VALUE       COST      VALUE
                                   ---------- ---------- ---------- ----------
   Held to Maturity Securities:
     Due in one year or less...... $1,634,908 $1,632,907 $1,412,844 $1,410,855
     Due after one year through
      five years..................  3,959,527  3,977,949  4,140,736  4,132,847
                                   ---------- ---------- ---------- ----------
                                   $5,594,435 $5,610,856 $5,553,580 $5,543,702
                                   ========== ========== ========== ==========

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 3--LOANS RECEIVABLE

  Loans consist of the following:

                                                       NOVEMBER 30, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
   Real estate loans.................................. $12,593,770  $11,735,791
   Agriculture loans..................................   2,516,135    1,509,474
   Commercial loans...................................   6,797,464    5,319,191
   Individual loans...................................  11,390,544   11,912,818
   Mortgage loans warehoused..........................     643,687    1,386,201
   Ready reserve and overdrafts.......................     373,776      331,801
                                                       -----------  -----------
                                                        34,315,376   32,195,276
   Less:
     Allowance for loan losses........................     340,002      300,000
     Deferred loan fees...............................     100,454       92,357
                                                       -----------  -----------
                                                       $33,874,920  $31,802,919
                                                       ===========  ===========

  Activity in the allowance for loan losses is summarized as follows:

                                                                   NOVEMBER 30,
                                                                       1997
                                                                   ------------
     Balance at the beginning of the year.........................   $300,000
     Provision for possible loan losses charged to operations.....     78,669
     Loan charge-offs.............................................    (42,061)
     Loan recoveries..............................................      3,394
                                                                     --------
     Balance at the end of the year...............................   $340,002
                                                                     ========

  Non-accrual loans were approximately $12,100 at November 30, 1997 and $83,900 at December 31, 1996.

NOTE 4--BANK PROPERTY AND EQUIPMENT

  Fixed assets consisted of the following:

                                                       NOVEMBER 30, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
   Bank buildings and improvements....................  $1,078,244   $1,064,102
     Furniture, fixtures and equipment................     888,132    1,096,277
     Vehicles.........................................      32,000       32,000
                                                        ----------   ----------
                                                         1,998,376    2,192,379
   Less accumulated depreciation......................    (850,191)    (895,101)
                                                        ----------   ----------
                                                         1,148,185    1,297,278
   Land...............................................     317,516      336,200
                                                        ----------   ----------
                                                        $1,465,701   $1,633,478
                                                        ==========   ==========

  In 1996 the Company's shareholders sold to the Company a building occupied by its subsidiary Bank in Delta at a cost of $400,000 which was approximately $170,300 below the property's fair market value (FMV). The building was recorded at its FMV of $595,000 with the difference between purchase price and FMV, less

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 4--BANK PROPERTY AND EQUIPMENT--(CONTINUED)

the deferred tax effect, recognized as a contribution to capital by the shareholders. The Company sold the building to its subsidiary Bank for $400,000. The excess of the building's FMV over the purchase price was recorded by the Bank as a contribution to capital.

  The space not occupied by the Bank is leased under two operating leases with terms of five years expiring in 1999 and contain provisions for one renewal option of five years and annual adjustments to the base rent reflecting increases in the consumer price index.

  The following is a schedule of the minimum future rental revenues payable to the Company under the terms of these leases prior to any deductions for operating expenses:

     YEAR ENDING DECEMBER 31:
     ------------------------
     1997.............................................................. $ 1,238
     1998..............................................................  14,860
     1999..............................................................  12,383
                                                                        -------
     Total minimum future rentals...................................... $28,481
                                                                        =======

NOTE 5--OPERATING LEASE COMMITMENTS

 Cedaredge Branch

  The Bank's Cedaredge branch leases a vehicle from Eagle Motors, Inc. The lease has a term of four years and requires total payments of $19,152, payable in monthly installments of $399. The lease expires March, 1999.

 Basalt Branch

  The Bank's Basalt branch is located inside the City Market grocery store at 140 Basalt Center Circle. The Bank leases space within the City Market grocery store under a four-year operating lease with total payments of $54,240, payable in monthly installments of $1,130. The lease expires June 30, 1999. Insurance and maintenance costs on the Bank's personal property are the responsibility of the Bank. Insurance and maintenance on the building as well as lighting, heating and air conditioning for the space are the responsibility of the lessor. All other utilities used by the Bank are its responsibility.

  This branch also leases ATM space in the City Market grocery store. The lease has a term of three years and requires total rent payments of $9,000, payable in monthly installments of $250. The lease expires December 31, 1997 and may be renewed for an additional two years. The lessee is responsible for utilities, maintenance, insurance, personal property taxes and communication and servicing costs for the ATM.

 Delta Branch

  The Bank's Delta branch leases ATM space in the City Market grocery store located at 122 Gunnison River Drive. The lease has a term of three years and requires total rent payments of $13,600, payable in monthly installments of $350. The lease expires December 31, 1997 and may be renewed for an additional two years. The lessee is responsible for utilities, maintenance, insurance, personal property taxes and communication and servicing costs for the ATM.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

 Montrose Branch

  The Bank's Montrose branch leases space within the City Market grocery store located at 16362 Highway 550 under a five-year operating lease which may be renewed for three additional terms of five years each. Under the terms of the lease, the Bank pays a monthly licensing fee of $2,000 plus a nickel for each ATM transaction. The first 4,000 ATM transactions are excluded from the calculation. The initial lease expires August, 2001. Insurance and maintenance costs on the Bank's personal property are the responsibility of the Bank. Insurance and maintenance on the building as well as lighting, heating and air conditioning for the space are the responsibility of the lessor. All other utilities used by the Bank are its responsibility.

  This branch also leases ATM space in the Wal-Mart store located at 2201 S. Townsend. The lease has a term of three years and requires total base rent payments of $9,000, payable in monthly installments of $250. In addition to the base monthly rent, the branch is required to pay a dime for each ATM transaction in excess of the first 3,000 transactions per month. The lease expires June, 1998.

  Future minimum rental payments under existing leases as of November 30, 1997 are as follows:

                                                               MONTROSE MONTROSE
                                          BASALT  BASALT DELTA SPACE &  WAL-MART
                                  VEHICLE  SPACE   ATM    ATM    ATM      ATM
                                  ------- ------- ------ ----- -------- --------
   1997--December only........... $  399  $ 1,130  $250  $350  $ 2,000   $  250
   1998..........................  4,788   13,560   --    --    24,000    1,500
   1999..........................    798    6,780   --    --    24,000      --
   2000..........................    --       --    --    --    24,000      --
   2001..........................    --       --    --    --    15,867      --
                                  ------  -------  ----  ----  -------   ------
     Total....................... $5,985  $21,470  $250  $350  $89,867   $1,750
                                  ======  =======  ====  ====  =======   ======

NOTE 6--MANDATORY CONVERTIBLE DEBENTURES

  During 1993 and 1994 the Company issued Mandatory Convertible Debentures which convert to common stock in the year 2003. The debentures bear interest equal to the prime rate of Bankers Bank of the West plus one percent payable semi-annually until converted to common stock.

  In the year 2003 the debentures will convert to 75,122 shares of common stock. This represents a conversion factor of $21.30 per share.

  The debentures outstanding are as follows:

                                                       NOVEMBER 30, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
   Burton O. George Revocable Trust...................  $  792,126   $  792,126
   Joannco Partnership................................     272,107      272,107
   Joe N. Basore......................................     196,045      196,045
   Joe N. Basore/Ann W. Basore........................     127,928      127,928
   Ann W. Basore......................................     117,627      117,627
   J. Neff Basore, Jr.................................      78,418       78,418
   Charles Richards...................................      15,848       15,848
                                                        ----------   ----------
                                                        $1,600,099   $1,600,099
                                                        ==========   ==========

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 7--RELATED PARTY TRANSACTIONS

  Banking transactions between the Company's subsidiary bank and its directors, executive officers and their related interests are considered to be between related parties. It is the Company's policy that the terms of such transactions be made on substantially the same basis, including interest rate and collateral, as those extended at the time to unrelated bank customers. The amount of loans outstanding to related parties was approximately $136,000 at November 30, 1997 and $333,000 at December 31, 1996. The amount of deposits for related parties was approximately $134,300 at November 30, 1997 and $32,000 at December 31, 1996.

NOTE 8--INCOME TAXES

  The provision for income taxes consists of the following components as of November 30, 1997:

     Current income tax expense:
       Federal........................................................  $48,262
       State..........................................................    2,642
                                                                       --------
         Total Current Income Tax Expense.............................   50,904
     Deferred federal and state income tax expense....................   (1,200)
                                                                       --------
         Total Income Tax Expense.....................................  $49,704
                                                                       ========

  The provision for income tax expense differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due to the following at November 30, 1997:

       Income tax expense at the statutory rate....................... $ 86,000
       Interest disallowed under Section 291..........................    7,000
       Tax-exempt interest............................................  (48,000)
       Other items....................................................    4,704
                                                                       --------
         Income Tax Expense........................................... $ 49,704
                                                                       ========

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 8--INCOME TAXES--(CONTINUED)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effect of these temporary differences as of November 30, 1997 and December 31, 1996 are as follows:

                                                      NOVEMBER 30, DECEMBER 31,
                                                          1997         1996
                                                      ------------ ------------
   Deferred tax liabilities:
     Fixed assets...................................    $111,500     $119,100
     Unrealized gain on securities available for
      sale..........................................      11,500        5,300
     Prepaid state tax..............................       4,500          --
                                                        --------     --------
                                                         127,500      124,400
                                                        --------     --------
   Deferred tax assets:
     Allowance for loan losses......................     105,000     $ 83,300
     Accrued items not recognized for tax purposes..      49,400       65,300
     Core deposits and branch acquisition costs.....       6,300       11,200
     Federal net operating loss carryforwards.......      15,800       18,400
     Colorado net operating loss carryforwards......       3,200        3,500
     Colorado business tax credit carryforwards.....         300        2,700
     Repossessions..................................         --         6,700
     Other..........................................       5,800        1,900
                                                        --------     --------
                                                         185,800      193,000
     Deferred tax asset valuation allowance.........     (19,300)     (24,600)
                                                        --------     --------
     Deferred tax asset.............................     166,500      168,400
                                                        --------     --------
       Net deferred tax asset.......................    $ 39,000     $ 44,000
                                                        ========     ========

  As of November 30, 1997, the Company and its subsidiary have net operating loss (NOL) carryforwards of approximately $46,500 federal and $673,000 state. Limitations exist on the utilization of these net operating loss carryforwards under IRS Code Section 382. As a result of these limitations and future expiration of these carryforwards, the Company and its subsidiary will realize no more than approximately $65,000 of the state NOL benefit. The federal and state NOL and business tax credit carryforwards begin to expire as follows:

                                                                            YEAR
                                                                            ----
     Federal NOL carryforwards............................................. 2004
     Colorado NOL carryforwards............................................ 2000
     Colorado business tax credit carryforwards............................ 1998

  The valuation allowance as of November 30, 1997 and December 31, 1996 relates to the deferred tax assets for federal and Colorado net operating loss carryforwards and Colorado general business tax credit carry forwards which may be applied against future tax liabilities, if any. A portion of these assets have been reserved because of the uncertainty as to whether the Company will benefit from these carryforwards before they expire. The valuation allowance was decreased in 1997 as a result of various decreases in the tax credit carryforwards and net operating loss carryforwards in the current period.

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 9--TIME DEPOSITS

  Time deposits consist of certificates of deposit, with the following maturities as of November 30, 1997:

                                                             CD'S
                                              CD'S UNDER   $100,000
                                               $100,000    AND OVER     TOTAL
                                              ----------- ---------- -----------
   Maturing within:
     0 to 3 months........................... $ 2,814,700 $1,684,800 $ 4,499,500
     4 to 12 months..........................   4,272,000  2,976,000   7,248,000
     1 to 5 years............................   3,468,100    718,400   4,186,500
                                              ----------- ---------- -----------
       Total................................. $10,554,800 $5,379,200 $15,934,000
                                              =========== ========== ===========

NOTE 10--REGULATORY MATTERS

  The Company's subsidiary is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the subsidiary's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary must meet specific capital guidelines involving quantitative measures of the subsidiary's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiary's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the subsidiary to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of November 30, 1997, that the subsidiary meets all the capital adequacy requirements to which it is subject.

                            WESTERN COMMUNITY BANK

                                                                        FOR CAPITAL
                               ACTUAL                                ADEQUACY PURPOSES
                          ----------------  ---------------------------------------------------------------------
                            AMOUNT   RATIO                 AMOUNT                             RATIO
                          ---------- -----  ------------------------------------   ------------------------------
As of November 30, 1997:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $3,144,756 9.5%   (greater than or equal to)$2,652,134   (greater than or equal to)8.0%
Tier I Capital
  (to Risk-Weighted
  Assets)...............  $2,804,754 8.5%   (greater than or equal to)$1,326,067   (greater than or equal to)4.0%
Tier I Capital
  (to Adjusted Total
  Assets)...............  $2,804,754 6.4%   (greater than or equal to)$1,740,646   (greater than or equal to)4.0%
As of December 31, 1996
 as restated:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $2,850,623 9.4%   (greater than or equal to)$2,415,203   (greater than or equal to)8.0%
Tier I Capital
  (to Risk-Weighted
  Assets)...............  $2,550,623 8.4%   (greater than or equal to)$1,207,601   (greater than or equal to)4.0%
Tier I Capital
  (to Adjusted Total
  Assets)...............  $2,550,623 6.1%   (greater than or equal to)$1,662,373   (greater than or equal to)4.0%



                                                TO BE WELL CAPITALIZED
                                                     UNDER PROMPT
                                                   CORRECTIVE ACTION
                                                       PROVISIONS
                           ------------------------------------------------------------------------
                                       AMOUNT                                   RATIO
                           --------------------------------------    ------------------------------
As of November 30, 1997:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............   (greater than or equal to)$  3,315,168   (greater than or equal to)10.0%
Tier I Capital
  (to Risk-Weighted
  Assets)...............   (greater than or equal to)$  1,989,101    (greater than or equal to)6.0%
Tier I Capital
  (to Adjusted Total
  Assets)...............   (greater than or equal to)$  2,175,807    (greater than or equal to)5.0%
As of December 31, 1996
 as restated:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............   (greater than or equal to)$  3,019,003   (greater than or equal to)10.0%
Tier I Capital
  (to Risk-Weighted
  Assets)...............   (greater than or equal to)$  1,811,402    (greater than or equal to)6.0%
Tier I Capital
  (to Adjusted Total
  Assets)...............   (greater than or equal to)$  2,077,967    (greater than or equal to)5.0%

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 11--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of one year or less or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained as considered necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most standby letters of credit are issued for one year or less. The credit risk involved in issuing letters of credit is essentially the same as extending loans to customers. Collateral requirements vary, but in general follow the requirements for other loan facilities.

  A summary of the Company's commitments consists of the following:

                                                       NOVEMBER 30, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
   Standby letters of credit..........................  $   11,040   $  180,000
   Commitments to extend credit:
     Loans............................................   1,305,438    1,435,469
     Ready reserve....................................     492,296      439,351
                                                        ----------   ----------
       Total..........................................  $1,808,774   $2,054,820
                                                        ==========   ==========

NOTE 12--CONTINGENT LIABILITIES

  In the normal course of business, the Company's subsidiary is involved in various legal actions arising from their lending and collection activities. In the opinion of management, the outcome of these legal actions will not significantly affect the financial position of the Company.

NOTE 13--EMPLOYEE BENEFIT PLANS

 Retirement Plan

  The Company adopted in January, 1994, a paired profit sharing plan that provides benefits for employees who have had at least one year of service. In a defined contribution plan, benefits depend solely on amounts contributed to the plan plus investment earnings. Eligible employees who elect to participate may contribute up to 15% of their salaries to the plan on a pre-tax basis. The employer will contribute by matching one fourth of the first 8% of each employee's contribution and may also make discretionary contributions which would be

               CEDAREDGE FINANCIAL SERVICES, INC. AND SUBSIDIARY

NOTE 13--EMPLOYEE BENEFIT PLANS--(CONTINUED)

allocated to each participant based on the fraction of the individual's annual pay to the total annual pay of all participants. For the period ended November 30, 1997 and the year ended December 31, 1996, the Company's contribution on behalf of its employees to the plan was approximately $9,000 and $8,570, respectively.

NOTE 14--CONCENTRATION OF CREDIT RISK

  The majority of the Company's loan portfolio and collateral for those loans is concentrated in Delta, Montrose, and Eagle Counties in Western Colorado. The risks of lending, therefore, reflect local economic conditions.

NOTE 15--MERGER

  Effective November 30, 1997, Vail Banks, Inc. purchased all of the outstanding stock of the Company. Immediately after the acquisition, the Company and its subsidiary were merged into Vail Banks, Inc. Under the terms of the purchase agreement, Vail Banks, Inc. paid $ 3,250,000 for all of the Company's outstanding shares and assumed its liability for $1,600,099 of mandatory convertible debentures the Company had previously issued.

NOTE 16--CHANGE IN ACCOUNTING METHOD

  In the period ending November 30, 1997, the Company changed its approach of recognizing future loan losses to a generally accepted accounting method. As a result of this adoption, its statement of financial condition as of December 31, 1996 has been restated to reflect this change. The following balances as of December 31, 1996 were affected by this restatement:

                                          AS PREVIOUSLY                 AS
                                            REPORTED    ADJUSTMENT   RESTATED
                                          ------------- ----------  -----------
   Loans receivable, net.................  $31,952,022  $(149,103)  $31,802,919
   Loan loss reserve.....................      150,897    149,103       300,000
   Deferred tax asset....................       (5,000)    49,000        44,000
   Undivided profits.....................      569,324   (100,103)      469,221
   Total assets..........................   42,767,320   (105,103)   42,662,217
   Total equity..........................    2,847,945   (100,103)    2,747,842

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Independent Bankshares, Inc.
Glenwood Springs, Colorado

  We have audited the accompanying consolidated balance sheet of Independent Bankshares, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Bankshares, Inc. and Subsidiary as of December 31, 1997, and the results of their operations and cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

/s/ Gra, Thompson, White & Co., P.C.

Englewood, Colorado
May 21, 1998

                          INDEPENDENT BANKSHARES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                           JUNE 30,    JUNE 30,    DECEMBER 31,
                                             1998        1997          1997
                                          ----------- -----------  ------------
                                          (UNAUDITED) (UNAUDITED)
                 ASSETS
Cash and due from banks.................. $ 2,088,727 $ 2,150,921  $ 2,198,367
Federal funds sold.......................   1,250,000   1,200,000      600,000
Interest bearing deposit accounts........     199,000     397,000      397,000
Available for sale securities............   4,904,162   2,985,562    4,209,833
Held to maturity securities..............   2,717,037   2,671,719    2,760,938
Restricted equity securities.............      26,000      26,000       26,000
Net loans................................  17,048,569  15,914,922   17,431,164
Premises and equipment, net..............     993,079   1,009,465    1,004,492
Accrued interest receivable and other
 assets..................................     361,480     343,168      333,903
                                          ----------- -----------  -----------
                                          $29,588,054 $26,698,757  $28,961,697
                                          =========== ===========  ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits............................... $26,658,149 $24,045,982  $26,114,272
  Notes payable..........................     258,014     458,014      433,014
  Accrued interest payable and other
   liabilities...........................     127,507     137,266      110,782
                                          ----------- -----------  -----------
    Total liabilities....................  27,043,670  24,641,222   26,658,068
                                          ----------- -----------  -----------
Shareholders' equity
  Common stock, $2 par value; 1,000,000
   shares authorized, 10,000 shares
   issued and outstanding................      20,000      20,000       20,000
  Additional paid-in capital.............   1,066,102   1,066,102    1,066,102
  Retained earnings......................   1,455,535     973,948    1,214,201
  Accumulated other comprehensive
   income................................       2,747      (2,515)       3,326
                                          ----------- -----------  -----------
    Total shareholders' equity...........   2,544,384   2,057,535    2,303,629
                                          ----------- -----------  -----------
                                          $29,588,054 $26,698,757  $28,961,697
                                          =========== ===========  ===========


   The accompanying notes are an integral part of these financial statements

                          INDEPENDENT BANKSHARES, INC.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                    SIX MONTHS ENDED            YEAR ENDED
                                        JUNE 30,               DECEMBER 31,
                                 ------------------------  ----------------------
                                    1998         1997         1997        1996
                                 -----------  -----------  ----------  ----------
                                 (UNAUDITED)  (UNAUDITED)
Interest income
  Loans........................  $  952,580   $  849,684   $1,850,249  $1,556,033
  Investments..................     198,865      170,820      370,220     307,785
  Federal funds sold...........      31,801       24,819       53,680      69,769
                                 ----------   ----------   ----------  ----------
                                  1,183,246    1,045,323    2,274,149   1,933,587
                                 ----------   ----------   ----------  ----------
Interest expense
  Deposits.....................     482,307      378,232      835,787     684,181
  Other borrowings.............       7,080       22,237       45,825      47,751
                                 ----------   ----------   ----------  ----------
                                    489,387      400,469      881,612     731,932
                                 ----------   ----------   ----------  ----------
    Net interest income........     693,859      644,854    1,392,537   1,201,655
Provision for loan losses......       5,000       40,000            0      40,000
                                 ----------   ----------   ----------  ----------
    Net interest income after
     provision for loan
     losses....................     688,859      604,854    1,392,537   1,161,655
                                 ----------   ----------   ----------  ----------
Other income
  Service charges on deposit
   accounts....................      45,947       48,579       97,203      83,780
  Overdraft and other fees.....      85,440       94,648      185,976     154,829
  Other........................     120,026       81,403      153,775      94,606
                                 ----------   ----------   ----------  ----------
                                    251,413      224,630      436,954     333,215
                                 ----------   ----------   ----------  ----------
Other expenses
  Salaries and employee
   benefits....................     287,906      257,474      539,384     461,661
  Occupancy....................      77,498       50,797      119,086      71,487
  Office.......................      34,474       46,615       95,909      72,042
  Equipment....................      26,408       35,130       77,429      60,129
  Other........................     151,762      140,484      314,539     208,368
                                 ----------   ----------   ----------  ----------
                                    578,048      530,500    1,146,347     873,687
                                 ----------   ----------   ----------  ----------
    Income before income
     taxes.....................     362,224      298,984      683,144     621,183
Income tax expense.............     120,890       86,831      170,738     232,101
                                 ----------   ----------   ----------  ----------
    Net income.................     241,334      212,153      512,406     389,082
Other comprehensive income, net
 of tax
  Unrealized loss on available
   for sale securities.........        (579)     (13,909)      (8,068)    (35,044)
                                 ----------   ----------   ----------  ----------
    Comprehensive income.......  $  240,755   $  198,244   $  504,338  $  354,038
                                 ==========   ==========   ==========  ==========

   The accompanying notes are an integral part of these financial statements

                          INDEPENDENT BANKSHARES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          ACCUMULATED
                                  ADDITIONAL                 OTHER
                          COMMON   PAID-IN    RETAINED   COMPREHENSIVE
                           STOCK   CAPITAL    EARNINGS      INCOME       TOTAL
                          ------- ---------- ----------  ------------- ----------
BALANCE AT DECEMBER 31,
 1995...................  $20,000 $1,066,102 $  540,222    $ 46,438    $1,672,762
  Net income............      --         --     389,082         --        389,082
  Dividends.............      --         --    (110,009)        --       (110,009)
  Other comprehensive
   income...............      --         --         --      (35,044)      (35,044)
                          ------- ---------- ----------    --------    ----------
BALANCE AT DECEMBER 31,
 1996...................   20,000  1,066,102    819,295      11,394     1,916,791
  Net income............      --         --     512,406         --        512,406
  Dividends.............      --         --    (117,500)        --       (117,500)
  Other comprehensive
   income...............      --         --         --       (8,068)       (8,068)
                          ------- ---------- ----------    --------    ----------
BALANCE AT DECEMBER 31,
 1997...................   20,000  1,066,102  1,214,201       3,326     2,303,629
  Net income
   (unaudited)..........      --         --     241,334         --        241,334
  Other comprehensive
   income...............      --         --         --         (579)         (579)
                          ------- ---------- ----------    --------    ----------
BALANCE AT JUNE 30, 1998
 (UNAUDITED)............  $20,000 $1,066,102 $1,455,535    $  2,747    $2,544,384
                          ======= ========== ==========    ========    ==========



   The accompanying notes are an integral part of these financial statements

                          INDEPENDENT BANKSHARES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               SIX MONTHS ENDED             YEAR ENDED
                                   JUNE 30,                DECEMBER 31,
                            ------------------------  ------------------------
                               1998         1997         1997         1996
                            -----------  -----------  -----------  -----------
                            (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income................ $   241,334  $   212,153  $   512,406  $   389,082
 Adjustments to reconcile
  net earnings to net cash
  provided by operating
  activities:
  Provision for loan
   losses..................       5,000       40,000            0       40,000
  Net amortization of
   premiums and (accretion)
   of discounts............         247       (1,102)         474        8,945
  Depreciation and
   amortization expense....      33,681       31,573       90,686       57,769
  Change in:
   Accrued interest
    receivable and other
    assets.................     (32,144)      15,339       17,439      (39,020)
   Accrued interest payable
    and other liabilities..      16,725      (33,566)     (55,854)      (5,280)
                            -----------  -----------  -----------  -----------
    Net cash provided by
     operating activities..     264,843      264,397      565,151      451,496
                            -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Net (increase) decrease in
  federal funds sold.......    (650,000)     100,000      700,000    1,850,000
 Purchases of securities
  available for sale.......  (1,500,000)  (1,200,000)  (3,200,000)  (3,059,222)
 Proceeds from maturities
  of securities available
  for sale.................     804,793    1,606,152    2,390,731    1,699,956
 Purchase of securities
  held to maturity.........           0     (606,063)    (762,628)    (403,573)
 Proceeds from maturities
  of securities held to
  maturity.................           0      225,000      250,000      306,126
 Proceeds from paydowns of
  securities held to
  maturity.................      43,654       30,218       70,988       74,576
 Proceeds from maturities
  of interest bearing
  deposits.................     198,000            0            0      199,015
 Loans originated, net of
  principal collections,
  charge-offs and
  recoveries...............     377,595     (884,824)  (2,361,066)  (3,810,046)
 Net additions to premises
  and equipment............     (17,402)    (101,487)    (155,627)    (258,038)
                            -----------  -----------  -----------  -----------
    Net cash used in
     investing activities..    (743,360)    (831,004)  (3,067,602)  (3,401,206)
                            -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Net increase in deposits..     543,877    1,423,410    3,491,700    3,116,873
 Dividends.................           0      (57,500)    (117,500)    (110,009)
 Principal payment on notes
  payable..................    (175,000)           0      (25,000)     (66,986)
                            -----------  -----------  -----------  -----------
    Net cash provided by
     financing activities..     368,877    1,365,910    3,349,200    2,939,878
                            -----------  -----------  -----------  -----------
 Increase (decrease) in
  cash and cash equiva-
  lents....................    (109,640)     799,303      846,749       (9,832)
 Cash and cash equiva-
  lents--beginning of peri-
  od.......................   2,198,367    1,351,618    1,351,618    1,361,450
                            -----------  -----------  -----------  -----------
 Cash and cash equiva-
  lents--end of period..... $ 2,088,727  $ 2,150,921  $ 2,198,367  $ 1,351,618
                            ===========  ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION
 Cash paid during period
  for interest............. $   487,916  $   392,355  $   822,832  $   731,491
                            ===========  ===========  ===========  ===========
 Cash paid during period
  for income taxes......... $    88,553  $   118,633  $   229,033  $   276,553
                            ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements

                         INDEPENDENT BANKSHARES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization and Operations

  Independent Bankshares, Inc. (Company) is a one bank holding company providing bank and bank-related services through its subsidiary, Glenwood Independent Bank (Bank). The Company was incorporated in the State of Colorado on December 8, 1993 and is subject to regulation by the Federal Reserve Bank.

  The Bank operates under a state bank charter and provides full banking services through it's three locations in Glenwood Springs and New Castle, Colorado. As a state bank, the Bank is subject to regulation of the Federal Deposit Insurance Corporation and the Colorado Division of Banking. The area served by Glenwood Independent Bank is the region surrounding Glenwood Springs, Colorado.

 b. Principals of Consolidation

  The consolidated financial statements include the accounts of Independent Bankshares, Inc. and its wholly owned subsidiary, Glenwood Independent Bank. All significant intercompany transactions have been eliminated.

 c. Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 d. Investment Securities

  Glenwood Independent Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities which requires that investments be classified in three categories and accounted for as follows: held to maturity securities reported at amortized cost, trading securities reported at fair value, with unrealized gains and losses included in earnings, and available for sale securities reported at fair value, with unrealized gains and losses shown as a separate component of shareholders' equity.

  Restricted equity securities are reported at the lower of cost or estimated fair value.

  Gains and losses on sales of securities are determined on a specific identification method.

  Premiums and discounts are recognized as interest income using the interest method over the expected period to maturity.

 e. Loans

  Loans are stated at outstanding principal balances. Interest income on loans is accrued and credited to operations based on the principal amount outstanding. The accrual of interest is reduced or discontinued if collectibility is considered doubtful, and all previously accrued but unpaid interest is reversed at that time. Payments received on impaired loans are recorded as a reduction to the recorded investment in such loans until the recorded investment is recovered. Payments received subsequent to the recovery of the recorded investment are recorded as income until the full amount of contractual payments have been made.

                         INDEPENDENT BANKSHARES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loans.

 f. Allowance for Loan Losses

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount management believes will be adequate to absorb probable losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

 g. Premises and Equipment

  Premises and equipment are stated at cost, less accumulated amortization and depreciation. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets.

 h. Income Taxes

  Income taxes are accounted for under the asset and liability method. Income tax expense is reported as the total of current income taxes payable and the net change in deferred income taxes provided for temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the values used for income tax purposes. Deferred income taxes are recorded at the statutory Federal and state tax rates in effect at the time that the temporary differences are expected to reverse.

  The parent and subsidiary file a consolidated Federal income tax return. The parent is reimbursed from the subsidiary for any current income tax benefits derived.

 i. Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers cash on hand and amounts due from banks to be cash and cash equivalents.

 j. Earnings per Common Share

  Basic earnings per share is calculated by dividing net income by the weighted average number of Common Shares outstanding during the period.

2. INVESTMENT SECURITIES

  The amortized cost and estimated fair value of investment securities are summarized as follows:

                                                GROSS      GROSS    ESTIMATED
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                      COST      GAINS      LOSSES     VALUE
                                   ---------- ---------- ---------- ----------
   AVAILABLE FOR SALE AT DECEMBER
    31, 1997
   U.S. Treasury and agency secu-
    rities........................ $4,204,792  $ 5,084    $    (43) $4,209,833
                                   ----------  -------    --------  ----------
     Totals....................... $4,204,792  $ 5,084    $    (43) $4,209,833
                                   ==========  =======    ========  ==========
   HELD TO MATURITY AT DECEMBER
    31, 1997
   U.S. Treasury and agency secu-
    rities........................ $1,739,780  $ 5,801    $(45,017) $1,700,564
   Obligations of states and po-
    litical subdivisions..........  1,021,158   19,070         --    1,040,228
                                   ----------  -------    --------  ----------
     Totals....................... $2,760,938  $24,871    $(45,017) $2,740,792
                                   ==========  =======    ========  ==========

                         INDEPENDENT BANKSHARES, INC.

2. INVESTMENT SECURITIES (CONTINUED)

  The carrying value and estimated fair value of investments in restricted equity securities at December 31, 1997 amounted to $26,000.

  The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     AVAILABLE FOR SALE     HELD TO MATURITY
                                    --------------------- ---------------------
                                               ESTIMATED             ESTIMATED
                                    AMORTIZED     FAIR    AMORTIZED     FAIR
                                       COST      VALUE       COST      VALUE
                                    ---------- ---------- ---------- ----------
   Due in one year or less........  $2,799,342 $2,802,005 $  444,967 $  444,266
   Due after one year through five
    years.........................   1,405,450  1,407,878  1,024,562  1,019,430
   Due after five years through
    ten years.....................         --         --     804,173    791,987
   Due after ten years............         --         --     487,236    485,109
                                    ---------- ---------- ---------- ----------
                                    $4,204,792 $4,209,833 $2,760,938 $2,740,792
                                    ========== ========== ========== ==========

  At December 31, 1997, investment securities with a carrying value of $1,802,066 were pledged to secure public deposits and for other purposes.

3. LOANS AND ALLOWANCE FOR LOAN LOSSES

  Loans are summarized as follows:

                                                                       1997
                                                                    -----------
     Commercial real estate........................................ $ 5,432,632
     Residential real estate.......................................   5,645,250
     Commercial....................................................   1,999,270
     Consumer......................................................   4,046,988
     Credit Card...................................................     520,078
                                                                    -----------
                                                                    $17,644,218
     Allowance for loan losses.....................................    (213,054)
                                                                    -----------
                                                                    $17,431,164
                                                                    ===========

  Changes in the allowance for loan losses are as follows:

                                                               1997      1996
                                                             --------  --------
     Balance, beginning of year............................. $256,282  $223,034
     Provision for loan losses..............................      --     40,000
     Charge-offs, net of recoveries.........................  (43,228)   (6,752)
                                                             --------  --------
                                                             $213,054  $256,282
                                                             ========  ========

                         INDEPENDENT BANKSHARES, INC.

4. PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                                                        1997
                                                                     ----------
     Land........................................................... $  170,000
     Building.......................................................    300,000
     Leasehold improvements.........................................    372,859
     Furniture, fixtures and equipment..............................    566,915
     Automobile.....................................................     29,925
                                                                     ----------
                                                                      1,439,699
     Accumulated depreciation and amortization......................   (435,207)
                                                                     ----------
                                                                     $1,004,492
                                                                     ==========

5. DEPOSITS

  Deposits are summarized as follows:

                                                                        1997
                                                                     -----------
     Demand
       Noninterest-bearing.......................................... $ 4,679,190
     Interest-bearing
       NOW..........................................................   2,153,400
       Money market.................................................   4,503,993
                                                                     -----------
                                                                      11,336,583
     Savings........................................................   2,605,883
     Time...........................................................  12,171,806
                                                                     -----------
                                                                     $26,114,272
                                                                     ===========

  Time deposits include certificates of deposit of $100,000 and over totalling approximately $4,834,000 at December 31, 1997.

  Remaining maturities of time deposits at December 31, 1997 are as follows:

     Less than one year............................................. $ 8,123,572
     One to two years...............................................   2,402,090
     Two to three years.............................................     940,875
     Three to four years............................................     265,812
     Four to five years.............................................     389,391
     Five years and over............................................      50,066
                                                                     -----------
                                                                     $12,171,806
                                                                     ===========

6. NOTES PAYABLE

  On April 15, 1994, Independent Bankshares, Inc. borrowed $250,000 from a correspondent Bank. The note payable had a maturity date of July 2004 and had an interest rate of Prime (8.5% as of December 31, 1997). The note required annual principal payments of $25,000 and quarterly interest payments. The note was secured by common stock of the Bank. As of December 31, 1997, the balance of this note was $175,000, however, the note was paid in full in January, 1998.

  In addition, the Bank is obligated under a capital lease which requires a payment of approximately $258,000 at the termination of the lease. The lease terminates 11 months after the death of the lessor or November 1, 2032, whichever occurs first. Monthly interest of $2,500 is required under this obligation. Approximately $470,000 is recorded as Land and Building as a result of the capital lease.

                          INDEPENDENT BANKSHARES, INC.

7. AVAILABLE LINE OF CREDIT

  The Bank has established a Federal funds line of credit with Bankers' Bank of the West in the amount of $1,100,000 which expires on July 31, 1998. The line is to be used to purchase Federal funds and was granted on an unsecured basis. As of December 31, 1997, the line was undrawn.

8. INCOME TAXES

  Income tax expense (benefit) is summarized as follows:

     1997                                            CURRENT  DEFERRED   TOTAL
     ----                                            -------- --------  --------
     Federal........................................ $190,402 $(40,514) $149,888
     State..........................................   15,431    5,419    20,850
                                                     -------- --------  --------
                                                     $205,833 $(35,095) $170,738
                                                     ======== ========  ========
     1996                                            CURRENT  DEFERRED   TOTAL
     ----                                            -------- --------  --------
     Federal........................................ $199,882 $  9,519  $209,401
     State..........................................   20,631    2,069    22,700
                                                     -------- --------  --------
                                                     $220,513 $ 11,588  $232,101
                                                     ======== ========  ========

  The sources of deferred tax assets and liabilities are summarized as follows:

                                                                         1997
                                                                        -------
     Deferred tax assets:
       Allowance for loan losses....................................... $55,731
       Other...........................................................  17,595
                                                                        -------
         Total deferred tax assets.....................................  73,326
                                                                        -------
     Deferred tax liabilities:
       Premises and equipment..........................................  (2,418)
       Unrealized gain on securities available for sale................  (1,880)
                                                                        -------
         Total deferred tax liabilities................................  (4,298)
                                                                        -------
         Net deferred tax assets....................................... $69,028
                                                                        =======

  A reconciliation of expected Federal tax expense to actual tax expense is summarized as follows:

                                                   1997            1996
                                               --------------  --------------
                                                AMOUNT    %     AMOUNT    %
                                               --------  ----  --------  ----
   Expected Federal income tax expense........ $232,269  34.0  $211,202  34.0
   State tax, net of Federal income tax
    benefit...................................   13,761   2.0    14,982   2.4
   Municipal interest.........................  (13,751) (2.0)  (10,684) (1.7)
   Other, net.................................  (61,541) (9.0)   16,601   2.7
                                               --------  ----  --------  ----
                                               $170,738  25.0  $232,101  37.4
                                               ========  ====  ========  ====

9. EMPLOYEE BENEFITS

  The Bank has established a pre-tax savings plan under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees are able to contribute up to 10% of their compensation (some limitations apply to highly compensated employees). Total matching expense for 1997 and 1996 was approximately $7,000 and $5,300, respectively.

                         INDEPENDENT BANKSHARES, INC.

10. OPERATING LEASES

  The Bank's two branch locations, Glenwood Springs and New Castle, are leased from a supermarket chain under operating leases. Both leases have five year terms with automatic renewals of three additional five year terms. The operating lease for the Glenwood Branch is cancelable in 1999, while the New Castle lease is cancelable in 2000.

  The lease for the Glenwood branch requires minimum rental payments through the year 2001, and the lease for the New Castle branch requires minimum rental payments through the year 2002. Total rent expense for December 31, 1997 and 1996, was approximately $37,000 and $16,000, respectively. Future minimum rental payments under these operating leases are as follows:

     1998.............................................................. $ 48,000
     1999..............................................................   48,000
     2000..............................................................   48,000
     2001..............................................................   32,000
     2002..............................................................   12,000
                                                                        --------
                                                                        $188,000
                                                                        ========

  Included in rent is a $.05 transaction fee for every ATM transaction, excluding the first 4,000 transactions each month.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  Financial instruments which represent off-balance sheet credit risk consist of open commitments to extend credit. Open commitments to extend credit amounted to $4,782,956 at December 31, 1997. Such agreements require the Bank to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained (if deemed necessary by the Bank upon extension of credit) is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

12. CONCENTRATION OF CREDIT RISK

  The Bank grants residential and commercial real estate loans to customers in the Bank's market area. Although the Bank has a diversified loan portfolio, a substantial portion of the Bank's debtors' ability to honor their contracts is dependent upon the real estate economic sector. The concentrations of credit by type of loan are set forth in Note 3.

13. RELATED PARTY TRANSACTIONS

  The Bank makes loans to officers, directors, principal shareholders and their affiliates in the normal course of business under substantially the same terms as it does to others. At December 31, 1997, direct loans to such parties aggregated $252,000. During 1997, new loans to related parties amounted to $214,000 and repayments totaled $116,000.

  Related parties maintained deposit account balances of approximately $819,000 at December 31, 1997.

                         INDEPENDENT BANKSHARES, INC.

14. REGULATORY CAPITAL REQUIREMENTS

  The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) of 8% and 4%, respectively, and of Tier I capital to average assets (as defined) of 4%. As of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject. The Bank's total capital to risk-weighted assets was 15.06%, Tier I capital to risk-weighted assets was 13.88% and the Tier I capital ratio was 8.80%.

  The most recent notification from the Federal Deposit Insurance Corporation
(FDIC) categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I capital ratios of 10%, 6% and 5%, respectively. There are no conditions or events since that notification that management believes have changed the institution's category.

15. RESTRICTIONS ON DIVIDENDS

  State banking regulations include various restrictions which limit the extent to which dividends may be declared by the Bank. The approval of the Colorado Banking Board is required for the Bank to declare dividends in any calendar year which exceed the Bank's net income for that year combined with its retained earnings for the preceding two years.

16. SUBSEQUENT EVENT

  On March 10, 1998, subsequent to our audit date, the shareholders of Independent Bankshares, Inc. and Vail Banks, Inc. entered into a merger agreement. The merger is pending regulatory approval which is expected by July, 1998.

17. EARNINGS PER SHARE

  In accordance with SFAS No. 128, "Earnings per Share," the calculation of basic earnings per share is presented below. No potentially dilutive common shares existed during any period presented in the financial statements.

                                          SIX MONTHS ENDED        YEAR ENDED
                                              JUNE 30,           DECEMBER 31,
                                       ----------------------- -----------------
                                          1998        1997       1997     1996
                                       ----------- ----------- -------- --------
                                       (UNAUDITED) (UNAUDITED)
  Net income..........................  $241,334    $212,153   $512,406 $389,082
                                        --------    --------   -------- --------
  Average Common Shares Issued........    10,000      10,000     10,000   10,000
                                        --------    --------   -------- --------
  EARNINGS PER COMMON SHARE...........  $  24.13    $  21.22   $  51.24 $  38.91

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Telluride Bancorp, Ltd.

REPORT OF INDEPENDENT AUDITORS

  We have audited the accompanying consolidated statements of financial condition of Telluride Bancorp, Ltd. and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Telluride Bancorp, Ltd. and its subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Dalby, Wendland & Co., P.C.

Montrose, Colorado

February 27, 1998

                        ACCOUNTANTS' REVIEW REPORT

Board of Directors and Stockholders

Telluride Bancorp, Ltd.

ACCOUNTANTS' REVIEW REPORT

We have reviewed the accompanying consolidated statements of financial condition of Telluride Bancorp, Ltd. and its subsidiaries as of September 30, 1998 and 1997 and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for the periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the Company's management.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Dalby, Wendland & Co., P.C.

Montrose, Colorado

November 4, 1998

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                          SEE ACCOUNTANTS' REPORT

                          SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                              1998          1997          1997         1996
                          ------------- ------------- ------------ ------------
                           (REVIEWED)    (REVIEWED)
         ASSETS
Cash and due from
 banks..................  $  6,535,908  $  4,190,767  $  5,962,697 $  5,669,250
Federal funds sold......     9,245,000     4,255,000       240,000          --
Interest bearing
 balances...............        98,912           --            --           --
Securities available for
 sale...................    23,175,177    19,367,546    17,490,951   22,248,272
Loans receivable, net of
 allowance for loan
 losses and deferred
 loan fees..............    76,142,023    66,146,369    70,973,516   63,628,947
Accrued interest
 receivable.............       964,682       797,023       812,706      790,070
Property, equipment and
 leasehold improvements,
 net....................     9,136,970     7,650,248     7,771,797    7,626,687
Prepaid income taxes....        57,967       298,534       146,288      200,855
Intangible asset for
 core deposits acquired,
 net of accumulated
 amortization...........        33,630        43,770        41,235       51,375
Other real estate owned
 and in process of
 foreclosure............       225,988       462,658       306,358      165,000
Restricted investment
 securities.............       355,000       278,500       396,200      274,100
Other assets............       392,094       134,017       199,224      366,763
                          ------------  ------------  ------------ ------------
   TOTAL ASSETS.........  $126,363,351  $103,624,432  $104,340,972 $101,021,319
                          ============  ============  ============ ============
LIABILITIES AND STOCK-
 HOLDERS' EQUITY DEPOS-
 ITS
 Demand--non-interest
  bearing...............  $ 26,405,519  $ 17,514,285  $ 20,155,136 $ 18,327,321
 Demand--interest
  bearing...............    32,083,727    26,216,066    27,080,384   25,160,320
 Savings................    26,274,283    21,524,811    20,911,270   23,683,915
 Time...................    28,548,039    25,672,902    25,600,641   19,668,846
                          ------------  ------------  ------------ ------------
   TOTAL DEPOSITS.......   113,311,568    90,928,064    93,747,431   86,840,402
OTHER LIABILITIES
 Federal funds
  purchased.............           --            --            --     2,225,000
 Accrued interest
  payable...............       402,433       395,921       327,889      240,762
 Notes payable..........     1,031,452     2,605,756       395,972    2,715,756
 Deferred income tax
  liability.............       326,765       201,059       218,408      153,142
 Other liabilities......       331,522       261,988       237,719      363,575
                          ------------  ------------  ------------ ------------
   TOTAL LIABILITIES....   115,403,740    94,392,788    94,927,419   92,538,637
                          ------------  ------------  ------------ ------------
STOCKHOLDERS' EQUITY
 Common stock, $1 par
  value, 100,000 shares
  authorized, 17,356
  shares issued at
  December 31, 1997 and
  1996 and September 30,
  1997; 18,556 shares
  were outstanding at
  September 30, 1998....        18,556        17,356        17,356       17,356
 Additional paid-in
  capital...............     2,319,687     1,799,367     1,799,367    1,799,367
 Retained earnings......     8,400,446     7,374,932     7,530,410    6,676,602
 Accumulated other
  comprehensive income..       220,922        39,989        66,420      (10,643)
                          ------------  ------------  ------------ ------------
   TOTAL STOCKHOLDERS'
    EQUITY..............    10,959,611     9,231,644     9,413,553    8,482,682
                          ------------  ------------  ------------ ------------
   TOTAL LIABILITIES AND
    STOCKHOLDERS'
    EQUITY..............  $126,363,351  $103,624,432  $104,340,972 $101,021,319
                          ============  ============  ============ ============

     The accompanying notes are an integral part of these statements.

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                          SEE ACCOUNTANTS' REPORT

                                NINE MONTHS ENDED             YEAR ENDED
                           --------------------------- -------------------------
                           SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                               1998          1997          1997         1996
                           ------------- ------------- ------------ ------------
                            (REVIEWED)    (REVIEWED)
INTEREST INCOME
  Loans receivable.......   $6,058,065    $5,382,066    $7,271,774   $6,688,249
  Securities available
   for sale..............      859,082       958,216     1,229,819    1,495,839
  Federal funds sold.....      227,912        86,471       136,710      149,028
                            ----------    ----------    ----------   ----------
    TOTAL INTEREST
     INCOME..............    7,145,059     6,426,753     8,638,303    8,333,116
                            ----------    ----------    ----------   ----------
INTEREST EXPENSE
  Deposits...............    2,655,902     2,230,303     3,031,301    3,009,889
  Notes payable..........       35,706       195,360       246,651      270,122
  Federal funds
   purchased.............       10,643         9,076         9,076       32,590
                            ----------    ----------    ----------   ----------
    TOTAL INTEREST
     EXPENSE.............    2,702,251     2,434,739     3,287,028    3,312,601
                            ----------    ----------    ----------   ----------
    NET INTEREST INCOME..    4,442,808     3,992,014     5,351,275    5,020,515
PROVISION FOR LOAN
 LOSSES..................      101,000        48,250       163,750      161,350
                            ----------    ----------    ----------   ----------
    NET INTEREST INCOME
     AFTER PROVISION FOR
     LOAN LOSSES ........    4,341,808     3,943,764     5,187,525    4,859,165
                            ----------    ----------    ----------   ----------
NONINTEREST INCOME
  Service charges and
   fees..................      584,071       602,885       808,574      631,714
  Rental income..........       57,303        47,642        59,314       63,240
  Gain (Loss) on sale of
   assets................      (24,767)        4,162        (9,091)      44,772
  Other income...........       73,248         9,439        38,412       18,483
                            ----------    ----------    ----------   ----------
    TOTAL OTHER INCOME...      689,855       664,128       897,209      758,209
                            ----------    ----------    ----------   ----------
NONINTEREST EXPENSES
  Salaries and employee
   benefits..............    2,097,839     2,030,674     2,732,283    2,534,320
  General and
   administrative........      959,902       863,981     1,189,501    1,401,651
  Occupancy..............      738,477       679,306       918,301      919,764
  Reduction in carrying
   value of assets.......          --         13,797        20,396          --
  Amortization of core
   deposits..............        7,605         7,605        10,140       10,140
                            ----------    ----------    ----------   ----------
    TOTAL OTHER
     EXPENSES............    3,803,823     3,595,363     4,870,621    4,865,875
                            ----------    ----------    ----------   ----------
    INCOME BEFORE INCOME
     TAXES...............    1,227,840     1,012,529     1,214,113      751,499
PROVISION FOR INCOME
 TAXES...................      357,804       314,199       360,305      175,292
                            ----------    ----------    ----------   ----------
    NET INCOME...........      870,036       698,330       853,808      576,207
OTHER COMPREHENSIVE
 INCOME,
 net of tax:
  Unrealized holding
   gains (losses) on
   available for sale
   securities arising
   during the period.....      154,502        50,632        77,063     (150,551)
                            ----------    ----------    ----------   ----------
    COMPREHENSIVE
     INCOME..............   $1,024,538    $  748,962    $  930,871   $  425,656
                            ==========    ==========    ==========   ==========
Earnings per Common
 Share...................   $    49.75    $    40.24    $    49.19   $    33.20
                            ----------    ----------    ----------   ----------
Earnings per Common Share
 assuming dilution.......   $    49.07    $    39.83    $    48.67   $    33.02
                            ----------    ----------    ----------   ----------

     The accompanying notes are an integral part of these statements.

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       SEE ACCOUNTANTS' REPORT (REVIEWED)

                           COMMON STOCK
                          ---------------
                                                                   ACCUMULATED
                                           ADDITIONAL                 OTHER
                                            PAID IN     RETAINED  COMPREHENSIVE TREASURY
                          SHARES  AMOUNT    CAPITAL     EARNINGS     INCOME       STOCK       TOTAL
                          ------  -------  ----------  ---------- ------------- ---------  -----------
BALANCE--January 1,
 1996...................  18,539  $18,539  $1,934,320  $6,100,395   $ 139,908   $(136,136) $ 8,057,026
Comprehensive Income:
Net income..............     --       --          --      576,207         --          --       576,207
Other comprehensive
 income.................     --       --          --          --     (150,551)        --      (150,551)
Treasury stock retired..  (1,183)  (1,183)   (134,953)        --          --      136,136          --
                          ------  -------  ----------  ----------   ---------   ---------  -----------
BALANCE--December 31,
 1996...................  17,356   17,356   1,799,367   6,676,602     (10,643)        --     8,482,682
Comprehensive Income:
Net income..............     --       --          --      698,330         --          --       698,330
Other comprehensive
 income.................     --       --          --          --       50,632         --        50,632
                          ------  -------  ----------  ----------   ---------   ---------  -----------
BALANCE--September 30,
 1997...................  17,356   17,356   1,799,367   7,374,932      39,989         --     9,231,644
Comprehensive Income:
Net income..............     --       --          --      155,478         --          --       155,478
Other comprehensive
 income.................     --       --          --          --       26,431         --        26,431
                          ------  -------  ----------  ----------   ---------   ---------  -----------
BALANCE--December 31,
 1997...................  17,356   17,356   1,799,367   7,530,410      66,420         --     9,413,553
Stock Options Exer-
 cised..................   1,200    1,200     520,320         --          --          --       521,520
Comprehensive Income:
Net income..............     --       --          --      870,036         --          --       870,036
Other comprehensive
 income.................     --       --          --          --      154,502         --       154,502
                          ------  -------  ----------  ----------   ---------   ---------  -----------
BALANCE--September 30,
 1998...................  18,556  $18,556  $2,319,687  $8,400,446   $ 220,922   $     --   $10,959,611
                          ======  =======  ==========  ==========   =========   =========  ===========

        The accompanying notes are an integral part of these statements.

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                          SEE ACCOUNTANTS' REPORT

                                NINE MONTHS ENDED             YEAR ENDED
                           --------------------------- -------------------------
                           SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                               1998          1997          1997         1996
                           ------------- ------------- ------------ ------------
                            (REVIEWED)    (REVIEWED)
                            (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income..............   $   870,036   $  698,330    $  853,808   $  576,207
                            -----------   ----------    ----------   ----------
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Provision for loan
   losses................       101,000       48,250       163,750      161,350
  Provision for
   depreciation..........       353,074      259,045       398,965      403,500
  Provision for deferred
   tax...................        48,617       17,800        19,421      (24,597)
  Amortization of premium
   and discount on
   investments...........         7,812       (2,412)         (548)     (23,084)
  Amortization of core
   deposits..............         7,605        7,605        10,140       10,140
  Amortization of non-
   compete premium.......         7,319          --            --           --
  Reduction in the
   carrying value of
   other property........           --        13,797        20,396          --
  Stock dividends
   received..............       (22,300)      (4,400)      (14,300)     (16,800)
  Loss (Gain) on sale of
   assets................        24,767       (4,162)        9,091      (44,772)
  Gain on sale of SBA
   loans.................       (37,882)         --            --           --
  Change in assets and
   liabilities:
   Decrease (Increase) in
    other assets.........      (223,189)     190,725       146,713      (39,479)
   Decrease (Increase) in
    accrued interest
    receivable...........      (151,976)      (6,953)      (22,636)     113,374
   Decrease (Increase) in
    prepaid taxes........        88,321      (97,679)       54,567      (33,533)
   Increase in interest
    payable..............        74,544      155,159        87,127       14,678
   Increase in current
    tax liability........        70,866          --            --           --
   Increase (Decrease) in
    other liabilities....        22,935     (101,587)     (125,856)      61,882
                            -----------   ----------    ----------   ----------
    Total adjustments....       371,513      475,188       746,830      582,659
                            -----------   ----------    ----------   ----------
    NET CASH PROVIDED BY
     OPERATING
     ACTIVITIES..........     1,241,549    1,173,518     1,600,638    1,158,866
                            -----------   ----------    ----------   ----------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of available
  for sale securities....   (10,651,908)  (3,474,577)   (3,726,543)  (9,928,359)
 Purchase of Federal Home
  Loan Bank stock........       (11,600)         --       (107,800)         --
 Proceeds from Federal
  Home Loan Bank stock
  being called...........        75,100          --            --           --
 Proceeds from maturities
  of available for sale
  securities.............     5,174,112    6,438,464     8,607,320    6,942,058
 Purchase of property and
  equipment..............    (1,719,238)    (290,476)     (551,945)    (228,758)
 Proceeds from sale of
  assets.................       254,594      244,242       460,854      805,378
 Proceeds from sale of
  SBA loans..............       572,957          --            --           --
 Net (increase) decrease
  in loans made to
  customers..............    (5,979,582)  (3,067,316)   (8,111,322)     414,201
                            -----------   ----------    ----------   ----------
    NET CASH USED BY
     INVESTING
     ACTIVITIES..........   (12,285,565)    (149,663)   (3,429,436)  (1,995,480)
                            -----------   ----------    ----------   ----------

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                          SEE ACCOUNTANTS' REPORT

                                NINE MONTHS ENDED              YEAR ENDED
                           ---------------------------- --------------------------
                           SEPTEMBER 30,  SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,
                               1998           1997          1997          1996
                           -------------  ------------- ------------  ------------
                            (REVIEWED)     (REVIEWED)
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Increase (Decrease) in
  deposits...............    19,564,139      4,087,662    6,907,029    (1,063,113)
 Net change in federal
  funds purchased........           --      (2,225,000)  (2,225,000)    1,725,000
 Note advances...........     1,267,000            --           --            --
 Principal payments on
  note payable...........      (631,520)      (110,000)  (2,319,784)     (892,828)
 Stock options
  exercised..............       521,520            --           --            --
                           ------------    -----------  -----------   -----------
    NET CASH PROVIDED
     (USED) BY FINANCING
     ACTIVITIES..........    20,721,139      1,752,662    2,362,245      (230,941)
                           ------------    -----------  -----------   -----------
    NET INCREASE
     (DECREASE) IN CASH
     AND CASH
     EQUIVALENTS.........     9,677,123      2,776,517      533,447    (1,067,555)
CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR ...     6,202,697      5,669,250    5,669,250     6,736,805
                           ------------    -----------  -----------   -----------
CASH AND CASH EQUIVALENTS
 AT END OF YEAR..........  $ 15,879,820    $ 8,445,767  $ 6,202,697   $ 5,669,250
                           ============    ===========  ===========   ===========
 Cash and cash
  equivalents are
  classified in the
  balance sheet as
  follows:
  Cash and due from
   banks.................  $  6,535,908    $ 4,190,767  $ 5,962,697   $ 5,669,250
  Interest bearing
   balances..............        98,912            --           --            --
  Federal funds sold.....     9,245,000      4,255,000      240,000           --
                           ------------    -----------  -----------   -----------
    Total cash and cash
     equivalents.........  $ 15,879,820    $ 8,445,767  $ 6,202,697   $ 5,669,250
                           ============    ===========  ===========   ===========
SUPPLEMENTAL INFORMATION:
  Interest paid on
   deposits..............  $  2,587,950    $ 2,070,892  $ 2,908,326   $ 2,989,467
  Interest paid on
   outstanding debt......        56,636        190,860      282,499       238,206
  Income taxes paid......       150,000        379,000      394,000       395,000

     The accompanying notes are an integral part of these statements.

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         SEE ACCOUNTANTS' REPORT

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization History

  Telluride Bancorp, Ltd. (the Company) was incorporated in the State of Colorado in December 1987 and became a bank holding company in October 1988, when it acquired controlling interest of the Bank of Telluride. In August 1991, the Company acquired San Miguel Investment Company and San Miguel Basin State Bank. In 1992 San Miguel Basin State Bank changed its name to The Bank of Norwood and in 1995 the Bank's name was changed to Western Colorado Bank. On December 31, 1995, San Miguel Investment Company, a wholly-owned subsidiary of the Company, was merged into the Company. Its only asset at the date of the merger was its 94.17% ownership of Western Colorado Bank. The Company's subsidiary banks are members of the Federal Deposit Insurance Corporation
(FDIC) and are subject to its regulations and the banking regulations of the State of Colorado.

  The Company's subsidiaries have bank facilities in Telluride, Norwood and Montrose, Colorado.

  A summary of significant accounting policies applied in preparation of the Company's financial statements is as follows:

 Principles of Consolidation

  The consolidated financial statements include the accounts of Telluride Bancorp, Ltd. and its wholly owned subsidiaries, the Bank of Telluride and Western Colorado Bank. Significant intercompany accounts and transactions have been eliminated.

 Cash and Cash Equivalents

  For purposes of presentation in the consolidated statement of cash flow, cash and cash equivalents are defined as those amounts included in the balance sheet captions "cash and due from banks," "interest bearing balances" and "federal funds sold."

  The Company's subsidiaries have deposit accounts with the Federal Reserve Bank and other correspondent institutions. At times some of those deposits are in excess of the portion insured by the FDIC. Uninsured deposits (approximate amounts) were as follows:

      September 30, 1998 (reviewed)................................. $5,110,000
      September 30, 1997 (reviewed)................................. $1,175,000
      December 31, 1997............................................. $1,314,000
      December 31, 1996............................................. $1,951,000

 Investment Securities

  Trading Securities: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

  Securities Held to Maturity: Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity. Mortgage-backed securities represent participating interests in pools of long-

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

  Securities Available for Sale: Available for sale securities consist of investment securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

  Declines in the fair value of individually held to maturity and available for sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

  During the first nine months of 1998, and the years 1997 and 1996 all securities held by the Company were classified as available for sale.

 Loans Receivable

  Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

  Unearned discounts on loans purchased are recognized as income over the term of the loans using a method that approximates the interest method.

  Loan origination and commitment fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest and straight-line methods. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

  Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

  The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

 Property, Equipment and Leasehold Improvements

  Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Costs include the net amount of interest costs associated with significant capital additions. Profit and losses on dispositions are reflected in current operations.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

  Expenditures which materially add to the useful lives of property and equipment are capitalized. All other maintenance and repair costs are charged to current operations.

  Depreciation for financial accounting purposes is computed using straight-line or accelerated methods over the estimated useful life of each asset. Estimated useful lives range from 3 to 50 years.

  For income tax purposes, accelerated methods of depreciation are generally used; deferred income taxes are provided for the difference between depreciation expense for financial accounting purposes and for income tax purposes.

 Other Real Estate Owned and Repossessed Assets

  Real estate and other assets acquired in actual or in-substance foreclosure are carried at cost or fair value, whichever is lower. Fair value is based on independent appraisals and other relevant factors. At the time of acquisition, any excess of cost over fair value is charged to the allowance for loan losses. Subsequent declines in fair value are charged to the current income provision and credited to the carrying value of the properties. Operating expenses are charged to other noninterest expense.

  Gains on sales of other real estate are recognized at the time of sale or deferred for recognition in future periods, as appropriate, based on the nature of the transaction. Losses on such sales are recognized at the time of the sale.

 Core Deposits Acquired

  As a result of the Company acquiring a controlling interest in Western Colorado Bank, $105,595 of the purchase price was allocated to the core deposit base acquired. These costs are being amortized over an estimated useful life of 10 years.

 Account Reclassifications

  Certain 1996 balances have been reclassified for comparative purposes.

 Income Taxes

  For income tax purposes, the Company files a consolidated income tax return with its subsidiaries. Agreements between the Company and its subsidiaries provide that any current tax liability of its subsidiaries, computed on a separate entity basis, will be paid by the subsidiaries to the Company. Tax refunds attributable to the operations of the subsidiaries will be refunded to the subsidiaries to the extent they can offset income of the Consolidated Group.

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

                 TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                         SEE ACCOUNTANTS' REPORT

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Per Share Calculation

  Basic earnings per share is determined by dividing net income for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by adjusting net income and shares outstanding assuming that all potentially dilutive securities have been converted to common stock.

 Effect of New Accounting Standards

  In February 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, Earnings Per Share (FAS 128). The statement established standards for computing and presenting earnings per share. Under the new requirements the presentation of primary earnings per share is replaced with basic earnings per share which excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The standard also required dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structure and requires a reconciliation of the numerator and denominator of basic earnings per share computation to the numerator and denominator of the diluted earnings per share computation. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issued common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. This statement became effective for the Company's 1997 year end financial statements. The statement requires restatement of all prior period EPS data presented.

  On January 1, 1998, the Company adopted Financial Accounting Standards Board
(FASB) Statement No. 130, Reporting Comprehensive Income (FAS 130). The statement prescribes the standards for reporting of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during the period from transactions and other events and circumstances from non owner sources. The components of comprehensive income consists of net income and other comprehensive income.

  The pronouncement requires the Company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial condition.

  The Company has chosen to report comprehensive income in the consolidated statement of income and comprehensive income.

  Reclassification of financial statements for earlier periods provided for comparative purposes is required.

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 2--SECURITIES AVAILABLE FOR SALE

  The amortized cost and estimated fair value of securities at September 30, 1998 (reviewed) are as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Available for Sale Securities:
  U.S. Treasury securities....... $ 5,524,885  $ 46,991      $ --   $ 5,571,876
  Obligations of U.S. government
   agencies......................  11,184,116    67,392       (109)  11,251,399
  Obligations of state and
   political subdivisions........   4,941,544   147,886        --     5,089,430
  Mortgaged-back securities......   1,165,955     8,541        (28)   1,174,468
  Equity securities..............      38,500    49,504        --        88,004
                                  -----------  --------   --------  -----------
    Totals....................... $22,855,000  $320,314      $(137) $23,175,177
                                  ===========  ========   ========  ===========

  The amortized cost and estimated fair value of securities at September 30, 1997 (reviewed) are as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Available for Sale Securities:
  U.S. Treasury securities....... $ 6,513,300  $ 18,240   $ (4,198) $ 6,527,342
  Obligations of U.S. government
   agencies......................   7,328,195     9,137    (34,032)   7,303,300
  Obligations of state and
   political subdivisions........   3,765,151    76,245        --     3,841,396
  Mortgaged-back securities......   1,658,623     3,185     (4,800)   1,657,008
  Equity securities..............      38,500       --         --        38,500
                                  -----------  --------   --------  -----------
    Totals....................... $19,303,769  $106,807   $(43,030) $19,367,546
                                  ===========  ========   ========  ===========

  The amortized cost and estimated fair value of securities at December 31, 1997 are as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Available for Sale Securities:
  U.S. Treasury securities....... $ 5,264,106  $ 17,994   $ (3,271) $ 5,278,829
  Obligations of U.S. government
   agencies......................   6,679,840     9,525    (14,936)   6,674,429
  Obligations of state and
   political subdivisions........   3,850,362    96,250        --     3,946,612
  Mortgaged-back securities......   1,552,208     2,216     (1,843)   1,552,581
  Equity securities..............      38,500       --         --        38,500
                                  -----------  --------   --------  -----------
    Totals....................... $17,385,016  $125,985   $(20,050) $17,490,951
                                  ===========  ========   ========  ===========

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 2--SECURITIES AVAILABLE FOR SALE (CONTINUED)

  The amortized cost and estimated fair value of securities at December 31, 1996 are as follows:

                                               GROSS      GROSS
                                  AMORTIZED  UNREALIZED UNREALIZED     FAIR
                                    COST       GAINS      LOSSES       VALUE
                                 ----------- ---------- ----------  -----------
   Available for Sale Securi-
    ties:
     U.S. Treasury securities..  $ 9,478,035  $ 50,247  $  (8,452)  $ 9,519,830
     Obligations of U.S.
      government agencies......    7,128,931     9,753    (92,718)    7,045,966
     Obligations of state and
      political subdivisions...    3,694,768    47,503     (7,029)    3,735,242
     Mortgaged-back
      securities...............    1,925,010     1,260    (17,536)    1,908,734
     Equity securities.........       38,500       --         --         38,500
                                 -----------  --------  ---------   -----------
       Totals..................  $22,265,244  $108,763  $(125,735)  $22,248,272
                                 ===========  ========  =========   ===========

  The Company's subsidiaries have designated all securities as available for sale. Interest income for all securities has been combined for reporting purposes.

  The Company's policy prohibits its subsidiary banks from owning investment derivatives.

  The Company had pledged as collateral for public funds on deposit securities in the principal amounts as follows:

     September 30, 1998 (reviewed)................................. $18,265,000
     September 30, 1997 (reviewed)................................. $12,985,000
     December 31, 1997............................................. $12,670,000
     December 31, 1996............................................. $14,654,000

  The amortized cost and estimated market value of securities (other than equity securities) at September 30, 1998 (reviewed), by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     ESTIMATED
                                                         AMORTIZED    MARKET
                                                           COST        VALUE
                                                        ----------- -----------
     Available for Sale Securities:
       Due in one year or less......................... $10,626,022 $10,669,267
       Due after one year through five years...........   8,352,739   8,459,069
       Due after five years through ten years..........   1,527,455   1,609,939
       Due after ten years.............................   1,144,329   1,174,430
                                                        ----------- -----------
                                                         21,650,545  21,912,705
     Mortgaged-backed securities.......................   1,165,955   1,174,468
                                                        ----------- -----------
                                                        $22,816,500 $23,087,173
                                                        =========== ===========

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 3--LOANS RECEIVABLE

  Loans consist of the following:

                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,
                                 1998          1997          1997          1996
                             ------------- ------------- ------------  ------------
                              (REVIEWED)    (REVIEWED)
   Real estate and
    construction loans.....   $53,526,660   $48,087,818  $54,297,552   $49,773,693
   Commercial loans........    16,515,582    14,817,650   13,442,077    12,413,783
   Installment and consumer
    loans..................     5,944,615     3,264,098    3,183,785     1,466,611
   Overdrafts, credit cards
    and other loans........     1,132,430       915,106    1,049,184       987,858
                              -----------   -----------  -----------   -----------
                               77,119,287    67,084,672   71,972,598    64,641,945
   Less:
     Allowance for loan
      losses...............      (831,498)     (797,051)    (843,279)     (835,042)
     Deferred loan fees....      (145,766)     (141,252)    (155,803)     (177,956)
                              -----------   -----------  -----------   -----------
                              $76,142,023   $66,146,369  $70,973,516   $63,628,947
                              ===========   ===========  ===========   ===========

  Activity in the allowance for loan losses is summarized as follows:

                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                 1998          1997          1997         1996
                             ------------- ------------- ------------ ------------
                              (REVIEWED)    (REVIEWED)
   Balance at the beginning
    of the year............    $ 843,279     $ 835,042    $ 835,042    $ 765,860
   Provision for possible
    loan losses charged to
    operations.............      101,000        48,250      163,750      161,350
   Loan charge-offs........     (133,540)     (120,073)    (206,269)    (160,738)
   Loan recoveries.........       20,759        33,832       50,756       68,570
                               ---------     ---------    ---------    ---------
   Balance at the end of
    the year...............    $ 831,498     $ 797,051    $ 843,279    $ 835,042
                               =========     =========    =========    =========

  The Company had pledged as collateral for public funds on deposit, mortgage loans as follows:

   September 30, 1998 (reviewed).................................... $      --
   September 30, 1997 (reviewed).................................... $2,252,000
   December 31, 1997................................................ $1,916,000
   December 31, 1996................................................ $4,176,000

  Non-accrual loans were as follows:

   September 30, 1998 (reviewed).................................... $   62,000
   September 30, 1997 (reviewed).................................... $  643,000
   December 31, 1997................................................ $  443,260
   December 31, 1996................................................ $1,017,000

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 4--BANK PROPERTY AND EQUIPMENT

  Fixed assets consisted of the following:

                            SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31,  DECEMBER 31,
                                1998          1997          1997          1996
                            ------------- ------------- ------------  ------------
                             (REVIEWED)    (REVIEWED)
   Bank buildings and
    improvements...........  $ 7,044,034   $ 5,365,982  $ 5,391,894   $ 5,420,712
   Furniture, fixtures and
    equipment..............    2,001,094     1,830,490    1,864,836     1,754,469
   Vehicles................      155,012       164,687      155,012       189,541
                             -----------   -----------  -----------   -----------
                               9,200,140     7,361,159    7,411,742     7,364,722
   Less accumulated
    depreciation...........   (1,647,326)   (1,562,578)  (1,638,596)   (1,307,695)
                             -----------   -----------  -----------   -----------
                               7,552,814     5,798,581    5,773,146     6,057,027
   Construction in
    progress...............          --        282,007      428,991           --
   Land....................    1,584,156     1,569,660    1,569,660     1,569,660
                             -----------   -----------  -----------   -----------
                             $ 9,136,970   $ 7,650,248  $ 7,771,797   $ 7,626,687
                             ===========   ===========  ===========   ===========

  Depreciation expense was as follows:

   Period Ended September 30, 1998 (reviewed)......................... $353,074
   Period Ended September 30, 1997 (reviewed)......................... $259,045
   Year Ended December 31, 1997....................................... $398,965
   Year Ended December 31, 1996....................................... $403,500

TELLURIDE FACILITY

  In April of 1995, the Company completed construction of its new facility located at 238 East Colorado in Telluride, Colorado. The facility is four stories with approximately 15,000 square feet of office space, 5,500 square feet of underground parking and a penthouse on the top floor with 4,400 square feet. Approximately 3,000 square feet of the office space is rented to unrelated tenants with the remaining space on the bottom three floors occupied by the Company's subsidiary, the Bank of Telluride.

  The space not occupied by the Bank is leased with terms from three to four years and generally contain provisions for three renewal options of three years each and annual adjustments to the base rent reflecting increases in the consumer price index. The Company has hired a property management company to lease and manage the units.

  The following is a schedule of the minimum future rental revenues payable to the Company under the terms of these leases prior to any deductions for property management fees and operating expenses:

   YEAR ENDING DECEMBER 31:
   ------------------------
   1998 (3 months).................................................... $  8,220
   1999...............................................................    3,750
                                                                       --------
   Total minimum future rentals....................................... $ 11,970
                                                                       ========

  In March of 1996, the Company sold the penthouse on the top floor of the Telluride facility to an unrelated party for $830,000. The net proceeds from the sale, approximately $783,000, were applied against the Company's outstanding long-term debt. The gain realized on the sale of the unit was approximately $41,000.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 4--BANK PROPERTY AND EQUIPMENT (CONTINUED)

  Total capitalized interest related to the new facility was $212,147 prior to opening of the facility in 1995.

  In December 1997, the Company sold its ownership interest in the Telluride facility to its subsidiary, Bank of Telluride, for $3,000,000. The purchase price was determined based on an appraisal of the units in the building that were sold. The Company, on a separate entity basis, reported a gain on the sale of $968,537 and a deferred tax expense of $361,000. The net effect of the transaction was to increase the Company's net income by $607,537. These amounts, gain on sale, deferred tax expense and increase to net income, have been eliminated in determining consolidated net income.

  Proceeds from the sale were used to pay off an outstanding note with a principal balance of $2,209,784 and provide funds for future capital contributions to the Company's subsidiary, Western Colorado Bank.

MONTROSE FACILITIES

  The Company's subsidiary, Western Colorado Bank, has three branch locations, one in Norwood, Colorado and two in Montrose, Colorado. The Montrose facilities are located at 1500 East Oak Grove Road and inside the City Market grocery store at 128 South Townsend Avenue.

  Western Colorado Bank entered into an agreement in October, 1997 for the construction of its new bank facility located at East Oak Grove Road. The building was completed and occupied as of August 24, 1998. The total cost of the new building was $1,710,000.

  Capitalized interest related to the new facility was as follows:

   September 30, 1998 (reviewed)....................................... $35,362

  The Bank leases space within the City Market grocery store under a five-year operating lease which may be renewed for three additional terms of five years each. Under the terms of the lease, the Bank pays a monthly licensing fee of $2,000 a month plus a nickel for each ATM transaction. The first 4,000 ATM transactions are excluded from the calculation.

  The future minimum lease payments for the branch located in the City Market store are as follows:

   YEAR ENDING DECEMBER 31:
   ------------------------
   1998 (3 months)..................................................... $ 6,000
   1999................................................................  24,000
   2000................................................................  22,000
                                                                        -------
   Total future minimum lease payments................................. $52,000
                                                                        =======

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 4--BANK PROPERTY AND EQUIPMENT (CONTINUED)

VEHICLE LEASE

  During 1997, the Company's subsidiary, Western Colorado Bank, leased a 1998 Ford Explorer. The Bank leases the vehicle under a two-year lease requiring monthly lease payments of $643. At the termination of the lease, the Bank has the option to purchase the vehicle for approximately $19,000. The future minimum lease payments are as follows:

   YEAR ENDING DECEMBER 31:
   ------------------------
   1998 (3 months)...................................................... $1,929
   1999.................................................................  5,787
                                                                         ------
   Total future minimum lease payments.................................. $7,716
                                                                         ======

NOTE 5--RELATED PARTY TRANSACTIONS

  Banking transactions between the Company's subsidiary banks and their directors, executive officers and their related interests are considered to be between related parties. It is the Company's policy that the terms of such transactions be made on substantially the same basis, including interest rate and collateral, as those extended at the time to unrelated bank customers. The amounts of loans outstanding to related parties were as follows:

   September 30, 1998 (reviewed)...................................... $ 99,000
   September 30, 1997 (reviewed)...................................... $135,000
   December 31, 1997.................................................. $132,000
   December 31, 1996.................................................. $277,000

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 6--NOTES PAYABLE

  Notes payable consisted of the following:

                         SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                             1998          1997          1997         1996
                         ------------- ------------- ------------ ------------
                          (REVIEWED)    (REVIEWED)
Note payable to Bankers
 Bank of the West,
 bearing interest at 1%
 above national prime
 rate (9.25% at
 September 30, 1998).
 The note matures on
 August 29, 2001, with
 interest payable
 quarterly and a $60,000
 principal reduction due
 August 29 of each year
 until the note matures.
 The note is secured by
 the capital stock of
 the Bank of Telluride..  $  159,995    $  219,995     $219,995    $  279,995
Note payable to Bankers
 Bank of the West,
 bearing interest at 1%
 above national prime
 rate (9.25% at
 September 30, 1998).
 The note matures on
 August 29, 2001, with
 interest payable
 quarterly and a $50,000
 principal reduction due
 August 29 of each year
 until the note matures.
 The note is secured by
 the capital stock of
 the Bank of Telluride..     125,977       175,977      175,977       225,977
Note payable to Bankers
 Bank of the West,
 bearing interest at 1%
 above national prime
 rate. The note was paid
 in full December, 1997.
 The note was secured by
 the capital stock of
 the Bank of Telluride
 and Western Colorado
 Bank...................         --      2,209,784          --      2,209,784
Note payable to Bankers
 Bank of the West,
 bearing interest at
 1/2% above national
 prime rate (8.75% at
 September 30, 1998).
 The note matures on
 January 1, 1999, with
 interest payable
 quarterly until the
 note matures. The note
 is secured by the
 capital stock of the
 Bank of Telluride and
 Western Colorado Bank.
 The Company can borrow
 up to $1.5 million.....     745,480           --           --            --
                          ----------    ----------     --------    ----------
  Total.................  $1,031,452    $2,605,756     $395,972    $2,715,756
                          ==========    ==========     ========    ==========

  Principal maturities as of September 30, 1998 are as follows:

     YEAR
     ----
     1998 (3 months)................................................. $      --
     1999............................................................    855,480
     2000............................................................    110,000
     2001............................................................     65,972
                                                                      ----------
       TOTAL......................................................... $1,031,452
                                                                      ==========

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 7--RESTRICTED INVESTMENT SECURITIES

  The Company's subsidiaries have lines of credit for short-term purposes with the Federal Home Loan Bank. No advances were outstanding for any of the periods presented. Mortgage loans were eligible as collateral for advances at September 30, 1998. To establish the lines of credit, the Company's subsidiaries were required to purchase stock in the Federal Home Loan Bank. The shares are carried at cost plus the amount of stock dividends received. The number of shares owned are as follows:

   September 30, 1998 (reviewed).......................................... 3,550
   September 30, 1997 (reviewed).......................................... 2,785
   December 31, 1997...................................................... 3,962
   December 31, 1996...................................................... 2,741

NOTE 8--INCOME TAX

  The provision for income taxes consists of the following components as of:

                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                 1998          1997          1997         1996
                             ------------- ------------- ------------ ------------
                              (REVIEWED)    (REVIEWED)
   Current income tax
    expense:
     Federal...............    $348,791      $281,799      $323,314     $199,889
     State.................     (39,604)       14,600        17,570          --
                               --------      --------      --------     --------
       Total Current Income
        Tax Expense........     309,187       296,399       340,884      199,889
   Deferred federal and
    state income tax
    expense................      48,617        17,800        19,421      (24,597)
                               --------      --------      --------     --------
       Total Income Tax
        Expense............    $357,804      $314,199      $360,305     $175,292
                               ========      ========      ========     ========

  The provision for income tax expense differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due to the following:

                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                 1998          1997          1997         1996
                             ------------- ------------- ------------ ------------
                              (REVIEWED)    (REVIEWED)
   Income tax expense at
    the statutory rate.....    $417,500      $344,000      $413,000     $255,500
   Tax-exempt interest.....     (55,000)      (48,000)      (66,000)     (72,000)
   Other items.............      (4,696)       18,199        13,305       (8,208)
                               --------      --------      --------     --------
       Income Tax Expense..    $357,804      $314,199      $360,305     $175,292
                               ========      ========      ========     ========

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 8--INCOME TAX (CONTINUED)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effect of these temporary differences are as follows:

                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                 1998          1997          1997         1996
                             ------------- ------------- ------------ ------------
                              (REVIEWED)    (REVIEWED)
   Deferred tax
    liabilities:
     Fixed assets..........    $535,000      $525,000      $537,000     $522,000
     Market adjustment for
      available for sale
      securities...........      99,255        23,785        39,513          --
     Accrued items not
      recognized for tax
      purposes.............         --            --            --         9,000
     Stock dividends on
      investments not
      taxed................      20,000         7,000        11,600        6,000
                               --------      --------      --------     --------
       Gross deferred tax
        liabilities........     654,255       555,785       588,113      537,000
                               --------      --------      --------     --------
   Deferred tax assets:
     Allowance for loan
      losses...............     285,000       285,000       300,000      287,500
     Market adjustment for
      available for sale
      securities...........         --            --            --         6,300
     Other real estate
      owned................         --         14,000        12,000       13,900
     Core deposits
      acquired.............       8,000         7,000         7,000        6,200
     Deferred compensation
      and severance pay
      accrued..............      15,000         8,000        15,000       38,000
     Net operating loss
      carryforward--State..      32,000        52,000        52,000       52,000
     General business tax
      credit carryforward..      16,000        24,000        24,000       23,000
     Other.................       1,490         8,726         3,705        4,958
                               --------      --------      --------     --------
                                357,490       398,726       413,705      431,858
     Deferred tax asset
      valuation allowance..     (30,000)      (44,000)      (44,000)     (48,000)
                               --------      --------      --------     --------
     Net deferred tax
      asset................     327,490       354,726       369,705      383,858
                               --------      --------      --------     --------
       Net deferred tax
        liability..........    $326,765      $201,059      $218,408     $153,142
                               ========      ========      ========     ========

  The valuation allowance for all dates presented relates to the deferred tax assets for Colorado net operating loss carryforwards and general business tax credit carryforwards which may be applied against future state tax liabilities, if any. A portion of these assets have been reserved because of the uncertainty as to whether the Company will benefit from these carryforwards before they expire. The valuation allowance was decreased in 1997 and 1998 as a result of the Company benefiting from certain state operating loss carryforwards and credits being applied against current tax.

  The Company has Colorado net operating loss (NOL) carryforwards of approximately $800,000 which begin to expire in the year 2000. The amount of the NOL which may be utilized in future years is limited because a portion of the carryforward was acquired as a result of a corporate acquisition.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 9--TIME DEPOSITS

  Time deposits consist of certificates of deposit with the following maturities as of September 30, 1998 (reviewed):

                                                            CD'S
                                             CD'S UNDER   $100,000
                                              $100,000    AND OVER      TOTAL
                                             ----------- ----------- -----------
   Maturing within:
     0 to 3 months.......................... $ 3,718,665 $ 4,457,261 $ 8,175,926
     4 to 12 months.........................  11,076,498   6,321,708  17,398,206
     1 to 5 years...........................   2,262,281     550,000   2,812,281
     Over 5 years...........................      48,828         --       48,828
                                             ----------- ----------- -----------
       Total................................ $17,106,272 $11,328,969 $28,435,241
                                             =========== =========== ===========

NOTE 10--REGULATORY MATTERS

  The Company's two subsidiaries are subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the subsidiaries' financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiaries must meet specific capital guidelines involving quantitative measures of the subsidiaries' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiaries' capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the subsidiaries to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of September 30, 1998, that both subsidiaries meet all the capital adequacy requirements to which they are subject.

  As of September 30, 1998, in the most current communications with the FDIC, both subsidiaries were categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the subsidiaries will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table on the following page. There are no conditions or events since the most recent communication that management believes have changed the subsidiaries prompt corrective action category.

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 10--REGULATORY MATTERS (CONTINUED)

                             BANK OF TELLURIDE

                                                                               FOR CAPITAL
                                         ACTUAL                             ADEQUACY PURPOSES
                        ------------------------------------------  -----------------------------------
                          AMOUNT              RATIO                               AMOUNT
                        ---------- ------------------------------- ------------------------------------
As of September 30,
 1998 (reviewed):
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... $7,602,000 (greater than or equal to)14.7% (greater than or equal to)$4,150,000
Tier I Capital (to
 Risk-Weighted
 Assets)............... $7,123,000 (greater than or equal to)13.7% (greater than or equal to)$2,075,000
Tier I Capital (to
 Adjusted Total
 Assets)............... $7,123,000 (greater than or equal to) 9.2% (greater than or equal to)$3,087,000
As of September 30,
 1997 (reviewed):
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... $7,200,000 (greater than or equal to)16.2% (greater than or equal to)$3,546,000
Tier I Capital (to
 Risk-Weighted
 Assets)............... $6,646,000 (greater than or equal to)15.0% (greater than or equal to)$1,773,000
Tier I Capital (to
 Adjusted Total
 Assets)............... $6,646,000 (greater than or equal to)10.2% (greater than or equal to)$2,607,000
As of December 31,
 1997:
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... $7,395,636 (greater than or equal to)14.9% (greater than or equal to)$3,957,644
Tier I Capital (to
 Risk-Weighted
 Assets)............... $6,787,178 (greater than or equal to)13.7% (greater than or equal to)$1,978,822
Tier I Capital (to
 Adjusted Total
 Assets)............... $6,787,178 (greater than or equal to)10.4% (greater than or equal to)$2,615,400
As of December 31,
 1996:
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... $7,012,435 (greater than or equal to)16.0% (greater than or equal to)$3,512,170
Tier I Capital (to
 Risk-Weighted
 Assets)............... $6,462,922 (greater than or equal to)14.7% (greater than or equal to)$1,756,085
Tier I Capital (to
 Adjusted Total
 Assets)............... $6,462,922 (greater than or equal to) 9.2% (greater than or equal to)$2,801,000

                                                                                     TO BE WELL
                                                                                     CAPITALIZED
                                                                                     UNDER PROMPT
                                 FOR CAPITAL                                      CORRECTIVE ACTION
                              ADEQUACY PURPOSES                                       PROVISIONS
                        ------------------------------  -------------------------------------------------------------------
                                  RATIO                              AMOUNT                                RATIO
                        ------------------------------  ------------------------------------  -----------------------------
As of September 30,
 1998 (reviewed):
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... (greater than or equal to)8.0%  (greater than or equal to)$5,187,000 (greater than or equal to)10.0%
Tier I Capital (to
 Risk-Weighted
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$3,112,000 (greater than or equal to) 6.0%
Tier I Capital (to
 Adjusted Total
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$3,859,000 (greater than or equal to) 5.0%
As of September 30,
 1997 (reviewed):
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... (greater than or equal to)8.0%  (greater than or equal to)$4,432,000 (greater than or equal to)10.0%
Tier I Capital (to
 Risk-Weighted
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$2,659,000 (greater than or equal to) 6.0%
Tier I Capital (to
 Adjusted Total
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$3,259,000 (greater than or equal to) 5.0%
As of December 31,
 1997:
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... (greater than or equal to)8.0%  (greater than or equal to)$4,947,055 (greater than or equal to)10.0%
Tier I Capital (to
 Risk-Weighted
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$2,968,233 (greater than or equal to) 6.0%
Tier I Capital (to
 Adjusted Total
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$3,269,250 (greater than or equal to) 5.0%
As of December 31,
 1996:
  Total Risk-Based
   Capital (to Risk-
   Weighted Assets).... (greater than or equal to)8.0%  (greater than or equal to)$4,390,213 (greater than or equal to)10.0%
Tier I Capital (to
 Risk-Weighted
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$2,634,128 (greater than or equal to) 6.0%
Tier I Capital (to
 Adjusted Total
 Assets)............... (greater than or equal to)4.0%  (greater than or equal to)$3,501,250 (greater than or equal to) 5.0%

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 10--REGULATORY MATTERS (CONTINUED)

                           WESTERN COLORADO BANK

                                                                                FOR CAPITAL
                               ACTUAL                                        ADEQUACY PURPOSES
                          ------------------------------------------  -----------------------------------
                            AMOUNT              RATIO                              AMOUNT
                          ---------- -------------------------------  -----------------------------------
As of September 30, 1998
 (reviewed):
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $4,079,000 (greater than or equal to)11.3% (greater than or equal to)$2,897,000
Tier I Capital
 (to Risk-Weighted
 Assets)................  $3,726,000 (greater than or equal to)10.3% (greater than or equal to)$1,449,000
Tier I Capital
 (to Adjusted Total
 Assets)................  $3,726,000 (greater than or equal to) 7.8% (greater than or equal to)$1,919,000
As of September 30, 1997
 (reviewed):
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $2,880,000 (greater than or equal to)10.7% (greater than or equal to)$2,155,000
Tier I Capital
 (to Risk-Weighted
 Assets)................  $2,637,000 (greater than or equal to) 9.8% (greater than or equal to)$1,078,000
Tier I Capital
 (to Adjusted Total
 Assets)................  $2,637,000 (greater than or equal to) 7.0% (greater than or equal to)$1,497,000
As of December 31, 1997:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $3,001,131 (greater than or equal to)10.3% (greater than or equal to)$2,334,049
Tier I Capital
 (to Risk-Weighted
 Assets)................  $2,693,139 (greater than or equal to) 9.2% (greater than or equal to)$1,167,024
Tier I Capital
 (to Adjusted Total
 Assets)................  $2,693,139 (greater than or equal to) 6.8% (greater than or equal to)$1,584,631
As of December 31, 1996:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  $2,467,978 (greater than or equal to)11.5% (greater than or equal to)$1,718,011
Tier I Capital
 (to Risk-Weighted
 Assets)................  $2,241,394 (greater than or equal to)10.4% (greater than or equal to)$  859,006
Tier I Capital
 (to Adjusted Total
 Assets)................  $2,241,394 (greater than or equal to) 6.7% (greater than or equal to)$1,346,825



                                                                                   TO BE WELL CAPITALIZED
                                                                                        UNDER PROMPT
                                 FOR CAPITAL                                         CORRECTIVE ACTION
                              ADEQUACY PURPOSES                                          PROVISIONS
                          ------------------------------    ------------------------------------------------------------------------
                                    RATIO                                  AMOUNT                                  RATIO
                          ------------------------------    ------------------------------------    --------------------------------
As of September 30, 1998
 (reviewed):
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  (greater than or equal to)8.0%     (greater than or equal to)$3,621,000    (greater than or equal to)10.0%
Tier I Capital
 (to Risk-Weighted
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$2,173,000     (greater than or equal to)6.0%
Tier I Capital
 (to Adjusted Total
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$2,399,000     (greater than or equal to)5.0%
As of September 30, 1997
 (reviewed):
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  (greater than or equal to)8.0%     (greater than or equal to)$2,694,000    (greater than or equal to)10.0%
Tier I Capital
 (to Risk-Weighted
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,617,000     (greater than or equal to)6.0%
Tier I Capital
 (to Adjusted Total
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,347,000     (greater than or equal to)5.0%
As of December 31, 1997:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  (greater than or equal to)8.0%     (greater than or equal to)$2,917,561    (greater than or equal to)10.0%
Tier I Capital
 (to Risk-Weighted
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,750,536     (greater than or equal to)6.0%
Tier I Capital
 (to Adjusted Total
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,980,788     (greater than or equal to)5.0%
As of December 31, 1996:
  Total Risk-Based
  Capital
  (to Risk-Weighted
  Assets)...............  (greater than or equal to)8.0%     (greater than or equal to)$2,147,514    (greater than or equal to)10.0%
Tier I Capital
 (to Risk-Weighted
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,288,509     (greater than or equal to)6.0%
Tier I Capital
 (to Adjusted Total
 Assets)................  (greater than or equal to)4.0%     (greater than or equal to)$1,683,531     (greater than or equal to)5.0%

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 11--OTHER COMPREHENSIVE INCOME

  Other comprehensive income recognized by the Company consists of unrealized holding gains and losses on available for sale securities. The amounts recognized for each period are as follows:

                                  NINE MONTHS ENDED             YEAR ENDED
                             --------------------------- -------------------------
                             SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                 1998          1997          1997         1996
                             ------------- ------------- ------------ ------------
                              (REVIEWED)    (REVIEWED)
   Unrealized holding gains
    and (losses) arising
    during the period
    before tax.............    $214,242      $ 80,749      $122,907    $(232,809)
   Income tax (expense)
    benefit................     (59,740)      (30,117)      (45,844)      82,258
                               --------      --------      --------    ---------
   Other comprehensive
    income net of tax......    $154,502      $ 50,632      $ 77,063    $(150,551)
                               ========      ========      ========    =========

  During the nine months ended September 30, 1998, the Company changed its calculation of deferred taxes for unrealized holding gains and losses on available for sale securities by reducing the effective tax rate recognized from 37.3% to 31%.

  During the periods reported, the Company did not sell any securities. As a result, no holding gains or losses were realized as current income.

NOTE 12--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of one year or less or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained as considered necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. Most standby letters of credit are issued for one year or less. The credit risk involved in issuing letters of credit is essentially the same as extending loans to customers. Collateral requirements vary, but in general follow the requirements for other loan facilities.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 12--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

  A summary of the Company's commitments consists of the following at:

                            SEPTEMBER 30, SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                1998          1997          1997         1996
                            ------------- ------------- ------------ ------------
                             (REVIEWED)    (REVIEWED)
   Standby letters of
    credit.................  $ 1,025,000   $ 1,788,000  $ 1,307,952  $ 3,181,846
   Commitments to extend
    credit:
     Loans.................   11,419,236     7,832,901   10,033,818    5,698,693
     Credit cards..........    1,129,000     1,112,000      996,360      901,170
     Ready reserve.........      607,764       559,099      557,758      566,833
                             -----------   -----------  -----------  -----------
       Total...............  $14,181,000   $11,292,000  $12,895,888  $10,348,542
                             ===========   ===========  ===========  ===========

NOTE 13--FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts and estimated fair values of the Company's financial instruments are presented below. Certain assets, the most significant being premises and equipment, do not meet the definition of a financial instrument and are excluded from this disclosure. Similarly, core deposits base and other customer relationship intangibles are not considered financial instruments and are not discussed below. Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business. Accordingly, this fair value information is not intended to, and does not, represent the Company's underlying value. Many of the assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management. These estimates necessarily involve the use of judgment about a wide variety of factors, including but not limited to, relevancy of market prices of comparable instruments, expected future cash flows, and appropriate discount rates.

  The terms and short-term nature of certain assets and liabilities result in their carrying value approximating fair value. These include cash and due from banks and federal funds purchased and sold. Loan commitments and letters of credit generally have short-term, variable rate features and contain clauses which limit the Company's exposure to changes in customer credit quality. Accordingly, their carrying values, which are immaterial at the respective balance sheet dates, are reasonable estimates of fair value. The following methods and assumptions were used by the Company to estimate the fair value of the remaining classes of financial instruments:

    Fair values of securities available for sale are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using a discounted cash flow analysis, based on interest rates currently offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

  By definition, fair values of deposits with no stated maturities, such as demand deposits, savings and NOW accounts and money market deposit accounts are equal to the amounts payable on demand at the reporting date. The fair values of all other fixed rate deposits are based on discounted cash flows using rates currently offered for deposits of similar remaining maturities.

  The fair values of the Company's variable rate long-term debt approximates fair value.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 13--FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

  The estimated fair values of the Company's significant financial instruments were as follows (in thousands):

                                               SEPTEMBER 30,    SEPTEMBER 30,
                                              1998 (REVIEWED)  1997 (REVIEWED)
                                             ----------------- ----------------
                                             CARRYING   FAIR   CARRYING  FAIR
                                              AMOUNT   VALUE    AMOUNT   VALUE
                                             -------- -------- -------- -------
Financial Assets:
 Cash and due from banks.................... $  6,536 $  6,536 $ 4,191  $ 4,191
 Interest bearing balances..................       99       99     --       --
 Federal funds sold.........................    9,245    9,245   4,255    4,255
 Securities available for sale..............   23,175   23,175  19,368   19,368
 Loans receivable...........................   76,142   76,252  66,146   66,415
Financial Liabilities:
 Deposits...................................  113,312  113,250  90,928   90,990
 Notes payable..............................    1,031    1,031   2,606    2,606
 Federal funds purchased....................      --       --      --       --

  The amounts reported for fair value as of September 30, 1998 and 1997 for loans receivable and deposits were extrapolated based on amounts calculated as of December 31, 1997 and 1996.

                                                DECEMBER 31,     DECEMBER 31,
                                                    1997             1996
                                              ---------------- ----------------
                                              CARRYING  FAIR   CARRYING  FAIR
                                               AMOUNT   VALUE   AMOUNT   VALUE
                                              -------- ------- -------- -------
Financial Assets:
 Cash and due from banks..................... $ 5,963  $ 5,963 $ 5,669  $ 5,669
 Federal funds sold..........................     240      240     --       --
 Securities available for sale...............  17,887   17,887  22,522   22,522
 Loans receivable............................  70,974   71,203  63,629   64,017
Financial Liabilities:
 Deposits....................................  93,747   93,747  86,840   86,923
 Notes payable...............................     396      396   2,716    2,716
 Federal funds purchased.....................     --       --    2,225    2,225

NOTE 14--CONTINGENT LIABILITIES

  In the normal course of business, the Company's subsidiaries are involved in various legal actions arising from their lending and collection activities. In the opinion of management, the outcome of these legal actions will not significantly affect the financial position of the Company.

  As a result of constructing the new bank facility in Telluride, the town required the Company's subsidiary, the Bank of Telluride, to issue letters of credit equaling $218,500 in the town's name. The letters of credit will be canceled upon the Bank's completion of the relocation and restoration of a historic miner's cottage, repairs to Colorado Avenue and future underground and alley improvements. Management believes the approximate cost of completing these projects will not exceed $125,000.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 15--EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

  The Company adopted in 1990, a contributory profit sharing plan that provides benefits for employees who have had at least one year of service. In a defined contribution plan, benefits depend solely on amounts contributed to the plan plus investment earnings. Eligible employees who elect to participate may contribute up to 10% of their salaries to the plan on a pre-tax basis. The employer will contribute by matching half of the first 4% of each employee's contribution and may also make discretionary contributions which would be allocated to each participant based on the fraction of the individual's annual pay to the total annual pay of all participants. The Company's contribution on behalf of its employees to the plan was as follows:

   September 30, 1998 (reviewed)....................................... $58,701
   September 30, 1997 (reviewed)....................................... $57,649
   December 31, 1997................................................... $79,174
   December 31, 1996................................................... $43,500

  The discretionary contribution for 1998 had not been approved as of September 30, 1998.

DEFERRED COMPENSATION

  The Company maintains a Non-Qualified Deferred Compensation plan for the purpose of attracting and retaining key employees. Under the provisions of the plan, key employees are granted stock appreciation units which are recognized as compensation by the employee upon the employee's termination or as a result of a "change in control" of the Company. The amount of the compensation is calculated based on the number of units granted times the appreciation of each unit. The appreciation of each unit reflects the change in fair market value of the Company's common stock from the date each unit was granted to the date of termination or change of control. If there has not been a change of control or the stock is not publicly traded, fair market value of the units is defined by the plan as book value of the Company's common stock calculated as if all units outstanding are outstanding shares of common stock on the date the book value is calculated. In the case of a change of control, the fair market value of each unit is calculated by dividing the sum of the total consideration as a result of the change of control transaction payable to holders of common stock, plus the aggregate unit grant price for all units outstanding, divided by the total number of shares of common stock outstanding on the effective date of the change of control, plus the total number of stock appreciated units outstanding. If in the future the Company's stock was publicly traded, fair market value would be determined under the plan as the price at which the last sale of common stock occurred. If the consideration to be paid to common shareholders is other than cash, participants will receive their proportion of the same type of consideration. The Company had accrued as deferred compensation the following amounts:

   September 30, 1998 (reviewed)....................................... $39,100
   September 30, 1997 (reviewed)....................................... $ 7,802
   December 31, 1997................................................... $15,300
   December 31, 1996................................................... $76,500

  The amounts paid under the terms of the plan are recognized as expense by the Company unless the payments result from a change of control. In the case of a change of control, the amount paid to participants is included in the total consideration paid under the terms of the change of control.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 16--NON-QUALIFIED STOCK OPTIONS

  In December 1995, the Company's board of directors approved a non-qualified stock option plan for outside directors of its subsidiary banks. During 1996, options to purchase 1,200 shares (300 shares to 4 different directors) of the Company's common stock were awarded under the plan. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plan and, accordingly, no compensation costs have been recognized for the stock option plan. If the Company had elected to recognize compensation cost based on the fair value of the options awarded at their grant date as prescribed by SFAS No. 123, net income would have been reduced to the proforma amounts indicated below (in thousands):

                                                          PROFORMA NET INCOME
                                                            NET        AS
                                                           INCOME   REPORTED
                                                          -------- ----------
   For the nine months ended September 30, 1998
    (reviewed)...........................................   $870      $870
   For the nine months ended September 30, 1997
    (reviewed)...........................................    698       698
   For the year ended December 31, 1997..................    854       854
   For the year ended December 31, 1996..................    418       576

  The fair value of each option awarded is estimated on the date it was granted using the Black-Scholes option-pricing model with the following assumptions:

   Expected dividend yield.............................................     0.0%
   Risk-free interest rate.............................................     5.4%
   Option price........................................................ $434.60
   Estimated fair value per share...................................... $544.00
   Life of the option.................................................. 5 years

  During August 1998, all of the options were exercised.

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 17--RESTATEMENT OF BALANCES PREVIOUSLY REPORTED

  During 1998, the Company's subsidiary, the Bank of Telluride, detected that certain ATM expenses amounting to $48,316 had been incurred by the Bank prior to 1997, but never recognized as expense. The Company's 1996 financial statements have been restated in this report to correct for this error. A summary of the account balances that were required to be restated is as follows:

                                             AS
                                         PREVIOUSLY   CORRECTION
                                          REPORTED     OF ERROR  AS RESTATED
                                        ------------  ---------- ------------
   CONSOLIDATED STATEMENT OF FINANCIAL
    CONDITION
    Prepaid income tax................  $    184,428   $ 16,427  $    200,855
    Total assets......................   101,004,892     16,427   101,021,319
    Other liabilities.................       315,259     48,316       363,575
    Retained earnings.................     6,708,491    (31,889)    6,676,602
    Total stockholders' equity........     8,514,571    (31,889)    8,482,682
    Total liabilities and
     stockholders' equity.............   101,004,892     16,427   101,021,319
   CONSOLIDATED STATEMENT OF INCOME
    General and administrative
     expenses.........................     1,353,335     48,316     1,401,651
    Provision for income tax..........       191,719    (16,427)      175,292
    Net income........................       608,096    (31,889)      576,207
   CONSOLIDATED STATEMENT OF CASH
    FLOWS
    Net income........................       608,096    (31,889)      576,207
    Decrease (Increase) in prepaid
     taxes............................       (17,106)   (16,427)      (33,533)
    Increase in other liabilities.....        13,566     48,316        61,882

NOTE 18--CONCENTRATION OF CREDIT RISK

  The majority of the Company's loan portfolio and collateral for those loans is concentrated in Montrose and San Miguel Counties in Western Colorado. However, obligors and counterparties are diversified nationally. Because of this, the risks of lending reflect both national and local economic conditions.

NOTE 19--PROPOSED MERGER

  In April 1998, the Company entered into a merger and plan of reorganization agreement whereby it will be merged with and into Vail Banks, Inc.

  Under the terms of the agreement, the purchase price for 100% of the outstanding shares of the Company will be the lesser of 300% of its stockholders' equity immediately prior to the sale, or $33,000,000. At the completion of the transaction, the Company's shareholders will receive in exchange for their shares, cash equal to 45% of the purchase price allocated to their ownership percentage, with the remainder of their percentage of the purchase price being paid in stock of Vail Banks, Inc.

  The merger is subject to regulatory approval and the approval of the Company's shareholders. The Company estimates that the transaction will close in December 1998.

                    TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 20--EARNINGS PER SHARE

  Basic earnings per share and diluted earnings per share were calculated as follows:

                                                  FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30, 1998
                                               --------------------------------
                                                                          PER-
                                                 INCOME       SHARES     SHARE
                                               (NUMERATOR) (DENOMINATOR) AMOUNT
                                               ----------- ------------- ------
Basic Earnings Per Share:
 Income available to common stockholders (net
  income).....................................  $870,036      $17,488    $49.75
                                                                         ------
Effect of Dilutive Securities:
 Stock options................................       --           243
                                                --------      -------
Diluted Earnings Per Share:
 Income available to common stockholders plus
  assumed conversions.........................  $870,036      $17,731    $49.07
                                                --------      -------    ------
                                                  FOR THE NINE MONTHS ENDED
                                                      SEPTEMBER 30, 1997
                                               --------------------------------
                                                                          PER-
                                                 INCOME       SHARES     SHARE
                                               (NUMERATOR) (DENOMINATOR) AMOUNT
                                               ----------- ------------- ------
Basic Earnings Per Share:
 Income available to common stockholders (net
  income).....................................  $698,330      $17,356    $40.24
                                                                         ------
Effect of Dilutive Securities:
 Stock options................................       --           177
                                                --------      -------
Diluted Earnings Per Share:
 Income available to common stockholders plus
  assumed conversions.........................  $698,330      $17,533    $39.83
                                                --------      -------    ------

                                              FOR THE YEAR ENDED DECEMBER 31,
                                                           1997
                                            -----------------------------------
                                              INCOME       SHARES     PER-SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
Basic Earnings Per Share:
 Income available to common stockholders
  (net income).............................  $853,808      $17,356     $49.19
                                                                       ------
Effect of Dilutive Securities:
 Stock options.............................       --           188
                                             --------      -------
Diluted Earnings Per Share:
 Income available to common stockholders
  plus assumed conversions.................  $853,808      $17,544     $48.67
                                             --------      -------     ------
                                              FOR THE YEAR ENDED DECEMBER 31,
                                                           1996
                                            -----------------------------------
                                              INCOME       SHARES     PER-SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
Basic Earnings Per Share:
 Income available to common stockholders
  (net income).............................  $576,207      $17,356     $33.20
                                                                       ------
Effect of Dilutive Securities:
 Stock options.............................       --            96
                                             --------      -------
Diluted Earnings Per Share:
 Income available to common stockholders
  plus assumed conversions.................  $576,207      $17,452     $33.02
                                             --------      -------     ------

                   TELLURIDE BANCORP, LTD. AND SUBSIDIARIES

                            SEE ACCOUNTANTS' REPORT

NOTE 20--EARNINGS PER SHARE (CONTINUED)

  Stock options were granted in January 1996 to acquire 1,200 shares at an option price of $435 per share. Shares outstanding used to compute diluted earnings per share for each period includes the shares to be acquired as a result of the stock options, computed using the treasury stock method, assuming a repurchase price equal to the average book value of the Company's common stock for each period. The Company's management has elected to used book value to approximate fair market value because historically stock transactions between the Company and its shareholders were at the Company's book value.

                              [INSIDE BACK COVER]

                  [COLOR PICTURE OF AVON, COLORADO BANK LOBBY]

                           [OUTSIDE BACK COVER]

                    [BIKERS AND COWBOYS OUTSIDE BANK]

                 [COLOR PICTURE OF OLD WEST-LOOKING BUILDING]



 UNTIL    , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK COVERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Vail Banks' Articles of Incorporation provides for indemnification of directors to the full extent permitted by Colorado law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to Vail Banks and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Vail Banks pursuant to the foregoing provisions, Vail Banks has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, Vail Banks may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado law.

  Vail Banks' Bylaws also provide that Vail Banks shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Vail Banks, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of Vail Banks' subsidiaries or, at the request of Vail Banks, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether Vail Banks would have the power to indemnify such person against such liability under Colorado law. Vail Banks intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by Vail Banks in connection with the issuance and distribution of the shares of Common Stock.

   Securities and Exchange Commission Registration Fee................ $  7,293
   NASD Filing Fees and Blue Sky Fees and Expenses....................    5,000
   Consulting Fees....................................................  185,000
   Printing and Engraving Expenses....................................  125,000
   Legal Fees and Expenses............................................  350,000
   Accounting Fees and Expenses.......................................  110,000
   Transfer Agent Fees and Expenses...................................    2,500
   Miscellaneous......................................................   65,207
                                                                       --------
     Total............................................................ $850,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  Vail Banks has issued the following securities since July 31, 1995 in transactions exempt under Section 4(2) of the Securities Act.

    SECURITY             NO. SHARES AGGREGATE CONSIDERATION    DATE OF ISSUANCE
    --------             ---------- -----------------------    ----------------
 Common Stock             318,770   Consideration for merger   July 31, 1998
                                    of Independent
                                    Bankshares, Inc.
 Common Stock             204,540   $2.0 million               July 24, 1998
 Common Stock             454,890   $3.0 million               April 30, 1997
 Series A Preferred        34,258   Consideration for merger   December 1, 1997
                                    of VNB Building Corp.
 Mandatorily Convertible      N/A   $1.6 million; assumed in   December 1, 1997
  Debentures                        acquisition of Cedaredge

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

     EXHIBIT
       NO.                         DESCRIPTION OF EXHIBIT
     -------                       ----------------------
       1.1   Form of Underwriting Agreement between the Underwriters and the
              Registrant*
       2.1   Merger Agreement and Plan of Reorganization by and between Vail
              Banks, Inc. and Telluride Bancorp, Ltd., dated April 16, 1998, as amended
       2.2   Merger Agreement and Plan of Reorganization by and between Vail
              Banks, Inc., WestStar Bank, Independent Bankshares, Inc., and
              Glenwood Independent Bank, dated March 10, 1998**
       3.1   Amended and Restated Articles of Incorporation of the Registrant
       3.2   Amended and Restated Bylaws of the Registrant
       4.1   Form of Common Stock Certificate of the Registrant*
       5.1   Opinion of Kilpatrick Stockton LLP*
      10.1   Stock Purchase Agreement by and between Vail Banks, Inc., WestStar
              Bank, Cedaredge Financial Services, Inc., WestStar Community
              Bank, and certain Company Shareholders, dated July 3, 1997**
      10.2   Loan Agreement by and between Barnett Bank of Southwest Florida and Bank of Colorado Holding Company, dated December 10, 1993**
      10.3   Stock Incentive Plan, as amended**
      10.4   Agreement with the Wallach Company, dated April 17, 1997**
      10.5   Consulting Agreement between Vail Banks, Inc. and Dillon Schramm
              Associates, LTD, dated April 21, 1998**
      21.1   Subsidiaries of the Registrant**
      23.1   Consent of Fortner, Bayens, Levkulich & Co., P.C.
      23.2   Consent of Dalby, Wendland & Co., P.C.
      23.3   Consent of GRA, Thompson, White & Co., P.C.
      23.4   Consent of Kilpatrick Stockton LLP, included in opinion filed as
              Exhibit 5.1*
      24.1   Power of Attorney (on signature page)
      27.1   Financial data schedule
      99.1   Consent of Prospective Director Garner F. Hill, II.

--------

 *To be filed by amendment.

**Previously filed.

  (b) Financial Statement Schedules

     None required

ITEM 28. UNDERTAKINGS

  Vail Banks hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Vail Banks pursuant to the foregoing provisions, or otherwise, Vail Banks has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Vail Banks of expenses incurred or paid by a director, officer or controlling person of Vail Banks in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vail Banks will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

  The undersigned Vail Banks hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF VAIL, STATE OF COLORADO, ON THE 10TH DAY OF NOVEMBER, 1998.

                                          VAIL BANKS, INC.

                                                   /s/ E.B. Chester, Jr.
                                          By: _________________________________
                                                    E.B. CHESTER, JR.,
                                                         CHAIRMAN

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints E.B. Chester and Lisa M. Dillon and either of them, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on the 10th day of November, 1998, in the capacities indicated.


              SIGNATURE                             POSITION

        /s/ E.B. Chester, Jr.                 Chairman
-------------------------------------
          E.B. CHESTER, JR.

         /s/ Lisa M. Dillon                   President and Chief
-------------------------------------          Executive Officer;
           LISA M. DILLON                      director (principal
                                               executive officer)

                                              Senior Executive
               *                               Vice President and
-------------------------------------          Chief Financial
          JOSEPH S. DILLON                     Officer (principal
                                               financial and
                                               accounting officer)

                                              Director
               *
-------------------------------------
           KAY H. CHESTER

                                              Director
               *
-------------------------------------
           JAMES G. FLAUM

                                              Director
               *
-------------------------------------
          S. DAVID GORSUCH

                                              Director
               *
-------------------------------------
          JAMES M. GRIFFIN

                                              Director
               *
-------------------------------------
            BYRON A. ROSE

                                              Director
               *
-------------------------------------
          E. WILLIAM WILTO

                                              Director
               *
-------------------------------------
           JAMES C. ALLEN

                                              Director
               *
-------------------------------------
           MARTIN T. HART

                                              Director
               *
-------------------------------------
        ROBERT L. KNOUS, JR.

                                              Director
               *
-------------------------------------
             KENT MYERS

    /s/ Donald L. Vanderhoof                  Director
-------------------------------------

      DONALD L. VANDERHOOF


By:  /s/ Lisa M. Dillon
  -------------------------------------
 LISA M. DILLON, AS ATTORNEY-IN-FACT